                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-119328

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered.
This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 15, 2004)

[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C8
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C8
        CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6,
            CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,223,013,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated November
15, 2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of
$1,315,067,748. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in
December 2004. The table on page S-5 of this prospectus supplement contains a list of the respective classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each of those classes. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-C8 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-43 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal
approximately   % of the total initial principal balance of the offered
certificates, plus accrued interest, before deducting expenses payable by us.
The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of
Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

LEHMAN BROTHERS                                             UBS INVESTMENT BANK

           The date of this prospectus supplement is        , 2004.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C8
         Commercial Mortgage Pass-Through Certificates, Series 2004-C8

                            [MAP OMITTED]

NEW YORK                4 properties          $298,000,000        22.7% of total
CALIFORNIA             40 properties          $209,986,876        16.0% of total
CONNECTICUT             3 properties          $136,701,882        10.4% of total
PENNSYLVANIA            5 properties          $120,777,677         9.2% of total
TEXAS                  17 properties          $104,403,071         7.9% of total
ILLINOIS               28 properties          $ 83,709,022         6.4% of total
FLORIDA                11 properties          $ 73,331,661         5.6% of total
GEORGIA                 8 properties          $ 44,825,966         3.4% of total
COLORADO                3 properties          $ 42,992,048         3.3% of total
OHIO                    7 properties          $ 39,351,000         3.0% of total
MICHIGAN                6 properties          $ 27,280,000         2.1% of total
INDIANA                 8 properties          $ 24,245,000         1.8% of total
SOUTH CAROLINA          4 properties          $ 15,861,000         1.2% of total
MARYLAND                2 properties          $ 15,200,000         1.2% of total
NEVADA                  2 properties          $ 14,266,896         1.1% of total
NEW MEXICO              1 property            $ 13,000,000         1.0% of total
ALABAMA                 1 property            $  7,040,000         0.5% of total
LOUISIANA               1 property            $  7,020,646         0.5% of total
MISSISSIPPI             2 properties          $  6,700,000         0.5% of total
UTAH                    2 properties          $  6,642,474         0.5% of total
WEST VIRGINIA           2 properties          $  6,115,877         0.5% of total
ARIZONA                 2 properties          $  4,775,000         0.4% of total
NEW JERSEY              1 property            $  4,545,894         0.3% of total
NORTH CAROLINA          1 property            $  3,896,759         0.3% of total
WISCONSIN               1 property            $  3,235,000         0.2% of total
OKLAHOMA                1 property            $  1,164,000         0.1% of total

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

               Self Storage                            7.5%
               Mobile Home Park                        2.6%
               Industrial/Warehouse                    2.3%
               Parking Garage                          0.2%
               Office                                 44.0%
               Retail                                 24.7%
               Multifamily                            18.8%

--------------------------------------------------------------------------------
[ ] (greater than) 20.0%                     [ ] (greater than) 10.0 - 20.0%
    of Initial Pool Balance                      of Initial Pool Balance

[ ] (greater than) 1.0 - 10.0%               [ ] (less than or equal to) 1.0%
    of Initial Pool Balance                      of Initial Pool Balance
--------------------------------------------------------------------------------

THE GRACE BUILDING, NEW YORK, NY

[PICTURE OMITTED]                            [PICTURE OMITTED]

LEMBI PORTFOLIO, SAN FRANCISCO, CA

[PICTURE OMITTED]

                                             [PICTURE OMITTED]

222 EAST 41ST STREET, NEW YORK, NY

[PICTURE OMITTED]                            [PICTURE OMITTED]

                                   PICKWICK PLAZA, GREENWICH, CT

[PICTURE OMITTED]                            [PICTURE OMITTED]

U-STORE-IT PORTFOLIO I, VARIOUS

[PICTURE OMITTED]

                                             [PICTURE OMITTED]

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                         ------
                              PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement and the Accompanying

Servicing Under the Series 2004-C8 Pooling and Servicing

ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ............................................   A-1
ANNEX A-2--Certain Characteristics of the Mortgage
  Pool .................................................................   A-2
ANNEX A-3--Certain Monetary Terms of the Underlying
  Mortgage Loans .......................................................   A-3
ANNEX A-4--Certain Information Regarding Reserves ......................   A-4

                                                                          PAGE
                                                                         ------
ANNEX B--Certain Information Regarding Multifamily
  Properties ...........................................................    B
ANNEX C-1--Price/Yield Tables ..........................................   C-1
ANNEX C-2--Decrement Tables ............................................   C-2
ANNEX D--Form of Payment Date Statement ................................    D
ANNEX E--Reference Rate Schedule .......................................    E
ANNEX F--Global Clearance, Settlement and Tax
  Documentation Procedures .............................................    F

                        PROSPECTUS
Important Notice About the Information Presented in this

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o  this prospectus supplement, which describes the specific terms of the offered certificates; and

     o  the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                      S-3

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
Persons"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                          NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange
Transaction Regulations of Korea. In addition, any recipient or purchaser of the
Subject Securities represents that it is purchasing or acquiring the Subject
Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject
Securities nor any resident of Korea may transfer the Subject Securities in
Korea or to any resident of Korea unless such transfer involves all of the
Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the
Foreign Exchange Transaction laws) in connection with the purchase of the
Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2004-C8 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

          SERIES 2004-C8 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                   APPROX. %
             APPROX. TOTAL         APPROX. %      TOTAL CREDIT                                   WEIGHTED
           PRINCIPAL BALANCE      OF INITIAL       SUPPORT AT     PASS-THROUGH     INITIAL       AVERAGE
           OR NOTIONAL AMOUNT      MORTGAGE         INITIAL           RATE      PASS-THROUGH       LIFE      PRINCIPAL     RATINGS
 CLASS    AT INITIAL ISSUANCE    POOL BALANCE       ISSUANCE       DESCRIPTION      RATE       (YEARS) (7)   WINDOW (7)  S&P/MOODY'S
------- ----------------------- -------------- ----------------- -------------- ------------- ------------- ------------ -----------
Offered Certificates

A-1        $     53,000,000           4.0%           20.000%(1)       Fixed           %             3.05    12/04-09/09     AAA/Aaa
A-2        $    383,000,000          29.1%           20.000%(1)       Fixed           %             4.94    09/09-12/09     AAA/Aaa
A-3        $     44,000,000           3.3%           20.000%(1)       Fixed           %             5.99    12/09-08/11     AAA/Aaa
A-4        $    154,000,000          11.7%           20.000%(1)       Fixed           %             6.89    08/11-12/11     AAA/Aaa
A-5        $     35,000,000           2.7%           20.000%(1)       Fixed           %             8.31    12/11-04/14     AAA/Aaa
A-6        $    383,054,000          29.1%           20.000%(1)     Fixed(3)          %             9.63    04/14-11/14     AAA/Aaa
A-J        $     85,479,000           6.5%           13.500%        Fixed(3)          %             9.96    11/14-11/14     AAA/Aaa
B          $     19,726,000           1.5%           12.000%        Fixed(3)          %             9.96    11/14-11/14     AA+/Aa1
C          $     19,726,000           1.5%           10.500%        Fixed(3)          %             9.96    11/14-11/14     AA/Aa2
D          $     14,795,000           1.1%            9.375%        Fixed(3)          %             9.96    11/14-11/14     AA-/Aa3
E          $     14,794,000           1.1%            8.250%        Fixed(3)          %             9.96    11/14-11/14      A+/A1
F          $     16,439,000           1.3%            7.000%        Fixed(3)          %             9.96    11/14-11/14      A/A2

Non-Offered Certificates
X-CL       $  1,315,067,748(2)       N/A            N/A            Variable IO        %(6)         N/A          N/A           N/A
X-CP       $  1,225,507,000(2)       N/A            N/A            Variable IO        %(6)         N/A          N/A           N/A
G          $     11,506,000           0.9%          N/A             Fixed(3)          %            N/A          N/A           N/A
H          $     13,151,000           1.0%          N/A              WAC(4)           %(6)         N/A          N/A           N/A
J          $      9,863,000           0.7%          N/A              WAC(4)           %(6)         N/A          N/A           N/A
K          $     16,438,000           1.2%          N/A              WAC(5)           %(6)         N/A          N/A           N/A
L          $      6,576,000           0.5%          N/A             Fixed(3)          %            N/A          N/A           N/A
M          $      4,931,000           0.4%          N/A             Fixed(3)          %            N/A          N/A           N/A
N          $      4,932,000           0.4%          N/A             Fixed(3)          %            N/A          N/A           N/A
P          $      3,287,000           0.2%          N/A             Fixed(3)          %            N/A          N/A           N/A
Q          $      3,288,000           0.3%          N/A             Fixed(3)          %            N/A          N/A           N/A
S          $      1,644,000           0.1%          N/A             Fixed(3)          %            N/A          N/A           N/A
T          $     16,438,748           1.3%          N/A             Fixed(3)          %            N/A          N/A           N/A
R-I              N/A                 N/A            N/A                N/A         N/A             N/A          N/A           N/A
R-II             N/A                 N/A            N/A                N/A         N/A             N/A          N/A           N/A
R-III            N/A                 N/A            N/A                N/A         N/A             N/A          N/A           N/A
R-LR             N/A                 N/A            N/A                N/A         N/A             N/A          N/A           N/A
V                N/A                 N/A            N/A                N/A         N/A             N/A          N/A           N/A

                                      S-5

--------

(1)  Presented on an aggregate basis for the class A-1, A-2, A-3, A-4, A-5 and
     A-6 certificates..

(2)  Notional amount.

(3)  In general, the pass-through rate for the class A-6, A-J, B, C, D, E, F, G,
     L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-6, A-J, B, C, D, E, F, G, L, M, N, P, Q,
     S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2004-C8 certificates during that interest accrual period will be that weighted average rate.

(4)  The pass-through rates for the class H and J certificates will, in the case of each of those classes, equal the weighted average from time to time of
     certain net interest rates on the underlying mortgage loans, minus   %, in
     the case of the class H certificates, and   %, in the case of the class J
     certificates.

(5)  The pass-through rate for the class K certificates will equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans.

(6)  Approximate.

(7)  Calculated based on the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; also based on other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

     The series 2004-C8 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2004-C8. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the series 2004-C8 certificates and forming the trust will be a pooling and servicing agreement to be dated as of November 12, 2004. The series 2004-C8 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with two material exceptions) and other assets that back the series
2004-C8 certificates.

     The parties to the series 2004-C8 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer.
A copy of the series 2004-C8 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See
"Available Information; Incorporation by Reference" in the accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......  The class A-1, A-2, A-3, A-4, A-5, A-6, A-J, B, C,
                            D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                            certificates will be the series 2004-C8 certificates
                            with principal balances and are sometimes referred
                            to as the series 2004-C8 principal balance
                            certificates. The table on page S-5 of this
                            prospectus supplement identifies for each class of
                            series 2004-C8 principal balance certificates the
                            approximate total principal balance of that class at
                            initial issuance. The actual total principal balance
                            of any class of series 2004-C8 principal balance
                            certificates at initial issuance may be larger or
                            smaller than the amount shown in the table on page
                            S-5 of this prospectus supplement, depending on,
                            among other things, the actual size of the initial
                            mortgage pool balance. The actual size of the
                            initial mortgage pool balance may be as much as 5%
                            larger or smaller than the amount presented in this
                            prospectus supplement.

                                      S-6

                            The class X-CL and X-CP certificates will not have
                            principal balances and are sometimes referred to as
                            the series 2004-C8 interest-only certificates. For
                            purposes of calculating the amount of accrued
                            interest, each of those classes of series 2004-C8
                            interest-only certificates will have a total
                            notional amount.

                            The total notional amount of the class X-CL
                            certificates will equal the total principal balance
                            of the class A-1, A-2, A-3, A-4, A-5, A-6, A-J, B,
                            C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                            certificates outstanding from time to time. The
                            total notional amount of the class X-CL certificates
                            at initial issuance will be approximately $    ,
                            although it may be as much as 5% larger or smaller.

                            The total notional amount of the class X-CP
                            certificates will equal:

                             o during the period from the date of initial
                               issuance of the series 2004-C8 certificates
                               through and including the payment date in
                                          , the sum of (a) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time and (b) the total principal balance of
                               the class    ,    ,    ,    ,    ,    ,    ,
                                  ,    ,    ,    ,     and     certificates
                               outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time and (b) the total principal balance of
                               the class    ,    ,    ,    ,    ,    ,    ,
                                  ,    ,    ,    ,     and     certificates
                               outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the total principal balance of the
                               class    ,    ,    ,    ,    ,    ,    ,    ,
                                  ,     and     certificates outstanding from
                               time to time, and (c) the lesser of $
                               and the total principal balance of the class
                               certificates outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the total principal balance of the
                               class    ,    ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time, and
                               (c) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the total principal balance of the
                               class    ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time, and
                               (c) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time;

                             o during the period following the payment date in
                                         through and including the payment date
                               in            , the sum of (a) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the total principal balance of the
                               class    ,     and     certificates outstanding
                               from time to time, and (c) the lesser

                                      S-7

                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the total principal balance of the
                               class     certificates outstanding from time to
                               time, and (c) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $             and the total principal balance
                               of the class     certificates outstanding from
                               time to time, (b) the total principal balance of
                               the class     certificates outstanding from time
                               to time, and (c) the lesser of $             and
                               the total principal balance of the class
                               certificates outstanding from time to time; and

                             o following the payment date in            , $0.

                            The total initial notional amount of the class X-CP
                            certificates will be approximately $            ,
                            although it may be as much as 10% larger or
                            smaller.

                            The class R-I, R-II, R-III and R-LR certificates
                            will not have principal balances or notional
                            amounts. They will be residual interest
                            certificates. The holders of the class R-I, R-II,
                            R-III and R-LR certificates are not expected to
                            receive any material payments.

                            The class V certificates will not have principal
                            balances or notional amounts. They will entitle
                            holders to certain additional interest that may
                            accrue with respect to the underlying mortgage loans
                            that have anticipated repayment dates.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE.......  The respective classes of the series 2004-C8 certificates, other than the class R-I, R-II, R-III,
                            R-LR and V certificates, will entitle their holders
                            to varying degrees of seniority for purposes of--

                             o receiving payments of interest and, if and when
                               applicable, payments of principal, and

                             o bearing the effects of losses on the underlying
                               mortgage loans, as well as default-related and
                               other unanticipated expenses of the trust.

                            In that regard:

                             o the class A-1, A-2, A-3, A-4, A-5, A-6, X-CL and
                               X-CP certificates will be the most senior of the
                               series 2004-C8 certificates;

                             o the class A-J certificates will be the next most
                               senior of the series 2004-C8 certificates; and

                             o the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                               Q, S and T certificates will, in the case of
                               each such class, be senior to each other such
                               class, if any, with a later alphabetic class
                               designation.

                            The class R-I, R-II, R-III and R-LR certificates
                            will be residual interest certificates and will not
                            provide any credit support to the other series
                            2004-C8

                                      S-8

                            certificates. The class V certificates will be
                            neither senior nor subordinate to any other series
                            2004-C8 certificates, but rather entitle holders to
                            collections of additional interest on the underlying
                            mortgage loans with anticipated repayment dates.

                            The table on page S-5 of this prospectus supplement
                            shows the approximate total credit support provided
                            to each class of the offered certificates through
                            the subordination of other classes of the series
                            2004-C8 principal balance certificates. In the case
                            of each class of offered certificates, the credit
                            support shown in the table on page S-5 of this
                            prospectus supplement represents the total initial
                            principal balance, expressed as a percentage of the
                            initial mortgage pool balance, of all classes of the
                            series 2004-C8 principal balance certificates that
                            are subordinate to the indicated class.

C. PASS-THROUGH RATE.....   Each class of the series 2004-C8 certificates, other
                            than the class R-I, R-II, R-III, R-LR and V
                            certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the
                            indicated information regarding the pass-through
                            rate at which each of those classes of the series
                            2004-C8 certificates will accrue interest.

                            The pass-through rates for the class A-1, A-2, A-3,
                            A-4 and A-5 certificates will, in the case of each
                            of those classes, be fixed at the rate per annum
                            identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for the subject class.

                            The pass-through rates for the class A-6, A-J, B, C,
                            D, E, F, G, L, M, N, P, Q, S and T certificates
                            will, in the case of each of those classes,
                            generally be fixed at the rate per annum identified
                            in the table on page S-5 of this prospectus
                            supplement as the initial pass-through rate for that
                            class. However, with respect to any interest accrual
                            period, if the weighted average of certain net
                            interest rates on the underlying mortgage loans is
                            below the identified initial pass-through rate for
                            the class A-6, A-J, B, C, D, E, F, G, L, M, N, P, Q,
                            S or T certificates, as the case may be, then the
                            pass-through rate that will be in effect for the
                            subject class of series 2004-C8 certificates during
                            that interest accrual period will be that weighted
                            average rate.

                            The pass-through rates for the class H and J
                            certificates will, in the case of each of those
                            classes, for any interest accrual period, equal the
                            weighted average of certain net interest rates on
                            the underlying mortgage loans, minus a specified
                            class margin. That specified class margin referred
                            to in the preceding sentence is, as to each such
                            class, set forth below:

                                                                       CLASS
                                               CLASS                   MARGIN
                                               -----                   ------
                              H .....................................       %
                              J .....................................       %

                            The pass-through rate for the class K certificates
                            will, with respect to any interest accrual period,
                            equal a weighted average of certain net interest
                            rates on the underlying mortgage loans.

                            The pass-through rate for the class X-CP
                            certificates, for each interest accrual period from
                            and including the initial interest accrual period
                            through and including the interest accrual period
                            that ends in                , will equal the
                            weighted average of the respective strip rates,
                            which we refer to as class X-CP strip rates, at
                            which interest accrues during the subject interest
                            accrual period on

                                      S-9

                            the respective components of the total notional
                            amount of the class X-CP certificates outstanding
                            immediately prior to the related payment date, with
                            the relevant weighting to be done based upon the
                            relative sizes of those components. Each of those
                            components will be comprised of all or a designated
                            portion of the total principal balance of a
                            specified class of series 2004-C8 principal balance
                            certificates. If all or a designated portion of the
                            total principal balance of any class of series
                            2004-C8 principal balance certificates is identified
                            under "--Total Principal Balance or Notional Amount
                            at Initial Issuance" above as being part of the
                            total notional amount of the class X-CP certificates
                            immediately prior to any payment date, then that
                            total principal balance, or designated portion
                            thereof, will represent a separate component of the
                            total notional amount of the class X-CP certificates
                            for purposes of calculating the accrual of interest
                            during the related interest accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                           , on any particular component of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related payment date, the applicable class X-CP
                            strip rate will equal the excess, if any, of:

                            (1) the lesser of--

                                (a) the reference rate specified on Annex E to
                                    this prospectus supplement for that interest
                                    accrual period, and

                                (b) the weighted average of certain net interest
                                    rates on the underlying mortgage loans for
                                    that interest accrual period, over

                            (2) the pass-through rate in effect during that
                                interest accrual period for the class of series
                                2004-C8 principal balance certificates whose
                                total principal balance, or a designated portion
                                thereof, comprises the subject component.

                            Following the interest accrual period that ends in
                                     , the class X-CP certificates will cease
                            to accrue interest. In connection therewith, the
                            class X-CP certificates will have a 0% pass-through
                            rate for the interest accrual period beginning in
                                      and for each interest accrual period
                            thereafter.

                            The pass-through rate for the class X-CL
                            certificates will, with respect to any interest
                            accrual period, equal a weighted average of the
                            respective strip rates, which we refer to as class
                            X-CL strip rates, at which interest accrues during
                            that interest accrual period on the respective
                            components of the total notional amount of the class
                            X-CL certificates outstanding immediately prior to
                            the related payment date, with the relevant
                            weighting to be done based upon the relative sizes
                            of those components. Each of those components will
                            be comprised of all or a designated portion of the
                            total principal balance of one of the classes of
                            series 2004-C8 principal balance certificates. In
                            general, the total principal balance of each class
                            of series 2004-C8 principal balance certificates
                            will constitute a separate component of the total
                            notional amount of the class X-CL certificates.
                            However, if a portion, but not all, of the total
                            principal balance of any particular class of series
                            2004-C8 principal balance certificates is identified
                            under "--Total Principal Balance or Notional Amount
                            at Initial Issuance" above as being part of the
                            total notional amount of the class X-CP certificates
                            outstanding immediately prior to any payment date,
                            then that identified portion of such total principal
                            balance will represent one separate component of the
                            total

                                      S-10

                            notional amount of the class X-CL certificates for
                            purposes of calculating the accrual of interest
                            during the related interest accrual period, and the
                            remaining portion of such total principal balance
                            will represent another separate component of the
                            class X-CL certificates for purposes of calculating
                            the accrual of interest during the related interest
                            accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                     , on any particular component of the total
                            notional amount of the class X-CL certificates
                            outstanding immediately prior to the related
                            payment date, the applicable class X-CL strip rate
                            will be calculated as follows:

                            (1) if the subject component consists of the entire
                                total principal balance of any class of series
                                2004-C8 principal balance certificates, and if
                                that total principal balance also constitutes,
                                in its entirety, a component of the total
                                notional amount of the class X-CP certificates
                                outstanding immediately prior to the related
                                payment date, then the applicable class X-CL
                                strip rate will equal the excess, if any, of (a)
                                the weighted average of certain net interest
                                rates on the underlying mortgage loans, over (b)
                                the greater of (i) the reference rate specified
                                on Annex E to this prospectus supplement for
                                that interest accrual period and (ii) the
                                pass-through rate in effect during that interest
                                accrual period for that class of series 2004-C8
                                principal balance certificates;

                            (2) if the subject component consists of a
                                designated portion (but not all) of the total
                                principal balance of any class of series 2004-C8
                                principal balance certificates, and if that
                                designated portion of that total principal
                                balance also constitutes a component of the
                                total notional amount of the class X-CP
                                certificates outstanding immediately prior to
                                the related payment date, then the applicable
                                class X-CL strip rate will equal the excess, if
                                any, of (a) the weighted average of certain net
                                interest rates on the underlying mortgage loans,
                                over (b) the greater of (i) the reference rate
                                specified on Annex E to this prospectus
                                supplement for that interest accrual period and
                                (ii) the pass-through rate in effect during that
                                interest accrual period for that class of series
                                2004-C8 principal balance certificates;

                            (3) if the subject component consists of the entire
                                total principal balance of any class of series
                                2004-C8 principal balance certificates, and if
                                that total principal balance does not, in whole
                                or in part, also constitute a component of the
                                total notional amount of the class X-CP
                                certificates outstanding immediately prior to
                                the related payment date, then the applicable
                                class X-CL strip rate will equal the excess, if
                                any, of (a) the weighted average of certain net
                                interest rates on the underlying mortgage loans,
                                over (b) the pass-through rate in effect during
                                that interest accrual period for that class of
                                series 2004-C8 principal balance certificates;
                                and

                            (4) if the subject component consists of a
                                designated portion (but not all) of the total
                                principal balance of any class of series 2004-C8
                                principal balance certificates, and if that
                                designated portion of that total principal
                                balance does not also constitute a component of
                                the total notional amount of the class X-CP
                                certificates outstanding immediately prior to
                                the related payment date, then the applicable
                                class X-CL strip rate will equal the excess, if
                                any, of (a) the weighted average of certain net
                                interest rates on the underlying

                                      S-11

                                mortgage loans, over (b) the pass-through rate
                                in effect during that interest accrual period
                                for that class of series 2004-C8 principal
                                balance certificates.

                            Notwithstanding the foregoing, for purposes of
                            accruing interest on the class X-CL certificates
                            during each interest accrual period subsequent to
                            the interest accrual period that ends in , the total
                            principal balance of each class of series 2004-C8
                            principal balance certificates will constitute a
                            single separate component of the total notional
                            amount of the class X-CL certificates, and the
                            applicable class X-CL strip rate with respect to
                            each of those components for each of those interest
                            accrual periods will equal the excess, if any, of
                            (a) the weighted average of certain net interest
                            rates on the underlying mortgage loans, over (b) the
                            pass-through rate in effect during the subject
                            interest accrual period for the class of series
                            2004-C8 principal balance certificates whose
                            principal balance makes up that component.

                            The respective initial pass-through rates listed in
                            the table on page S-5 for the class X-CL, X-CP, H, J
                            and K certificates are each approximate.

                            The references to "certain net interest rates on the
                            underlying mortgage loans" above in this
                            "--Pass-Through Rate" subsection, in connection with
                            the description of the respective pass-through rates
                            for several of the interest-bearing classes of the
                            series 2004-C8 certificates, mean, as to any
                            particular mortgage loan in the trust, an annual
                            rate of interest that is generally equal to (a) the
                            related mortgage interest rate (or, in the case of
                            the underlying mortgage loans secured by the
                            mortgaged real properties identified on Annex A-1 to
                            this prospectus supplement as Westfield Shoppingtown
                            Meriden and 757 Third Avenue, respectively, the
                            weighted average of the applicable component
                            interest rates as described in the following
                            paragraph), without regard to any modification or
                            change to that mortgage interest rate (or those
                            component interest rates) subsequent to the date of
                            initial issuance of the offered certificates, minus
                            (b) the sum of:

                             o the annual rate at which the trustee fee is
                               calculated;

                             o the annual rate at which the related master
                               servicing fee is calculated (which fee includes
                               any related primary servicing fee payable by the
                               master servicer to any related sub-servicer);

                             o in the case of the underlying mortgage loan
                               secured by the mortgaged real property
                               identified on Annex A-1 to this prospectus
                               supplement as The Grace Building (which is one
                               of the two (2) underlying mortgage loans not
                               being serviced under the series 2004-C8 pooling
                               and servicing agreement), the annual rate at
                               which the applicable servicing fee payable under
                               the applicable governing servicing agreement is
                               calculated; and

                             o in the case of the underlying mortgage loan
                               secured by the mortgaged real property
                               identified on Annex A-1 to this prospectus
                               supplement as Westfield Shoppingtown Meriden
                               (which is the second of the two (2) underlying
                               mortgage loans not being serviced under the
                               series 2004-C8 pooling and servicing agreement),
                               the annual rate at which the applicable
                               servicing fee payable under the applicable
                               governing servicing agreement is calculated;

                            provided that, if the subject underlying mortgage
                            loan accrues interest on the basis of the actual
                            number of days elapsed during any one-month interest
                            accrual period in a year assumed to consist of 360
                            days, then, in some months, the "related mortgage
                            interest rate" (or, in the case of the each of the
                            Westfield

                                      S-12

                            Shoppingtown Meriden and 757 Third Avenue underlying
                            mortgage loans, the "weighted average of the
                            applicable component interest rates") referred to
                            above in clause (a) of this sentence will be
                            converted to an annual rate that would generally
                            produce an equivalent amount of interest accrued
                            during the same one-month interest accrual period on
                            the basis of an assumed 360-day year consisting of
                            twelve 30-day months, prior to subtracting any of
                            the rates referred to in clause (b) of this
                            sentence. In addition, with respect to The Grace
                            Building underlying mortgage loan and the Westfield
                            Shoppingtown Meriden underlying mortgage loan,
                            neither of which is being serviced under the series
                            2004-C8 pooling and servicing agreement, the annual
                            servicing fee rate for each such underlying mortgage
                            loan under the related governing servicing
                            agreement, as referred to in the third bullet and
                            fourth bullet, respectively, of the preceding
                            sentence, will be similarly so converted to a 30/360
                            equivalent rate.

                            Each of the 757 Third Avenue underlying mortgage
                            loan and the Westfield Shoppingtown Meriden
                            underlying mortgage loan consists of loan
                            components, and with respect to each such underlying
                            mortgage loan the related components accrue
                            interest, on the basis of the actual number of days
                            elapsed during any one-month interest accrual period
                            in a year assumed to consist of 360 days, at
                            separate component interest rates. The 757 Third
                            Avenue underlying mortgage loan consists of two (2)
                            loan components and the Westfield Shoppingtown
                            Meriden underlying mortgage loan consists of three
                            (3) loan components. Accordingly, as to each of
                            those underlying mortgage loans, the weighted
                            average interest rate referred to in clause (a) of,
                            and again in the proviso to, the first sentence of
                            the preceding paragraph is the weighted average of
                            the related component interest rates in effect as of
                            the date of initial issuance of the offered
                            certificates, but weighted on the basis of the
                            relative sizes of the respective loan components
                            outstanding from time to time.

D. WEIGHTED AVERAGE LIFE
   AND PRINCIPAL WINDOW...  The weighted average life of any class of offered certificates refers to the average amount of time
                            that will elapse from the date of their issuance
                            until each dollar to be applied in reduction of the
                            total principal balance of those certificates is
                            paid to the investor. The principal window for any
                            class of offered certificates is the period during
                            which the holders of that class of offered
                            certificates will receive payments of principal. The
                            weighted average life and principal window shown in
                            the table on page S-5 of this prospectus supplement
                            for each class of offered certificates were
                            calculated based on the following assumptions with
                            respect to each underlying mortgage loan--

                             o the related borrower timely makes all payments
                               on the mortgage loan,

                             o if the mortgage loan has an anticipated
                               repayment date (see "--The Underlying Mortgage
                               Loans and the Mortgaged Real Properties--Payment
                               and Other Terms" below), the mortgage loan will
                               be paid in full on that date, and

                             o the mortgage loan will not otherwise be prepaid
                               prior to stated maturity.

                            The weighted average life and principal window shown
                            in the table on page S-5 of this prospectus
                            supplement for each class of offered certificates
                            were further calculated based on the other modeling
                            assumptions referred to under "Yield and Maturity
                            Considerations" in, and set forth in the glossary
                            to, this prospectus supplement.

                                      S-13

E. RATINGS................  The ratings shown in the table on page S-5 of this prospectus supplement for the offered certificates
                            are those of Standard & Poor's Ratings Services, a
                            division of The McGraw-Hill Companies, Inc., and
                            Moody's Investors Service, Inc., respectively. It is
                            a condition to their issuance that the respective
                            classes of the offered certificates receive credit
                            ratings no lower than those shown in the table on
                            page S-5 of this prospectus supplement.

                            The ratings assigned to the respective classes of
                            offered certificates will represent the likelihood
                            of--

                             o timely receipt by the holders of all interest to
                               which they are entitled on each payment date,
                               and

                             o the ultimate receipt by the holders of all
                               principal to which they are entitled by the
                               related rated final payment date described under
                               "--Relevant Dates and Periods--Rated Final
                               Payment Date" below.

                            A security rating is not a recommendation to buy,
                            sell or hold securities and the assigning rating
                            agency may revise or withdraw its rating at any
                            time.

                            Further, the ratings on the respective classes of
                            offered certificates do not represent any assessment
                            of certain aspects of the offered certificates,
                            including, without limitation, the tax attributes of
                            the offered certificates, the likelihood, frequency
                            or extent of receipt of principal prepayments, the
                            extent to which interest payable on any class of
                            offered certificates may be reduced in connection
                            with prepayment interest shortfalls, the extent of
                            receipt of prepayment premiums, yield maintenance
                            charges, default interest or post-anticipated
                            repayment date additional interest or the investors'
                            anticipated yield to maturity.

                            See "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE................  Our name is Structured Asset Securities Corporation purpose Delaware corporation. Our address is 745
                            Seventh Avenue, New York, New York 10019, and our
                            telephone number is (212) 526-7000. See "Structured
                            Asset Securities Corporation II" in the accompanying
                            prospectus.

INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee
                            on behalf of the series 2004-C8 certificateholders.
                            It maintains an office at 135 South LaSalle Street,
                            Suite 1625, Chicago, Illinois 60603. See
                            "Description of the Offered Certificates--The
                            Trustee" in this prospectus supplement. The trustee
                            will also have, or be responsible for appointing an
                            agent to perform, additional duties with respect to
                            tax administration. Following the transfer of the
                            underlying mortgage loans into the trust, the
                            trustee, on behalf of the trust, will become the
                            mortgagee of record under each underlying mortgage
                            loan, subject to the discussions under "--The Grace
                            Building Mortgagee of Record, Master Servicer and
                            Special Servicer" and "--Westfield Shoppingtown
                            Meriden Mortgagee of Record, Master Servicer and
                            Special Servicer" below.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent
                            with respect to the series 2004-C8 certificates. See
                            "Description of the Offered Certificates--The Fiscal
                            Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...  Wachovia Bank, National Association, a national banking association, will act as the initial master
                            servicer with respect to the underlying mortgage
                            loans, except

                                      S-14

                            as discussed under "--The Grace Building Mortgagee
                            of Record, Master Servicer and Special Servicer" and
                            "--Westfield Shoppingtown Meriden Mortgagee of
                            Record, Master Servicer and Special Servicer" below.
                            See "Servicing Under the Series 2004-C8 Pooling and
                            Servicing Agreement--The Initial Master Servicer and
                            the Initial Special Servicer" in this prospectus
                            supplement.

INITIAL SPECIAL
 SERVICER.................  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to
                            the underlying mortgage loans, except as discussed
                            under "--The Grace Building Mortgagee of Record,
                            Master Servicer and Special Servicer" and
                            "--Westfield Shoppingtown Meriden Mortgagee of
                            Record, Master Servicer and Special Servicer" below.
                            See "Servicing Under the Series 2004-C8 Pooling and
                            Servicing Agreement--The Initial Master Servicer and
                            the Initial Special Servicer" in this prospectus
                            supplement.

NON-TRUST MORTGAGE
 LOAN NOTEHOLDERS.........  Six (6) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or
                            more mortgage loans that are obligations of the same
                            borrower, only one of which will be included in the
                            trust fund. The remaining mortgage loans in a
                            subject loan combination will not be included in the
                            trust fund, provided that all of the mortgage loans
                            in a subject loan combination are together secured
                            by the same mortgage instrument(s) encumbering the
                            same mortgaged real property or properties. A loan
                            combination comprised of two (2) mortgage loans is
                            sometimes referred to in this prospectus supplement
                            as a loan pair, and a loan combination comprised of
                            more than two (2) mortgage loans is sometimes
                            referred to in this prospectus supplement as a loan
                            group. The six (6) underlying mortgage loans that
                            are each part of a loan combination are secured by
                            the mortgaged real properties identified on Annex
                            A-1 to this prospectus supplement as The Grace
                            Building, 222 East 41st Street, 757 Third Avenue,
                            Westfield Shoppingtown Meriden, Main Street Station
                            and Parkersburg Towne Center, respectively. All of
                            the mortgage loans comprising a given loan
                            combination are cross-defaulted, but none of the
                            loan combinations is cross-collateralized or
                            cross-defaulted with any other loan combination. Set
                            forth below is a discussion of those six (6) subject

                             o The Grace Building underlying mortgage loan,
                               which has an unpaid principal balance of
                               $117,000,000 and represents 8.9% of the initial
                               mortgage pool balance, is part of a loan
                               combination comprised of eight (8) mortgage loans
                               that are all secured by The Grace Building
                               mortgaged real property. The Grace Building
                               underlying mortgage loan is pari passu in right
                               of payment with three (3) of The Grace Building
                               non-trust mortgage loans, and generally senior
                               (following certain uncured events of default) in
                               right of payment to another four (4) of The Grace
                               Building non-trust mortgage loans. The Grace
                               Building pari passu non-trust mortgage loans
                               consist of: (i) a non-trust mortgage loan with an
                               unpaid principal balance of $117,000,000, which
                               is, together with other commercial and
                               multifamily mortgage loans, included in a
                               commercial mortgage securitization involving the
                               issuance of the J.P. Morgan Chase Commercial
                               Mortgage Securities Corp., Commercial Mortgage
                               Pass-Through Certificates, Series 2004-CIBC9,
                               (ii) a second non-trust mortgage loan with an
                               unpaid principal balance of $59,670,000, which
                               is, together with other commercial and
                               multifamily mortgage loans, included in a
                               commercial mortgage securitization involving the
                               issuance of the Morgan Stanley Capital I Inc.
                               Commercial Mortgage Pass-Through Certificates,
                               Series 2004-TOP15, and (iii) a third

                                      S-15

                               non-trust mortgage loan with an unpaid principal
                               balance of $57,330,000, which is, together with
                               other commercial and multifamily mortgage loans,
                               also included in the commercial mortgage
                               securitization involving the issuance of the
                               Morgan Stanley Capital I Inc. Commercial Mortgage
                               Pass-Through Certificates, Series 2004-TOP15. The
                               Grace Building generally subordinate non-trust
                               mortgage loans consist of four (4) mortgage loans
                               with an aggregate unpaid principal balance of
                               $30,000,000, which are currently collectively
                               held by the same third-party institutional
                               noteholder (but could be transferred and
                               separately held). See "Description of the
                               Mortgage Pool--Significant Underlying Mortgage
                               Loans--The Grace Building Mortgage Loan" in this
                               prospectus supplement.

                             o The 222 East 41st Street underlying mortgage
                               loan, which has an unpaid principal balance of
                               $105,000,000 and represents 8.0% of the initial
                               mortgage pool balance, is part of a loan pair
                               comprised of two (2) mortgage loans that are both
                               secured by the 222 East 41st Street mortgaged
                               real property. The 222 East 41st Street
                               underlying mortgage loan is, following the
                               occurrence of certain uncured events of default,
                               generally senior in right of payment to the 222
                               East 41st Street non-trust mortgage loan, which
                               non-trust mortgage loan has an unpaid principal
                               balance of $55,000,000 and is held by a
                               third-party institutional noteholder. See
                               "Description of the Mortgage Pool--Significant
                               Underlying Mortgage Loans--The 222 East 41st
                               Street Mortgage Loan" in this prospectus
                               supplement.

                             o The 757 Third Avenue underlying mortgage loan,
                               which has an unpaid principal balance of
                               $70,000,000 and represents 5.3% of the initial
                               mortgage pool balance, is part of a loan pair
                               comprised of two (2) mortgage loans that are both
                               secured by the 757 Third Avenue mortgaged real
                               property. The 757 Third Avenue underlying
                               mortgage loan is, following the occurrence of
                               certain uncured events of default, generally
                               senior in right of payment to the 757 Third
                               Avenue non-trust mortgage loan. The 757 Third
                               Avenue non-trust mortgage loan is evidenced by
                               two promissory notes, which have an aggregate
                               principal balance of $60,000,000, and are
                               currently together held by the same third-party
                               institutional noteholder (but could be
                               transferred and separately held). The 757 Third
                               Avenue non-trust mortgage loan, whether or not
                               the promissory notes are separately held, will
                               have the same aggregate characteristics and
                               entitle their holders to the same aggregate
                               rights, and are therefore presented in this
                               prospectus supplement as a single 757 Third
                               Avenue non-trust mortgage loan.

                             o The Westfield Shoppingtown Meriden underlying
                               mortgage loan, which has an unpaid principal
                               balance of $18,201,882 and represents 1.4% of the
                               initial mortgage pool balance, is part of a loan
                               pair comprised of two (2) mortgage loans that are
                               both secured by the Westfield Shoppingtown
                               Meriden mortgaged real property. The Westfield
                               Shoppingtown Meriden underlying mortgage loan is,
                               in general, subordinate in right of payment to
                               the Westfield Shoppingtown Meriden non-trust
                               mortgage loan. Prior to an event of default,
                               collections on the Westfield Shoppingtown Meriden
                               loan pair would generally be applied to pay
                               interest at the related mortgage interest rate on
                               the Westfield Shoppingtown non-trust mortgage
                               loan and the Westfield Shoppingtown underlying
                               mortgage loan, and to pay the entire principal
                               balance of the Westfield Shoppingtown Meriden
                               non-trust senior mortgage loan, before being
                               applied to pay principal on the Westfield
                               Shoppingtown

                                      S-16

                               Meriden underlying mortgage loan. During an event
                               of default, collections on the Westfield
                               Shoppingtown Meriden loan pair would be applied
                               to pay interest at the related mortgage interest
                               rate on, and the entire principal balance of, the
                               Westfield Shoppingtown Meriden non-trust senior
                               mortgage loan, before being applied to pay
                               interest or principal on the Westfield
                               Shoppingtown Meriden underlying mortgage loan.
                               The Westfield Shoppingtown Meriden non-trust
                               senior mortgage loan has an unpaid principal
                               balance of $76,835,940 and is, together with
                               other commercial and multifamily mortgage loans,
                               included in a commercial mortgage securitization
                               involving the issuance of the LB-UBS Commercial
                               Mortgage Trust 2001-C2, Commercial Mortgage
                               Pass-Through Certificates, Series 2001-C2.

                             o The Main Street Station underlying mortgage loan,
                               which has a cut-off date principal balance of
                               $8,400,000 and represents 0.6% of the initial
                               mortgage pool balance, is part of a loan
                               combination comprised of two (2) mortgage loans
                               that are both secured by the Main Street Station
                               mortgaged real property. The Main Street Station
                               underlying mortgage loan is, following certain
                               events of default with respect to the Main Street
                               Station loan pair, generally senior in right of
                               payment to the Main Street Station non-trust
                               mortgage loan, which non-trust mortgage loan has
                               an original principal balance of $525,000 and is
                               currently held by one of our affiliates.

                             o The Parkersburg Towne Center underlying mortgage
                               loan, which has a cut-off date principal balance
                               of $4,918,000 and represents 0.4% of the initial
                               mortgage pool balance, is part of a loan
                               combination comprised of two (2) mortgage loans
                               that are both secured by the Parkersburg Towne
                               Center mortgaged real property. The Parkersburg
                               Towne Center underlying mortgage loan is,
                               following certain events of default with respect
                               to the Parkersburg Towne Center loan pair,
                               generally senior in right of payment to the
                               Parkersburg Towne Center non-trust mortgage loan,
                               which non-trust mortgage loan has an original
                               principal balance of $321,300 and is currently
                               held by one of our affiliates.

                            As described below under "--The Grace Building
                            Mortgagee of Record, Master Servicer and Special
                            Servicer," and "--Westfield Shoppingtown Meriden
                            Mortgagee of Record, Master Servicer and Special
                            Servicer," neither The Grace Building loan group nor
                            the Westfield Shoppingtown Meriden loan pair is
                            being serviced under the series 2004-C8 pooling and
                            servicing agreement. Instead, each of those loan
                            combinations is being serviced and administered
                            pursuant to the servicing arrangements for the
                            securitization of a related non-trust mortgage loan
                            in the subject loan combination. Each of the other
                            four (4) loan combinations will be serviced under
                            the series 2004-C8 pooling and servicing agreement
                            by the master servicer and the special servicer
                            thereunder. Pursuant to one or more co-lender or
                            similar agreements with respect to each of the loan
                            combinations, the holder of a particular non-trust
                            mortgage loan in the subject loan combination, or a
                            group of holders of non-trust mortgage loans in the
                            subject loan combination (acting together), may be
                            granted various rights and powers, including (a)
                            cure rights with respect to the underlying mortgage
                            loan in that loan combination, (b) a purchase option
                            with respect to the underlying mortgage loan in that
                            loan combination, (c) the right to advise, direct
                            and/or consult with the applicable servicer
                            regarding various servicing matters, including
                            certain modifications, affecting that loan
                            combination and/or (d) the right to replace the
                            special servicer with respect to that loan
                            combination. In some cases, those rights

                                      S-17

                            and powers may be assignable or may be exercised
                            through a representative or designee. See
                            "Description of the Mortgage Pool--Loan
                            Combinations" in this prospectus supplement for a
                            more detailed description, with respect to each loan
                            combination, of the related co-lender arrangement
                            and the priority of payments among the mortgage
                            loans comprising such loan combination. Also, see
                            "Servicing Under the Series 2004-C8 Pooling and
                            Servicing Agreement--The Series 2004-C8 Controlling
                            Class Representative and the Serviced Non-Trust Loan
                            Noteholders," "Servicing of The Grace Building Loan
                            Group--Certain Powers of the Loan Combination
                            Controlling Party for The Grace Building Loan Group
                            Under The Grace Building Co-Lender Agreement" and
                            "--Consultation Rights of The Grace Building Pari
                            Passu Loan Noteholders Under The Grace Building
                            Co-Lender Agreement" and "Servicing of the Westfield
                            Shoppingtown Meriden Loan Pair--Certain Powers of
                            the Loan Combination Controlling Party for the
                            Westfield Shoppingtown Meriden Loan Pair Under the
                            Westfield Shoppingtown Meriden Co-Lender and
                            Servicing Agreement" in this prospectus supplement
                            for a more detailed description of certain of the
                            foregoing rights of the respective non-trust
                            mortgage loan noteholders.

THE GRACE BUILDING
 MORTGAGEE OF  RECORD,
 MASTER SERVICER AND
 SPECIAL SERVICER.........  The eight (8) mortgage loans secured by The Grace
                            Building mortgaged real property (including the
                            subject underlying mortgage loan) are being -- and,
                            upon issuance of the series 2004-C8 certificates,
                            will continue to be -- serviced and administered
                            pursuant to the pooling and servicing agreement
                            relating to the J.P. Morgan Chase Commercial
                            Mortgage Securities Corp., Commercial Mortgage
                            Pass-Through Certificates, Series 2004-CIBC9, which
                            provides for servicing arrangements that are similar
                            but not identical to those under the series 2004-C8
                            pooling and servicing agreement. In that regard--

                             o LaSalle Bank National Association, which is also
                               the trustee under the series 2004-CIBC9 pooling
                               and servicing agreement, is, in that capacity,
                               the current mortgagee of record with respect to
                               The Grace Building loan group;

                             o GMAC Commercial Mortgage Corporation, a
                               California Corporation, which is the master
                               servicer under the series 2004-CIBC9 pooling and
                               servicing agreement, is, in that capacity, the
                               current master servicer with respect to The
                               Grace Building loan group, subject to
                               replacement pursuant to the terms of the series
                               2004-CIBC9 pooling and servicing agreement
                               (provided that Wells Fargo Bank, National
                               Association will be the primary servicer with
                               respect to The Grace Building Loan Group); and

                             o ARCap Servicing, Inc., a Delaware corporation,
                               which is the special servicer under the series
                               2004-CIBC9 pooling and servicing agreement, is,
                               in that capacity, the current special servicer
                               with respect to The Grace Building loan group,
                               subject to replacement pursuant to the terms of
                               the series 2004-CIBC9 pooling and servicing
                               agreement, including, without cause, by the
                               holders of a majority interest in a designated
                               controlling class of series 2004-CIBC9
                               certificates.

                            Notwithstanding the foregoing, references in this
                            prospectus supplement to the trustee, master
                            servicer and special servicer will mean the trustee,
                            master servicer and special servicer, respectively,
                            under the series 2004-C8 pooling and servicing
                            agreement, unless the context clearly indicates
                            otherwise.

                                      S-18

WESTFIELD SHOPPINGTOWN
 MERIDEN  MORTGAGEE OF
 RECORD, MASTER SERVICER
 AND SPECIAL SERVICER.....  The two (2) mortgage loans secured by the Westfield
                            Shoppingtown Meriden mortgaged real property
                            (including the subject underlying mortgage loan) are
                            being -- and, upon issuance of the series 2004-C8
                            certificates, will continue to be -- serviced and
                            administered pursuant to the pooling and servicing
                            agreement relating to the LB-UBS Commercial Mortgage
                            Trust 2001-C2 Commercial Mortgage Pass-Through
                            Certificates, Series 2001-C2, which provides for
                            servicing arrangements that are similar but not
                            identical to those under the series 2004-C8 pooling
                            and servicing agreement. In that regard--

                             o LaSalle Bank National Association, which is also
                               the trustee under the series 2001-C2 pooling and
                               servicing agreement, is, in that capacity, the
                               current mortgagee of record with respect to the
                               Westfield Shoppingtown Meriden loan pair;

                             o Wachovia Bank, National Association, which is
                               also the master servicer under the series
                               2001-C2 pooling and servicing agreement, is, in
                               that capacity, the current master servicer with
                               respect to the Westfield Shoppingtown Meriden
                               loan pair, subject to replacement pursuant to
                               the terms of the series 2001-C2 pooling and
                               servicing agreement; and

                             o ORIX Real Estate Capital Markets, L.L.C., which
                               is the special servicer under the series 2001-C2
                               pooling and servicing agreement, is, in that
                               capacity, the current special servicer with
                               respect to the Westfield Shoppingtown Meriden
                               loan pair, subject to replacement pursuant to
                               the terms of the series 2001-C2 pooling and
                               servicing agreement, including, without cause,
                               by the holders of a majority interest in a
                               designated controlling class of series 2001-C2
                               certificates.

                            Notwithstanding the foregoing, references in this
                            prospectus supplement to the trustee, master
                            servicer and special servicer will mean the trustee,
                            master servicer and special servicer, respectively,
                            under the series 2004-C8 pooling and servicing
                            agreement, unless the context clearly indicates
                            otherwise.

CONTROLLING CLASS
 OF CERTIFICATEHOLDERS....  The holders or beneficial owners of certificates representing a majority interest in a designated
                            controlling class of the series 2004-C8 certificates
                            will have the right, subject to the conditions
                            described under "Servicing Under the Series 2004-C8
                            Pooling and Servicing Agreement--The Series 2004-C8
                            Controlling Class Representative and the Serviced
                            Non-Trust Loan Noteholders" and "--Replacement of
                            the Special Servicer by the Series 2004-C8
                            Controlling Class" in this prospectus supplement,
                            to--

                             o replace the existing special servicer under the
                               series 2004-C8 pooling and servicing agreement,
                               with or without cause, or any such special
                               servicer that has resigned, been terminated or
                               otherwise ceased to serve in that capacity, and

                             o select a representative that may (a) direct and
                               advise the master servicer and/or the special
                               servicer, as applicable, on various servicing
                               matters with respect to the underlying mortgage
                               loans (exclusive of The Grace Building
                               underlying mortgage loan and the Westfield
                               Shoppingtown Meriden underlying mortgage loan)
                               under the series 2004-C8 pooling and servicing
                               agreement, except to the extent that a related
                               non-trust mortgage loan noteholder or its
                               representative may otherwise do so, and (b) for
                               so long as

                                      S-19

                               the unpaid principal balance of the Westfield
                               Shoppingtown Meriden underlying mortgage loan,
                               net of any appraisal reduction amount allocable
                               to that underlying mortgage loan, is at least
                               50% of its original principal balance, direct
                               and advise the series 2001-C2 special servicer
                               on various servicing matters with respect to the
                               Westfield Shoppingtown Meriden loan pair under
                               the series 2001-C2 pooling and servicing
                               agreement.

                            Unless there are significant losses on the
                            underlying mortgage loans, the controlling class of
                            series 2004-C8 certificateholders will be the
                            holders of a non-offered class of series 2004-C8
                            certificates. Notwithstanding the foregoing, the
                            series 2004-C8 controlling class certificateholders
                            will generally not have any rights to (a) replace
                            (other than for cause), or select a representative
                            that may direct, the special servicer under the
                            series 2004-CIBC9 pooling and servicing agreement or
                            any other applicable servicing agreement with
                            respect to The Grace Building underlying mortgage
                            loan; or (b) replace (other than for cause) the
                            special servicer under the series 2001-C2 pooling
                            and servicing agreement or any other applicable
                            servicing agreement with respect to the Westfield
                            Shoppingtown Meriden underlying mortgage loan.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are the
                            underwriters of this offering. With respect to this
                            offering--

                             o Lehman Brothers Inc. is acting as co-lead
                               manager and sole bookrunner, and

                             o UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller. See "Method of
                            Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   Five (5) mortgage loans that we intend to include in
                            the trust, representing 1.3% of the initial mortgage
                            pool balance, were originated after November 12,
                            2004. Accordingly, references to "cut-off date" in
                            this prospectus supplement mean, individually and
                            collectively,

                             o November 12, 2004, in the case of each
                               underlying mortgage loan originated on or before
                               that date; and

                             o the related date of origination, in the case of
                               each underlying mortgage loan originated after
                               November 12, 2004.

                            All payments and collections received on the
                            underlying mortgage loans after that cut-off date,
                            excluding any payments or collections that represent
                            amounts due on or before that cut-off date, will
                            belong to the trust.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about November 30, 2004.

PAYMENT DATE.............   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in December 2004.
                            During any given month, the payment date will be the
                            fourth business day following the 11th calendar day
                            of that month or, if that 11th calendar day is not a
                            business day, then the fifth business day following
                            that 11th calendar day.

                                      S-20

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of
                            the prior calendar month. The registered holders of
                            the series 2004-C8 certificates at the close of
                            business on each record date will be entitled to
                            receive, on the following payment date, any payments
                            on those certificates, except that the last payment
                            on any offered certificate will be made only upon
                            presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any payment date will depend on the
                            payments and other collections received, and any
                            advances of payments due, on the underlying mortgage
                            loans during the related collection period. In
                            general, each collection period--

                             o will relate to a particular payment date,

                             o will be approximately one month long,

                             o will begin immediately after the prior
                               collection period ends or, in the case of the
                               first collection period, will begin on the day
                               following the cut-off date, and

                             o will end on the 11th day of the same calendar
                               month as the related payment date or, if that
                               11th day is not a business day, the following
                               business day.

                            However, the collection period for any payment date
                            for an underlying mortgage loan that is part of a
                            loan combination may differ from the collection
                            period with respect to the rest of the mortgage pool
                            for that payment date. Accordingly, there may be
                            multiple collection periods with respect to each
                            payment date--

                             o a separate collection period with respect to
                               each underlying mortgage loan that is part of a
                               loan combination, and

                             o a collection period with respect to the rest of
                               the mortgage pool,

                            which multiple collection periods will not
                            necessarily coincide with each other. Unless the
                            context clearly indicates otherwise, references in
                            any other portion of this prospectus supplement to
                            "collection period" will mean, individually and
                            collectively, as applicable, the foregoing multiple
                            collection periods, for the subject payment date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any payment date will be a
                            function of the interest accrued during the related
                            interest accrual period. The interest accrual period
                            for any payment date will be the period commencing
                            on the 11th day of the month preceding the month in
                            which that payment date occurs and ending on the
                            10th day of the month in which that payment date
                            occurs.

                            Because of the timing of their origination in
                            November 2004 or for other reasons, 11 underlying
                            mortgage loans, representing 5.7% of the initial
                            mortgage pool balance, do not provide for the
                            payment of a full month's interest in December 2004.
                            In connection therewith, the related mortgage loan
                            seller will supplement any amounts payable by the
                            related borrowers in December 2004, such that the
                            trust will receive, in December 2004, a full month's
                            interest with respect to each of those mortgage
                            loans. For purposes of determining distributions on
                            the series 2004-C8 certificates, each of those
                            supplemental payments should be considered a payment
                            by the related borrower.

                                      S-21

RATED FINAL
 PAYMENT DATE.............  The rated final payment dates for the respective classes of the offered certificates are as follows:

                             o for the class A-1, A-2, A-3, A-4, A-5 and A-6
                               certificates, the payment date in          ; and

                             o for the class A-J, B, C, D, E and F
                               certificates, the payment date in          .

                            See "Ratings" in this prospectus supplement.

ASSUMED FINAL
 PAYMENT DATE.............  With respect to any class of offered certificates, the assumed final payment date is the payment date
                            on which the holders of those certificates would be
                            expected to receive their last payment and the total
                            principal balance of those certificates would be
                            expected to be reduced to zero, based upon--

                             o the assumption that each borrower timely makes
                               all payments on its underlying mortgage loan;

                             o the assumption that each underlying mortgage
                               loan, if any, with an anticipated repayment date
                               is paid in full on that date;

                             o the assumption that no borrower otherwise
                               prepays its underlying mortgage loan prior to
                               stated maturity; and

                             o the other modeling assumptions referred to under
                               "Yield and Maturity Considerations" in, and set
                               forth in the glossary to, this prospectus
                               supplement.

                            Accordingly, the assumed final payment date for each
                            class of offered certificates is the payment date in
                            the calendar month and year set forth below for that
                            class:

                                                             MONTH AND YEAR OF
                                                               ASSUMED FINAL
                                       CLASS                   PAYMENT DATE
                             ---------------------           ------------------
                             A-1 .................
                             A-2 .................
                             A-3 .................
                             A-4 .................
                             A-5 .................
                             A-6 .................
                             A-J .................
                             B ...................
                             C ...................
                             D ...................
                             E ...................
                             F ...................

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000
                            initial principal balance and in any greater whole
                            dollar denominations.

                            You will initially hold your offered certificates,
                            directly or indirectly, through The Depository Trust
                            Company, and they will be registered in the name of
                            Cede & Co. as nominee for The Depository Trust
                            Company. As a result, you will not receive a fully
                            registered physical certificate representing your
                            interest in any offered certificate, except under
                            the limited circumstances described under
                            "Description of the Offered
                            Certificates--Registration and Denominations" in
                            this prospectus supplement and under "Description of
                            the Certificates--Book-Entry Registration" in the
                            accompanying prospectus.

                                      S-22

PAYMENTS

A. GENERAL...............   The trustee will make payments of interest and,
                            except in the case of the class X-CL and X-CP
                            certificates, principal to the following classes of
                            series 2004-C8 certificateholders, sequentially as
                            follows:

                              PAYMENT ORDER                       CLASS
                              -------------                       -----
                              1st .....................    A-1, A-2, A-3, A-4,
                                                                A-5, A-6,
                                                              X-CL and X-CP
                              2nd .....................            A-J
                              3rd .....................             B
                              4th .....................             C
                              5th .....................             D
                              6th .....................             E
                              7th .....................             F
                              8th .....................             G
                              9th .....................             H
                              10th ....................             J
                              11th ....................             K
                              12th ....................             L
                              13th ....................             M
                              14th ....................             N
                              15th ....................             P
                              16th ....................             Q
                              17th ....................             S
                              18th ....................             T

                            Allocation of interest payments among the A-1, A-2,
                            A-3, A-4, A-5, A-6, X-CL and X-CP classes is pro
                            rata based on the respective interest entitlements
                            evidenced by those classes of certificates. The
                            class R-I, R-II, R-III, R-LR and V certificates do
                            not bear interest and do not entitle their
                            respective holders to payments of interest.

                            Allocation of principal payments among the A-1, A-2,
                            A-3, A-4, A-5 and A-6 classes is described under
                            "--Payments of Principal" below. The class X-CL,
                            X-CP, R-I, R-II, R-III, R-LR and V certificates do
                            not have principal balances and do not entitle their
                            respective holders to payments of principal.

                            See "Description of the Offered
                            Certificates--Payments--Priority of Payments" in
                            this prospectus supplement.

B. PAYMENTS OF INTEREST...  Each class of series 2004-C8 certificates, other than the class R-I, R-II, R-III, R-LR and V
                            certificates, will bear interest. In each case, that
                            interest will accrue during each interest accrual
                            period based upon--

                             o the pass-through rate applicable for the
                               particular class for that interest accrual
                               period,

                             o the total principal balance or notional amount,
                               as the case may be, of the particular class
                               outstanding immediately prior to the related
                               payment date, and

                             o the assumption that each year consists of twelve
                               30-day months.

                                      S-23

                            The borrowers under the underlying mortgage loans
                            are generally prohibited from making whole or
                            partial voluntary prepayments that are not
                            accompanied by a full month's interest on the
                            prepayment. If, however, a whole or partial
                            voluntary prepayment (or, to the extent it results
                            from the receipt of insurance proceeds or a
                            condemnation award, a whole or partial involuntary
                            prepayment) on an underlying mortgage loan is not
                            accompanied by the amount of one full month's
                            interest on the prepayment, then, as and to the
                            extent described under "Description of the Offered
                            Certificates--Payments--Payments of Interest" in
                            this prospectus supplement, the resulting shortfall,
                            less--

                             o the amount of the master servicing fee that
                               would have been payable from that uncollected
                               interest, and

                             o in the case of a voluntary prepayment on a
                               non-specially serviced mortgage loan, the
                               applicable portion of the payment made by the
                               master servicer to cover prepayment interest
                               shortfalls resulting from the voluntary
                               prepayments on non-specially serviced mortgage
                               loans during the related collection period,

                            will be allocated to reduce the amount of accrued
                            interest otherwise payable to the holders of all of
                            the interest-bearing classes of the series 2004-C8
                            certificates, including the offered certificates, on
                            a pro rata basis in accordance with the respective
                            amounts of interest actually accrued on those
                            classes during the corresponding interest accrual
                            period.

                            On each payment date, subject to available funds and
                            the payment priorities described under
                            "--Payments--General" above, you will be entitled to
                            receive your proportionate share of all unpaid
                            distributable interest accrued with respect to your
                            class of offered certificates through the end of the
                            related interest accrual period.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Interest" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.

C. PAYMENTS OF PRINCIPAL..  Subject to available funds and the payment priorities described under "--Payments--General"
                            above, the holders of each class of offered
                            certificates will be entitled to receive a total
                            amount of principal over time equal to the total
                            principal balance of their particular class.

                            The total payments of principal to be made on the
                            series 2004-C8 certificates on any payment date
                            will, in general, be a function of--

                             o the amount of scheduled payments of principal
                               due or, in some cases, deemed due on the
                               underlying mortgage loans during the related
                               collection period, which payments are either
                               received as of the end of that collection period
                               or advanced by the master servicer, the trustee
                               or the fiscal agent (or, solely in the case of
                               the Westfield Shoppingtown Meriden underlying
                               mortgage loan, advanced by the master servicer
                               under the series 2001-C2 pooling and servicing
                               agreement); and

                             o the amount of any prepayments and other
                               unscheduled collections of previously unadvanced
                               principal with respect to the underlying
                               mortgage loans that are received during the
                               related collection period.

                            However, if the master servicer, the special
                            servicer, the trustee or the fiscal agent reimburses
                            itself out of general collections on the mortgage
                            pool for any advance

                                      S-24

                            that it has determined is not recoverable out of
                            collections on the related underlying mortgage loan,
                            then that advance (together with accrued interest
                            thereon) will be deemed, to the fullest extent
                            permitted, to be reimbursed first out of payments
                            and other collections of principal otherwise
                            distributable on the series 2004-C8 principal
                            balance certificates, prior to being deemed
                            reimbursed out of payments and other collections of
                            interest otherwise distributable on the series
                            2004-C8 certificates.

                            The trustee must make payments of principal in a
                            specified sequential order, such that:

                             o no payments of principal will be made to the
                               holders of any of the class G, H, J, K, L, M, N,
                               P, Q, S and T certificates until the total
                               principal balance of the offered certificates is
                               reduced to zero;

                             o no payments of principal will be made to the
                               holders of the class A-J, B, C, D, E or F
                               certificates until, in the case of each of those
                               classes, the total principal balance of all more
                               senior classes of offered certificates is
                               reduced to zero; and

                             o except as described in the paragraph following
                               these bullets, no payments of principal will be
                               made to the holders of the class A-6
                               certificates until the total principal balance
                               of the class A-1, A-2, A-3, A-4 and A-5
                               certificates is reduced to zero, no payments of
                               principal will be made to the holders of the
                               class A-5 certificates until the total principal
                               balance of the class A-1, A-2, A-3 and A-4
                               certificates is reduced to zero, no payments of
                               principal will be made to the holders of the
                               class A-4 certificates until the total principal
                               balance of the class A-1, A-2 and A-3
                               certificates is reduced to zero, no payments of
                               principal will be made to the holders of the
                               class A-3 certificates until the total principal
                               balance of the class A-1 and A-2 certificates is
                               reduced to zero, and no payments of principal
                               will be made to the holders of the class A-2
                               certificates until the total principal balance
                               of the class A-1 certificates is reduced to
                               zero.

                            Because of losses on the underlying mortgage loans
                            and/or default-related or other unanticipated
                            expenses of the trust, the total principal balance
                            of the class A-J, B, C, D, E, F, G, H, J, K, L, M,
                            N, P, Q, S and T certificates could be reduced to
                            zero at a time when the class A-1, A-2, A-3, A-4,
                            A-5 and A-6 certificates, or any two or more classes
                            of those certificates, remain outstanding. Under
                            those circumstances, any payments of principal on
                            the outstanding class A-1, A-2, A-3, A-4, A-5 and
                            A-6 certificates will be made among those classes of
                            certificates on a pro rata basis in accordance with
                            their respective total principal balances.

                            The class X-CL, X-CP, R-I, R-II, R-III, R-LR and V
                            certificates do not have principal balances and do
                            not entitle their holders to payments of principal.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Principal" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES....  If any prepayment premium or yield maintenance charge is collected on any of the underlying
                            mortgage loans, then the trustee will pay that
                            amount, net of any liquidation fee or workout fee
                            payable therefrom, in the proportions described

                                      S-25

                            under "Description of the Offered
                            Certificates--Payments--Payments of Prepayment
                            Premiums and Yield Maintenance Charges" in this
                            prospectus supplement, to--

                             o the holders of the class X-CL certificates,
                               and/or

                             o the holders of any of the class A-1, A-2, A-3,
                               A-4, A-5, A-6, A-J, B, C, D, E, F, G, H, J
                               and/or K certificates that are then entitled to
                               receive any principal payments.

                            Reductions of Certificate Principal Balances in
                            Connection with Losses on the Underlying Mortgage
                            Loans and Default-Related and Other Unanticipated
                            Expenses

                            Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are
                            reimbursed out of general collections on the
                            mortgage pool because collections on the related
                            underlying mortgage loan are determined to be
                            insufficient to make such reimbursement) and/or
                            default-related and other unanticipated expenses of
                            the trust, the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, may fall below the total principal
                            balance of the series 2004-C8 principal balance
                            certificates. If and to the extent that those losses
                            on the underlying mortgage loans and/or expenses of
                            the trust cause such a deficit to exist following
                            the payments made on the series 2004-C8 certificates
                            on any payment date, the total principal balances of
                            the respective classes of series 2004-C8 principal
                            balance certificates will be sequentially reduced,
                            in the following order, until that deficit is
                            eliminated:

                               REDUCTION ORDER                     CLASS
                               -------------------------        ------------
                                1st ....................             T
                                2nd ....................             S
                                3rd ....................             Q
                                4th ....................             P
                                5th ....................             N
                                6th ....................             M
                                7th ....................             L
                                8th ....................             K
                                9th ....................             J
                                10th ...................             H
                                11th ...................             G
                                12th ...................             F
                                13th ...................             E
                                14th ...................             D
                                15th ...................             C
                                16th ...................             B
                                17th ...................            A-J
                                18th ...................    A-1, A-2, A-3, A-4,
                                                                A-5 and A-6

                            Any reduction to the respective total principal
                            balances of the A-1, A-2, A-3, A-4, A-5 and A-6
                            classes will be made on a pro rata basis in
                            accordance with the relative sizes of those
                            principal balances.

                            See "Description of the Offered Certificates--
                            Reductions of Certificate Principal Balances in
                            Connection with Realized Losses and Additional Trust
                            Fund Expenses" in this prospectus supplement.

                                      S-26

ADVANCES OF DELINQUENT
 MONTHLY DEBT SERVICE
 PAYMENTS.................  Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments"
                            subsection, the master servicer will be required to
                            make advances with respect to any delinquent
                            scheduled debt service payments, other than balloon
                            payments, due or assumed due on the underlying
                            mortgage loans, in each case net of related master
                            servicing fees and workout fees (and, in the case of
                            each of The Grace Building underlying mortgage loan
                            and the Westfield Shoppingtown Meriden underlying
                            mortgage loan, further net of any comparable fees
                            payable pursuant to the governing servicing
                            agreement for that mortgage loan). In addition, the
                            trustee must make any of those advances that the
                            master servicer is required, but fails, to make, and
                            the fiscal agent must make any of those advances
                            that the trustee is required, but fails, to make. As
                            described below, in the case of the Westfield
                            Shoppingtown Meriden underlying mortgage loan, the
                            master servicer will be required to make advances of
                            delinquent scheduled debt service payments only to
                            the extent the master servicer under the series
                            2001-C2 pooling and servicing agreement fails to do
                            so. As described under "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt
                            Service Payments" in this prospectus supplement, any
                            party that makes an advance will be entitled to be
                            reimbursed for that advance, together with interest
                            at the prime rate described in that section of this
                            prospectus supplement.

                            Notwithstanding the foregoing, none of the master
                            servicer, the trustee or the fiscal agent will be
                            required to make any advance that it determines (or,
                            with respect to specially serviced mortgage loans,
                            that the special servicer determines) will not be
                            recoverable from proceeds of the related underlying
                            mortgage loan.

                            Subject to the discussions below regarding The Grace
                            Building underlying mortgage loan and the Westfield
                            Shoppingtown Meriden underlying mortgage loan, if
                            any of the adverse events or circumstances that we
                            refer to under "Servicing Under the Series 2004-C8
                            Pooling and Servicing Agreement--Required
                            Appraisals" in, and identify in the glossary to,
                            this prospectus supplement, occurs or exists with
                            respect to any underlying mortgage loan or the
                            mortgaged real property for that mortgage loan, then
                            a new appraisal (or, in cases involving underlying
                            mortgage loans or mortgaged real properties with
                            principal balances or allocated loan amounts, as the
                            case may be, of less than $2,000,000, a valuation
                            estimate of that property) must be obtained or
                            conducted. If, based on that appraisal or other
                            valuation, subject to the discussions below
                            regarding underlying mortgage loans that are part of
                            loan combinations, it is determined that--

                             o the principal balance of, and other delinquent
                               amounts due under, the subject underlying
                               mortgage loan, exceed

                             o an amount equal to--

                               1. 90% of the new appraised or estimated value of
                                  that real property (which value may be subject
                                  to reduction by the special servicer based on
                                  its review of the related appraisal and other
                                  relevant information), minus

                               2. the amount of any obligations secured by liens
                                  on the property, which liens are prior to the
                                  lien of the mortgage loan, plus

                                      S-27

                               3. certain escrows and reserves and any letters
                                  of credit constituting additional security for
                                  the mortgage loan,

                            then the amount otherwise required to be advanced
                            with respect to interest on that mortgage loan will
                            be reduced. The reduction will be in generally the
                            same proportion that the excess, sometimes referred
                            to as an appraisal reduction amount, bears to the
                            principal balance of the mortgage loan, net of
                            related advances of principal. Due to the payment
                            priorities, any reduction in advances of interest
                            will, in general, reduce the funds available to pay
                            interest on the most subordinate interest-bearing
                            class or classes of series 2004-C8 certificates then
                            outstanding. Appraisal reduction amounts will not
                            affect the principal portion of P&I advances.

                            The Westfield Shoppingtown Meriden underlying
                            mortgage loan is not being serviced under the series
                            2004-C8 pooling and servicing agreement, and
                            advances of delinquent monthly debt service payments
                            for that underlying mortgage loan will be made by
                            the series 2001-C2 master servicer under the series
                            2001-C2 pooling and servicing agreement (the
                            governing document for the securitization of the
                            non-trust mortgage loan in the Westfield
                            Shoppingtown Meriden loan pair). Those advances will
                            be made, on generally the same terms and conditions
                            described above, in accordance with the terms of the
                            series 2001-C2 pooling and servicing agreement (net
                            of related master servicing fees and any related
                            workout fees payable to the series 2001-C2
                            servicers). The master servicer for the series
                            2004-C8 transaction, and, if it fails to do so, the
                            trustee, and then the fiscal agent, for the series
                            2004-C8 transaction, will be required, however, to
                            make a backup advance of any delinquent monthly debt
                            service payment with respect to the Westfield
                            Shoppingtown Meriden underlying mortgage loan that
                            the master servicer under the series 2001-C2 pooling
                            and servicing agreement is required but fails to
                            advance, unless the master servicer, the trustee or
                            the fiscal agent, as applicable, for the series
                            2004-C8 transaction has determined that such advance
                            would not be recoverable from collections on the
                            Westfield Shoppingtown Meriden underlying mortgage
                            loan. The amount of those advances may, however, be
                            reduced based on an appraisal performed by the
                            series 2001-C2 special servicer in accordance with
                            the series 2001-C2 pooling and servicing agreement.
                            Further, the trigger events for when an appraisal of
                            the related mortgaged real property is required will
                            be similar but not identical to the appraisal
                            trigger events under the series 2004-C8 pooling and
                            servicing agreement.

                            Although The Grace Building underlying mortgage loan
                            is not being serviced under the series 2004-C8
                            pooling and servicing agreement, advances of
                            delinquent monthly debt service payments with
                            respect to that underlying mortgage loan are being
                            made by the master servicer, the trustee or the
                            fiscal agent pursuant to the series 2004-C8 pooling
                            and servicing and not by any party to the series
                            2004-CIBC9 pooling and servicing agreement (which is
                            the document governing the servicing of The Grace
                            Building loan group). Further, the parties to each
                            applicable pooling and servicing agreement for each
                            mortgage loan included in The Grace Building loan
                            group are required to make independent
                            determinations with respect to recoverability of P&I
                            advances on their respective Grace Building mortgage
                            loans. The amount of P&I advances on The Grace
                            Building underlying mortgage loan, however, may be
                            reduced based on an appraisal performed by the
                            series 2004-CIBC9 special servicer in accordance
                            with the series 2004-CIBC9 pooling and servicing
                            agreement. Further, the trigger

                                      S-28

                            events for when an appraisal of the related
                            mortgaged real property is required will be similar
                            but not identical to the appraisal trigger events
                            under the series 2004-C8 pooling and servicing
                            agreement.

                            The calculation of any appraisal reduction amount,
                            as described above under this "--Advances of
                            Delinquent Monthly Debt Service Payments" section,
                            in respect of any underlying mortgage loan that is
                            part of a loan combination will, in each case, take
                            into account all of the mortgage loans comprising
                            the related loan combination. The special servicer
                            (or, in the case of The Grace Building underlying
                            mortgage loan, the series 2004-CIBC9 special
                            servicer, and, in the case of the Westfield
                            Shoppingtown Meriden underlying mortgage loan, the
                            series 2001-C2 special servicer) will determine
                            whether an appraisal reduction amount exists with
                            respect to the entire subject loan combination based
                            on a calculation that generally treats the subject
                            loan combination as if it was a single underlying
                            mortgage loan.

                            With respect to The Grace Building Loan Group, any
                            resulting appraisal reduction amount will be
                            allocated, first, on a pro rata basis by balance,
                            between the four (4) related subordinate non-trust
                            mortgage loans, up to the total outstanding
                            principal balance thereof and then, on a pro rata
                            basis by balance, between the subject underlying
                            mortgage loan and the three (3) related pari passu
                            non-trust mortgage loans. Any resulting appraisal
                            reduction amount with respect to the 222 East 41st
                            Street loan pair, the 757 Third Avenue loan pair,
                            the Main Street Station loan pair and the
                            Parkersburg Towne Center loan pair will, in each
                            case, be allocated, first, to the related
                            subordinate non-trust mortgage loan(s) (up to the
                            amount of the outstanding principal balance of, and
                            all accrued and unpaid interest (other than default
                            interest) on, the related subordinate non-trust
                            mortgage loan(s)), and then, to the subject
                            underlying mortgage loan. The amount of advances of
                            interest on any of the underlying mortgage loans
                            that are part of a loan combination (exclusive of
                            the Westfield Shoppingtown Meriden loan pair) will
                            reflect any appraisal reduction amount allocable
                            thereto.

                            In the case of the Westfield Shoppingtown Meriden
                            loan pair, any appraisal reduction amount will be
                            calculated treating the entire such loan pair as a
                            single underlying mortgage loan, and any such
                            appraisal reduction amount will be taken into
                            account in reducing the aggregate monthly debt
                            service advance (including both the interest and
                            principal portions thereof) to be made in respect of
                            the entire such loan pair. Such reduction will be
                            applied first against the portion of any such
                            monthly debt service advance allocable to the
                            Westfield Shoppingtown Meriden underlying mortgage
                            loan.

                            See "Description of the Offered Certificates--
                            Advances of Delinquent Monthly Debt Service
                            Payments," "Servicing Under the Series 2004-C8
                            Pooling and Servicing Agreement--Required
                            Appraisals," "Servicing of The Grace Building Loan
                            Group--Appraisal Reduction Events and Appraisal
                            Reduction Amounts Under the Series 2004-CIBC9
                            Pooling and Servicing Agreement" and "Servicing of
                            the Westfield Shoppingtown Meriden Loan
                            Pair--Required Appraisals and Appraisal Reduction
                            Calculations Under the Series 2001-C2 Pooling and
                            Servicing Agreement" in this prospectus supplement.
                            See also "Description of the Certificates--Advances"
                            in the accompanying prospectus.

REPORTS TO
 CERTIFICATEHOLDERS.......  On each payment date, the trustee will provide or make available to the registered holders of the
                            series 2004-C8 certificates a monthly report
                            substantially in the form of Annex D to this
                            prospectus supplement. The trustee's report

                                      S-29

                            will detail, among other things, the payments made
                            to the series 2004-C8 certificateholders on that
                            payment date and the performance of the underlying
                            mortgage loans and the mortgaged real properties.

                            Upon reasonable prior notice, you may also review at
                            the trustee's offices during normal business hours a
                            variety of information and documents that pertain to
                            the underlying mortgage loans and the mortgaged real
                            properties for those loans.

                            See "Description of the Offered Certificates--
                            Reports to Certificateholders; Available
                            Information" in this prospectus supplement.

OPTIONAL TERMINATION......  Specified parties to the transaction may terminate the trust when the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, is less than 1.0% of the initial mortgage
                            pool balance. See "Description of the Offered
                            Certificates--Termination" in this prospectus
                            supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL...................  In this section, "--The Underlying Mortgage Loans and the Mortgaged Real Properties," we provide
                            summary information with respect to the mortgage
                            loans that we intend to include in the trust. For
                            more detailed information regarding those mortgage
                            loans, you should review the following sections in
                            this prospectus supplement:

                             o "Description of the Mortgage Pool;"

                             o "Risk Factors--Risks Related to the Underlying
                               Mortgage Loans;"

                             o Annex A-1--Certain Characteristics of Individual
                               Underlying Mortgage Loans;

                             o Annex A-2--Certain Characteristics of the
                               Mortgage Pool;

                             o Annex A-3--Certain Monetary Terms of the
                               Underlying Mortgage Loans;

                             o Annex A-4--Certain Information Regarding
                               Reserves; and

                             o Annex B--Certain Information Regarding
                               Multifamily Properties.

                            When reviewing the information that we have included
                            in this prospectus supplement, including the Annexes
                            hereto, with respect to the mortgage loans that are
                            to back the offered certificates, please note that--

                             o All numerical information provided with respect
                               to the underlying mortgage loans is provided on
                               an approximate basis.

                             o References to initial mortgage pool balance mean
                               the aggregate cut-off date principal balance of
                               all the underlying mortgage loans. We will
                               transfer each of the underlying mortgage loans,
                               at its respective cut-off date principal
                               balance, to the trust. We show the cut-off date
                               principal balance for each of the underlying
                               mortgage loans on Annex A-1 to this prospectus
                               supplement.

                             o All weighted average information provided with
                               respect to the mortgage loans reflects a
                               weighting based on their respective cut-off date
                               principal balances.

                             o When information with respect to mortgaged real
                               properties is expressed as a percentage of the
                               initial mortgage pool balance, the percentages
                               are based upon the cut-off date principal
                               balances of the related mortgage loans or
                               allocated portions of those balances.

                                      S-30

                             o Certain statistical information (in particular,
                               information relating to debt service coverage
                               and loan-to-value ratios) in this prospectus
                               supplement regarding The Grace Building
                               underlying mortgage loan takes into account the
                               corresponding pari passu non-trust mortgage
                               loans. However, in the case of each of The Grace
                               Building underlying mortgage loan, the 222 East
                               41st Street underlying mortgage loan, the 757
                               Third Avenue underlying mortgage loan, the Main
                               Street Station underlying mortgage loan and the
                               Parkersburg Towne Center underlying mortgage
                               loan, that statistical information does not take
                               into account the corresponding subordinate
                               non-trust mortgage loan(s) (even though each
                               corresponding subordinate non-trust mortgage
                               loan is cross-defaulted with the subject
                               underlying mortgage loan). For more information
                               regarding these loans, see "Description of the
                               Mortgage Pool--Significant Underlying Mortgage
                               Loans" and "--Loan Combinations" in this
                               prospectus supplement.

                             o In the case of the Westfield Shoppingtown
                               Meriden underlying mortgage loan, representing
                               1.4% of the initial mortgage pool balance, which
                               is one of two (2) mortgage loans secured by the
                               same mortgage instrument on the Westfield
                               Shoppingtown Meriden mortgaged real property,
                               the Westfield Shoppingtown Meriden mortgage loan
                               that is not included in the trust is senior in
                               right of payment to the Westfield Shoppingtown
                               Meriden underlying mortgage loan. Certain
                               statistical information (in particular,
                               information relating to debt service coverage
                               and loan-to-value ratios) in this prospectus
                               supplement regarding that underlying mortgage
                               loan also takes into account the corresponding
                               senior non-trust mortgage loan. For more
                               information regarding the Westfield Shoppingtown
                               Meriden underlying mortgage loan, see
                               "Description of the Mortgage Pool--Loan
                               Combinations" in this prospectus supplement.

                             o If any of the mortgage loans is secured by
                               multiple real properties located in more than
                               one state or representing more than one property
                               type, a portion of that mortgage loan has been
                               allocated to each of those properties.

                             o Whenever we refer to a particular mortgaged real
                               property by name, we mean the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement. Whenever we refer to
                               a particular mortgage loan by name, we mean the
                               mortgage loan secured by the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement.

                             o Statistical information regarding the mortgage
                               loans may change prior to the date of initial
                               issuance of the offered certificates due to
                               changes in the composition of the mortgage pool
                               prior to that date.

                             o Ten (10) mortgage loans that we intend to
                               include in the trust, representing 4.0% of the
                               initial mortgage pool balance, had not closed as
                               of November 11, 2004, and therefore certain
                               mortgage loan characteristics included in this
                               prospectus supplement for those mortgage loans,
                               including the interest rates thereof, have been
                               estimated. As a result, certain statistical
                               information in this prospectus supplement may
                               change if those mortgage loans bear a different
                               interest rate than anticipated. In addition,
                               other statistical information regarding the
                               mortgage loans may change prior to the date of
                               initial issuance of the offered certificates due
                               to changes in the composition of the mortgage
                               pool prior to that date.

                                      S-31

                            It has been confirmed to us by S&P and Moody's that
                            five (5) of the mortgage loans that we intend to
                            include in the trust, representing 30.6% of the
                            initial mortgage pool balance, each has, in the
                            context of its inclusion in the mortgage pool,
                            credit characteristics consistent with investment
                            grade-rated obligations. Three (3) of those mortgage
                            loans are described under "Description of the
                            Mortgage Pool--Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
 MORTGAGE LOANS...........  We are not the originator of any of the mortgage loans that we intend to include in the trust. We
                            will acquire those mortgage loans from two or more
                            parties. Except in six (6) cases, representing 3.7%
                            of the initial mortgage pool balance, each of those
                            mortgage loans was originated by--

                             o the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                             o an affiliate of the related mortgage loan
                               seller, or

                             o a correspondent in the related mortgage loan
                               seller's or its affiliate's conduit lending
                               program.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller.

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to
                            repay a specified sum with interest. Repayment of
                            each of the mortgage loans that we intend to include
                            in the trust is secured by a mortgage lien on the
                            fee and/or leasehold interest of the related
                            borrower or another party in one or more commercial
                            or multifamily real properties. Except for limited
                            permitted encumbrances, which we identify in the
                            glossary to this prospectus supplement, that
                            mortgage lien will be a first priority lien.
                            However, the Westfield Shoppingtown Meriden
                            underlying mortgage loan is subordinate in right of
                            payment to the Westfield Shoppingtown Meriden
                            non-trust mortgage loan.

                            All of the mortgage loans that we intend to include
                            in the trust are or should be considered
                            nonrecourse. None of those mortgage loans is insured
                            or guaranteed by any governmental agency or
                            instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to include
                            in the trust currently accrues interest at the
                            annual rate specified with respect to that loan on
                            Annex A-1 to this prospectus supplement. Except with
                            respect to mortgage loans that have anticipated
                            repayment dates, as described below, and except with
                            respect to the 757 Third Avenue underlying mortgage
                            loan and the Westfield Shoppingtown Meriden
                            underlying mortgage loan, the mortgage interest rate
                            for each underlying mortgage loan is, in the absence
                            of default, fixed for the entire term of the loan.
                            The 757 Third Avenue underlying mortgage loan
                            consists of two (2) separate loan components that
                            accrue interest at two separate component interest
                            rates, while the Westfield Shoppingtown Meriden
                            underlying mortgage loan consists of three (3)
                            separate loan components that accrue interest at
                            three (3) separate component interest rates.
                            Accordingly, the mortgage interest rate for each of
                            those two (2) underlying mortgage loans is the
                            weighted average of the respective component
                            interest rates.

                                      S-32

                            Subject, in some cases, to a next business day
                            convention--

                             o two (2) of the mortgage loans that we intend to
                               include in the trust fund, representing 9.9% of
                               the initial mortgage pool balance, provide for
                               scheduled payments of principal and/or interest
                               to be due on the 10th day of each month, and

                             o ninety (90) of the mortgage loans that we intend
                               to include in the trust fund, representing 90.1%
                               of the initial mortgage pool balance, provide
                               for scheduled payments of principal and/or
                               interest to be due on the 11th day of each
                               month.

                            Eighty-nine (89) of the mortgage loans that we
                            intend to include in the trust, representing 94.2%
                            of the initial mortgage pool balance, provide for:

                             o amortization schedules that are significantly
                               longer than their respective remaining terms to
                               stated maturity or for no amortization prior to
                               stated maturity; and

                             o a substantial balloon payment of principal on
                               each of their respective maturity dates.

                            Fifteen (15) of the 89 balloon mortgage loans
                            identified in the prior paragraph, representing
                            18.6% of the initial mortgage pool balance, require
                            payments of interest only to be due on each due date
                            until the stated maturity date. Another 24 of the 89
                            balloon mortgage loans identified in the prior
                            paragraph, representing 47.2% of the initial
                            mortgage pool balance, require payments of interest
                            only to be due until the expiration of a designated
                            interest-only period that ends prior to the related
                            stated maturity date. In addition, in the case of
                            the Westfield Shoppingtown Meriden underlying
                            mortgage loan, representing 1.4% of the initial
                            mortgage pool balance, payments of interest only are
                            made on the underlying mortgage loan until the
                            Westfield Shoppingtown Meriden non-trust mortgage
                            loan is paid in full; and, further, following and
                            during the continuance of an event of default with
                            respect to either the underlying mortgage loan or
                            the non-trust mortgage loan, no payments of
                            principal or interest will be received on the
                            underlying mortgage loan until the non-trust
                            mortgage loan is paid in full.

                            Three (3) of the mortgage loans that we intend to
                            include in the trust, representing 5.8% of the
                            initial mortgage pool balance, provide material
                            incentives to the related borrower to pay the
                            mortgage loan in full by a specified date prior to
                            the related maturity date. We consider that date to
                            be the anticipated repayment date for each of those
                            three (3) mortgage loans. There can be no assurance,
                            however, that these incentives will result in the
                            subject mortgage loans being paid in full on or
                            before their respective anticipated repayment dates.
                            The incentives, which in each case will become
                            effective as of the related anticipated repayment
                            date, include:

                             o The calculation of interest at a rate per annum
                               in excess of the initial mortgage interest rate.
                               The additional interest in excess of interest at
                               the initial mortgage interest rate will be
                               deferred and will be payable only after the
                               outstanding principal balance of the mortgage
                               loan is paid in full.

                             o The application of excess cash flow from the
                               mortgaged real property, after debt service
                               payments and any specified reserves or expenses
                               have been funded or paid, to pay the principal
                               amount of the mortgage loan. The

                                      S-33

                               payment of principal from excess cash flow will
                               be in addition to the principal portion, if any,
                               of the normal monthly debt service payment.

                            All of the three (3) mortgage loans with anticipated
                            repayment dates identified in the prior paragraph
                            require payments of interest only to be due until
                            the expiration of a designated interest-only period
                            that ends prior to the related anticipated repayment
                            date.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to include
                            in the trust were 30 days or more delinquent with
                            respect to any monthly debt service payment as of
                            the cut-off date or at any time during the 12-month
                            period preceding that date.

LOCKBOX TERMS............   Ninety (90) of the mortgage loans that we intend to
                            include in the trust, representing 99.8% of the
                            initial mortgage pool balance, generally contain
                            provisions for the payment of all rents, credit card
                            receipts, accounts receivable payments and/or other
                            income derived from the related mortgaged real
                            properties into a lockbox account (either currently
                            or upon the occurrence of a triggering event).

                            The above-referenced mortgage loans provide for the
                            following types of lockbox accounts:

                                                                    % OF INITIAL
                                                    NUMBER OF         MORTGAGE
                           TYPE OF LOCKBOX       MORTGAGE LOANS     POOL BALANCE
                          -------------------    --------------     ------------
                          Springing .........          75               69.6%
                          Hard ..............          15               30.2%

                            A description of "springing" and "hard" lockbox
                            accounts with respect to the above referenced
                            mortgage loans is set forth under "Description of
                            the Mortgage Pool--Additional Loan and Property
                            Information--Lockboxes" in this prospectus
                            supplement.

PREPAYMENT LOCK-OUT,
 DEFEASANCE,  PREPAYMENT
 PREMIUM AND YIELD
 MAINTENANCE PERIODS......  An initial prepayment lock-out period is currently in effect for 91 of the mortgage loans that we
                            intend to include in the trust, representing 98.6%
                            of the initial mortgage pool balance. A prepayment
                            lock-out period is a period during which the
                            principal balance of a mortgage loan may not be
                            voluntarily prepaid in whole or in part. In most
                            cases, as described in the following paragraph, the
                            initial prepayment lock-out period is followed by a
                            defeasance period.

                            Eighty four (84) of the mortgage loans that we
                            intend to include in the trust, representing 94.9%
                            of the initial mortgage pool balance, provide for a
                            defeasance period, following the initial prepayment
                            lock-out period, when voluntary prepayments are
                            still prohibited but the related borrower may obtain
                            a full or partial release of the mortgaged real
                            property from the related mortgage lien by defeasing
                            the mortgage loan through the delivery of
                            non-callable U.S. Treasury securities or other
                            non-callable government securities, within the
                            meaning of section 2(a)(16) of the Investment
                            Company Act of 1940, which are acceptable to the
                            applicable rating agencies, as substitute
                            collateral. None of these 84 mortgage loans may be
                            defeased in whole prior to the second anniversary of
                            the date of initial issuance of the offered
                            certificates.

                            In addition, one (1) mortgage loan that we intend to
                            include in the trust, which mortgage loan is secured
                            by the mortgaged real property identified on Annex

                                      S-34

                            A-1 to this prospectus supplement as Westfield
                            Shoppingtown Meriden and represents 1.4% of the
                            initial mortgage pool balance, prohibits voluntary
                            prepayments but can be defeased currently. Any
                            defeasance, prior to the second anniversary of the
                            date of initial issuance of the series 2004-C8
                            certificates, of the Westfield Shoppingtown Meriden
                            underlying mortgage loan would trigger a repurchase
                            obligation on our part. See Description of the
                            Mortgage Pool--Cures and Repurchases" in this
                            prospectus supplement.

                            Seven (7) other mortgage loans that we intend to
                            include in the trust, representing 3.7% of the
                            initial mortgage pool balance, provide for a period,
                            following the initial prepayment lock-out period,
                            when the loan is prepayable together with a yield
                            maintenance charge (which may in no event be less
                            than 1% of the prepaid amount), but do not provide
                            for defeasance.

                            Set forth below is information regarding the
                            remaining terms of the prepayment lock-out or
                            prepayment lock-out/defeasance periods, as
                            applicable, for the Westfield Shoppingtown Meriden
                            underlying mortgage loan as well as the 91
                            underlying mortgage loans referred to in the first
                            paragraph of this "--Prepayment Lock-Out,
                            Defeasance, Prepayment Premium and Yield Maintenance
                            Periods" subsection:

             Maximum remaining prepayment lock-out or prepayment
               lock-out/defeasance period ........................   176 months
             Minimum remaining prepayment lock-out or prepayment
               lock-out/defeasance period ........................    22 months
             Weighted average remaining prepayment lock-out or
               prepayment lock-out/defeasance period .............    91 months

                                      S-35

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS .......  The mortgage pool will have the following general characteristics as of the cut-off date:

  Initial mortgage pool balance ................................  $1,315,067,748
  Number of mortgage loans .....................................              92
  Number of mortgaged real properties ..........................             163
  Maximum cut-off date principal balance .......................    $117,000,000
  Minimum cut-off date principal balance .......................        $526,000
  Average cut-off date principal balance .......................     $14,294,215
  Maximum mortgage interest rate ...............................          7.450%
  Minimum mortgage interest rate ...............................          4.497%
  Weighted average mortgage interest rate ......................          5.511%
  Maximum original term to maturity or anticipated
   repayment date ...............................................     180 months
  Minimum original term to maturity or anticipated
   repayment date ...............................................      60 months
  Weighted average original term to maturity or anticipated
   repayment date ...............................................      99 months
  Maximum remaining term to maturity or anticipated
   repayment date ...............................................     179 months
  Minimum remaining term to maturity or anticipated
   repayment date ...............................................      45 months
  Weighted average remaining term to maturity or
   anticipated repayment date ...................................      97 months
  Weighted average underwritten debt service coverage ratio.....           1.50x
  Weighted average cut-off date loan-to-value ratio ............           68.8%

                            In reviewing the foregoing table, please note that:

                             o The initial mortgage pool balance is subject to
                               a permitted variance of plus or minus 5%.

                             o Except as described below in the second
                               succeeding bullet, the underwritten debt service
                               coverage ratio for any mortgage loan that is to
                               be included in the trust is equal to the
                               underwritten annual net cash flow for the
                               related mortgaged real property, divided by the
                               product of 12 times the monthly debt service
                               payment due in respect of that underlying
                               mortgage loan on the first due date following
                               the cut-off date or, if that mortgage loan is
                               currently in an interest-only period, on the
                               first due date after the commencement of the
                               scheduled amortization.

                             o Except as described in the following bullet, the
                               cut-off date loan-to-value ratio for any
                               mortgage loan to be included in the trust is
                               equal to its cut-off date principal balance,
                               divided by the estimated value of the related
                               mortgaged real property as set forth in a
                               related third-party appraisal dated as specified
                               on Annex A-1 to this prospectus supplement.

                             o The exceptions to the foregoing calculations of
                               underwritten debt service coverage ratio and
                               cut-off date loan-to-value ratio are as follows:

                                (1) with respect to the 15 underlying mortgage
                                    loans, collectively representing 18.6% of
                                    the initial mortgage pool balance, that each
                                    provides for payments of interest only until
                                    the related stated maturity date, the
                                    calculation of underwritten debt service
                                    coverage ratio in each such case

                                      S-36

                                    is based upon the actual interest-only
                                    payments (calculated in accordance with the
                                    related loan documents) that will be due in
                                    respect of the subject mortgage loan during
                                    the 12-month period following the cut-off
                                    date;

                                (2) with respect to The Grace Building
                                    underlying mortgage loan, which is part of a
                                    loan combination that also includes three
                                    (3) pari passu non-trust mortgage loans and
                                    four (4) subordinate non-trust mortgage
                                    loans (see "Description of the Mortgage
                                    Pool--Loan Combinations" in this prospectus
                                    supplement), the underwritten debt service
                                    coverage ratio is calculated based on 12
                                    times the average of the monthly debt
                                    service payments that will be due in respect
                                    of the subject underlying mortgage loan and
                                    the three (3) related pari passu non-trust
                                    mortgage loans, on all due dates commencing
                                    with the due date in August 2007 (following
                                    the expiration of the interest-only period)
                                    to and including the maturity date, and the
                                    cut-off date loan-to-value ratio is
                                    calculated based on the total cut-off date
                                    principal balance of the subject underlying
                                    mortgage loan and the three (3) related pari
                                    passu non-trust mortgage loans, in each case
                                    without regard to the four (4) subordinate
                                    non-trust mortgage loans secured by the
                                    related mortgaged real property;

                                (3) with respect to the Westfield Shoppingtown
                                    Meriden underlying mortgage loan, which is
                                    subordinate to another mortgage loan that is
                                    not included in the trust but is also
                                    secured by the Westfield Shoppingtown
                                    Meriden mortgaged real property, the
                                    underwritten debt service coverage ratio and
                                    cut-off date loan-to-value ratio are
                                    calculated also taking into account the
                                    senior non-trust mortgage loan secured by
                                    that mortgaged real property;

                                (4) with respect to each of the 222 East 41st
                                    Street underlying mortgage loan and the 757
                                    Third Avenue underlying mortgage loan, each
                                    of which underlying mortgage loans provides
                                    for an interest-only period and, further, is
                                    part of a loan combination comprised of the
                                    subject underlying mortgage loan and at
                                    least one (1) generally subordinate
                                    non-trust mortgage loan (see "Description of
                                    the Mortgage Pool--Loan Combinations" in
                                    this prospectus supplement), (a) the
                                    underwritten debt service coverage ratio is
                                    calculated based on 12 times the average of
                                    the monthly debt service payments that will
                                    be due in respect of the subject underlying
                                    mortgage loan on all due dates commencing
                                    with the first due date following the
                                    expiration of the related interest-only
                                    period to and including the maturity date
                                    (or, in the case of the 757 Third Avenue
                                    underlying mortgage loan, the anticipated
                                    repayment date), and (b) the cut-off date
                                    loan-to-value ratio is calculated based
                                    solely on the cut-off date principal balance
                                    of the subject underlying mortgage loan, in
                                    each case without regard to the related
                                    non-trust mortgage loan(s) secured by the
                                    related mortgaged real property; and

                                (5) with respect to each of the Main Street
                                    Station underlying mortgage loan and the
                                    Parkersburg Towne Center underlying mortgage
                                    loan, each of which underlying mortgage
                                    loans is part of a loan combination
                                    comprised of the subject underlying mortgage
                                    loan and a generally subordinate non-trust
                                    mortgage loan (see "Description of the
                                    Mortgage Pool--Loan Combinations" in this
                                    prospectus supplement), each of the

                                      S-37

                                    underwritten debt service coverage ratio and
                                    the cut-off date loan-to-value ratio is
                                    calculated without regard to the related
                                    non-trust mortgage loan secured by the
                                    related mortgaged real property.

                             o In the case of some of the mortgage loans that
                               we intend to include in the trust, the
                               calculation of underwritten annual net cash flow
                               for the related mortgaged real property or
                               properties (which is, in turn, used in the
                               calculation of underwritten debt service
                               coverage ratios) was based on certain
                               assumptions regarding projected rental income
                               and/or occupancy, including, without limitation:
                               (a) the assumption that a particular tenant at
                               the subject mortgaged real property that has
                               executed a lease, but has not yet taken
                               occupancy and/or has not yet commenced paying
                               rent, will take occupancy and commence paying
                               rent on a future date, (b) the assumption that
                               an unexecuted lease that is currently being
                               negotiated with respect to a particular tenant
                               at the subject mortgaged real property or is out
                               for signature will be executed and in place on a
                               future date, (c) the assumption that a portion
                               of the currently vacant and unleased space at
                               the subject mortgaged real property will be
                               leased at current market rates and consistent
                               with occupancy rates of comparable properties in
                               the subject market, (d) the assumption that
                               certain rental income payable on a future date
                               under a signed lease, but where the tenant is in
                               an initial rent abatement or free rent period,
                               will be paid commencing on such future date, (e)
                               assumptions regarding the renewal of particular
                               leases, incremental rent increases and/or the
                               re-leasing of certain space at the subject
                               mortgaged real property, and/or (f) certain
                               additional lease-up assumptions as may be
                               described in the footnotes to Annex A-1 to this
                               prospectus supplement. There is no assurance
                               that the foregoing assumptions made with respect
                               to any particular underlying mortgage loan will,
                               in fact, be consistent with actual property
                               performance; and, if they are not consistent,
                               actual annual net cash flow for a mortgaged
                               property may be less than the underwritten
                               annual net cash flow presented with respect to
                               that property in this prospectus supplement.

                             o The maximum mortgage interest rate, minimum
                               mortgage interest rate and weighted average
                               mortgage interest rate in the foregoing table is
                               based on anticipated interest rate information
                               for five (5) mortgage loans that we intend to
                               include in the trust, collectively representing
                               2.7% of the initial mortgage pool balance, that
                               closed on the cut-off date; however, because
                               those mortgage loans actually bear a marginally
                               different interest rate than estimated, those
                               statistics may change marginally. In addition,
                               the maximum mortgage interest rate, minimum
                               mortgage interest rate and weighted average
                               mortgage interest rate in the foregoing table is
                               based on anticipated interest rate information
                               for another five (5) mortgage loans that we
                               intend to include in the trust, collectively
                               representing 1.3% of the initial mortgage pool
                               balance, that have not closed on the cut-off
                               date; and, therefore, those statistics may also
                               change if those mortgage loan bear a different
                               interest rate than anticipated.

                                      S-38

B. GEOGRAPHIC
   CONCENTRATION .........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                            mortgaged real properties located in the indicated
                            states:

                                                                    % OF INITIAL
                                                      NUMBER OF       MORTGAGE
                                   STATE             PROPERTIES     POOL BALANCE
                                   -----             ----------     ------------
                           New York .............         4             22.7%
                           California ...........        40             16.0%
                           Connecticut ..........         3             10.4%
                           Pennsylvania .........         5              9.2%
                           Texas ................        17              7.9%
                           Illinois .............        28              6.4%
                           Florida ..............        11              5.6%
                           Georgia ..............         8              3.4%

                            The remaining mortgaged real properties with respect
                            to the mortgage pool are located throughout 18 other
                            states. No more than 3.3% of the initial mortgage
                            pool balance is secured by mortgaged real properties
                            located in any of these other states.

C.  PROPERTY TYPES........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                            mortgaged real properties predominantly operated for
                            each indicated purpose:

                                                                    % OF INITIAL
                                                      NUMBER OF       MORTGAGE
                             PROPERTY TYPE           PROPERTIES     POOL BALANCE
                             -------------           ----------     ------------
                        Office ..................        15             44.0%
                        Retail ..................        60             24.7%
                         Regional Mall ...........        1              1.4%
                         Anchored Retail .........       46             19.4%
                         Unanchored Retail .......       13              4.0%
                        Multifamily .............        50             18.8%
                        Self Storage ............        29              7.5%
                        Mobile Home Park ........         6              2.6%
                        Industrial/Warehouse ....         2              2.3%
                        Parking Garage ..........         1              0.2%

D. ENCUMBERED INTERESTS...  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool
                            balance represented thereby, that are secured by
                            mortgaged real properties for which the whole or
                            predominant encumbered interest is as indicated:

                        ENCUMBERED INTEREST                         % OF INITIAL
                         IN THE MORTGAGED             NUMBER OF       MORTGAGE
                           REAL PROPERTY           MORTGAGE LOANS   POOL BALANCE
                           -------------           --------------   ------------
                   Fee Simple ...................        89             91.7%
                   Leasehold ....................         2              8.1%
                   Fee Simple/Leasehold .........         1              0.2%

                            It should be noted that each mortgage loan secured
                            by overlapping fee and leasehold interests or by a
                            predominant fee interest and a relatively minor
                            leasehold interest, is presented as being secured by
                            a fee simple interest in this prospectus supplement
                            and is therefore included within the category
                            referred to as "fee simple" in the chart above.

                                      S-39

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS ........  The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend
                            to include in the trust represent 39.4% of the
                            initial mortgage pool balance. For a discussion of
                            those five (5) mortgage loans/groups of
                            cross-collateralized mortgage loans, see
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans" in this prospectus
                            supplement.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust
                            as multiple real estate mortgage investment
                            conduits, or REMICs, under sections 860A through
                            860G of the Internal Revenue Code of 1986, as
                            amended. Those multiple REMICs are as follows:

                             o A single loan REMIC, which will consist of the
                               Westfield Shoppingtown Meriden underlying
                               mortgage loan and certain related assets;

                             o REMIC I, which will consist of, among other
                               things, the underlying mortgage loans (exclusive
                               of the Westfield Shoppingtown Meriden underlying
                               mortgage loan) and the regular interests in the
                               single loan REMIC that holds the Westfield
                               Shoppingtown Meriden underlying mortgage loan,
                               but will exclude collections of additional
                               interest accrued and deferred as to payment with
                               respect to each mortgage loan in REMIC I, if
                               any, with an anticipated repayment date that
                               remains outstanding past that date;

                             o REMIC II, which will hold the regular interests
                               in REMIC I; and

                             o REMIC III, which will hold the regular interests
                               in REMIC II.

                            Any assets of the trust not included in a REMIC will
                            constitute a grantor trust for federal income tax
                            purposes.

                            The offered certificates will be treated as regular
                            interests in REMIC III. This means that they will be
                            treated as newly issued debt instruments for federal
                            income tax purposes. You will have to report income
                            on your offered certificates in accordance with the
                            accrual method of accounting even if you are
                            otherwise a cash method taxpayer. The offered
                            certificates will not represent any interest in the
                            grantor trust referred to above.

                                      S-40

                            One or more classes of the offered certificates may
                            be issued with more than a de minimis amount of
                            original issue discount. If you own an offered
                            certificate issued with original issue discount, you
                            may have to report original issue discount income
                            and be subject to a tax on this income before you
                            receive a corresponding cash payment. When
                            determining the rate of accrual of original issue
                            discount, market discount and premium, if any, with
                            respect to the series 2004-C8 certificates for
                            federal income tax purposes, the prepayment
                            assumption used will be that following any date of
                            determination:

                             o any underlying mortgage loans with anticipated
                               repayment dates will be paid in full on those
                               dates,

                             o no mortgage loan in the trust will otherwise be
                               prepaid prior to maturity, and

                             o there will be no extension of maturity for any
                               mortgage loan in the trust.

                            For a more detailed discussion of the federal income
                            tax aspects of investing in the offered
                            certificates, see "Federal Income Tax Consequences"
                            in each of this prospectus supplement and the
                            accompanying prospectus.

ERISA.....................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations"
                            in this prospectus supplement, retirement plans and
                            other employee benefit plans and arrangements
                            subject to--

                             o Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                             o section 4975 of the Internal Revenue Code of
                               1986, as amended,

                            will be able to invest in the offered certificates
                            without giving rise to a prohibited transaction.
                            This is based upon an individual prohibited
                            transaction exemption granted to a predecessor to
                            Lehman Brothers Inc. by the U.S. Department of
                            Labor.

                            If you are a fiduciary of any retirement plan or
                            other employee benefit plan or arrangement subject
                            to Title I of ERISA or section 4975 of the Internal
                            Revenue Code of 1986, as amended, you should review
                            carefully with your legal advisors whether the
                            purchase or holding of the offered certificates
                            could give rise to a transaction that is prohibited
                            under ERISA or section 4975 of the Internal Revenue
                            Code of 1986, as amended. See "ERISA Considerations"
                            in this prospectus supplement and in the
                            accompanying prospectus.

LEGAL INVESTMENT.........   None of the offered certificates will be mortgage
                            related securities within the meaning of the
                            Secondary Mortgage Market Enhancement Act of 1984,
                            as amended.

                            All institutions whose investment activities are
                            subject to legal investment laws and regulations,
                            regulatory capital requirements or review by
                            regulatory authorities should consult with their own
                            legal advisors in determining whether and to what
                            extent the offered certificates will be legal
                            investments for them. See "Legal Investment" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-41

INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the
                            underlying mortgage loans will affect the yield to
                            maturity on each offered certificate. In the case of
                            any offered certificates purchased at a discount, a
                            slower than anticipated rate of payments and other
                            collections of principal on the underlying mortgage
                            loans could result in a lower than anticipated
                            yield. In the case of any offered certificates
                            purchased at a premium, a faster than anticipated
                            rate of payments and other collections of principal
                            on the underlying mortgage loans could result in a
                            lower than anticipated yield.

                            The yield on any offered certificate with a variable
                            or capped pass-through rate could also be adversely
                            affected if the underlying mortgage loans with
                            relatively higher net mortgage interest rates pay
                            principal faster than the mortgage loans with
                            relatively lower net mortgage interest rates.

                            See "Yield and Maturity Considerations" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-42

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-J, B, C, D, E and F Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1, A-2, A-3, A-4, A-5 and A-6 Certificates.
If you purchase class A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2004-C8 certificates, including the A-1, A-2, A-3, A-4, A-5, A-6, X-CL and X-CP classes.
As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2004-C8 certificates.

     When making an investment decision, you should consider, among other things--

     o  the payment priorities of the respective classes of the series 2004-C8 certificates,

     o  the order in which the principal balances of the respective classes of the series 2004-C8 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o  the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o  the price you paid for your offered certificates, and

     o  the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool," "Servicing Under the Series 2004-C8
Pooling and Servicing Agreement," "Servicing of The Grace Building Loan Group,"
"Servicing of the Westfield Shoppingtown Meriden Loan Pair," "Description

                                      S-43

of the Offered Certificates--Payments" and "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" and "Yield and Maturity Considerations" in this prospectus supplement.
See also "Risk Factors--The Investment Performance of Your Offered Certificates
Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans;
and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield
and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially
and Adversely from Your Expectations Because the Rate of Prepayments and Other
Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster
or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Two (2) of the Mortgage Loans (Including the Largest Mortgage Loan) That We
Intend to Include in the Trust Are Each Being Serviced and Administered Pursuant
to the Servicing Agreement for the Securitization of a Non-Trust Mortgage Loan
That is Part of the Same Loan Combination as the Subject Underlying Mortgage
Loan; Therefore, the Series 2004-C8 Certificateholders Will Have Limited Ability
To Control the Servicing of Those Underlying Mortgage Loans and the Parties with
Control Over the Servicing of Those Underlying Mortgage Loans May Have Interests
that Conflict with Your Interests. The Grace Building underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust, has an unpaid principal balance of $117,000,000 and represents 8.9% of the initial mortgage pool balance, is part of a loan combination comprised of eight (8)
mortgage loans that are all secured by a mortgage on The Grace Building mortgaged real property, and the other seven (7) of those mortgage loans are not included in the trust. Each of the three (3) Grace Building pari passu non-trust mortgage loans are included in separate commercial mortgage securitizations, and the four (4) Grace Building non-trust subordinate mortgage loans are currently collectively held by the same third-party institutional noteholder (but could be transferred and separately held). The co-lender agreement that governs the relationship between the holders of The Grace Building loan group generally provides that the entire Grace Building loan group will be serviced and administered pursuant to the series 2004-CIBC9 pooling and servicing agreement
(the governing document for the securitization of one (1) of The Grace Building pari passu non-trust mortgage loans, involving the issuance of the J.P. Morgan
Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through
Certificates, Series 2004-CIBC9), which pooling and servicing agreement provides for servicing arrangements that are similar but not identical to those under the series 2004-C8 pooling and servicing agreement.

     The Westfield Shoppingtown Meriden underlying mortgage loan, which has an unpaid principal balance of $18,201,882 and represents 1.4% of the initial mortgage pool balance, is part of a loan combination comprised of two (2)
mortgage loans, both of which are secured by a mortgage on the Westfield
Shoppingtown Meriden mortgaged real property, and one (1) of which is not included in the trust. The Westfield Shoppingtown Meriden non-trust mortgage loan (which is senior in right of payment to the Westfield Shoppingtown Meriden underlying mortgage loan) is included in a commercial mortgage securitization involving the issuance of the LB-UBS Commercial Mortgage Trust 2001-C2,
Commercial Mortgage Pass-Through Certificates, Series 2001-C2. The co-lender agreement that governs the relationship between the holders of the Westfield
Shoppingtown Meriden loan pair generally provides that, for so long as the
Westfield Shoppingtown Meriden non-trust senior mortgage loan is included in that securitization, the Westfield Shoppingtown Meriden loan pair will be serviced and administered pursuant to the series 2001-C2 pooling and servicing agreement, which provides for servicing arrangements that are similar but not identical to those under the series 2004-C8 pooling and servicing agreement

     Consequently, in the case of each of The Grace Building underlying mortgage loan and the Westfield Shoppingtown Meriden underlying mortgage loan, none of the trustee, as holder of the subject underlying mortgage loan, the master servicer or the special servicer will have the ability to control the servicing or administration of that underlying mortgage loan or to

                                      S-44

exercise any independent remedies in the event of a default on that underlying mortgage loan (including exercising any rights available to the lenders in connection with a borrower bankruptcy or insolvency proceeding), because, in each case, the applicable servicer will instead have those rights under the governing servicing agreement (which in either case will not be the series
2004-C8 pooling and servicing agreement). In servicing each of The Grace
Building and Westfield Shoppingtown Meriden loan combinations, the master servicer and special servicer under the applicable governing servicing agreement must take into account the interests of another series of certificateholders besides the series 2004-C8 certificateholders, and those interests may conflict with your interests. Further, none of the master servicer, special servicer or trustee under the series 2004-C8 pooling and servicing agreement will have any obligation or authority to supervise the performance of any servicer under the governing servicing agreement for either The Grace Building loan group or the
Westfield Shoppingtown Meriden loan pair or to make servicing advances with respect to either of the related mortgaged real properties. In addition, one or more of the legal and/or beneficial owners of the non-trust mortgage loan(s) in
The Grace Building loan group and, subject to the next paragraph, the Westfield
Shoppingtown Meriden loan pair have certain rights, directly or through representatives, under the respective governing servicing agreements with respect to the subject underlying mortgage loan and the related mortgaged real property, including with respect to arranging for and directing the servicing of the underlying mortgage loan, appointing a special servicer with respect thereto, and/or consenting to or providing advice with respect to certain related servicing actions. To the extent one or more of the legal and/or beneficial owners of the non-trust mortgage loan(s) in The Grace Building and the Westfield Shoppingtown Meriden loan combinations have rights with respect to the underlying mortgage loan in either of those loan combinations, those legal and/or beneficial owners have no obligation to act for the benefit of the holder of the subject underlying mortgage loan or the series 2004-C8 certificateholders and may have interests that conflict with your interests.

     With respect to the Westfield Shoppingtown Meriden underlying mortgage loan, however, if and for so long as the unpaid principal balance of that underlying mortgage loan (net of any appraisal reduction amount with respect to the Westfield Shoppingtown Meriden loan pair) is equal to or greater than 50% of its original principal balance, the series 2004-C8 controlling class representative (as designee of the holder of that underlying mortgage loan) will have the right to direct and advise the series 2001-C2 special servicer with respect to the Westfield Shoppingtown Meriden loan pair, but will not have the right to arrange for the servicing of the loan pair or appoint or replace the series 2001-C2 special servicer. When the unpaid principal balance of the
Westfield Shoppingtown underlying mortgage loan (net of any appraisal reduction amount with respect to the Westfield Shoppingtown Meriden loan pair) falls below that 50% threshold, the designee of the related non-trust mortgage loan noteholder will then have the right to direct and advise the series 2001-C2 special servicer with respect to the Westfield Shoppingtown Meriden loan pair.

     The Interests of the Series 2004-C8 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of series 2004-C8 certificates representing a majority interest in the controlling class of series 2004-C8 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "Servicing Under the Series 2004-C8 Pooling and Servicing Agreement--The Series 2004-C8 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders" in this prospectus supplement; and (b)
replace the special servicer under the series 2004-C8 pooling and servicing agreement, subject to satisfaction of the conditions described under "Servicing
Under the Series 2004-C8 Pooling and Servicing Agreement--Replacement of the
Special Servicer by the Series 2004-C8 Controlling Class" in this prospectus supplement. Among other things, the series 2004-C8 controlling class representative may direct the special servicer under the series 2004-C8 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than The
Grace Building underlying mortgage loan and the Westfield Shoppingtown Meriden underlying mortgage loan, and any related foreclosure properties) that the series 2004-C8 controlling class representative may consider advisable, except to the extent that, in connection with any such underlying mortgage loan that is part of a loan combination, a related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2004-C8 controlling class will be a non-offered class of series 2004-C8 certificates. The series 2004-C8 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2004-C8 controlling class representative will exercise its rights and powers on behalf of the series
2004-C8 controlling class certificateholders, and it will not be liable to any other class of series 2004-C8 certificateholders for so doing.

                                      S-45

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. After the
September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance
Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or
(y) fails to pay the premium increase related to the terrorism coverage within
30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. In the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2004-C8 certificates.

                                      S-46

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o  office;

     o  anchored retail;

     o  multifamily rental;

     o  self-storage;

     o  unanchored retail;

     o  mobile home park;

     o  industrial/warehouse;

     o  regional mall; and

     o  parking garage.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o  the successful operation and value of the related mortgaged real property, and

     o  the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Main Street Station,
Cliffbrook Condos and Littlefield Mall Parking Garage, and representing 0.6%,
0.3% and 0.2%, respectively, of the initial mortgage pool balance, are each partially secured by the related borrowers' interest in certain residential and/or commercial condominium units.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C8 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     Risks Associated with Vertical Subdivisions. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Latsko Portfolio I, which mortgage loan represents 1.7%
of the

                                      S-47

initial mortgage pool balance, is secured by the related borrower's interest in
11 properties, two of which are vertical subdivisions, which contain the related mortgaged real property.

     In the case of vertical subdivisions, certain decisions affecting the sub-divided parcels and the real property located therein are governed by easements and operating agreements and there is no assurance that the borrower under a mortgage loan secured by one or more interests in these parcels will have full control over such decisions. Thus, those decisions, including maintenance costs to be paid by the parcel owners, insurance to be maintained on the buildings, restoration following a casualty and other decisions affecting the maintenance of those buildings, may have an adverse impact on this mortgage loan.

     There can be no assurance that these decisions will always be made in the best interests of the borrower under this mortgage loan. Further, due to the nature of vertical subdivisions, a default on the part of the borrower with respect to the related mortgaged real property will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not vertical subdivisions. The right of other parcel owners, the documents governing the management of the vertical subdivision parcels and state and local laws, if any, applicable to vertical subdivision parcels must be considered. In addition, in the event a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing under the collateral described above could subject the series 2004-C8 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a vertical subdivision.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o  The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy
        the Amounts Owing Under an Underlying Mortgage Loan in the Event of
        Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily
        Mortgage Loan Depends Upon the Performance and Value of the Underlying
        Real Property, Which May Decline Over Time, and the Related Borrower's
        Ability to Refinance the Property, of Which There Is No Assurance--Most
        of the Mortgage Loans Underlying Your Offered Certificates Will Be
        Nonrecourse" in the accompanying prospectus.

     o  In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on
        a Single Tenant or on One or a Few Major Tenants at the Related
        Mortgaged Real Property. In the case of 52 mortgaged real properties, securing 35.3% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies
        25% or more of the particular property. In the case of 16 of those properties, securing 8.2% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily
        Mortgage Loan Depends Upon the Performance and Value of the Underlying
        Real Property, Which May Decline Over Time, and the Related Borrower's
        Ability to Refinance the Property, of Which There Is No Assurance--The
        Successful Operation of a Multifamily or Commercial Property Depends on
        Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan
        Depends Upon the Performance and Value of the Underlying Real Property,
        Which May Decline Over Time, and the Related Borrower's Ability to
        Refinance the Property, of Which There Is No Assurance-- Dependence on a
        Single Tenant or a Small Number of Tenants Makes a Property Riskier
        Collateral" and

                                      S-48

        "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
        the Performance and Value of the Underlying Real Property, Which May
        Decline Over Time and the Related Borrower's Ability to Refinance the
        Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely
        Affects Property Performance" in the accompanying prospectus.

     o  Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured
        by Mortgage Liens on the Respective Borrower's Interests in Each of the
        Following Property Types--Office, Retail and Multifamily. Fifteen (15)
        of the mortgaged real properties, securing 44.0% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

        A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

        1.  the strength, stability, number and quality of the tenants;

        2.  accessibility from surrounding highways/streets;

        3.  the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

        4.  whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

        5.  the financial condition of the owner of the subject property.

        See "Description of the Trust Assets--Mortgage Loans--A Discussion of
        the Various Types of Multifamily and Commercial Properties that May
        Secure Mortgage Loans Underlying a Series of Offered
        Certificates--Office Properties" in the accompanying prospectus.

        Sixty (60) of the mortgaged real properties, securing 24.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

        1.  the strength, stability, number and quality of the tenants;

        2.  tenants' sales;

        3.  tenant mix;

        4.  whether the subject property is in a desirable location;

        5.  the physical condition and amenities of the subject building in relation to competing buildings;

        6.  competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

        7.  whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

        8.  the financial condition of the owner of the subject property.

        We consider 47 of the subject retail properties (which include regional malls), securing 20.8% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 13 of the subject retail properties, securing 4.0% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

        At some retail properties, the anchor tenant owns the space it occupies.
        In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect

                                      S-49

        to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

        See "Description of the Trust Assets--Mortgage Loans--A Discussion of
        the Various Types of Multifamily and Commercial Properties that May
        Secure Mortgage Loans Underlying a Series of Offered
        Certificates--Retail Properties" in the accompanying prospectus.

        Fifty (50) of the mortgaged real properties, securing 18.8% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

        1.  the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

        2.  the physical condition and amenities of the subject apartment building in relation to competing buildings;

        3.  the subject property's reputation;

        4.  applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

        5.  local factory or other large employer closings;

        6.  the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

        7.  compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

        8.  distance from employment centers and shopping areas; and

        9.  the financial condition of the owner of the subject property.

        In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time.
        Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

        Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund, including the mortgaged real properties identified on Annex A-1 to this prospectus supplement under the headings preceded by "Lembi Portfolio--", are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

        See "Description of the Trust Assets--Mortgage Loans--A Discussion of
        the Various Types of Multifamily and Commercial Properties that May
        Secure Mortgage Loans Underlying a Series of Offered
        Certificates--Multifamily Rental Properties" in the accompanying prospectus.

        In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the
        Trust Assets--Mortgage Loans--A Discussion of the Various Types of
        Multifamily and Commercial Properties That May Secure Mortgage Loans
        Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o  Five Percent or More of the Initial Mortgage Pool Balance Will Be
        Secured by Mortgage Liens on Real Properties Located in Each of the
        Following Jurisdictions--New York, California, Connecticut,
        Pennsylvania, Texas, Illinois

                                      S-50

        and Florida. The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                            % OF INITIAL
                                              NUMBER OF       MORTGAGE
                      STATE                  PROPERTIES     POOL BALANCE
                      -----                  ----------     ------------
          New York ......................         4             22.7%
          California ....................        40             16.0%
          Connecticut ...................         3             10.4%
          Pennsylvania ..................         5              9.2%
          Texas .........................        17              7.9%
          Illinois ......................        28              6.4%
          Florida .......................        11              5.6%

        The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration
        Within a Trust Exposes Investors to Greater Risk of Default and Loss" in
        the accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o  The Mortgage Pool Will Include Material Concentrations of Balloon Loans
        and Loans with Anticipated Repayment Dates. Eighty-nine (89) mortgage loans, representing 94.2% of the initial mortgage pool balance, are balloon loans. Fifteen (15) of those balloon mortgage loans, representing 18.6% of the initial mortgage pool balance, are interest-only balloon loans. In addition, three (3) mortgage loans, representing 5.8% of the initial mortgage pool balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage
        Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of
        Your Offered Certificates Will Depend Upon Payments, Defaults and Losses
        on the Underlying Mortgage Loans; and Those Payments, Defaults and
        Losses May Be Highly Unpredictable--There Is an Increased Risk of
        Default Associated with Balloon Payments" in the accompanying prospectus.

     o  The Mortgage Pool Will Include Some Disproportionately Large Mortgage
        Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 39.4% of the initial mortgage pool balance, and the ten (10)
        largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 58.2% of the initial mortgage pool balance. It has been confirmed to us by S&P and Moody's, however, that four (4) of the seven (7) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool--General,"
        "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans
        and Mortgage Loans with Affiliated Borrowers" and "--Significant
        Underlying Mortgage Loans" in this prospectus supplement and "Risk
        Factors--Loan Concentration Within a Trust Exposes Investors to Greater
        Risk of Default and Loss" in the accompanying prospectus.

     o  The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a
        Leasehold Interest in Real Property is Riskier Than Lending on the Fee
        Interest in That Property. Three (3) mortgage loans, representing 8.3%
        of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible

                                      S-51

        termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
        Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Legal Aspects of Mortgage
        Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o  Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
        Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the
        Mortgage Pool--Additional Loan and Property Information--Zoning and
        Building Code Compliance" in this prospectus supplement and "Risk
        Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of
        a Real Property" in the accompanying prospectus.

     o  Some of the Mortgaged Real Properties May Not Comply with All Local
        Building Codes or with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal
        Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o  Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
        Affiliated Borrowers or Borrowers with Related Principals or Are
        Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants,
        Which Presents a Greater Risk to the Trust Fund in the Event of the
        Bankruptcy or Insolvency of Any Such Borrower or Tenant. Eleven (11)
        separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The five (5) largest of these separate groups represent 8.7%, 2.7%, 2.6%, 2.3% and 1.8%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage
        Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans
        and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

        In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

        The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a
        Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
        Value of the Underlying Real Property, Which May Decline Over Time, and
        the Related Borrower's Ability to Refinance the Property, of Which There
        Is No Assurance--Tenant Bankruptcy Adversely Affects Property
        Performance," "--Repayment of a Commercial or Multifamily Mortgage Loan
        Depends Upon the Performance and Value of the Underlying Real Property,
        Which May Decline Over Time, and the Related Borrower's Ability to
        Refinance the Property, of Which There Is No Assurance"--Borrower
        Concentration Within a Trust Exposes Investors to Greater Risk of
        Default and Loss" and "--Repayment of a Commercial or Multifamily
        Mortgage Loan Depends Upon the Performance and Value of the Underlying
        Real Property, Which May Decline Over Time, and the Related Borrower's
        Ability to Refinance the Property, of Which There Is No
        Assurance"--Borrower Bankruptcy Proceedings Can Delay and Impair
        Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
        accompanying prospectus.

                                      S-52

     o  Some of the Mortgaged Real Properties Are or May Be Encumbered by
        Additional Debt and the Ownership Interests in Some Borrowers Have Been
        or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
        Cash Flow Available to the Subject Mortgaged Real Property. Six (6)
        mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage Pool--Loan Combinations"
        and/or "--Significant Underlying Mortgage Loans" in this prospectus supplement, and which represent 8.9%, 8.0%, 5.3%, 1.4%, 0.6% and 0.4%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans
        (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan.
        In that regard--

        (a) the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Grace Building is encumbered by a mortgage instrument that secures:

            (i)   the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $117,000,000, representing
                  8.9% of the initial mortgage pool balance;

            (ii)  three (3) other mortgage loans that will not be part of the trust fund, which other mortgage loans have unpaid principal balances as of the cut-off date of $117,000,000, $59,670,000 and $57,330,000, respectively, and are each pari passu in
                  right of payment with the subject underlying mortgage loan;
                  and

            (iii) four (4) other mortgage loans that will not be part of the trust fund, which other mortgage loans have unpaid principal balances as of the cut-off date of $10,000,000, $10,000,000,
                  $5,100,000 and $4,900,000, respectively, and are each,
                  following certain events of default with respect to The Grace
                  Building underlying mortgage loan, generally subordinate in right of payment with that underlying mortgage loan;

        (b) the mortgaged real property identified on Annex A-1 to this prospectus supplement as 222 East 41st Street is encumbered by a mortgage instrument that secures:

            (i)   the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $105,000,000, representing
                  8.0% of the initial mortgage pool balance; and

            (ii)  one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has a cut-off date principal balance of approximately $55,000,000 and is, following certain events of default with respect to the 222 East 41st Street underlying mortgage loan, generally subordinate in right of payment to that underlying mortgage loan;

        (c) the mortgaged real property identified on Annex A-1 to this prospectus supplement as 757 Third Avenue is encumbered by a mortgage instrument that secures:

            (i)   the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $70,000,000, representing
                  5.3% of the initial mortgage pool balance; and

            (ii)  one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has an aggregate unpaid
                  principal balance as of the cut-off date of $60,000,000 and is, following certain events of default with respect to the
                  757 Third Avenue underlying mortgage loan, generally
                  subordinate in right of payment to that underlying mortgage loan;

        (d) the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Meriden is encumbered by a mortgage instrument that secures:

            (i)   the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $18,201,882, representing
                  1.4% of the initial mortgage pool balance; and

            (ii)  one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has a cut-off date principal balance of approximately $76,835,940 and is senior in right of payment to the subject underlying mortgage loan;

        (e) the mortgaged real property identified on Annex A-1 to this prospectus supplement as Main Street Station is encumbered by a mortgage instrument that secures:

            (i)   the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $8,400,000, representing
                  0.6% of the initial mortgage pool balance; and

                                      S-53

            (ii)  one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has an original principal
                  balance of approximately $525,000 and is, following certain events of default with respect to the Main Street Station
                  underlying mortgage loan, generally subordinate in right of payment to that underlying mortgage loan; and

        (f) the mortgaged real property identified on Annex A-1 to this prospectus supplement as Parkersburg Towne Center is encumbered by a mortgage instrument that secures:

            (i)   the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $4,918,000, representing
                  0.4% of the initial mortgage pool balance; and

            (ii)  one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has an original principal
                  balance of approximately $321,300 and is, following certain events of default with respect to the Parkersburg Towne Center underlying mortgage loan, generally subordinate in right of payment to the subject underlying mortgage loan;

        The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

        1.  refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

        2.  reduced cash flow could result in deferred maintenance at the particular real property;

        3.  if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

        4.  if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

        With respect to each of the following mortgage loans that we intend to include in the trust, 100% of the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under "Description of the Mortgage
        Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

        1.  in the case of the group of cross-collateralized underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement under the headings preceded by "Lembi Portfolio--", which group of mortgage loans represents 8.7% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of
            $16,125,000, as described under "Description of the Mortgage
            Pool--Significant Underlying Mortgage Loans--The Lembi Multifamily
            Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement;

        2.  in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pickwick Plaza, which mortgage loan represents 7.0% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $21,000,000, as described under
            "Description of the Mortgage Pool--Significant Underlying Mortgage
            Loans--The Pickwick Plaza Mortgage Loan--Mezzanine Financing" in
            this prospectus supplement;

        3.  in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 757 Third Avenue, which mortgage loan represents 5.3% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $10,000,000; and

        4.  in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Houston Apartments, which mortgage loan represents 3.0% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $10,500,000.

        Further, with respect to each of the following mortgage loans that we intend to include in the trust, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and
        Property Information--Other Financing" in this prospectus supplement:

                                      S-54

        1.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 222 East
            41st Street, which mortgage loan represents 8.0% of the initial mortgage pool balance, as described under "Description of the
            Mortgage Pool--Significant Underlying Mortgage Loans--The 222 East
            41st Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement;

        2.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1601 Market
            Street, which mortgage loan represents 4.7% of the initial mortgage pool balance.

        3.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Amelia
            Center, which mortgage loan represents 0.7% of the initial mortgage pool balance;

        4.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Summerville
            Galleria Shopping Center, which mortgage loan represents 0.6% of the initial mortgage pool balance;

        5.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Monfort
            Heights Shopping Center, which mortgage loan represents 0.5% of the initial mortgage pool balance;

        6.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Goshen
            Station Shopping Center, which mortgage loan represents 0.4% of the initial mortgage pool balance;

        7.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Southaven
            Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance; and

        8.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Barnwell
            Plaza Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance.

        In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on A-1 to this prospectus as Pickwick Plaza, which mortgage loan represents 7.0% of the initial mortgage pool balance, Broadway Partners (Pickwick Lawlor) LLC, the managing member of
        Broadland Associates, LLC and controlled by the sponsor of the related borrower, has incurred debts aggregating to $8,070,400, which debts are secured by pledges of portions of the debtor's preferred, non-voting and non-managing membership interests in Broadland Associates, LLC. See
        "--Description of Mortgage Pool--Additional Loan and Property
        Information--Other Financing."

        Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. While the mezzanine debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

        See "Description of the Mortgage Pool--Additional Loan and Property
        Information--Other Financing" in this prospectus supplement and "Risk
        Factors--Subordinate Debt Increases the Likelihood that a Borrower Will
        Default on a Mortgage Loan Underlying Your Offered Certificates" in the
        accompanying prospectus.

     o  Certain Borrower Covenants May Affect That Borrower's Available Cash
        Flow. Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow. There can be no assurance that a borrower with respect to the related underlying mortgage loan will have sufficient funds to comply with such covenants.

     o  Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
        Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
        $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

                                      S-55

        In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b)
        individuals that have personal liabilities unrelated to the property.
        The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

        In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

        Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member. For instance, with respect to the cross-collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement under the headings preceded by "Lembi Portfolio--", which group of mortgage loans represents 8.7% of the initial mortgage pool balance, the related sponsor guaranteed the payment of a substantial portion of those mortgage loans and, therefore, a non-consolidation opinion was not obtained at the origination of those mortgage loans. Consequently, although the related borrower is a special purpose entity, there can be no assurance that upon a bankruptcy of the related sponsor, the assets of the related borrower will not be consolidated with those of such sponsor, thus impairing the ability of the lender to enforce its rights and remedies under the Lembi Portfolio underlying mortgage loans.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hunt
Retail Portfolio, Westfield Shoppingtown Meriden, Cobblestone Apartments,
Comcast Office Building, 47-30 29th Street and Lone Star Storage, respectively, which secure mortgage loans that collectively represent 5.9% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks.
The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust.
Any potential environmental liability could reduce or delay payments on the offered certificates.

                                      S-56

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 22 mortgaged real properties, securing 3.2% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of one mortgaged real property, securing a mortgage loan representing 1.0% of the initial mortgage pool balance, a related Phase II environmental site assessment)
were completed during the 14-month period ending on the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon.
Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o  the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o  the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o  an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o  a responsible third party was identified as being responsible for the remediation; or

     o  the related originator of the subject underlying mortgage loan generally required the related borrower to:

        (a) to take investigative and/or remedial action; or

        (b) to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

        (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

        (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

        (e) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance)
            or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o  the mortgaged real property had not been affected or had been minimally affected,

     o  the potential for the problem to affect the mortgaged real property was limited, or

                                      S-57

     o  a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Gehr Florida Portfolio, which mortgaged real properties secure a mortgage loan representing 3.1% of the initial mortgage pool balance, a Phase I environmental site assessment conducted on Plantation
Marketplace, one of the mortgaged real properties comprising the Gehr Florida
Portfolio, revealed that a dry cleaning facility located on such mortgaged real property underwent remediation to clean up solvent impacted groundwater from the dry cleaning facility. The Florida Department of Environmental Protection, in a
letter dated April 5, 2004, agreed to cessation of active remediation and commencement of a post remediation monitoring program. According to the independent third party consultant that performed the Phase I environmental site assessment, the most recent post remediation monitoring results should result in the Florida Department of Environmental Protection granting no further action status. There can be no assurance that the Florida Department of Environmental
Protection will grant such no further action status or that the impacted groundwater will not require further remediation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as North Haven Pavilion, which mortgaged real property secures a mortgage loan representing 2.0% of the initial mortgage pool balance, according to the Phase I environmental site assessment, a prior environmental limited subsurface investigation conducted in June 2004 (Phase II) revealed the presence of coal ash and associated contaminants at the mortgaged real property due to the historical use as a staging area for treated and untreated railroad ties. In connection with such prior activities, 7,500 cubic yards of impacted soil were excavated from and placed in a discreet location at the mortgaged real property. Although formal Connecticut Department of Environmental Protection concurrence was not obtained, a Licensed Environmental Professional opinion letter concluded that placement and reuse of such soil, subject to certain engineering controls such as maintaining the location of the parking areas and building structures, would not place the mortgaged real property in noncompliance with state environmental regulations. There can be no assurance that such engineering controls will be properly maintained or that if such engineering controls are properly maintained, that the mortgaged real property will be in compliance with state environmental regulations.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Yorktowne Mobile Home Park, which mortgaged real property secures a mortgage loan representing 1.0% of the initial mortgage pool balance, a Phase I environmental assessment performed by an independent third party identified impacted soil and groundwater at the mortgaged real property due to the discharge of petroleum-hydrocarbons from a gas station located adjacent to the mortgaged real property. In addition, a Phase II environmental assessment performed in August 2003 revealed elevated levels of chlorinated solvents due to discharges by a dry cleaner located on the mortgaged real property. Consultants engaged in connection with the origination of the mortgage loan have verbally estimated that the clean up of groundwater pollution at the mortgaged real property will cost between $133,000 and $166,000. An escrow account of approximately $332,000 has been established in connection with such clean-up activities. In addition, the sponsor of the borrower executed an environmental indemnity agreement. There can be no assurance that the party responsible for clean up of the groundwater pollution will complete such clean up, that escrowed funds will be sufficient to complete such clean up or that the party responsible under the environmental indemnity agreement will provide the agreed upon indemnification.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Store-It -- Gurnee, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase I consultant observed that fill material consisting of soil and rock materials had been deposited on the southern portion of the site and recommended an additional investigation of such material. A Phase II subsurface investigation identified Resource Conservation and Recovery Act metals and polynuclear aromatics above Illinois Environmental Protection Agency Tier I soil remediation objectives. The Phase II consultant reported that the State of
Illinois does not have a statute requiring that an identified impact be reported unless the identified impact is associated with a known point source. As such, the Phase II consultant recommended that if regulatory closure of the impacted fill area is sought, the subject property should be enrolled in the Illinois EPA voluntary Site Remediation Program to pursue a no further action letter, but noted that no additional activities or reporting actions are required at this point for regulatory compliance purposes.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Store-It -- South Wheeling, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool

                                      S-58

balance, a Phase II environmental site assessment was performed to evaluate whether adjacent facilities had impacted the subject property. The Phase II subsurface investigation identified one subsurface sample which contained tetrachloroethene in groundwater at a concentration above Illinois EPA Tier I groundwater remediation objectives. The Phase II consultant recommended that if regulatory closure of the impacted area is sought, the subject property should be enrolled in the Illinois EPA voluntary Site Remediation Program to pursue a no further action letter, but noted that no additional activities or reporting actions are required at this point for regulatory compliance purposes.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Store-It -- Lake Zurich, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase II environmental site assessment was performed to evaluate whether underground storage tanks at an adjacent facility impacted the subject property. The Phase II subsurface investigation identified one groundwater monitoring well with polynuclear aromatics above Illinois EPA Tier I and Tier II groundwater remediation objectives. The Phase II consultant recommended that if regulatory closure of the area is sought, the subject property should be enrolled in the Illinois EPA voluntary Site Remediation Program to pursue a no further action letter, but noted that no additional activities or reporting actions are required at this point for regulatory compliance purposes.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o  the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o  the results of the environmental testing were accurately evaluated in all cases;

     o  the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o  the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o  the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o  any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o  any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Engineering firms inspected all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

     o  the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o  the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage

                                      S-59

Pool--Additional Loan and Property Information--Property, Liability and Other
Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is a also possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a
Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o  the mortgaged real properties may be managed by property managers that are affiliated with the related borrowers;

     o  the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o  affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     With Respect to Six (6) Mortgage Loans (Including the Largest, and the
Third and Sixth Largest, Mortgage Loans) That We Intend to Include in the Trust,
the Mortgaged Real Property or Properties That Secure the Subject Mortgage Loan
in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in
the Trust; The Mortgage Loans That Comprise Each Such Loan Combination Are
Cross-Defaulted; The Interests of the Holders of Those Non-Trust Mortgage Loans
May Conflict with Your Interests. Six (6) mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage
Pool--Loan Combinations" and/or "--Significant Underlying Mortgage Loans" in
this prospectus supplement, and which represent 8.9%, 8.0%, 5.3%, 1.4%, 0.6% and
0.4%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s)
encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer (which, in the case of The Grace Building loan group, will be a servicer under the series 2004-CIBC9 pooling and servicing agreement, and which, in the case of the Westfield Shoppingtown Meriden loan pair, will be a servicer under the series 2001-C2 pooling and servicing agreement) regarding various servicing matters, including certain modifications, affecting that loan combination (except that, in the case of the Westfield
Shoppingtown Meriden loan pair, such right will belong to the series 2004-C8 controlling class representative (as designee of the holder of the subject underlying mortgage loan), until the principal balance Westfield Shoppingtown
Meriden underlying mortgage loan (net of any appraisal reduction with respect to the Westfield Shoppingtown Meriden loan pair) is reduced below a specified threshold) and/or (d) the right to replace the applicable special servicer
(without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2004-C8 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2004-C8 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage loan noteholder will exercise its rights and powers to protect its own economic interests, and will

                                      S-60

not be liable to the series 2004-C8 certificateholders for so doing. See
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing
Under the Series 2004-C8 Pooling and Servicing Agreement--The Series 2004-C8
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders,"
"Servicing of The Grace Building Loan Group--Certain Powers of the Loan
Combination Controlling Party for The Grace Building Loan Group Under The Grace
Building Co-Lender Agreement" and "Servicing of the Westfield Shoppingtown
Meriden Loan Pair--Certain Powers of the Loan Combination Controlling Party for
the Westfield Shoppingtown Meriden Loan Pair Under the Westfield Shoppingtown
Meriden Co-Lender and Servicing Agreement" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust noteholders.

     The Westfield Shoppingtown Meriden Underlying Mortgage Loan Is Part of a
Loan Pair Comprised of Two Mortgage Loans in Which the Subject Underlying
Mortgage Loan Is Subordinate To the Corresponding Non-Trust Loan For Purposes of
Allocating Payments of Both Principal and Interest Between Them. The Westfield
Shoppingtown Meriden underlying mortgage loan, which as an unpaid principal balance of $18,201,882 and represents 1.4% of the initial mortgage pool balance, is subordinate to the corresponding non-trust loan for purposes of allocating payments of both principal and interest between them. The related Westfield
Shoppingtown non-trust mortgage loan has an unpaid principal balance of
$76,835,940. Thus, no payments of principal or, during the continuance of an event of default, interest are allocated to the Westfield Shoppingtown Meriden underlying mortgage loan until the corresponding non-trust mortgage loan has been paid in full. Further, any expenses, losses and shortfalls relating to either mortgage loan in the Westfield Shoppingtown Meriden loan pair or the underlying mortgaged real property, including special servicing compensation in the form of special servicing fees, liquidation fees and workout fees and, if and to the extent not offset by related default interest and late payment charges, interest on advances, will be allocated, first, to the holder of the
Westfield Shoppingtown Meriden underlying mortgage loan and, then, to the holder of the related non-trust loan.

     Conflicts of Interest May Exist in Connection with the Master Servicer and/or the Special Servicer. The master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2004-C8 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are required to service in accordance with a servicing standard that considers the series
2004-C8 certificateholders, as a collective whole, and no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the series 2004-C8 non-offered certificates. In addition, the applicable master servicer or special servicer with respect to The Grace Building underlying mortgage loan or the Westfield
Shoppingtown Meriden underlying mortgage loan, or any affiliates thereof, may have interests when dealing with the subject underlying mortgage loan under the respective governing servicing agreement that are in conflict with those of holders of the offered certificates, and those relationships may create conflicts of interest.

     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

     Conflicts of Interest May Exist Because the Related Mortgage Loan Seller or
Another Interested Party has a Financial or Ownership Interest in Certain of the
Underlying Mortgage Loans, the Related Mortgaged Real Properties and/or the
Related Borrowers and May Have Had Such Interest at the Time the Mortgage Loan
Was Originated. Certain of the underlying mortgage loans may have been refinancings of debt previously held by the related mortgage loan seller or an affiliate of the mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers under, or mortgaged real properties securing, certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans in the trust. Some of these interests may have existed at the time the mortgage loan seller originated the

                                      S-61

subject underlying mortgage loan. Further, the related mortgage loan seller originated some of the mezzanine loans described under "Description of the
Mortgage Pool--Additional Loan and Property Information--Other Financing" in
this prospectus supplement.

     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as U-Store-It Portfolio I, representing 6.8% of the initial mortgage pool balance, the related mortgage loan seller was the lead manager for the initial public offering with respect to the owner of the related borrower, and has provided certain financing to the related borrower and/or its affiliates. In addition, some of the proceeds from that initial public offering were used to purchase certain of the related mortgaged real properties. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
U-Store-It Portfolio I Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Parkridge Six Aurora Loan Services, representing 1.8%
of the initial mortgage pool balance, an affiliate of the related mortgage loan seller is, and was at the time such mortgage loan was originated, the sole tenant at the related mortgaged real property.

     With Respect to the 222 East 41st Street Loan Pair, the Holder of the
Related Non-Trust Mortgage Loan in Such Loan Pair Has an Ownership Interest in
the Related Borrower and Therefore the Interests of That Non-Trust Loan
Noteholder May Be Aligned With the Interests of The Related Borrower. In the
case of the 222 East 41st Street underlying mortgage loan, which mortgage loan has an unpaid principal balance of $105,000,000 and represents 8.0% of the initial mortgage pool balance, the holder (which holder is ultimately owned by
Anglo Irish Bank Corporation plc) of the related non-trust mortgage loan currently has a 100% indirect ownership interest in the related borrower.
Consequently, with respect to that underlying mortgage loan, the related non-trust mortgage loan noteholder has financial interests in, or other financial dealings with, the related borrower that conflict with your interests, and may have an incentive to delay the exercise of remedies against the borrower after a mortgage loan event of default. In addition, such non-trust mortgage loan noteholder may have greater access to information regarding, and participate in certain decisions regarding, the borrowers and the management of the related mortgaged real property. In connection therewith, pursuant to the related co-lender agreement, if and for so long as such ownership interest exists with respect to the 222 East 41st Street underlying mortgage loan, the related non-trust mortgage loan noteholder will be prohibited from exercising certain rights otherwise afforded to such non-trust noteholder in accordance with the related co-lender agreement, including, without limitation, the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan pair. In the case of the 222 East 41st Street loan pair, however, the related non-trust mortgage loan noteholder, even if affiliated with the related borrower, will have (a) certain limited cure rights with respect to the subject underlying mortgage loan following an event of default, and (b) the option to purchase the subject underlying mortgage loan (if it becomes a specially serviced mortgage loan as to which a material default exists) at a par purchase price, which price will generally not include default interest or yield maintenance premiums that are otherwise due from the borrower in connection with a loan default and may not cover certain other amounts due and owing from the borrower under that underlying mortgage loan or due and owing to the trust.

     Pursuant to the related co-lender agreement with respect to the 222 East
41st Street loan pair, the holder of the 222 East 41st Street non-trust mortgage loan has the right to separately appoint a servicer for such non-trust mortgage loan. The related co-lender agreement does not specify the obligations of any such servicer, and it is unclear whether this could have a negative impact on the series 2004-C8 certificateholders (including in circumstances where any such servicer were to directly collect payments with respect to the 221 East 41st
Street non-trust mortgage loan).

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o  the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o  a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement. In addition, in the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement

                                      S-62

as U-Store-It Portfolio I and Latsko Portfolio I, which mortgage loans represent
8.5% of the initial mortgage pool balance, in the aggregate, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The U-Store-It Portfolio I Mortgage
Loan--Substitution" and "Description of the Mortgage Pool--Cross-Collateralized
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax and Other Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2004-C8 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2004-C8 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C8 certificates.

     Investors May Want to Consider Prior Bankruptcies. We are aware of four (4)
mortgage loans that we intend to include in the trust, representing 2.1% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     For instance, with respect to three (3) mortgage loans that we intend to include in the trust, collectively representing 0.5% of the initial mortgage pool balance, and secured by the mortgaged real properties identified on Annex
A-1 to this prospectus supplement as Westland Portfolio I, Westland Portfolio II and Westland Portfolio III, misdemeanor criminal

                                      S-63

charges were filed against the sponsor of the related borrowers regarding certain zoning and building code violations at real properties which do not secure any of the mortgage loans included in the trust. According to information from the related borrowers, the charges with respect to such code violations stemmed from the property owner's desire to have the tenants vacate the building prior to curing code violations, which resulted in the owner not curing such code violations in a prompt manner.

     In addition, with respect to the mortgage loan that we intend to include in the trust, representing 1.5% of the initial mortgage pool balance, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Antioch Distribution Center, the related borrower is currently defending a lawsuit initiated by Dispatch Services Inc., a tenant at that mortgaged real property, concerning, among other things, reconciliation of the
2002 common area maintenance expenses, use of the common area at the property, the validity of a lease between the related borrower and another tenant at the property and the right of Dispatch Services Inc. to terminate its lease.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage Loans.
It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the
United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, Such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of
a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-64

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 92 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of 1,315,067,748. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage
Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from
$526,000 to $117,000,000, and the average of those cut-off date principal balances is $14,294,215.

     Except in the case of six (6) underlying mortgage loans, collectively representing 3.7% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates'
conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman
Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities
LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Subject to the discussion under "--Loan Combinations" below, that mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.
However, the Westfield Shoppingtown Meriden Mortgage Loan is subordinate in right of payment to the Westfield Shoppingtown Meriden Non-Trust Loan.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that five (5) of the mortgage loans that we intend to include in the trust, representing 30.6% of the initial mortgage pool balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o  All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o  All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o  If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o  When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o  Ten (10) mortgage loans that we intend to include in the trust, representing 4.0% of the initial mortgage pool balance, had not closed as of November 11, 2004, and therefore certain mortgage loan characteristics included in this

                                      S-65

        prospectus supplement for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated. In addition, other statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 20 mortgage loans, representing 28.2% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the initial mortgage pool balance.

                                                                                                          % OF INITIAL
                                                                                            NUMBER OF       MORTGAGE
                                PROPERTY/PORTFOLIO NAMES                                   PROPERTIES     POOL BALANCE
---------------------------------------------------------------------------------------   ------------   -------------

1. Lembi Multifamily Portfolio ........................................................        29              8.7%
2. U-Store-It Portfolio I .............................................................        26              6.8%
3. Gehr Portfolio .....................................................................         3              3.1%
4. Houston Apartments .................................................................         3              3.0%
5. Hunt Retail Portfolio ..............................................................        11              2.6%
6. Latsko Portfolio I .................................................................        11              1.7%
7. Scarbrough Office Building, Littlefield Office Building and Littlefield Mall Parking
   Garage .............................................................................         3              1.7%

     In addition, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Summerville
Galleria Shopping Center is also secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Amelia Center, but the
Amelia Center underlying mortgage loan is not secured by the Summerville
Galleria Shopping Center mortgaged real property. Likewise, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Southaven Shopping Center is also secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Goshen Station Shopping Center, but the Goshen Station Shopping Center
underlying mortgage loan is not secured by the Southaven Shopping Center mortgaged real property. Each of these "one way" cross-collateralizations is subject to termination upon the satisfaction of various tenant-related conditions. See the footnotes to Annex A-1 to this prospectus supplement. None of these mortgage loans is included among the 20 mortgage loans referred to in the first paragraph of this "--Cross-Collateralized Mortgage Loans,
Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers"
section.

     The following table identifies seven (7) separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the initial mortgage pool balance.

                                      S-66

                                                                                                           % OF INITIAL
                                                                                           NUMBER OF         MORTGAGE
                                   PROPERTY NAMES                                       MORTGAGE LOANS     POOL BALANCE
------------------------------------------------------------------------------------   ----------------   -------------

1. Amelia Center, Summerville Galleria Shopping Center, Monfort Heights Shopping
   Center, Goshen Station Shopping Center, Southaven Shopping Center and
   Barnwell Plaza Shopping Center ..................................................           6                2.7%
2. Toll Brothers Corporate Headquarters and Walgreens -- Dallas ....................           2                2.6%
3. Valley Place Apartments, Cobblestone Apartments, Three Fountains Apartments
   and Palatka Oaks Apartments .....................................................           4                2.3%
4. Antioch Distribution Center and Westgate Park Apartments ........................           2                1.8%
5. Yorktowne Mobile Home Park, Ponderosa Mobile Home Park and Vance ................           3                1.3%
6. Main Street Station, Parkersburg Towne Center and Louetta .......................           3                1.3%
7. Camelot Place Apartments, Woodland Estates and Lamberton Lakes Apartments........           3                1.2%

     Except for two (2) cases, collectively representing 2.0% of the initial mortgage pool balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through full or, in most such cases, partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See "--Terms and Conditions of the Underlying Mortgage
Loans--Defeasance Loans" below.

     In addition, the U-Store-It Portfolio I Mortgage Loan, which represents
6.8% of the initial mortgage pool balance, permits property substitutions, thereby changing the real property collateral, as described under "--Significant
Underlying Mortgage Loans--The U-Store-It Portfolio I Mortgage
Loan--Substitution" below.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Latsko Portfolio, which mortgaged real properties secure a mortgage loan representing 1.7% of the initial mortgage pool balance, the borrower is permitted commencing 12 months from the origination date of the mortgage loan and ending 12 months prior to the maturity date and in no event more than once during the term of the related mortgage loan, to substitute another improved parcel of real property acquired by the borrower (the "Latsko
Portfolio Substitute Property") for a single mortgaged real property in the
Latsko Portfolio (the "Latsko Portfolio Replaced Property") provided that, among other things, the following conditions are satisfied: (a) the mortgage encumbering the Latsko Portfolio Substitute Property is cross-defaulted and cross-collateralized with the mortgages encumbering the other mortgaged real properties in the Latsko Portfolio; (b) the borrower pays the lender a fee in the amount of 1% of 125% of the allocated loan amount of the Latsko Portfolio
Replaced Property; (c) after giving effect to the substitution, the net operating income of the related mortgaged real properties (including the Latsko
Portfolio Substitute Property) will be equal to or greater than the greater of the net operating income of the related mortgaged real properties as of the origination date of the mortgage loan and the net operating income of the related mortgaged real properties immediately prior to such substitution; (d)
the net operating income of the proposed Latsko Portfolio Substitute Property will be equal to or greater than the net operating income of the Latsko
Portfolio Replaced Property and not show a downward trend over the three years immediately prior to the date of substitution, (e) after giving effect to the substitution, the debt service coverage ratio for the related mortgaged real properties (including the Latsko Portfolio Substitute Property) will be equal to or greater than each of 1.25x and the debt service coverage ratio of the related mortgaged real properties immediately prior to such substitution; (f) after giving effect to the substitution, the loan-to-value ratio of the related mortgaged real properties (including the Latsko Portfolio Substitute Property)
will not exceed the lesser of the loan-to-value ratio of the related mortgaged real properties as of the origination date of the mortgage loan or the loan-to-value ratio of the related mortgaged real properties immediately prior to the substitution; (g) each rating agency has confirmed that the substitution would not result in a qualification, reduction or withdrawal of the ratings then assigned to any class of series 2004-C8 certificates; and (h) the borrower delivers to the mortgagee opinions relating to such substitution, including an opinion stating that the substitution does not constitute a "significant modification" of the mortgage loan or otherwise cause a tax to be imposed on a
"prohibited transaction" and that the REMIC holding the mortgage loan will not fail to maintain its status as a REMIC.

ADDITIONAL PARTIAL RELEASES

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Latsko Portfolio, which mortgaged real properties secure a mortgage loan representing 1.7% of the initial mortgage pool balance, in connection with a casualty at the mortgaged real properties identified as 40
East Delaware or 21 East Chestnut, where the

                                      S-67

loss to either such mortgaged real property is greater than 10% of the applicable allocated loan amount and if, in the reasonable judgment of the lender, (i) such mortgaged real property cannot be restored to at least the value of the mortgaged real property prior to the casualty and (ii) cannot be restored prior to the earlier to occur of (A) 12 months from the date of the casualty and (B) 12 months prior to the maturity date of the related mortgage loan, the lender may require the borrower to prepay 125% of the allocated loan amount with respect to the related mortgaged real property without any yield maintenance or other premiums or penalties and the related mortgaged real property will be released from the lien of the mortgage loan.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Yorktowne Mobile Home Park, which mortgaged real property secures a mortgage loan representing 1.0% of the initial mortgage loan balance, the borrower is permitted to partially defease the mortgage loan in the amount of $750,000, with respect to the retail parcel and
$620,000, with respect to the self storage parcel, and obtain the release of such parcels from the lien of the mortgage loan if, among other conditions: (a)
each rating agency has confirmed that the substitution would not result in a qualification, reduction or withdrawal of the ratings then assigned to any class of series 2004-C8 certificates, (b) the borrower delivers to the lender opinions relating to such partial release, including an opinion stating that the REMIC will not fail to maintain its status as a "real estate mortgage investment conduit" and such partial release will not adversely affect the status of the
REMIC, the partial release will not result in a "significant modification" of the mortgage loan and the partial release will not constitute an "avoidable preference" and (c) the borrower delivers a certificate from a nationally recognized public accounting firm certifying that the defeasance collateral will generate monthly amounts equal to or greater than the scheduled defeasance payments.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Littlefield Mall Parking Garage, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage loan balance, the related mortgage loan documents permit the release of a portion of the property (for purposes of this paragraph, the
"Release Parcels") from the lien of the related mortgage at any time following the division of the Release Parcels and the remaining property into separate and distinct tax lots in conformance with all applicable zoning by-laws and ordinances. The Release Parcels were assigned no material value in the underwriting of the related mortgage loan, and the related lender is not entitled to any proceeds from the sale, transfer, or assignment thereof. The related borrower may effect the release of the Release Parcels without the consent of the related mortgage lender and without receiving rating agency confirmation subject to, among others, the following conditions: (i) no event of default may exist at the time of or result from such release; (ii) the Release
Parcels may not be transferred or conveyed to the related borrower or the
"Controlling Party" (as defined in the related mortgage loan documents) and any such transfer or conveyance may not result in any violations of the covenants in the related mortgage loan documents with respect to the related borrower's status as a single purpose entity; (iii) the related borrower must deliver to the related lender such title endorsements as the mortgage lender may reasonably determine are necessary to confirm that its existing coverage will remain effective for the remaining mortgaged real property following the release; (iv)
the related borrower must pay all actual out-of-pocket costs and expenses incurred by the related lender in connection with such release; and (v) such release may not constitute a prohibited transaction for or contribution after the start up date to a REMIC trust which shall own the related loan and will not disqualify such REMIC trust as a "real estate mortgage investment conduit"
within the meaning of the Internal Revenue Code, and the loan must continue to constitute a "qualified mortgage" within the meaning of Sections 860D and
860G(a)(3) of the Internal Revenue Code, and the related mortgage lender must receive an opinion in form acceptable to the lender with respect to the matters described in this clause.

     In addition, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement. For example, the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Summerville Galleria
Shopping Center and Littlefield Mall Parking Garage, representing 0.6% and 0.2%, respectively, of the initial mortgage pool balance, each permits the related borrower to transfer, without consent of the related mortgagee, immaterial or non-income producing portions of the related mortgaged real property for public use or further development and obtain the release thereof upon the satisfaction of various specified conditions.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

                                      S-68

     o  Two (2) of the mortgage loans that we intend to include in the trust, representing 9.9% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

     o  Ninety (90) of the mortgage loans that we intend to include in the trust, representing 90.1% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o  a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o  that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, except as described below in this paragraph, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans" below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full. In addition, the 757 Third Avenue Mortgage Loan, which represents 5.3% of the initial mortgage pool balance, consists of two (2)
separate loan components that accrue interest at two (2) separate component interest rates, and the Westfield Shoppingtown Meriden Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, consists of three (3)
separate loan components that accrue interest at three (3) separate component interest rates. Accordingly, the mortgage interest rate for each of those two
(2) underlying mortgage loans is the weighted average of the respective component interest rates.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
4.497% per annum to 7.450% per annum, and the weighted average of those mortgage interest rates was 5.511% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an Actual/360
Basis or, in the case of one (1) underlying mortgage loan, representing 1.0% of the initial mortgage pool balance, on a 30/360 Basis.

     Balloon Loans. Eighty-nine (89) of the mortgage loans that we intend to include in the trust, representing 94.2% of the initial mortgage pool balance, are Balloon Loans and are characterized by--

     o  an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
        maturity, and

     o  a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Fifteen (15) of the Balloon Loans identified in the prior paragraph, representing 18.6% of the initial mortgage pool balance, require payments of interest only to be due on each due date until the stated maturity date. Another
24 of the Balloon Loans identified in the prior paragraph, representing 47.2% of the initial mortgage pool balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date. In the case of the Westfield Shoppingtown Meriden Mortgage
Loan, representing 1.4% of the initial mortgage pool balance, payments of interest only are made on the Westfield Shoppingtown Meriden Mortgage Loan until the Westfield Shoppingtown Meriden Non-Trust Loan is paid in full; and, further, following and during the continuance of an event of default with respect to either mortgage loan in the Westfield Shoppingtown Meriden Loan Pair, no payments of principal or interest will be received on the Westfield Shoppingtown
Meriden Mortgage Loan until the Westfield Shoppingtown Meriden Non-Trust Loan is paid in full.

     ARD Loans. Three (3) of the mortgage loans that we intend to include in the trust, representing 5.8% of the initial mortgage pool balance, are ARD Loans and, as such, are characterized by the following features:

     o  A maturity date that is 30 years following origination.

     o  The designation of an anticipated repayment date that is generally 10 to
        15 years following origination. The anticipated repayment date for each
        ARD Loan is listed on Annex A-1 to this prospectus supplement.

                                      S-69

     o  The ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than 12 months prior to the related anticipated repayment date.

     o  Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o  From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

     o  The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

     o  From and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the
        Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD Loan.

     All of the ARD Loans identified in the prior paragraph, representing 5.8%
of the initial mortgage pool balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

     The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional
Interest will be received.

     Each of the ARD Loans that we intend to include in the trust requires the related borrower to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under that ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                      S-70

                                                                     ALL
                                    BALLOON LOANS   ARD LOANS   MORTGAGE LOANS
                                   --------------- ----------- ---------------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................       180       180               180
Minimum ..........................        60       120                60
Weighted Average .................        97       123                99

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................       179       177               179
Minimum ..........................        45       117                45
Weighted Average .................        95       120                97

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................       360       360               360
Minimum ..........................       300       360               300
Weighted Average .................       347       360               348

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................       360       360               360
Minimum ..........................       300       360               300
Weighted Average .................       346       360               347

     The calculation of original and remaining amortization terms in the foregoing table does not take into account (a) 15 mortgage loans that we intend to include in the trust, collectively representing 18.6% of the initial mortgage pool balance, each of which provides for payments of interest only until the related stated maturity date, or (b) the Westfield Shoppingtown Meriden Mortgage
Loan, representing 1.4% of the initial mortgage pool balance, which is assumed to receive payments of interest only until the stated maturity date (as, pursuant to the related loan documents, payments of interest only are made on the Westfield Shoppingtown Meriden Mortgage Loan until the Westfield
Shoppingtown Meriden Non-Trust Loan is paid in full and, upon the occurrence and during the continuance of an event of default with respect to the Westfield
Shoppingtown Meriden Loan Pair, no payments of principal or interest will be received on the Westfield Shoppingtown Meriden Mortgage Loan until the Westfield
Shoppingtown Meriden Non-Trust Loan is paid in full). In addition, with respect to 27 other mortgage loans that we intend to include in the trust, representing
53.0% of the initial mortgage pool balance, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. An initial prepayment lock-out period is currently in effect for 91 of the mortgage loans that we intend to include in the trust, representing 98.6% of the initial mortgage pool balance. A prepayment lock-out period is a period during which the principal balance of a mortgage loan may not be voluntary prepaid in whole or in part, followed by one or more of the following--

     o  a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

     o  a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment, and

     o  an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     As described below under "--Defeasance Loans," most of the underlying mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. None of the prepayment lock-out/defeasance periods with respect to any of the 91 underlying mortgage loans referred to in the prior paragraph begin prior to the second anniversary of the initial issuance of

                                      S-71

the offered certificates. However, the Westfield Shoppingtown Meriden Mortgage
Loan, which represents 1.4% of the initial mortgage pool balance, currently provides for a defeasance period.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for
91 of the mortgage loans that we intend to include in the trust, representing
98.6% of the initial mortgage pool balance. With respect to eighty four (84) of those 91 underlying mortgage loans, representing 94.9% of the initial mortgage pool balance, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited.

     In addition, the Westfield Shoppingtown Meriden Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, prohibits voluntary prepayments but can be defeased currently. Any defeasance, prior to the second anniversary of the Issue Date, of the Westfield Shoppingtown Meriden Mortgage
Loan would trigger a repurchase obligation on our part. See Description of the
Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the Westfield Shoppingtown Meriden Mortgage Loan as well as the 91 underlying mortgage loans referred to in the first paragraph of this
"--Prepayment Lock-Out/Defeasance Periods" subsection:

     o  the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 176 months,

     o  the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 22 months, and

     o  the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 91 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Seven (7) mortgage loans that we intend to include in the trust, representing 3.7% of the initial mortgage pool balance, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but do not provide for defeasance.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2004-C8 certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--
Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans
Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. Seventy-three (73) mortgage loans that we intend to include in the trust, representing 87.3% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins not more than 12 months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent

                                      S-72

such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Toll Brothers Corporate Headquarters, which mortgaged real property secures a mortgage loan representing 2.3% of the initial mortgage pool balance, pursuant to the lease of the improvement on that mortgaged real property, in the case of certain casualties or condemnations, the tenant has the right to terminate the lease but is required to offer to purchase the mortgaged real property for an amount as specified in the related lease. The borrower, pursuant to the related loan documents, may accept or reject, at borrower's sole and absolute discretion, any such offer. If the offer is accepted, then the borrower has the right within 90 days after said acceptance and upon not less than 30 days prior written notice to the lender, to prepay in whole (but not in part) the full amount of the mortgage loan without payment of any yield maintenance premium or defeasance.

     Defeasance Loans. Eighty-four (84) of the mortgage loans that we intend to include in the trust, representing 94.9% of the initial mortgage pool balance, permit the respective borrowers (no sooner than the second anniversary of the
Issue Date) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. In addition, the Westfield Shoppingtown Meriden Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, can be defeased currently. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o  will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o  will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

     Except for the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Summerville Galleria
Shopping Center and Amelia Center, respectively, representing 1.3% of the initial mortgage pool balance, and the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Goshen
Station Shopping Center and Southaven Shopping Center, respectively, representing 0.7% of the initial mortgage pool balance, all of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be defeased or partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to 100%
to 125% of the scheduled principal and interest payments for the mortgage loan
(or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to
125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized

                                      S-73

mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government
Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

     o  permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o  prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o  transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

        1.  confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

        2.  the reasonable acceptability of the transferee to the lender;

     o  a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o  transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o  issuance by the borrower of new partnership or membership interests;

     o  changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o  a transfer of non-controlling ownership interests in the related borrower;

     o  a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o  transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o  other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1,
Annex A-2,

                                      S-74

Annex A-3, Annex A-4 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4 and
Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust represent 39.4% of the initial mortgage pool balance. Set forth below are discussions regarding those mortgage loans.

                                      S-75

I. THE GRACE BUILDING MORTGAGE LOAN

 Shadow Rating (S&P/Moody's):                                              A-/A2
 Cut-off Date Principal Balance:                                    $117,000,000
 % of Initial Mortgage Pool Balance:                                        8.9%
 Title Vested:                                                               Fee
 Cut-off Date Mortgage Interest Rate(1):                                 5.5082%
 Maturity Date:                                                    July 10, 2014
 Lock-out/Defeasance Expiration Date:                              April 9, 2014
 Original Amortization Term(2):                                         30 years
 Cut-off Date LTV(3):                                                      55.3%
 U/W Net Cash Flow:                                                 $ 44,450,040
 U/W NCF DSCR(4):                                                          1.86x
 Lockbox:                                                              Springing
 Sponsors:                                           Trizec Properties, Inc. and
                                                     The Swig Investment Company
 Property Manager:                                         Trizec Holdings, Inc.
 Property Type:                                                           Office
 Property Size (approximate net rentable area)(5):         1,518,210 square feet
 Location:                                                    New York, New York
 Occupancy %(6):                                                           98.1%
 Appraised Value(7):                                                $635,000,000

--------

(1)  Interest rate applicable to The Grace Building Mortgage Loan and The Grace
     Building Pari Passu Non-Trust Loans.

(2)  Payments of interest only are required through and including the due date in July 2007.

(3)  The Cut-off Date LTV takes into account The Grace Building Mortgage Loan and The Grace Building Pari Passu Non-Trust Loans, but does not take into account The Grace Building Subordinate Non-Trust Loans. The Cut-off Date
     LTV of The Grace Building Loan Group is 60.0% (taking into account The
     Grace Building Subordinate Non-Trust Loans and treating The Grace Building
     Loan Group as a single underlying mortgage loan).

(4)  The U/W NCF DSCR takes into account The Grace Building Mortgage Loan and
     The Grace Building Pari Passu Non-Trust Loans, but does not take into account The Grace Building Subordinate Non-Trust Loans. The U/W NCF DSCR of
     The Grace Building Loan Group is 1.70x (taking into account The Grace
     Building Subordinate Non-Trust Loans and treating The Grace Building Loan
     Group as a single underlying mortgage loan).

(5)  The property also includes a 185-space parking garage.

(6)  As of May 1, 2004.

(7)  Based on third-party appraisal report and appraised value as of June 1,
     2004.

     General. The Grace Building Mortgage Loan has a cut-off date principal balance of $117,000,000, representing 8.9% of the initial mortgage pool balance.
The Grace Building Mortgage Loan is one of eight (8) mortgage loans, collectively referred to as "The Grace Building Loan Group," that are all secured by a first priority mortgage lien on the fee simple interest of The
Grace Building Borrower in The Grace Building Mortgaged Property. The Grace
Building Mortgaged Property is a 49-story class A office building with approximately 1,518,210 square feet of net rentable area and a 185-space underground parking garage located in New York, New York.

     The Grace Building Loan Group is comprised of: (a) The Grace Building
Mortgage Loan; (b) three (3) mortgage loans with an aggregate cut-off date principal balance of $234,000,000 that will not be included in the trust and are, at all times, pari passu in right of payment with The Grace Building
Mortgage Loan, which mortgage loans are identified in this prospectus supplement as "The Grace Building Pari Passu Non-Trust Loans"; and (c) four (4) mortgage loans with an aggregate cut-off

                                      S-76

date principal balance of $30,000,000 that will not be included in the trust and, except as otherwise described under "--Loan Combinations--The Grace
Building Mortgage Loan--Priority of Payments" below, are subordinate in right of payment to The Grace Building Mortgage Loan and The Grace Building Pari Passu
Non-Trust Loans, which mortgage loans are identified in this prospectus supplement as "The Grace Building Subordinate Non-Trust Loans." We refer to The
Grace Building Pari Passu Non-Trust Loans and The Grace Building Subordinate
Non-Trust Loans, collectively, as "The Grace Building Non-Trust Loans." All the
mortgage loans in The Grace Building Loan Group are obligations of The Grace
Building Borrower and are cross-defaulted with each other.

     The respective rights of the holders of The Grace Building Mortgage Loan and The Grace Building Non-Trust Loans are governed by The Grace Building
Co-Lender Agreement. For a description of The Grace Building Co-Lender
Agreement, see "--Loan Combinations--The Grace Building Mortgage Loan--Co-Lender
Agreement" below. In addition, The Grace Building Loan Group is being serviced and administered pursuant to the servicing arrangements for the securitization of one of The Grace Building Pari Passu Non-Trust Loans. For a description of certain of those servicing arrangements, see "Servicing of The Grace Building
Loan Group" in this prospectus supplement.

     The Borrower and Sponsor. The Grace Building Borrower is 1114
TrizecHahn-Swig, L.L.C., a Delaware limited liability company. The Grace
Building Borrower is owned by entities affiliated with Trizec Properties, Inc., and The Swig Investment Company. The Swig Investment Company, a California
general partnership, and its affiliates, have over 60 years of operating history with significant interests in a portfolio of real estate properties in cities across the United States. The Swig Investment Company reports that it and its affiliates currently own more than seven million square feet of downtown and suburban office space, four commercial development sites, and 1,600 full service hotel rooms. Trizec Properties, Inc., headquartered in Chicago, Illinois, is a publicly traded real estate investment trust (NYSE: TRZ) and is one of the largest owners and managers of commercial property in North America. Trizec
Properties, Inc. reports that it has interests in and manages a portfolio of approximately 61 office properties with approximately 41 million square feet in major markets throughout the United States including Chicago, New York,
Washington D.C., Atlanta, Houston and Los Angeles.

     Payment Terms. The Grace Building Mortgage Loan (as well as each of The
Grace Building Non-Trust Loans) is a ten-year loan with a stated maturity date of July 10, 2014. The Grace Building Mortgage Loan and each of The Grace
Building Pari Passu Non-Trust Loans accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.5082% per annum. Each of The
Grace Building Subordinate Non-Trust Loans accrues interest on an Actual/360
Basis at an interest rate, in the absence of default, of 5.95016% per annum. On the tenth day of each month through and including the due date in July 2007, The
Grace Building Borrower is required to make monthly interest-only payments on
The Grace Building Loan Group. Commencing with the due date in August 2007, up to and including the stated maturity date, The Grace Building Borrower is required to make a constant monthly debt service payment on The Grace Building
Loan Group equal to $2,173,566.20 (based on a 30-year amortization schedule for the entire Grace Building Loan Group). The entire remaining principal balance of
The Grace Building Loan Group, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     Amounts received with respect to The Grace Building Loan Group will be distributed among the holders of The Grace Building Mortgage Loan and The Grace
Building Non-Trust Loans as described under "--Loan Combinations--The Grace
Building Mortgage Loan--Priority of Payments" below.

     The Grace Building Borrower is prohibited from voluntarily prepaying The
Grace Building Loan Group, in whole or in part, prior to April 10, 2014. From and after April 10, 2014, The Grace Building Borrower may prepay The Grace
Building Loan Group, in whole only, without payment of any prepayment consideration.

     The Grace Building Borrower may defease The Grace Building Loan Group, in whole only, provided no event of default then exists, at any time after the earlier of June 18, 2007 and the date two years following the initial issuance of all certificates issued as a result of the latest securitization of any mortgage loan in The Grace Building Loan Group, and by doing so obtain the release of The Grace Building Mortgaged Property. None of The Grace Building
Subordinate Non-Trust Loans have been securitized. A defeasance will be effected by The Grace Building Borrower pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of The Grace Building Borrower under The
Grace Building Loan Group and that are sufficient to pay off The Grace Building
Loan Group in its entirety on the permitted prepayment date of April 10, 2014.
The Grace Building Borrower's right to defease The Grace Building Loan Group is subject to each national statistical rating organization (including S&P and
Moody's) then rating any certificates issued in respect of The Grace Building
Loan Group (including the series 2004-C8 certificates) confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating organization.

                                      S-77

     Lockbox. The Grace Building Borrower is required to deposit all rents and other income from The Grace Building Mortgaged Property into a segregated lockbox account controlled by, and pledged to, The Grace Building Loan Group mortgagee. When a Grace Building Cash Sweep Period does not exist, the bank holding the lockbox account is authorized by The Grace Building Loan Group mortgagee to sweep, on each business day, all proceeds from the lockbox account directly to an account designated by The Grace Building Borrower. During a Grace
Building Cash Sweep Period, all amounts in the lockbox account will be swept to a cash management account designated by The Grace Building Loan Group mortgagee.
If no event of default exists with respect to The Grace Building Loan Group, all amounts in the cash management account will be applied on each monthly payment date to the payment of monthly debt service and reserve payments due with respect to The Grace Building Loan Group, and the balance, if any, will be distributed to The Grace Building Borrower. If an event of default exists with respect to The Grace Building Loan Group, The Grace Building Loan Group
mortgagee may apply amounts in the lockbox account and cash management account to the payment of the debt in any order in its sole discretion.

     A "Grace Building Cash Sweep Period" is any period of time when one or more of the following cash sweep events exists:

     (a)  the occurrence and continuance of an event of default under The Grace
          Building Loan Group, or

     (b)  the occurrence, as of the last day of any calendar quarter, that the annualized net cash flow for The Grace Building Mortgaged Property (as determined in accordance with the related loan documents) is less than
          $32,226,000, and continues until such time, if any, that (i) the annualized net cash flow for two consecutive calendar quarters is equal to or greater than $32,226,000 and (ii) no new cash sweep event has occurred and is continuing.

     Reserves and Escrows. Whenever a Grace Building Cash Sweep Period is in
effect, The Grace Building Borrower is required to make on each monthly due date: (a) escrow payments for the payment of taxes and insurance premiums; (b)
deposits in the amount of $8,682 to a capital expenditure account; and (c)
deposits in the amount of $189,776 to a tenant rollover account.

     In addition, if Coudert Brothers LLP has not renewed its lease or entered into a new lease on or before May 31, 2012, then on each due date commencing on
June 10, 2012 and continuing for the next 12 succeeding monthly payment dates,
The Grace Building Borrower is required to make deposits equal to one-twelfth the product of $20 times the rentable square footage of the space leased at such time under the Coudert Brothers LLP lease. Notwithstanding the foregoing, The
Grace Building Borrower is not required to make the Coudert Brothers LLP monthly deposits if, as of May 31, 2012, Coudert Brothers LLP leases less than 50,000 square feet of space and approximately 191,827 additional square feet of space leased under the Coudert Brothers lease has been recaptured or surrendered to
The Grace Building Borrower. However, any portion of that 191,827 square feet of recaptured or surrendered space otherwise described above will nonetheless be treated as leased by Coudert Brothers LLP for purposes of determining the amount of space leased by Coudert Brothers LLP if the surrender was conditioned upon a re-leasing of that portion and neither the releasing occurred nor another lease for such portion was executed.

     Terrorism Insurance. The Grace Building Borrower is required, in accordance with the related loan documents, to maintain commercial property and business interruption insurance that includes coverage against losses resulting from perils and acts of terrorism or, if terrorism coverage is excluded from the property and business interruption policies, through (i) separate policies covering multiple locations so long as such coverage is on terms consistent with those required policies, with a deductible in an amount not greater than
$250,000, or (ii) a stand-alone policy or policies that covers only The Grace
Building Mortgaged Property against losses resulting from perils and acts of terrorism, which stand-alone coverage must have terms consistent with those required policies, with a deductible in an amount not greater than $5,000,000.
In no event will The Grace Building Borrower be required to pay annual premiums for a stand-alone policy of insurance covering losses from acts of terrorism in excess of a premium limit of $1,250,000. If the cost of such insurance against acts of terrorism exceeds such premium limit, The Grace Building Borrower is required to obtain as much coverage as is available at a cost equal to such premium limit. Coverage against losses resulting from perils and acts of terrorism may be provided by Concord Insurance Limited, an affiliate of The
Grace Building Borrower, so long as, among other things, (1) the applicable insurance policy has (a) no aggregate limit, (b) a per occurrence limit of not less than $500,000,000 and (c) a deductible in an amount not greater than
$100,000, (2) other than the $100,000 deductible, the portion of such insurance which is not reinsured by the Terrorism Risk Insurance Act ("TRIA") is reinsured by a carrier rated at least "A" (or its equivalent) by S&P and Moody's and (3)
TRIA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism claim above (x) the applicable deductible payable by Concord and (y) those amounts which are reinsured pursuant to clause (2) above.

                                      S-78

     The Grace Building Mortgaged Property. The Grace Building is a 49-story class A office building with 1,518,210 square feet of net rentable area located at 1114 Avenue of the Americas near the northeast corner of 42nd Street, in the midtown Manhattan area of New York, New York. The Grace Building was built in
1971 and most recently renovated in 2001 and 2002. Amenities at The Grace
Building include a newly renovated lobby, renovated elevator cabs, 24/7 building access and security, a restaurant/cafe and a 185-space underground parking garage. The building has approximately 47 tenants consisting of major national and international companies. The largest tenant is Home Box Office, Inc. (a subsidiary of Time Warner, Inc. which is rated BBB+/Baa1 by S&P and Moody's, respectively), which leases 279,434 square feet, or 18.4% of the total space, under a long term lease that expires in December 2018. The next largest tenants are Coudert Brothers LLP, a law firm that leases 258,445 square feet, or 17.0%
of the total space, under a lease that expires in May 2013, and The Interpublic
Group of Companies, Inc. (rated BB+/Baa3 by S&P and Moody's, respectively), an advertising and public relations firm that leases 155,825 square feet, or 10.3%
of the total space, under a lease that expires in November 2009. As of May 1,
2004, based on square footage leased, occupancy at The Grace Building Mortgaged
Property was 98.1%.

          FIVE LARGEST TENANTS AT THE GRACE BUILDING MORTGAGED PROPERTY

                                                                                % OF TOTAL                         LEASE
             TENANT                SQUARE FEET     % OF TOTAL SQUARE FEET     BASE REVENUES      RATINGS      EXPIRATION DATE
-------------------------------   -------------   ------------------------   ---------------   -----------   ----------------

Home Box Office, Inc. .........      279,434                 18.4%                 20.4%        BBB+/Baa1       12/31/2018
Coudert Brothers LLP ..........      258,445                 17.0                  13.8             NR           5/31/2013
The Interpublic Group of
 Companies, Inc. ..............      155,825                 10.3                   9.0          BB+/Baa3       11/30/2009
Salant Corporation ............      100,725                  6.6                   4.8           B+/B2          1/31/2013
Kronish Lieb Weiner &
 Hellman LLP ..................       93,030                  6.1                   5.2             NR           4/30/2014
                                     -------                 ----                  ----
TOTAL .........................      887,459                 58.5%                 53.2%

     The following should be noted with respect to the table above--

     o  The five largest tenants are ranked by approximate square feet.

     o  The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

     o  The percentages of total base revenues are based on underwritten base rental revenues.

     o  The Home Box Office, Inc. lease is guaranteed by parent company, Time
        Warner, Inc.

     o  Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if the tenant company is not rated.

     o  NR means not rated.

                                      S-79

 LEASE EXPIRATION SCHEDULE FOR TENANTS AT THE GRACE BUILDING MORTGAGED PROPERTY

                                   APPROXIMATE
                                     EXPIRING    AS % OF TOTAL
               YEAR                SQUARE FEET    SQUARE FEET   CUMULATIVE %
--------------------------------- ------------- -------------- -------------

2004 ............................       2,827          0.2%      0.2%
2005 ............................      72,081          4.7       4.9%
2006 ............................      14,305          0.9       5.9%
2007 ............................      13,479          0.9       6.8%
2008 ............................      62,223          4.1      10.9%
2009 ............................     211,353         13.9      24.8%
2010 ............................     149,254          9.8      34.6%
2011 ............................      76,423          5.0      39.6%
2012 ............................       1,055          0.1      39.7%
2013 ............................     452,388         29.8      69.5%
2014 and beyond .................     434,288         28.6      98.1%
Vacant ..........................      28,534          1.9     100.0%
                                      -------        -----
TOTAL ...........................   1,518,210        100.0%

5-year average rollover .........      32,983          2.2%
7-year average rollover .........      75,075          4.9%

     The following should be noted with respect to the table above--

     o  The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o  The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

                                      S-80

II. THE LEMBI MULTIFAMILY PORTFOLIO MORTGAGE LOAN

 Cut-off Date Principal Balance:                                    $113,875,000
 % of Initial Mortgage Pool Balance:                                        8.7%
 Title Vested:                                                               Fee
 Cut-off Date Mortgage Interest Rate:                                     5.920%
 Maturity Date:                                                November 11, 2009
 Lock-out/Defeasance Expiration Date:                            August 10, 2009
 Original Amortization Term(1):                                             None
 Cut-off Date LTV(2):                                                      72.3%
 U/W Net Cash Flow:                                                  $ 8,069,234
 U/W NCF DSCR(2):                                                         1.18 x
 Lockbox:                                                              Springing
 Sponsor:                                       Frank E. Lembi; Walter R. Lembi,
                                                   David M. Raynal, Ralph Dayan,
                                               Billie Salevouris, the Olga Lembi
                                                Residual Trust and certain other
                                                                          trusts
 Property Manager:                               Properties are all self-managed
 Property Type:                                                      Multifamily
 Property Size (approximate number of units)(3):    795 residential units and 27
                                                         commercial/retail units
 Location:                                             San Francisco, California
 Occupancy %(2)(4):                                                        96.3%
 Appraised Value(5):                                                $158,325,000

--------

(1)  Payments of interest only are required up to but excluding the maturity date.

(2)  Based on the weighted average of the allocated loan balances.

(3)  Total number of units in 29 multifamily apartment buildings.

(4)  As of October 5, 2004.

(5)  Based on third-party appraisal reports and appraised values as of September
     24, 2004.

     General. The Lembi Multifamily Portfolio Mortgage Loan has a cut-off date principal balance of $113,875,000, representing 8.7% of the initial mortgage pool balance. The Lembi Multifamily Portfolio Mortgage Loan is comprised of 9 mortgage loans that are each secured by a first priority mortgage lien on the fee simple interest of the Lembi Multifamily Portfolio Borrowers in the Lembi
Multifamily Portfolio Mortgaged Properties. The Lembi Multifamily Portfolio
Mortgaged Properties consist of 29 apartment buildings containing 795 apartments and 27 commercial/retail units, each of which is located in San Francisco,
California. See "--The Lembi Multifamily Portfolio Mortgaged Properties" below.

     The Borrowers and Sponsor. The Lembi Multifamily Portfolio Borrowers are
124 Mason DE, LLC, 500 Bartlett DE, LLC, Gough Heights DE, LLC, Lombard Place
DE, LLC, LRL Citigroup Properties DE, LLC, LSL Property Holdings V DE, LLC, LSL
Property Holdings VI DE, LLC, SRV Bay Citi Properties DE, LLC, and Trophy
Properties III DE, LLC, each a single-purpose Delaware limited liability company. Each of the Lembi Multifamily Portfolio Borrowers is owned and sponsored by one or more of Ralph Dayan, Frank E. Lembi, Walter R. Lembi, David
M. Raynal and Billie Salevouris and/or one or more family trusts of which one or more of those individuals is trustee. A non-consolidation opinion with respect to the Lembi Multifamily Portfolio Borrowers and the related sponsors was not obtained at origination of the Lembi Multifamily Portfolio Mortgage Loan.

     Repayment Guaranty. The sponsors of the Lembi Multifamily Portfolio
Mortgage Loan have fully guaranteed the Lembi Multifamily Portfolio Mortgage
Loan as to payment, except that their obligations under the guaranty will become limited to $5,875,000 in the aggregate if and when the Lembi Multifamily
Portfolio Mortgage Loan and the mezzanine indebtedness described below have achieved, in the aggregate, a debt service coverage ratio equal to or greater than 1.20x.

                                      S-81

The calculation of that debt service coverage ratio will be based upon the trailing 12-month underwritten net cash flow (as determined by the holder of the
Lembi Multifamily Portfolio Mortgage Loan) for the Lembi Multifamily Portfolio
Mortgaged Properties, a 30-year amortization schedule (notwithstanding that the
Lembi Multifamily Portfolio Mortgage Loan and the mezzanine financing provide for payments of interest only for their entire terms) and the actual interest rates under the Lembi Multifamily Portfolio Mortgage Loan and the mezzanine financing.

     Payment Terms. The Lembi Multifamily Portfolio Mortgage Loan is a five-year loan with a stated maturity date of November 11, 2009. The Lembi Multifamily
Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an annual rate, in the absence of default, of 5.92%.

     On the eleventh day of each month through and including October 2009, the
Lembi Multifamily Portfolio Borrowers are required to make monthly interest-only payments on the Lembi Multifamily Portfolio Mortgage Loan. The entire remaining principal balance of the Lembi Multifamily Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The Lembi Multifamily Portfolio Borrowers are prohibited from voluntarily prepaying any of the mortgage loans comprising the Lembi Multifamily Portfolio
Mortgage Loan, in whole or in part, prior to August 11, 2009. On and after
August 11, 2009, the Lembi Multifamily Portfolio Borrowers may prepay any or all of the mortgage loans comprising the Lembi Multifamily Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration. In connection with any such prepayment of any one or more, but less than all, of the individual mortgage loans comprising the Lembi Multifamily Portfolio Mortgage
Loan, the Lembi Multifamily Portfolio Borrowers are not entitled to obtain the release of any of the Lembi Multifamily Portfolio Mortgaged Properties.

     Except as provided in the following paragraph, the Lembi Multifamily
Portfolio Borrowers may defease all of the mortgage loans comprising the Lembi
Multifamily Portfolio Mortgage Loan in whole only at a single time, provided no event of default then exists, at any time after the date that is four years after the closing date of the Lembi Multifamily Portfolio Mortgage Loan and prior to August 11, 2009, and by doing so obtain the release of the Lembi
Multifamily Portfolio Mortgaged Properties. A defeasance will be effected by the
Lembi Multifamily Portfolio Borrowers pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Lembi Multifamily
Portfolio Borrowers under the Lembi Multifamily Portfolio Mortgage Loan and that are sufficient to pay off the Lembi Multifamily Portfolio Mortgage Loan in its
entirety on the stated maturity date of November 11, 2009.

     The Lembi Multifamily Portfolio Borrowers also may defease a portion of the aggregate indebtedness under the Lembi Multifamily Portfolio Mortgage Loan, provided no event of default then exists, at any time after the date that is four years after the closing date of the Lembi Multifamily Portfolio Mortgage
Loan and prior to August 11, 2009, and by doing so obtain the release of one or more of the Lembi Multifamily Portfolio Mortgaged Properties. A defeasance will be effected by the applicable Lembi Multifamily Portfolio Borrower pledging substitute collateral that consists of direct, non-callable United States
Treasury obligations that produce payments which replicate the payment obligations of the Lembi Multifamily Portfolio Borrowers under 125% of the portion of the aggregate indebtedness under the Lembi Multifamily Portfolio
Mortgage Loan that is allocable to the Lembi Multifamily Portfolio Mortgaged
Properties being released and to pay off 125% of such portion on the stated
maturity date. Conditions to any release of one or more individual Lembi
Multifamily Portfolio Mortgaged Properties in connection with a defeasance of a portion of the aggregate indebtedness under the Lembi Multifamily Portfolio
Mortgage Loan also include that the aggregate debt service coverage ratio for the remaining Lembi Multifamily Portfolio Mortgaged Properties after giving effect to the release be not less than the greater of (a) the aggregate debt service coverage ratio for the Lembi Multifamily Portfolio Mortgaged Properties
immediately prior to the release and (b) the aggregate debt service coverage ratio for the Lembi Multifamily Portfolio Mortgaged Properties as of the date of origination of the Lembi Multifamily Portfolio Mortgage Loan.

     The Lembi Multifamily Portfolio Borrowers' right to defease the Lembi
Multifamily Portfolio Mortgage Loan in whole or in part as described above is subject to, among other things, S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any series 2004-C8 certificates by such rating agency.

     Mezzanine Financing. Each of the Lembi Multifamily Portfolio Borrowers is a
single member limited liability company. At closing, the members of the Lembi
Multifamily Portfolio Borrowers obtained mezzanine financing in the amounts of
$3,799,000, $3,417,000, $2,683,000, $2,072,000, $1,812,000, $1,218,000,
$653,000, $396,000 and $75,000 and collectively representing mezzanine indebtedness in the aggregate amount of $16,125,000. The foregoing mezzanine loans were

                                      S-82

originated by the related mortgage loan lender and are subject to an intercreditor agreement between the mortgage loan lender and the mezzanine lender (the "Lembi Multifamily Portfolio Intercreditor Agreement"). The Lembi
Multifamily Portfolio Intercreditor Agreement provides, among other things that
(a) such mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by such mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) such mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) such mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless either such transfer is to a transferee meeting certain requirements or such mezzanine lender delivers a confirmation from each of S&P and Moody's that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2004-C8 certificates by such rating agency, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, such mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

     Reserves and Escrows. The Lembi Multifamily Portfolio Borrowers are
required to make monthly escrow payments for the payment of taxes, insurance and replacement reserves.

     Terrorism Insurance. The Lembi Multifamily Portfolio Borrowers are
required, in accordance with the related loan documents, to obtain and maintain insurance against acts of terrorism in an amount equal to the full replacement cost of the applicable property, provided that the cost to obtain and maintain such insurance against acts of terrorism does not exceed an annual cost equal to three times the cost for all other insurance coverage required to be maintained by the Lembi Multifamily Portfolio Borrowers.

     The Lembi Multifamily Portfolio Mortgaged Properties. The Lembi Multifamily
Portfolio Mortgaged Properties consist of 29 apartment buildings, each of which is located in the City and County of San Francisco.

     As of October 5, 2004, the residential occupancy for the Lembi Multifamily
Portfolio Mortgaged Properties was 96.3%. The occupancy percentage is based on the weighted average of the allocated loan balances.

               TYPES OF RESIDENTIAL UNITS AT THE LEMBI MULTIFAMILY
                         PORTFOLIO MORTGAGED PROPERTIES

                                                                    AVERAGE RENT
                 UNIT TYPE                      NUMBER OF UNITS       PER UNIT
--------------------------------------------   -----------------   -------------
Studio .....................................          534              $1050
One Bedroom ................................          242              $1404
Two Bedroom ................................           19              $1803
Commercial Units ...........................           27              $1843
                                                      ---
TOTAL/AVERAGE ..............................          822

                                      S-83

III. THE 222 EAST 41ST STREET MORTGAGE LOAN

 Shadow Rating (S&P/Moody's):                                          BBB-/Baa3
 Cut-off Date Principal Balance:                                    $105,000,000
 % of Initial Mortgage Pool Balance:                                        8.0%
 Title Vested:                                                         Leasehold
 Cut-off Date Mortgage Interest Rate:                                    4.4965%
 Maturity Date:                                                 October 11, 2011
 Lock-Out/Defeasance Expiration Date:                              July 10, 2011
 Original Amortization Term(1):                                         25 years
 Cut-off Date LTV(2):                                                      49.8%
 U/W Net Cash Flow(3)                                               $ 12,060,257
 U/W NCF DSCR(3):                                                          1.77x
 Lockbox:                                                              Springing
 Sponsors:                                      Anglo Irish Bank Corporation plc
 Property Manager:                                     Cushman & Wakefield, Inc.
 Property Type:                                                           Office
 Property Size (approximate net rentable area)(4):           371,814 square feet
 Location:                                                    New York, New York
 Occupancy %(5):                                                           92.0%
 Appraised Value(6):                                                $211,000,000

--------

(1)  Payments of interest only are required through and including the due date in October 2007.

(2)  The Cut-off Date LTV is calculated without regard to the 222 East 41st
     Street Non-Trust Loan. The Cut-off Date LTV of the 222 East 41st Street
     Loan Pair is 75.8% (taking into account the 222 East 41st Street Non-Trust
     Loan and treating the 222 East 41st Street Loan Pair as a single underlying mortgage loan).

(3)  The U/W Net Cash Flow and U/W NCF DSCR are projected based on certain lease-up assumptions and are calculated without regard to the 222 East 41st
     Street Non-Trust Loan. Accordingly, the U/W NCF DSCR for the entire 222
     East 41st Street Loan Pair would be 1.06x (taking into account the 222 East
     41st Street Non-Trust Loan). The in-place U/W Net Cash Flow of the 222 East
     41st Street Mortgaged Property was calculated to be $11,353,562. Based on that in-place U/W Net Cash Flow, the 222 East 41st Street Mortgage Loan has
     an U/W NCF DSCR of 1.67x (without regard to the 222 East 41st Street
     Non-Trust Loan), and the U/W NCF DSCR of the 222 East 41st Street Loan Pair
     is 1.00x (including the 222 East 41st Street Non-Trust Loan and treating the 222 East 41st Street Loan Pair as a single underlying mortgage loan).

(4)  The property also includes a 75-space parking garage.

(5)  As of September 30, 2004.

(6)  Based on third-party appraisal report and appraised value as of October 1,
     2004.

     General. The 222 East 41st Street Mortgage Loan has a cut-off date principal balance of $105,000,000, representing 8.0% of the initial mortgage pool balance. The 222 East 41st Street Mortgage Loan is one of two (2) mortgage loans, collectively referred to as the "222 East 41st Street Loan Pair," that are both secured by a first priority mortgage lien on the leasehold interest of the 222 East 41st Street Borrower in the 222 East 41st Street Mortgaged
Property. The 222 East 41st Street Mortgaged Property is a class A, 25-story office building containing 371,814 square feet of net rentable area. The 222
East 41st Street Mortgaged Property is located in New York, New York.

     The 222 East 41st Street Loan Pair is comprised of: (a) the 222 East 41st
Street Mortgage Loan; and (b) a mortgage loan in the principal amount of
$55,000,000, which will not be included in the trust and, except as described under "--Loan Combinations--The 222 East 41st Street Mortgage Loan--Priority of
Payments" below, is subordinate in right of payment to the 222 East 41st Street
Mortgage Loan, which mortgage loan is identified in this prospectus supplement as "The 222 East

                                      S-84

41st Street Non-Trust Loan." Both of the mortgage loans in the 222 East 41st
Street Loan Pair are obligations of the 222 East 41st Street Borrower and are cross-defaulted with each other.

     The Borrower and Sponsor. The 222 East 41st Street Borrower is Zeta Ceres
Limited Partnership, a Delaware limited Partnership, which is indirectly owned by Anglo Irish Bank Corporation plc, the initial holder of the 222 East 41st
Street Non-Trust Loan.

     Payment Terms. The 222 East 41st Street Mortgage Loan (as well as the 222
East 41st Street Non-Trust Loan) is a seven-year loan with a stated maturity date of October 11, 2011. The 222 East 41st Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 4.4965% per annum. The 222 East 41st Street Non-Trust Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.31%
per annum. On the eleventh day of each month through and including the due date in October 2007, the 222 East 41st Street Borrower is required to make monthly interest-only payments on the 222 East 41st Street Loan Pair. Commencing with the due date in November 2007, up to but excluding the stated maturity date, the
222 East 41st Street Borrower is required to make a constant monthly debt service payment on the 222 East 41st Street Loan Pair equal to $946,554.19
(based on a 25-year amortization schedule for the entire 222 East 41st Street
Loan Pair). The entire remaining principal balance of the 222 East 41st Street
Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     Amounts received with respect to the 222 East 41st Street Loan Pair will be distributed between the holders of the 222 East 41st Street Mortgage Loan and the 222 East 41st Street Non-Trust Loan as described under "--Loan
Combinations--The 222 East 41st Street Mortgage Loan--Priority of Payments"
below.

     The 222 East 41st Street Borrower is prohibited from voluntarily prepaying the 222 East 41st Street Loan Pair, in whole or in part, prior to July 11, 2011.
From and after July 11, 2011, the 222 East 41st Street Borrower may prepay the
222 East 41st Street Loan Pair, in whole only, without payment of any prepayment consideration.

     The 222 East 41st Street Borrower may defease the 222 East 41st Street Loan
Pair, in whole only, provided no event of default then exists, at any time after the earlier of September 30, 2007 and the date two years following the initial issuance of all certificates issued as a result of the latest securitization of either mortgage loan in the 222 East 41st Street Loan Pair, and by doing so obtain the release of the 222 East 41st Street Mortgaged Property. The 222 East
41st Street Non-Trust Loan has not been securitized. A defeasance will be effected by the 222 East 41st Street Borrower pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 222 East 41st
Street Borrower under the 222 East 41st Street Loan Pair and that are sufficient to pay off the 222 East 41st Street Loan Pair in its entirety on the permitted prepayment date of July 11, 2011. The 222 East 41st Street Borrower's right to defease the 222 East 41st Street Loan Pair is subject to each national statistical rating organization (including S&P and Moody's) then rating any certificates issued in respect of the 222 East 41st Street Loan Pair (including the series 2004-C8 certificates) confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating organization.

     Lockbox. The 222 East 41st Street Borrower is required to deposit (or cause to be deposited) all rents and other income from the 222 East 41st Street
Mortgaged Property into a segregated clearing account controlled by, and pledged to, the 222 East 41st Street Loan Pair mortgagee, which clearing account is swept on each business day to a lockbox account controlled by, and pledged to, the 222 East 41st Street Loan Pair mortgagee. On each business day when a 222
East 41st Street Trigger Event does not exist, the bank holding the lockbox account is to disburse funds as follows: (a) to the ground lease account in the amount of the monthly deposit for ground rent; (b) to the tax account in the amount of the monthly deposit for taxes, (c) to the debt service account in the amount of payment of the debt service for the next month; (d) to the extent that any of the amounts on deposit in the lockbox account represent lease termination fees, to the lease termination account in the amount of such fees, (e) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (f) to the property manager, funds sufficient to pay any management fees and reimbursable expenditures owed by the 222 East 41st Street Borrower to the property manager that are due and payable under the management agreement, subject to the terms and conditions of the loan documents; and (g) provided no event of default has occurred and remains uncured, the excess to the 222 East 41st Street Borrower.
If a 222 East 41st Street Trigger Event has occurred and is continuing, the bank holding the lockbox account is to disburse funds as follows: (a) to the ground lease account in the amount of the monthly deposit for ground rent; (b) to the tax account in the amount of the monthly deposit for taxes, (c) to the insurance account in the amount of the monthly deposit for insurance (unless borrower has provided evidence to lender that the required insurance is maintained pursuant to blanket policies complying with the requirements of the related loan documents and the insurance premiums for such policies have been prepaid for not less than one-year in advance); (d) to the debt service account in the amount of payment of the debt service for the next month; (e)

                                      S-85

to the replacement reserve account in the amount of $4,650; (f) to the extent that any of the amounts on deposit in the lockbox account represent lease termination fees, to the lease termination account in the amount of such fees,
(g) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (h) to the property manager, funds sufficient to pay any management fees and reimbursable expenditures owed by the 222 East 41st Street Borrower to the manager that are due and payable under the management agreement, subject to the terms and conditions of the loan documents; and (i) provided no event of default has occurred and remains uncured, the excess to the 222 East 41st Street Borrower.
If an event of default exists with respect to the 222 East 41st Street Loan
Pair, the 222 East 41st Street Loan Pair mortgagee may apply amounts in the lockbox account and cash management account to the payment of the debt in any order in its sole discretion.

     A "222 East 41st Street Trigger Event" means the occurrence of either of the following events: (a) an event of default under the 222 East 41st Street
Loan Pair or (b) the debt service coverage ratio (as calculated under the loan agreement, on an annualized basis, for a three-consecutive-month period) is less than 1.20x; provided, however, that a 222 East 41st Street Trigger Event will cease and terminate (i) in the case of a trigger event due to the occurrence of an event of default as described in clause (a) above, if such event of default is thereafter cured or waived in writing, and (ii) in the case of a trigger event due to a debt service coverage ratio event as described in clause (b)
above, as of any date when the 222 East 41st Street Borrower establishes to the reasonable satisfaction of the lender that the debt service coverage ratio is equal to or in excess of 1.20x for two consecutive calendar quarters.

     Mezzanine Financing. Provided that no event of default has occurred and is continuing, upon not less than 30 days prior written notice to the mortgage lender, (a) Zeta Ceres, Inc. (the general partner of the 222 East 41st Street
Borrower) and Zeta Ceres REIT, Inc. (the holder of substantially all the limited partnership interests in the 222 East 41st Street Borrower), jointly and severally, or (b) such other entity reasonably approved by the mortgage lender, may incur indebtedness in the form of a mezzanine loan in an aggregate principal amount not to exceed $30,000,000, provided that the following conditions (among others) are satisfied: (i) the mezzanine loan is coterminous with the 222 East
41st Street Mortgage Loan; (ii) if the mezzanine loan bears interest at a floating rate, the mezzanine loan documents require the maintenance of an interest rate cap during the term of the mezzanine loan; (iii) the combined debt service coverage ratio, based on the debt service due on the 222 East 41st
Street Mortgage Loan and the prospective debt service due on the mezzanine loan, is not less than 1.05x; (iv) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender;
and (v) the borrower under the mezzanine loan satisfies such other conditions as are customary in connection with mezzanine loans.

     Reserves and Escrows. On each due date, the 222 East 41st Street Borrower is required to make: (a) escrow payments for the payment of ground rents and (b)
escrow payments for the payment of taxes. Whenever a 222 East 41st Street
Trigger Event is in effect, the 222 East 41st Street Borrower is also required to make on each due date: (a) escrow payments for the payment of insurance premiums; and (b) deposits in the amount of $4,650 to a capital expenditure account. In addition, at the closing of the 222 East 41st Street Loan Pair, the
222 East 41st Street Borrower deposited the sum of $315,000 into a required repair reserve fund and the sum of $975,429 into an unfunded tenant reserve fund.

     Terrorism Insurance. The 222 East 41st Street Borrower is required, in accordance with the related loan documents, to maintain insurance coverage for loss resulting from perils and acts of terrorism on terms (including amounts)
consistent with the all-risk, general liability, business income, boiler and machinery and umbrella liability insurance coverage required under the related loan documents.

     Ground Lease. The interest of the 222 East 41st Street Borrower in the land at the 222 East 41st Street Mortgaged Property consists of a leasehold interest established pursuant to a ground lease, dated as of October 1, 1999, which ground lease has been assigned to the 222 East 41st Street Borrower through a chain of assignments (such ground lease as so assigned, the "222 East 41st
Street Ground Lease"). The 222 East 41st Street Ground Lease has an initial term that will continue through October 1, 2048 and provides two renewal options of five years each and seven additional renewal options of 20 years each. The 222
East 41st Street Ground Lease provides that any mortgage of the ground lessor's fee interest in the premises will be subject and subordinate to the leasehold estate created by the 222 East 41st Street Ground Lease. The 222 East 41st
Street Ground Lease further provides that: (a) the ground lessee thereunder is entitled to sublet all or any part of the premises without the ground lessor's consent; (b) the leasehold interest thereunder may be encumbered without the ground lessor's consent (but with notice to the ground lessor); (c) any leasehold mortgagee is entitled to notice of any defaults under the ground lease and an opportunity to cure any such default (or to commence foreclosure proceedings and subsequently cure default(s) if such default(s) are non-monetary and not susceptible of cure by the leasehold mortgagee at the time of default);
(d) in the event of the termination of the ground lease, the ground lessor will enter into a new lease with

                                      S-86

the leasehold mortgagee on the same terms as the original ground lease; and (e)
so long as any leasehold mortgage is outstanding, the ground lease may not be modified, changed or supplemented without the prior written consent of the leasehold mortgagee.

     The 222 East 41st Street Mortgaged Property. 222 East 41st Street is a
class A, 25-story office building containing 371,814 square feet of net rentable area located on a parcel that stretches from East 41st to East 40th Streets, between Second and Third Avenues, in the midtown Manhattan area of New York, New
York. The building also includes a 75-space underground parking garage.
Developed in 2002, the building is currently leased to three tenants under long term leases. The largest tenant is the law firm of Jones Day, which leases
299,538 square feet, or 80.6% of the total space, under a lease that expires in
October 2016; the second largest tenant is the Council of the European Union, which leases 35,916 square feet, or 9.7% of the total space, under a lease that expires in July 2013; and the third tenant is the New Zealand Trade Development
Board, which leases 6,257 square feet, or 1.7% of the total space, under a lease that expires in June 2013. As of September 30, 2004, based on square footage leased, occupancy at the 222 East 41st Street Mortgaged Property was 92.0%.

             TENANTS AT THE 222 EAST 41ST STREET MORTGAGED PROPERTY

                                                                  % OF TOTAL       % OF TOTAL           LEASE
TENANT                                           SQUARE FEET     SQUARE FEET     BASE REVENUES     EXPIRATION DATE
---------------------------------------------   -------------   -------------   ---------------   ----------------

Jones Day ...................................      299,538           80.6%            80.0%          10/31/2016
Council of the European Union ...............       35,916            9.7              9.6            7/31/2013
New Zealand Trade Development Board .........        6,257            1.7              1.7            6/30/2013
                                                   -------           ----             ----
TOTAL .......................................      341,711           91.9%            91.3%

     The following should be noted with respect to the table above--

     o  The tenants are ranked by approximate square feet.

     o  The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

     o  The percentages of total base revenues are based on underwritten base rental revenues.

     o  A lobby-level newsstand with 444 square feet is also leased until
        October 31, 2012.

       LEASE EXPIRATION SCHEDULE FOR TENANTS AT THE 222 EAST 41ST STREET
                               MORTGAGED PROPERTY

                                     APPROXIMATE
                                      EXPIRING      AS % OF TOTAL
YEAR                                 SQUARE FEET     SQUARE FEET    CUMULATIVE %
---------------------------------  --------------  --------------  -------------
2004-2011 .......................            0            0.0%           0.0%
2012 ............................          444            0.1            0.1%
2013 ............................       42,173           11.3           11.5%
2014 and beyond .................      299,538           80.6           92.0%
Vacant ..........................       29,659            8.0          100.0%
                                       -------          -----
TOTAL ...........................      371,814          100.0%
5 year average rollover .........        NAP             NAP
7 year average rollover .........        NAP             NAP

     The following should be noted with respect to the table above--

     o  The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o  NAP means not applicable; no lease expires prior to 2012.

                                      S-87

IV. THE PICKWICK PLAZA MORTGAGE LOAN

 Shadow Rating (S&P/Moody's)                                              A/Baa3
 Cut-off Date Principal Balance:                                    $ 92,500,000
 % of Initial Mortgage Pool Balance:                                        7.0%
 Title Vested:                                                               Fee
 Cut-off Date Mortgage Interest Rate:                                     5.980%
 Maturity Date:                                                   April 11, 2014
 Lock-out/Defeasance Expiration Date:                           January 10, 2014
 Original Amortization Term(1):                                         30 years
 Cut-off Date LTV:                                                         63.8%
 U/W Net Cash Flow(2):                                              $ 10,933,354
 U/W NCF DSCR(2):                                                          1.65x
 Lockbox:                                                                   Hard
 Sponsor:                                     Broadway Real Estate Partners, LLC
 Property Manager:                             Antares Real Estate Services, LLC
 Property Type:                                                           Office
 Property Size (approximate net rentable area)(3):           237,474 square feet
 Location:                                                Greenwich, Connecticut
 Occupancy %(4):                                                           91.8%
 Appraised Value(5):                                                $145,000,000

--------

(1)  Payments of interest only are required through and including the due date in October 2007.

(2)  The U/W Net Cash Flow and U/W NCF DSCR are projected based on certain lease-up assumptions. The in-place U/W Net Cash Flow of the Pickwick Plaza
     Mortgaged Property was calculated to be $9,762,855. Based on that in-place
     U/W Net Cash Flow, the Pickwick Plaza Mortgage Loan has an U/W NCF DSCR of
     1.47x.

(3)  The property also includes a 854-space parking garage.

(4)  As of August 1, 2004.

(5)  Based on third-party appraisal report and appraised value as of July 12,
     2004.

     General. The Pickwick Plaza Mortgage Loan has a cut off date principal balance of $92,500,000 and represents 7.0% of the initial mortgage pool balance.
The Pickwick Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Pickwick Plaza Borrower in the Pickwick Plaza Mortgaged
Property. For purposes of this prospectus supplement, we consider the interest of the Pickwick Plaza Borrower in the Pickwick Plaza Mortgaged Property to
constitute a fee interest because the Pickwick Plaza Borrower holds a fee interest that is subject to a ground lease that has been assigned to the
Pickwick Plaza Borrower and both of those interests are subject to the lien of the related mortgage. The Pickwick Plaza Mortgaged Property is a class A office complex, comprised of three, three-to-four-story office buildings with an aggregate of 237,474 square feet of net rentable area and an 854-space underground parking garage, located in Greenwich, Connecticut.

     The Borrower and Sponsor. The Pickwick Plaza Borrower is Pickwick Fee LLC,
a Delaware limited liability company. The Pickwick Plaza Borrower is owned by, among others, entities affiliated with Broadway Real Estate Partners, LLC, a private real estate investment and management firm founded in 1999 and headquartered in New York, New York, and entities controlled by Alan Landis.
Broadway Real Estate Partners, LLC, presently the holder of indirect controlling interests in the Pickwick Plaza Borrower, reports that it has purchased approximately 4.2 million square feet of office space since 2000 and owns assets in New York, Connecticut, Washington, D.C., Pennsylvania, California, and
Illinois. Alan Landis, a New York-area real estate developer, holds indirect non-managing interests in the Pickwick Plaza Borrower with the ability to veto certain major decisions, through both equity interests and liens on equity interests holds fifty percent of the economic interests in the Pickwick Plaza
Borrower, and in certain circumstances may acquire indirect managerial control of the Pickwick Plaza Borrower from Broadway Real Estate Partners, LLC.

                                      S-88

     Payment Terms. The Pickwick Plaza Mortgage Loan has a stated maturity date of April 11, 2014. The Pickwick Plaza Mortgage Loan accrues interest on an
Actual/360 Basis at an interest rate, in the absence of default, of 5.980% per annum. On the 11th day of each month through October 11, 2007, the Pickwick
Plaza Borrower is required to make interest-only payments on the Pickwick Plaza
Mortgage Loan. On the 11th day of each month from and including November 2007, up to but excluding the stated maturity date, the Pickwick Plaza Borrower is required to make a constant monthly debt service payment equal to $553,395
(based on a 30-year amortization schedule for the Pickwick Plaza Mortgage Loan).
The entire remaining principal balance of the Pickwick Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The Pickwick Plaza Borrower is prohibited from voluntarily prepaying the
Pickwick Plaza Mortgage Loan, in whole or in part, prior to January 11, 2014.
From and after January 11, 2014, the Pickwick Plaza Borrower may prepay the
Pickwick Plaza Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Pickwick Plaza Borrower may defease the Pickwick Plaza Mortgage Loan, in whole only, provided no event of default then exists, at any time after the date that is two years following the initial issuance of the series 2004-C8 certificates, and by doing so obtain the release of the Pickwick Plaza Mortgaged
Property. A defeasance will be effected by the Pickwick Plaza Borrower pledging substitute collateral that consists of direct, non-callable United States
Treasury obligations that produce payments which replicate the payment obligations of the Pickwick Plaza Borrower under the Pickwick Plaza Mortgage
Loan and that are sufficient to pay off the Pickwick Plaza Mortgage Loan in its
entirety on January 11, 2014. The Pickwick Plaza Borrower's right to defease the
Pickwick Plaza Mortgage Loan is subject to S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating agency.

     Lockbox. The Pickwick Plaza Borrower is required to cause all income from the Pickwick Plaza Mortgaged Property to be deposited into a collection account controlled by the Pickwick Plaza Mortgage Loan mortgagee. The bank holding the account has been given instructions to sweep all funds on deposit in such account on a daily basis to an account under the sole control of the Pickwick
Plaza Mortgage Loan mortgagee. All funds on deposit in such lockbox account are required to be allocated on each business day by the bank holding such lockbox account as follows: (a) monthly tax deposit to the tax account; (b) monthly insurance deposit to the insurance premium account; (c) monthly debt service payment amount to the debt service account; (d) monthly replacement reserve deposit to the replacement reserve account; (e) the monthly rollover reserve deposit to the rollover reserve account; (f) the amount of any default rate interest and late charges to the debt service account; (g) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (h) if a
Pickwick Plaza Mezzanine Cash Trap Period (as defined below) then exists, budgeted monthly operating expenses for the next month to an operating expense reserve account for disbursement to the Pickwick Plaza Borrower; (i) if a
Pickwick Plaza Mezzanine Cash Trap Period then exists, extraordinary operating expenses approved by the Pickwick Plaza Mortgage Loan mortgagee to the extraordinary expense account, (j) the monthly debt service due under the
Pickwick Plaza Mezzanine Loan to the lender thereunder; and (k) provided no event of default then exists, (i) during a Pickwick Plaza Mezzanine Cash Trap
Period, to an account designated by the lender under the Pickwick Plaza
Mezzanine Loan and (ii) otherwise to the Pickwick Plaza Borrower.

     A "Pickwick Plaza Mezzanine Cash Trap Period" is the period during which one or more of the following events exists:

     (a)  the occurrence and continuance of an event of default under the
          Pickwick Plaza Mezzanine Loan, or

     (b)  the combined debt service coverage ratio of the Pickwick Plaza
          Mortgage Loan and the Pickwick Plaza Mezzanine Loan is less than
          1.07x.

     A Pickwick Plaza Mezzanine Cash Trap Period will cease and terminate (i) in the case of an event of default as described in clause (a) above, if the event of default under the Pickwick Plaza Mezzanine Loan has ceased to exist, and (ii)
in the case of a debt service coverage ratio event as described in clause (b)
above, the combined debt service coverage ratio exceeds 1.07x for three consecutive calendar quarters.

     Mezzanine Financing. The Pickwick Plaza Mezzanine Borrower is Pickwick Mezz
I LLC. The Pickwick Plaza Borrower has incurred mezzanine financing in the initial principal amount of $21,000,000, which accrues interest at a fixed rate.
The mezzanine loan is secured by a pledge of the equity interests in the
Pickwick Plaza Borrower and matures on April 11, 2014. On the eleventh day of each month, the Pickwick Plaza Mezzanine Borrower is required to make an interest payment in arrears on the mezzanine loan and an amortization payment calculated in accordance with the mezzanine loan documents.

                                      S-89

     The mezzanine lender is Northstar Funding LLC. The Pickwick Plaza Mortgage
Loan lender and the mezzanine lender have entered into an intercreditor agreement (the "Pickwick Plaza Intercreditor Agreement") that sets forth the relative priorities between the Pickwick Plaza Mortgage Loan and the mezzanine loan. The Pickwick Plaza Intercreditor Agreement provides that, among other things:

     o  The mezzanine lender may not foreclose on the collateral securing the mezzanine loan unless certain conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from S&P and Moody's that such transfer will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2004-C8 certificates by such rating agency.

     o  Upon an "event of default" under the mezzanine loan, the mezzanine lender will generally have the right to select a replacement manager
        (including any asset manager) or leasing agent for the Pickwick Plaza
        Mortgaged Property, which replacement manager, asset manager and/or leasing agent must be a reputable and experienced manager of assets similar to the Pickwick Plaza Mortgaged Property and consisting of not less than a specified amount of leasable square feet and similar properties or otherwise acceptable to S&P and Moody's as evidenced by written confirmation that the selection of such replacement manager will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2004-C8 certificates by such rating agency.

     o  The mezzanine lender has the right to receive notice of any event of default under the Pickwick Plaza Mortgage Loan and the right to cure any monetary default within a period ending five business days after receipt of such notice; provided, however, that the mezzanine lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the collateral securing the mezzanine loan. In addition, if the default is of a non-monetary nature, the mezzanine lender will have the same period of time as the Pickwick Plaza Borrower to cure such non-monetary default under the Pickwick Plaza Mortgage Loan documents; provided, however, that, if that non-monetary default is susceptible of cure but cannot reasonably be cured within that period then, subject to certain conditions, the mezzanine lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o  If (x) the Pickwick Plaza Mortgage Loan has been accelerated, (y) any proceeding to foreclose or otherwise enforce the mortgages or other security for the Pickwick Plaza Mortgage Loan has been commenced or (z)
        the Pickwick Plaza Mortgage Loan has become a specially serviced mortgage loan and is at least 60 days delinquent, then the mezzanine lender has the right to purchase the Pickwick Plaza Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of interest on the
        Pickwick Plaza Mortgage Loan and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the Pickwick Plaza Mortgage Loan lender in enforcing the terms of the
        Pickwick Plaza Mortgage Loan documents and certain special servicer fees in connection therewith. Such purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Pickwick Plaza Mortgage Loan or the Pickwick Plaza
        Mortgaged Property.

     The mezzanine loan documents generally may be modified without the Pickwick
Plaza Mortgage Loan mortgagee's consent, although certain provisions of the mezzanine loan documents may not be modified without the mortgage lender's consent, including, without limitation, increasing in any material respect any monetary obligations of the Pickwick Plaza Mezzanine Borrower. Notwithstanding
the foregoing, in addressing an event of default that has occurred under the mezzanine loan documents, the Pickwick mezzanine lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the mezzanine loan in a manner that increases the interest rate under the mezzanine loan.

     Furthermore, Broadway Partners (Pickwick Lawlor) LLC has incurred debt in the amount of $5,200,000 and $2,870,400, respectively, both of which debts are secured by portions of the debtor's indirect, non-voting interests in the related borrower. See "Risk Factors--Risks Related to the Underlying Mortgage
Loans--Some of the Mortgaged Real Properties Are or May Be Encumbered by
Additional Debt and the Ownership Interests in Some Borrowers Have Been or May
Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow
Available to the Subject Mortgaged Real Property" and "Description of the
Mortgage Pool--Additional Loan and Property Information--Other Financing" in
this prospectus supplement.

     Reserves and Escrows. On each due date, the Pickwick Plaza Borrower is required to make: (a) escrow payments for the payment of taxes; and (b) escrow payments for the payment of insurance premiums.

                                      S-90

     In addition, at the closing of the Pickwick Plaza Mortgage Loan, the
Pickwick Plaza Borrower deposited $760,400 into a required repairs reserve to cover the cost of certain immediate repair items identified in the related loan agreement, $439,600 into a replacement reserve account and $1,920,841 into a rollover reserve account. The Pickwick Plaza Borrower is also required to make monthly deposits in the amount of $11,895.50 into the replacement reserve account and monthly deposits into the rollover reserve account in the amount of
$25,000 through the payment date in October 2005, $110,000 through the payment date in October 2006 and, on each due date thereafter, $55,000, provided that monthly deposits into the rollover reserve account will not be required after
October 2006 so long as (x) a minimum balance of $1,250,000 for post-2007 rollover expenses is maintained and (y) the Pickwick Plaza Mortgaged Property is at least 97% leased under leases having terms of at least five years.

     Terrorism Insurance. The Pickwick Plaza Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage amounts of not less than 100% of the actual replacement value of the Pickwick Plaza Mortgaged Property (exclusive of footings, underground utilities, excavations and foundations); provided, however that the Pickwick Plaza Mortgage Borrower is not required to spend more than
$50,000 in any fiscal year on insurance premiums for terrorism insurance. If the premium for the required amount of such insurance exceeds that maximum premium amount, then the Pickwick Plaza Mortgage Borrower is required to purchase the maximum amount of terrorism insurance available for funds equal to that maximum premium amount.

     The Pickwick Plaza Mortgaged Property. Pickwick Plaza is a class A office complex comprised of three, three-to-four-story buildings with an aggregate of
237,474 square feet of net rentable area located in Greenwich, Connecticut.
Pickwick Plaza's location is approximately five miles from the Stamford Central
Business District. Pickwick Plaza was built in 1974 and was most recently renovated in 2002. Situated on approximately three landscaped acres, Pickwick
Plaza also includes an 854-space underground parking garage. The property is leased to approximately 17 tenants comprised of a mix of professional and service business firms primarily in the financial services industry, including
Morgan Stanley DW Inc. (rated A+/Aa3 by S&P and Moody's, respectively) and
Deutsche Bank Alex. Brown, Inc. (rated AA-/Aa3 by S&P and Moody's, respectively). As of August 1, 2004, based on square footage leased, occupancy at the Pickwick Plaza Mortgaged Property was 91.8%.

          FIVE LARGEST TENANTS AT THE PICKWICK PLAZA MORTGAGED PROPERTY

                                                                                  % OF TOTAL                    LEASE
                                                                   % OF TOTAL        BASE                     EXPIRATION
TENANT                                            SQUARE FEET     SQUARE FEET      REVENUES      RATINGS         DATE
----------------------------------------------   -------------   -------------   ------------   ---------   -------------

Interactive Brokers Group LLC ................       51,372           21.6%           22.4%            NR     7/31/2006
General Atlantic Service Corporation .........       40,203           16.9            19.3             NR     4/30/2014
NFO Research, Inc. ...........................       24,315           10.2             7.7             NR    12/31/2008
Deutsche Bank Alex. Brown, Inc. ..............       24,120           10.2            10.7        AA-/Aa3     3/31/2012
Morgan Stanley DW, Inc .......................       11,415            4.8             5.2         A+/Aa3     9/30/2009
                                                     ------           ----            ----
TOTAL ........................................      151,425           63.8%           65.3%

     The following should be noted with respect to the table above--

     o  The five largest tenants are ranked by approximate square feet.

     o  The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

     o  The percentages of total base revenues are based on underwritten base rental revenues.

     o  Credit ratings are those of S&P and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if the tenant company is not rated.

     o  NR means not rated.

                                      S-91

 LEASE EXPIRATION SCHEDULE FOR TENANTS AT THE PICKWICK PLAZA MORTGAGED PROPERTY

                                     APPROXIMATE
                                       EXPIRING     AS % OF TOTAL
YEAR                                 SQUARE FEET     SQUARE FEET    CUMULATIVE %
---------------------------------   -------------  --------------  -------------
2004 ............................       21,900            9.2%           9.2%
2005 ............................        2,240            0.9           10.2%
2006 ............................       71,989           30.3           40.5%
2007 ............................        7,848            3.3           43.8%
2008 ............................       28,450           12.0           55.8%
2009 ............................       12,691            5.3           61.1%
2010 ............................            0            0.0           61.1%
2011 ............................        4,700            2.0           63.1%
2012 ............................       24,120           10.2           73.2%
2013 ............................            0            0.0           73.2%
2014 and beyond .................       44,114           18.6           91.8%
Vacant ..........................       19,422            8.2          100.0%
                                        ------          -----
TOTAL ...........................      237,474          100.0%
5 year average rollover .........       26,485           11.2%
7 year average rollover .........       20,731            8.7%

     The following should be noted with respect to the table above--

     o  The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o  The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

                                      S-92

V. THE U-STORE-IT PORTFOLIO I MORTGAGE LOAN

 Cut-off Date Principal Balance:                                    $ 90,000,000
 % of Initial Mortgage Pool Balance:                                        6.8%
 Title Vested:                                                               Fee
 Cut-off Date Mortgage Interest Rate:                                     5.085%
 Maturity Date:                                                November 11, 2009
 Lock-Out/Defeasance Expiration Date:                            August 11, 2009
 Original Amortization Term(1):                                         27 Years
 Cut-off Date LTV:                                                         73.6%
 U/W NCF(2):                                                        $  9,652,891
 U/W NCF DSCR(2):                                                          1.57x
 Lockbox:                                                              Springing
 Sponsor:                                                       U-Store-It Trust
 Property Manager:                                            YSI Management LLC
 Property Type:                                                     Self-storage
 Property Size (approximate number of units)(3):                    14,253 units
 Location:                                    Illinois, Indiana, Ohio, Wisconsin
 Occupancy %(4):                                                           84.0%
 Appraised Value(5):                                                $122,350,000

--------

(1)  Payments of interest only are required through and including the due date in November 2005.

(2)  The U/W Net Cash Flow and U/W NCF DSCR presented in the table above are projected based on certain lease-up assumptions. The in-place U/W Net Cash
     Flow of the U-Store-It Portfolio I Mortgaged Property was calculated to be
     $9,275,186. Based on that in-place U/W Net Cash Flow, the U-Store-It
     Portfolio I Mortgage Loan has an U/W NCF DSCR of 1.51x

(3)  Total number of units in the 26 self-storage facilities.

(4)  For the trailing 12 months through June 30, 2004, weighted by allocated loan amount per property.

(5)  Based on third-party appraisal reports and appraised values as of June 28,
     2004 through July 11, 2004.

     General. The U-Store-It Portfolio I Mortgage Loan has a cut-off date principal balance of $90,000,000, representing 6.8% of the initial mortgage pool balance. The U-Store-It Portfolio I Mortgage Loan is secured by first priority mortgage liens on the fee simple interests of the U-Store-It Portfolio I
Borrower in the U-Store-It Portfolio I Mortgaged Properties, a portfolio of 26 self-storage facilities located in the four states of Illinois (16 mortgaged real properties), Indiana (seven mortgaged real properties), Ohio (two mortgaged real properties) and Wisconsin (one mortgaged real property). Each U-Store-It
Portfolio I Mortgaged Property has been allocated a portion of the original principal balance of the U-Store-It Portfolio I Mortgage Loan, in approximately the same proportion to the aggregate principal balance of the U-Store-It
Portfolio I Mortgage Loan as its appraised value bears to the combined appraised value of all the U-Store-It Portfolio I Mortgaged Properties. The U-Store-It
Portfolio I Mortgaged Properties comprise 14,253 units containing approximately
1,680,858 square feet.

     The Borrower and Sponsor. The U-Store-It Portfolio I Borrower is YSI III
LLC, a Delaware limited liability company. The U-Store-It Portfolio I Borrower is a single member limited liability company owned by U-Store-It, L.P., a
Delaware limited partnership, which is 96.9% owned by the U-Store-It Trust, a
Maryland real estate investment trust, a publicly-traded real estate investment trust listed on the NYSE under the symbol YSI and the general partner of such limited partnership, and 3.1% owned by various limited partners. U-Store-It
Trust is the successor to The Amsdell Companies, a privately owned real estate company, headquartered near Cleveland, Ohio, that has focused primarily on the acquisition, repositioning and management of self-storage facilities over the last 30 years. The Amsdell Companies has become a major participant in the self-storage business since its founding in 1928. Prior to the formation of the
U-Store-It Trust, The Amsdell Companies

                                      S-93

owned and managed approximately 155 properties in 18 states. At completion of the U-Store-It Trust offering on October 27, 2004, U-Store-It Trust owns and manages approximately 202 properties located in 21 states, comprising over
112,000 units, and an aggregate of approximately 13.1 million square feet of storage space. The chief executive officer and president of U-Store-It Trust are
Robert J. Amsdell and Steven G. Osgood, respectively. The related mortgage loan seller was the lead manager for the initial public offering with respect to the
U-Store-It Trust, and has provided financing to the U-Store-It Portfolio I
Borrower or its affiliates. In addition, some of the proceeds from such initial public offering were used to purchase certain of the U-Store-It Portfolio I
Mortgaged Properties.

     Payment Terms. The U-Store-It Portfolio I Mortgage Loan is a five-year loan with a stated maturity date of November 11, 2009. The U-Store-It Portfolio I
Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.085% per annum.

     On the eleventh day of each month through and including November 2005, the
U-Store-It Portfolio I Borrower is required to make interest-only payments on the U-Store-It Portfolio I Mortgage Loan. On the eleventh day of each month from and including December 2005, up to but excluding the stated maturity date, the
U-Store-It Portfolio I Borrower is required to make a constant monthly debt service payment on the U-Store-It Portfolio I Mortgage Loan equal to $511,291
(based on a 27-year amortization schedule). The remaining principal balance of the U-Store-It Portfolio I Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The U-Store-It Portfolio I Borrower is prohibited from voluntarily prepaying the U-Store-It Portfolio I Mortgage Loan in whole or in part prior to
August 11, 2009. From and after August 11, 2009, the U-Store-It Portfolio I
Borrower may prepay the U-Store-It Portfolio I Mortgage Loan, in whole or in part, without payment of any prepayment consideration. In connection with any partial prepayment of the U-Store-It Portfolio I Mortgage Loan, the U-Store-It
Portfolio I Borrower is not entitled to obtain the release of any of the
U-Store-It Portfolio I Mortgaged Properties.

     The U-Store-It Portfolio I Borrower may defease the U-Store-It Portfolio I
Mortgage Loan, in whole or in part, on any payment date after the expiration of two years following the initial issuance of the series 2004-C8 certificates, and by doing so obtain the release of the applicable U-Store-It Portfolio I
Mortgaged Properties. A defeasance will be effected by the U-Store-It Portfolio
I Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments (a) in the event of a full defeasance, which replicate the payment obligations of the
U-Store-It Portfolio I Borrower under the U-Store-It Portfolio I Mortgage Loan and are sufficient to pay off the U-Store-It Portfolio I Mortgage Loan in its
entirety on August 11, 2009, or (b) in the event of a partial defeasance, which replicate the payment obligations of the U-Store-It Portfolio I Borrower under
125% of the portion of the aggregate U-Store-It Portfolio I Mortgage Loan indebtedness that is allocable to the individual U-Store-It Portfolio I
Mortgaged Property being released and are sufficient to pay off 125% of such portion on August 11, 2009. The U-Store-It Portfolio I Borrower's right to defease the U-Store-It Portfolio I Mortgage Loan, in whole or in part, is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C8 certificates by such rating agency.

     Lockbox. The U-Store-It Portfolio I Borrower and the property manager are required to deposit, or cause to be deposited, all gross income from the
U-Store-It Portfolio I Mortgaged Properties into one or more deposit accounts under the sole control of the mortgagee, provided, however, that if an event of default has occurred, the U-Store-It Portfolio I Borrower is required to direct each tenant to send all rents directly to the lockbox account. On the last business day of each week, each deposit bank will disburse the funds on deposit in such deposit account to the lockbox account established with the lockbox bank. The lockbox bank will allocate (without disbursing) the funds on deposit in the lockbox account in the following order, and on each monthly payment date, the lockbox bank will withdraw all funds on deposit in the lockbox account and disburse such funds in the following order: first, to the tax and insurance account in the amount of the required monthly tax and insurance escrow payment;
second, to the payment of the monthly debt service due under the U-Store-It
Portfolio I Mortgage Loan; third, to the replacement reserve account in the amount of the required monthly deposit for replacement reserves; fourth, to the payment of any other amounts then due and payable under the U-Store-It Portfolio
I Mortgage Loan; fifth, to the payment of the lockbox bank's fees and expenses incurred in connection with the administration and maintenance of the lockbox account; and sixth, provided no event of default then exists, to the U-Store-It
Portfolio I Borrower. Notwithstanding the foregoing, for so long as no event of default then exists, and provided that there are sufficient sums deposited in the lockbox account to make all required payments due under the U-Store-It
Portfolio I Mortgage Loan on the next succeeding due date (including, without limitation, all escrows and reserve deposits required above or otherwise required under the U-Store-It Portfolio I Mortgage Loan), the mortgagee must instruct each deposit bank to transfer, on the last business day of each week through but excluding the week preceding the next succeeding monthly payment date, all funds on deposit in each such deposit account to an account specified by the U-Store-It Portfolio I Borrower.

                                      S-94

     Reserves and Escrows. The U-Store-It Portfolio I Borrower is required to make on each due date: (a) escrow payments to a tax and insurance reserve account, except that after such time as the U-Store-It Portfolio I Borrower provides evidence of a blanket insurance policy, as approved by the mortgagee, the monthly insurance escrow payment will no longer be required and (b)
replacement reserve account deposits in the amount of (i) $21,011 or (ii)
following the release or substitution of a U-Store-It Portfolio I Mortgaged
Property, an amount equal to one-twelfth of (A) the aggregate square footage of all improvements at the U-Store-It Portfolio I Mortgaged Properties after giving effect to such release or substitution times (B) $0.15.

     In addition, at the closing of the U-Store-It Portfolio I Mortgage Loan, the U-Store-It Portfolio I Borrower deposited $1,041,774 into a required repairs account, to be used to pay for certain immediate repairs required to be performed at certain of the U-Store-It Portfolio I Mortgaged Properties. The
U-Store-It Portfolio I Borrower is also obligated to deposit any lease termination payments it receives into the leasing reserve account, to be used to pay for any tenant improvements, allowances and leasing commissions incurred in connection with the re-leasing of vacant space.

     Substitution. The U-Store-It Portfolio I Borrower is permitted to substitute a property (for purposes of this paragraph, a "U-Store-It Portfolio I
Substitute Property") for an individual U-Store-It Portfolio I Mortgaged
Property (for purposes of this paragraph, a "U-Store-It Portfolio I Replaced
Property") provided that, among other things, the following conditions are satisfied: (a) the allocated loan amount of such U-Store-It Portfolio I
Substitute Property, individually or when aggregated with the allocated loan amounts of all other U-Store-It Portfolio I Mortgaged Properties which are or were U-Store-It Portfolio I Substitute Properties does not constitute more than one-third (33-1/3%) of the original outstanding principal amount of the
U-Store-It Portfolio I Mortgage Loan; (b) the U-Store-It Portfolio I Substitute
Property has a fair market value no less than the greater of (i) the fair market value of the U-Store-It Portfolio I Replaced Property on the closing date of the
U-Store-It Portfolio I Mortgage Loan or (ii) the fair market value of the
U-Store-It Portfolio I Replaced Property immediately prior to the substitution;
(c) after giving effect to the substitution, the debt service coverage ratio for all of the U-Store-It Portfolio I Mortgaged Properties (including the U-Store-It
Portfolio I Substitute Property but excluding the U-Store-It Portfolio I
Replaced Property) is at least equal to the debt service coverage for the
U-Store-It Portfolio I Mortgaged Properties (including the U-Store-It Portfolio
I Replaced Property but excluding the U-Store-It Portfolio I Substitute
Property) for the 12 full calendar months immediately preceding the substitution; and (d) S&P and Moody's each confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C8 certificates by such rating agency.

     The U-Store-It Portfolio I Mortgaged Properties. The U-Store-It Portfolio I
Mortgaged Properties consist of 26 self-storage facilities containing approximately 14,253 units, with a total of 1,680,858 square feet. Twelve of the facilities offer climate-controlled facilities. These facilities are located in
Illinois, Indiana, Ohio and Wisconsin. The facilities were acquired in October
2004 as part of a 42-property portfolio. The other 16 properties are not part of the U-Store-It Portfolio I Mortgaged Properties.

                THE U-STORE-IT PORTFOLIO I MORTGAGED PROPERTIES

                                                                    WEIGHTED
                                                                    AVERAGE    WEIGHTED                    ALLOCATED
                                NUMBER OF   NUMBER OF     SQUARE      AGE      AVERAGE      APPRAISED        LOAN
                               PROPERTIES     UNITS        FEET     (YEARS)   OCCUPANCY       VALUE         AMOUNT
                              ------------ ----------- ----------- --------- ----------- -------------- --------------

Illinois ....................      16          8,729    1,010,093      18        83.5%    $ 82,100,000   $60,385,000
Indiana .....................       7          3,965      464,412      15        84.9       29,350,000    21,595,000
Ohio ........................       2          1,071      147,640      28        79.8        6,500,000     4,785,000
Wisconsin ...................       1            488       58,713      21        93.2        4,400,000     3,235,000
                                   --          -----    ---------      --        ----     ------------   -----------
TOTAL/WEIGHTED AVG. .........      26         14,253    1,680,858      18        84.0%    $122,350,000   $90,000,000

     The following should be noted with respect to the table above--

     o  The occupancy information indicated above is based on the average occupancy per property in the specified state for the 12-month period ending June, 30, 2004.

     o  The allocated loan amounts are based on the total original principal amount of the U-Store-It Portfolio I Mortgage Loan.

     o  The weighted average age and occupancy are calculated based on the allocated loan amounts.

                                      S-95

LOAN COMBINATIONS

     General. The mortgage pool will include six (6) mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a loan combination to any person or entity -- other than institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

     Set forth below is a brief description of the co-lender arrangement regarding the six (6) underlying mortgage loans that are each part of a separate loan combination.

     The Grace Building Mortgage Loan. The Grace Building Mortgage Loan, which has an unpaid principal balance of $117,000,000 and represents 8.9% of the initial mortgage balance, is part of The Grace Building Loan Group, which is comprised of eight (8) mortgage loans that are all secured by The Grace Building
Mortgaged Property. There are three (3) of The Grace Building Pari Passu
Non-Trust Loans, which are pari passu in right of payment with The Grace
Building Mortgage Loan, and there are four (4) of The Grace Building Subordinate
Non-Trust Loans, which are generally subordinate (following certain uncured events of default) in right of payment to The Grace Building Mortgage Loan. The
Grace Building Pari Passu Non-Trust Loans and The Grace Building Subordinate
Non-Trust Loans together constitute The Grace Building Non-Trust Loans. The
Grace Building Pari Passu Non-Trust Loans consist of: (i) The Grace Building
Note A1 Non-Trust Loan, with an unpaid principal balance of $117,000,000, that is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the J.P. Morgan
Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through
Certificates, Series 2004-CIBC9, (ii) The Grace Building Note A3 Non-Trust Loan,
with an unpaid principal balance of $59,670,000, that is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc.
Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15, and (iii) The
Grace Building Note A4 Non-Trust Loan, with an unpaid principal balance of
$57,330,000, that also is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through
Certificates, Series 2004-TOP15. The Grace Building Subordinate Non-Trust Loans,
which are currently collectively held by the same third-party institutional noteholder (but could be transferred and separately held), consist of: (i) The
Grace Building Note B1 Non-Trust Loan, with an unpaid principal balance of
$10,000,000, (ii) The Grace Building Note B2 Non-Trust Loan, with an unpaid principal balance of $10,000,000, (iii) The Grace Building Note B3 Non-Trust
Loan, with an unpaid principal balance of $5,100,000, and (iv) The Grace
Building Note B4 Non-Trust Loan, with an unpaid principal balance of $4,900,000.
See "--Significant Underlying Mortgage Loans--The Grace Building Mortgage Loan"
above for a more detailed description of The Grace Building Mortgage Loan. See
"Servicing of The Grace Building Loan Group--Certain Powers of the Loan
Combination Controlling Party for The Grace Building Loan Group under The Grace
Building Co-Lender Agreement" and "--Consultation Rights of The Grace Building
Pari Passu Loan Noteholders Under The Grace Building Co-Lender Agreement" in
this prospectus supplement for a more detailed description of certain rights of
The Grace Building Non-Trust Loan Noteholders. The Grace Building Loan Group is
being serviced and administered, and will continue to be serviced and administered, pursuant to the series 2004-CIBC9 pooling and servicing agreement
(the governing document for the securitization of The Grace Building Note A1
Non-Trust Loan and the issuance of the series 2004-CIBC9 certificates), which provides for servicing arrangements that are similar but not identical to those under the series 2004-C8 pooling and servicing agreement. Certain provisions of the series 2004-CIBC9 pooling and servicing agreement are more fully described under "Servicing of The Grace Building Loan Group" in this prospectus supplement.

                                      S-96

     Co-Lender Agreement. The eight (8) holders of the mortgage loans comprising
The Grace Building Loan Group are bound by the terms and provisions of The Grace
Building Co-Lender Agreement, dated as of June 18, 2004, which generally includes the following provisions, among others:

     o  Consent Rights. The Loan Combination Controlling Party for The Grace
        Building Loan Group will have the ability to advise and direct the series 2004-CIBC9 master servicer and/or the series 2004-CIBC9 special servicer with respect to certain specified servicing actions under the series 2004-CIBC9 pooling and servicing agreement regarding The Grace
        Building Loan Group, including those involving foreclosure or material modification of The Grace Building Loan Group. As of any date of determination, the Loan Combination Controlling Party for The Grace
        Building Loan Group will be (A) if a Grace Building Control Appraisal
        Event is not in effect, The Grace Building Majority Subordinate
        Non-Trust Loan Noteholder Designee and (B) during the existence of a
        Grace Building Control Appraisal Event, The Grace Building Majority Pari
        Passu Loan Noteholders, each of whom may act directly or through a representative (which representative, in the case of The Grace Building
        Mortgage Loan, under the series 2004-C8 pooling and servicing agreement, will be the series 2004-C8 controlling class representative). As of any date of determination, "The Grace Building Majority Pari Passu Loan
        Noteholders" are The Grace Building Pari Passu Loan Noteholders then holding greater than 50% of the unpaid principal balance of all The
        Grace Building Pari Passu Loans (which include The Grace Building
        Mortgage Loan). As of any date of determination, "The Grace Building
        Majority Subordinate Non-Trust Loan Noteholder Designee" is The Grace
        Building Subordinate Non-Trust Loan Noteholder designated by The Grace
        Building Subordinate Non-Trust Loan Noteholders then holding more than
        50% of the unpaid principal balance of all The Grace Building
        Subordinate Non-Trust Loans, as their representative entitled to exercise certain rights afforded to The Grace Building Subordinate
        Non-Trust Loan Noteholders under The Grace Building Co-Lender Agreement.
        A "Grace Building Control Appraisal Event" will exist, pursuant to The
        Grace Building Co-Lender Agreement, if and for so long as (a) the original aggregate principal balance of The Grace Building Subordinate
        Non-Trust Loans, minus the sum of (i) any payments of principal allocated to, and received on, The Grace Building Subordinate Non-Trust
        Loans, (ii) any Appraisal Reduction Amounts allocated to The Grace
        Building Subordinate Non-Trust Loans (see "Servicing of The Grace
        Building Loan Group--Appraisal Reduction Events and Appraisal Reduction
        Amounts Under the Series 2004-CIBC9 Pooling and Servicing Agreement" in
        this prospectus supplement), and (iii) any realized losses on The Grace
        Building Subordinate Non-Trust Loans, is less than (b) 25% of the original aggregate principal balance of The Grace Building Subordinate
        Non-Trust Loans. Notwithstanding the foregoing, if The Grace Building
        Majority Subordinate Non-Trust Loan Noteholder Designee (other than during the existence of a Grace Building Control Appraisal Event) or The
        Grace Building Majority Pari Passu Loan Noteholders (during the existence of a Grace Building Control Appraisal Event), as applicable, have not, within the requisite time period, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2004-CIBC9 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the series 2004-CIBC9 servicing standards, and the decision of such special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under "Servicing of The Grace Building Loan
        Group--Certain Powers of The Loan Combination Controlling Party for The
        Grace Building Loan Group Under The Grace Building Co-Lender Agreement"
        in this prospectus supplement.

     o  Consultation Rights. As long as there is no Grace Building Control
        Appraisal Event in existence, The Grace Building Pari Passu Loan
        Noteholders will have the ability to consult (which consultation will be nonbinding) with the series 2004-CIBC9 master servicer and/or the series
        2004-CIBC9 special servicer with respect to certain specified servicing actions under the series 2004-CIBC9 pooling and servicing agreement regarding The Grace Building Loan Group, including those involving foreclosure or material modification of The Grace Building Loan Group.

     o  Purchase Option. If and for so long as The Grace Building Loan Group is specially serviced and a scheduled payment on The Grace Building Loan
        Group is at least 60 days delinquent, The Grace Building Majority
        Subordinate Non-Trust Loan Noteholder Designee has the option to purchase The Grace Building Pari Passu Loans (together only) at a price generally equal to the aggregate unpaid principal balance of The Grace
        Building Pari Passu Loans, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series
        2004-CIBC9 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     o  Cure Rights. The Grace Building Majority Subordinate Non-Trust Loan
        Noteholder Designee has the right, but not the obligation, to cure a monetary default or a material non-monetary default that is not cured within the applicable

                                      S-97

        grace period, within 5 business days of the later of (a) receipt by The
        Grace Building Majority Subordinate Non-Trust Loan Noteholder Designee
        of notice of the subject monetary default and (b) the expiration of the applicable grace period for the subject material non-monetary default;
        provided that (i) no more than four such cure events are permitted during the term of The Grace Building Loan Group, (ii) no more than two consecutive cure events are permitted and (iii) no more than three cure events, whether or not consecutive, are permitted within any 12-month period.

     o  Replacement of Special Servicer. The series 2004-CIBC9 directing certificateholder, as designee of The Grace Building Note A1 Non-Trust
        Loan Non-Trust Loan Noteholder, is entitled to terminate the series
        2004-CIBC9 special servicer, with or without cause, under the series
        2004-CIBC9 pooling and servicing agreement, upon prior notice to specified parties to the series 2004-CIBC9 pooling and servicing agreement and each of The Grace Building Pari Passu Loan Noteholders;
        provided that The Grace Building Note A1 Non-Trust Loan Noteholder or its designee is required to consult (which consultation will be nonbinding) with The Grace Building Pari Passu Loan Noteholders prior to appointing a replacement special servicer, as described under "Servicing of The Grace Building Loan Group--Events of Default and Termination of
        Servicers Under the Series 2004-CIBC9 Pooling and Servicing Agreement"
        in this prospectus supplement.

     Certain provisions of The Grace Building Co-Lender Agreement are more fully described under "Servicing of The Grace Building Loan Group" in this prospectus supplement.

     Priority of Payments. Pursuant to The Grace Building Co-Lender Agreement,
following the allocation of payments to each mortgage loan in The Grace Building
Loan Group in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to The Grace Building Pari
Passu Loans for which The Grace Building Subordinate Non-Trust Loan Noteholder
Designee has not exercised its cure rights as described under "--Loan
Combinations--The Grace Building Mortgage Loan--Co-Lender Agreement--Cure
Rights" above, or (b) certain non-monetary events of default with respect to The
Grace Building Pari Passu Loans at a time when The Grace Building Pari Passu
Loans are being specially serviced, collections on The Grace Building Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o  first, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest
        (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  second, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to The Grace Building Pari Passu Loans in accordance with the related loan documents, (ii) all voluntary principal prepayments attributable to The Grace Building Pari Passu Loans in accordance with the related loan documents, (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to The Grace Building Pari Passu Loans in accordance with the related loan documents, and (iv) on the maturity date of The Grace
        Building Loan Group, all principal payments received and attributable to
        The Grace Building Pari Passu Loans in accordance with the related loan documents;

     o  third, to The Grace Building Subordinate Non-Trust Loans, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  fourth, to The Grace Building Subordinate Non-Trust Loans, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to The Grace Building Subordinate Non-Trust Loans
        in accordance with the related loan documents, (ii) all voluntary principal prepayments attributable to The Grace Building Subordinate
        Non-Trust Loans in accordance with the related loan documents, (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to The Grace Building
        Subordinate Non-Trust Loans in accordance with the related loan documents, and (iv) on the maturity date of The Grace Building Loan
        Group, all principal payments received and attributable to The Grace
        Building Subordinate Non-Trust Loans in accordance with the related loan documents;

     o  fifth, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, any prepayment premium attributable to The Grace Building
        Pari Passu Loans in accordance with the related loan documents;

                                      S-98

     o  sixth, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of The Grace Building Pari Passu Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  seventh, to The Grace Building Subordinate Non-Trust Loans, on a pro
        rata and pari passu basis, any prepayment premium attributable to The
        Grace Building Subordinate Non-Trust Loans in accordance with the related loan documents;

     o  eighth, to The Grace Building Subordinate Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of The Grace Building Subordinate Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  ninth, to The Grace Building Subordinate Non-Trust Loans, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid or advanced by The Grace Building Subordinate Non-Trust
        Loan Noteholders with respect to The Grace Building Loan Group pursuant to The Grace Building Co-Lender Agreement or the applicable servicing agreement (including any unreimbursed cure payments by The Grace
        Building Subordinate Non-Trust Loan Noteholder Designee in respect of an event of default with respect to The Grace Building Pari Passu Loans);
        and

     o  tenth, for such remaining purposes as are provided in The Grace Building
        Co-Lender Agreement.

     Pursuant to The Grace Building Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to The Grace Building
Pari Passu Loans for which The Grace Building Subordinate Non-Trust Loan
Noteholder Designee has not exercised its cure rights as described under "--Loan
Combinations--The Grace Building Mortgage Loan--Co-Lender Agreement--Cure
Rights" above, or (b) certain non-monetary events of default with respect to The
Grace Building Pari Passu Loans at a time when The Grace Building Pari Passu
Loans are being specially serviced, collections on The Grace Building Loan Group will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o  first, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest
        (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  second, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  third, to The Grace Building Subordinate Non-Trust Loans, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest
        (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  fourth, to The Grace Building Subordinate Non-Trust Loans, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  fifth, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, any prepayment premium attributable to The Grace Building
        Pari Passu Loans in accordance with the related loan documents;

     o  sixth, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of The Grace Building Pari Passu Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  seventh, to The Grace Building Subordinate Non-Trust Loans, on a pro
        rata and pari passu basis, any prepayment premium attributable to The
        Grace Building Subordinate Non-Trust Loans in accordance with the related loan documents;

     o  eighth, to The Grace Building Subordinate Non-Trust Loans, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of The Grace Building Subordinate Non-Trust Loans in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  ninth, to The Grace Building Pari Passu Loans, on a pro rata and pari passu basis, any other amounts paid by The Grace Building Borrower and due in respect of The Grace Building Pari Passu Loans;

     o  tenth, to The Grace Building Subordinate Non-Trust Loans, on a pro rata and pari passu basis, any other amounts paid by The Grace Building
        Borrower and due in respect of The Grace Building Subordinate Non-Trust
        Loans;

                                      S-99

     o  eleventh, to The Grace Building Subordinate Non-Trust Loans, on a pro
        rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid or advanced by The Grace Building Subordinate
        Non-Trust Loan Noteholders with respect to The Grace Building Loan Group pursuant to The Grace Building Co-Lender Agreement or the applicable servicing agreement; and

     o  twelfth, for such remaining purposes as are provided in The Grace
        Building Co-Lender Agreement.

     The 222 East 41st Street Mortgage Loan. The 222 East 41st Street Mortgage
Loan, which has an unpaid principal balance of $105,000,000 and represents 8.0%
of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the 222 East 41st Street
Mortgaged Property. The 222 East 41st Street Non-Trust Loan, which has an unpaid principal balance of $55,000,000, is currently held by a third-party institutional investor affiliated with the 222 East 41st Street Borrower. The
222 East 41st Street Mortgage Loan is, following certain events of default with respect to the 222 East 41st Street Loan Pair, senior in right of payment to the
222 East 41st Street Non-Trust Loan. See "--Significant Underlying Mortgage
Loans--The 222 East 41st Street Mortgage Loan" above in this prospectus supplement for a more detailed description of the 222 East 41st Street Mortgage
Loan. See "Servicing Under the Series 2004-C8 Pooling and Servicing
Agreement--The Series 2004-C8 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the 222 East 41st Street Non-Trust Loan
Noteholder. The 222 East 41st Street Non-Trust Loan will be serviced, along with the 222 East 41st Street Mortgage Loan, under the series 2004-C8 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust; provided, that the
222 East 41st Street Non-Trust Loan Noteholder may separately appoint a servicer for the 222 East 41st Street Non-Trust Loan and such servicer will have no responsibility under the 222 East 41st Street Co-Lender Agreement.

     Co-Lender Agreement. The two (2) holders of the mortgage loans comprising the 222 East 41st Street Loan Pair are bound by the terms and provisions of the
222 East 41st Street Co-Lender Agreement, executed as of September 30, 2004, which generally provides that:

     o  Consent Rights. The Loan Combination Controlling Party for the 222 East
        41st Street Loan Pair will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the 222 East 41st Street Loan
        Pair, including those involving foreclosure or material modification of the 222 East 41st Street Mortgage Loans and the 222 East 41st Street
        Non-Trust Loan. As of any date of determination, the Loan Combination
        Controlling Party for the 222 East 41st Street Loan Pair will be (1) the
        222 East 41st Street Non-Trust Loan Noteholder or its representative, if and for so long as (a) the unpaid principal balance of the 222 East 41st
        Street Non-Trust Loan, net of that portion of any existing Appraisal
        Reduction Amount with respect to the 222 East 41st Street Loan Pair that is allocable to the 222 East 41st Street Non-Trust Loan, is no less than
        (b) 27.5% of an amount equal to (i) the original principal balance of the 222 East 41st Street Non-Trust Loan, less (ii) any principal payments made by the 222 East 41st Street Borrower and received on and allocated to the 222 East 41st Street Non-Trust Loan, and (2) otherwise, the holder of the 222 East 41st Street Mortgage Loan, acting directly or through a representative (which representative will be the series
        2004-C8 controlling class representative pursuant to the series 2004-C8 pooling and servicing agreement). See "Servicing Under the Series
        2004-C8 Pooling and Servicing Agreement--The Series 2004-C8 Controlling
        Class Representative and the Serviced Non-Trust Loan Noteholders" in
        this prospectus supplement.

     o  Limitation on Rights of the 222 East 41st Street Non-Trust Loan
        Noteholder. If and for so long as the 222 East 41st Street Non-Trust
        Loan Noteholder or any affiliate has an ownership interest in the 222
        East 41st Street Borrower, it will not be entitled to exercise, or appoint a representative to exercise, the rights of the Loan Combination
        Controlling Party for the 222 East 41st Street Loan Pair.

     o  Purchase Option. If and for so long as the 222 East 41st Street Loan
        Pair have become or are deemed to have become and remain specially serviced (regardless of whether the 222 East 41st Street Loan Pair has been transferred to the special servicer), then, upon the earlier to occur of (a) the date on which a scheduled payment on the 222 East 41st
        Street Loan Pair is at least 60 days delinquent or (b) immediately prior to the 222 East 41st Street Non-Trust Loan Noteholder losing its rights to advise and direct the master servicer and special servicer with respect to certain specified servicing actions regarding the 222 East
        41st Street Loan Pair as referred to in the second preceding bullet
        (provided that an event of default has occurred or is reasonably foreseeable), the 222 East 41st Street Non-Trust Loan Noteholder (or its
        assignee) has the option to purchase the 222 East 41st Street Mortgage
        Loan at a price generally equal to the unpaid principal balance of the
        222 East 41st Street Mortgage Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any

                                     S-100

        servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C8 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     o  Cure Rights. The 222 East 41st Street Non-Trust Loan Noteholder has the
        assignable right to cure a monetary default or a default susceptible to cure by the payment of money within 10 business days of the later of (a)
        receipt by the 222 East 41st Street Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than six such cure events are permitted during the term of the 222 East
        41st Street Loan Pair and (ii) no more than three cure events are permitted within any 12-month period.

     Priority of Payments. Pursuant to the 222 East 41st Street Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the 222
East 41st Street Loan Pair in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the 222 East
41st Street Mortgage Loan for which the 222 East 41st Street Non-Trust Loan
Noteholder or its designee has not exercised its cure rights as described under
"--Loan Combinations--The 222 East 41st Street Mortgage Loan--Co-Lender
Agreement--Cure Rights" above, or (b) certain non-monetary events of default with respect to the 222 East 41st Street Mortgage Loan at a time when the 222
East 41st Street Mortgage Loan is being specially serviced, collections on the
222 East 41st Street Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o  first, to the 222 East 41st Street Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  second, to the 222 East 41st Street Mortgage Loan, in an amount equal to all principal payments attributable to the 222 East 41st Street Mortgage
        Loan in accordance with the related loan documents;

     o  third, to the 222 East 41st Street Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  fourth, to the 222 East 41st Street Non-Trust Loan in an amount equal to all principal payments attributable to the 222 East 41st Street
        Non-Trust Loan in accordance with the related loan documents;

     o  fifth, to the 222 East 41st Street Mortgage Loan, any prepayment premium attributable to the 222 East 41st Street Mortgage Loan in accordance with the related loan documents;

     o  sixth, to the 222 East 41st Street Non-Trust Loan, any prepayment premium attributable to the 222 East 41st Street Non-Trust Loan in accordance with the related loan documents;

     o  seventh, to the 222 East 41st Street Mortgage Loan, any late payment charges and Default Interest due in respect of the 222 East 41st Street
        Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  eighth, to the 222 East 41st Street Non-Trust Loan, any late payment charges and Default Interest due in respect of the 222 East 41st Street
        Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  ninth, to the 222 East 41st Street Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the 222 East
        41st Street Non-Trust Loan Noteholder with respect to the 222 East 41st
        Street Loan Pair pursuant to the 222 East 41st Street Co-Lender
        Agreement or the applicable servicing agreement (including any unreimbursed cure payments by the 222 East 41st Street Non-Trust Loan
        Noteholder in respect of an event of default with respect to the 222
        East 41st Street Mortgage Loan); and

     o  tenth, for such remaining purposes as are provided in the 222 East 41st
        Street Co-Lender Agreement.

     Pursuant to the 222 East 41st Street Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the 222
East 41st Street Mortgage Loan for which the 222 East 41st Street Non-Trust Loan
Noteholder or its designee has not exercised its cure rights as described under
"--Loan Combinations--The 222 East 41st Street Mortgage Loan--Co-Lender
Agreement--Cure Rights" above, or (b) certain non-monetary events of default with respect to the 222 East 41st Street Mortgage Loan at a time when the 222
East 41st Street Mortgage Loan is being specially serviced,

                                     S-101

collections on the 222 East 41st Street Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o  first, to the 222 East 41st Street Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  second, to the 222 East 41st Street Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  third, to the 222 East 41st Street Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  fourth, to the 222 East 41st Street Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  fifth, to the 222 East 41st Street Mortgage Loan, any prepayment premium attributable to the 222 East 41st Street Mortgage Loan in accordance with the related loan documents;

     o  sixth, to the 222 East 41st Street Non-Trust Loan, any prepayment premium attributable to the 222 East 41st Street Non-Trust Loan in accordance with the related loan documents;

     o  seventh, to the 222 East 41st Street Mortgage Loan, any late payment charges and Default Interest due in respect of the 222 East 41st Street
        Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  eighth, to the 222 East 41st Street Non-Trust Loan, any late payment charges and Default Interest due in respect of the 222 East 41st Street
        Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  ninth, to the 222 East 41st Street Mortgage Loan, any other amounts paid by the 222 East 41st Street Borrower and due in respect of the 222 East
        41st Street Mortgage Loan;

     o  tenth, to the 222 East 41st Street Non-Trust Loan, any other amounts paid by the 222 East 41st Street Borrower and due in respect of the 222
        East 41st Street Non-Trust Loan;

     o  eleventh, to the 222 East 41st Street Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the 222 East
        41st Street Non-Trust Loan Noteholder with respect to the 222 East 41st
        Street Loan Pair pursuant to the 222 East 41st Street Co-Lender
        Agreement or the applicable servicing agreement; and

     o  twelfth, for such remaining purposes as are provided in the 222 East
        41st Street Co-Lender Agreement.

     The 757 Third Avenue Mortgage Loan. The 757 Third Avenue Mortgage Loan,
which has an unpaid principal balance of $70,000,000 and represents 5.3% of the initial mortgage pool balance, is part of a loan combination comprised of two
(2) mortgage loans that are both secured by the 757 Third Avenue Mortgaged
Property. The 757 Third Avenue Non-Trust Loan is evidenced by two promissory notes, which have an aggregate principal balance of $60,000,000, that are currently together held by the same third-party institutional noteholder (but could be transferred and separately held). The two mortgage loans comprising the
757 Third Avenue Non-Trust Loan, whether or not the related promissory notes are separately held, will have the same aggregate characteristics and entitle their holders to the same aggregate rights, and are therefore presented in this prospectus supplement as a single 757 Third Avenue Non-Trust Loan. The 757 Third
Avenue Mortgage Loan is, following certain events of default with respect to the
757 Third Avenue Loan Pair, senior in right of payment to the 757 Third Avenue
Non-Trust Loan. See "Servicing Under the Series 2004-C8 Pooling and Servicing
Agreement--The Series 2004-C8 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the 757 Third Avenue Non-Trust Loan Noteholder.
The 757 Third Avenue Non-Trust Loan will be serviced, along with the 757 Third
Avenue Mortgage Loan, under the series 2004-C8 pooling and servicing agreement by the master servicer and the special servicer, generally as if such Non-Trust
Loan was a mortgage loan in the trust. The Underwritten Debt Service Coverage
Ratio and the Cut-off Date Loan-to-Value Ratio for the entire 757 Third Avenue
Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.12x and 78.8%, respectively. The 757 Third Avenue Non-Trust Loan is cross-defaulted with the 757 Third Avenue Mortgage Loan.

     Co-Lender Agreement. The two (2) holders of the mortgage loans comprising the 757 Third Avenue Loan Pair are bound by the terms and provisions of the 757
Third Avenue Co-Lender Agreement, executed as of October 21, 2004, which generally provides that:

                                     S-102

     o  Consent Rights. The Loan Combination Controlling Party for the 757 Third
        Avenue Loan Pair will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the 757 Third Avenue Loan Pair, including those involving foreclosure or material modification of the 757 Third
        Avenue Mortgage Loan and the 757 Third Avenue Non-Trust Loan. As of any
        date of determination, the Loan Combination Controlling Party for the
        757 Third Avenue Loan Pair will be (1) the 757 Third Avenue Non-Trust
        Loan Noteholder or its designee, if for so long as (a) the unpaid principal balance of the 757 Third Avenue Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the
        757 Third Avenue Loan Pair that is allocable to the 757 Third Avenue
        Non-Trust Loan, is no less than (b) 50% of the original principal balance of the 757 Third Avenue Non-Trust Loan, and (2) otherwise, the holder of the 757 Third Avenue Mortgage Loan, acting directly or through a representative (which representative, under the series 2004-C8 pooling and servicing agreement, will be the series 2004-C8 controlling class representative). See "Servicing Under the Series 2004-C8 Pooling and
        Servicing Agreement--The Series 2004-C8 Controlling Class Representative
        and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement.

     o  Purchase Option. If and for so long as the 757 Third Avenue Loan Pair is specially serviced and a scheduled payment on the 757 Third Avenue Loan
        Pair is at least 60 days delinquent, the 757 Third Avenue Non-Trust Loan
        Noteholder (or its assignee) has the option to purchase the 757 Third
        Avenue Mortgage Loan at a price generally equal to the unpaid principal balance of the 757 Third Avenue Mortgage Loan, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C8 pooling and servicing agreement pursuant thereto
        (but exclusive of any prepayment consideration).

     o  Cure Rights. The 757 Third Avenue Non-Trust Loan Noteholder has the
        assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of
        (a) receipt by the 757 Third Avenue Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than four such cure events are permitted during the term of the 757
        Third Avenue Loan Pair and (ii) no more than two cure events are permitted within any 12-month period, whether or not consecutive.

     Priority of Payments. Pursuant to the 757 Third Avenue Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the 757 Third
Avenue Loan Pair in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the 757 Third Avenue
Mortgage Loan for which the 757 Third Avenue Non-Trust Loan Noteholder or its designee has not exercised its cure rights as described under "--Loan
Combinations--The 757 Third Avenue Mortgage Loan--Co-Lender Agreement--Cure
Rights" above, or (b) certain non-monetary events of default with respect to the
757 Third Avenue Mortgage Loan at a time when the 757 Third Avenue Mortgage Loan is being specially serviced, collections on the 757 Third Avenue Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o  first, to the 757 Third Avenue Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  second, to the 757 Third Avenue Mortgage Loan, in an amount equal to (a)
        all scheduled principal payments attributable to the 757 Third Avenue
        Mortgage Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the 757 Third Avenue
        Mortgage Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 757 Third Avenue
        Mortgage Loan in accordance with the related loan documents and (d) on and after the anticipated repayment date, all excess cash flow received on, and applied as principal to, the 757 Third Avenue Mortgage Loan in accordance with the related loan documents;

     o  third, to the 757 Third Avenue Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  fourth, if and only if the principal balance of the 757 Third Avenue
        Mortgage Loan has been reduced to zero, to the 757 Third Avenue
        Non-Trust Loan in an amount equal to (a) scheduled principal payments attributable to the 757 Third Avenue Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal

                                     S-103

        prepayments attributable to the 757 Third Avenue Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 757 Third Avenue Non-Trust
        Loan in accordance with the related loan documents and (d) on and after the anticipated repayment date, all excess cash flow received on, and applied as principal to, the 757 Third Avenue Non-Trust Loan in accordance with the related loan documents;

     o  fifth, to the 757 Third Avenue Mortgage Loan, any prepayment premium attributable to the 757 Third Avenue Mortgage Loan in accordance with the related loan documents;

     o  sixth, to the 757 Third Avenue Mortgage Loan, any late payment charges and Default Interest due in respect of the 757 Third Avenue Mortgage
        Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  seventh, to the 757 Third Avenue Mortgage Loan, any Post-ARD Additional
        Interest due in respect of the 757 Third Avenue Mortgage Loan in accordance with the related loan documents;

     o  eighth, to the 757 Third Avenue Non-Trust Loan, any prepayment premium attributable to the 757 Third Avenue Non-Trust Loan in accordance with the related loan documents;

     o  ninth, to the 757 Third Avenue Non-Trust Loan, any late payment charges and Default Interest due in respect of the 757 Third Avenue Non-Trust
        Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  tenth, to the 757 Third Avenue Non-Trust Loan, any Post-ARD Additional
        Interest due in respect of the 757 Third Avenue Non-Trust Loan in accordance with the related loan documents;

     o  eleventh, to the 757 Third Avenue Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the 757 Third
        Avenue Non-Trust Loan Noteholder with respect to the 757 Third Avenue
        Loan Pair pursuant to the 757 Third Avenue Co-Lender Agreement or the applicable servicing agreement (including any unreimbursed cure payments by the 757 Third Avenue Non-Trust Loan Noteholder in respect of an event of default with respect to the 757 Third Avenue Mortgage Loan); and

     o  twelfth, for such remaining purposes as are provided in the 757 Third
        Avenue Co-Lender Agreement.

     Pursuant to the 757 Third Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the 757
Third Avenue Mortgage Loan for which the 757 Third Avenue Non-Trust Loan
Noteholder or its designee has not exercised its cure rights as described under
"--Loan Combinations--The 757 Third Avenue Mortgage Loan--Co-Lender
Agreement--Cure Rights" above, or (b) certain non-monetary events of default with respect to the 757 Third Avenue Mortgage Loan at a time when the 757 Third
Avenue Mortgage Loan is being specially serviced, collections on the 757 Third
Avenue Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o  first, to the 757 Third Avenue Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  second, to the 757 Third Avenue Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  third, to the 757 Third Avenue Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  fourth, to the 757 Third Avenue Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  fifth, to the 757 Third Avenue Mortgage Loan, any prepayment premium attributable to the 757 Third Avenue Mortgage Loan in accordance with the related loan documents;

     o  sixth, to the 757 Third Avenue Mortgage Loan, any late payment charges and Default Interest due in respect of the 757 Third Avenue Mortgage
        Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  seventh, to the 757 Third Avenue Mortgage Loan, any Post-ARD Additional
        Interest due in respect of the 757 Third Avenue Mortgage Loan in accordance with the related loan documents;

                                     S-104

     o  eighth, to the 757 Third Avenue Non-Trust Loan, any prepayment premium attributable to the 757 Third Avenue Non-Trust Loan in accordance with the related loan documents;

     o  ninth, to the 757 Third Avenue Non-Trust Loan, any late payment charges and Default Interest due in respect of the 757 Third Avenue Non-Trust
        Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  tenth, to the 757 Third Avenue Non-Trust Loan, any Post-ARD Additional
        Interest due in respect of the 757 Third Avenue Non-Trust Loan in accordance with the related loan documents;

     o  eleventh, to the 757 Third Avenue Mortgage Loan, any other amounts paid by the borrower under the 757 Third Avenue Loan Pair and due in respect of the 757 Third Avenue Mortgage Loan;

     o  twelfth, to the 757 Third Avenue Non-Trust Loan, any other amounts paid by the borrower under the 757 Third Avenue Loan Pair and due in respect of the 757 Third Avenue Non-Trust Loan;

     o  thirteenth, to the 757 Third Avenue Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the 757 Third
        Avenue Non-Trust Loan Noteholder with respect to the 757 Third Avenue
        Loan Pair pursuant to the 757 Third Avenue Co-Lender Agreement or the applicable servicing agreement; and

     o  fourteenth, for such remaining purposes as are provided in the 757 Third
        Avenue Co-Lender Agreement.

     The Westfield Shoppingtown Meriden Mortgage Loan. The Westfield
Shoppingtown Meriden Mortgage Loan, which has a cut-off date principal balance of $18,201,882, is part of the trust and represents 1.4% of the initial mortgage pool balance, is one of two mortgage loans that are both secured by the
Westfield Shoppingtown Meriden Mortgaged Property. The Westfield Shoppingtown
Meriden Non-Trust Loan has an unpaid principal balance of $76,835,940 and is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the LB-UBS
Commercial Mortgage Trust 2001-C2, Commercial Mortgage Pass-Through
Certificates, Series 2001-C2, which is referred to herein as the Series 2001-C2
Securitization. The Westfield Shoppingtown Meriden Mortgage Loan is subordinate in right of payment to the Westfield Shoppingtown Meriden Non-Trust Loan. Prior
to an event of default, the Westfield Shoppingtown Meriden Non-Trust Loan will receive payments of interest and principal and the Westfield Shoppingtown
Meriden Mortgage Loan will receive payments of interest only; and, subsequent to an event of default, the Westfield Shoppingtown Meriden Mortgage Loan will receive no payments of interest or principal until the Westfield Shoppingtown
Meriden Non-Trust Loan has been paid in full. The Westfield Shoppingtown Meriden
Co-Lender Agreement which governs the respective rights of the Westfield
Shoppingtown Meriden noteholders, provides that the Westfield Shoppingtown
Meriden Loan Pair will be serviced and administered in accordance with the servicing arrangements for the Series 2001-C2 Securitization. The Underwritten
Debt Service Coverage Ratio and the Cut-off Date Loan-to-Value Ratio for the
entire Westfield Shoppingtown Meriden Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.60x and 51.4%, respectively. The
Westfield Shoppingtown Meriden Non-Trust Loan is cross-defaulted with the
Westfield Shoppingtown Meriden Mortgage Loan.

     Co-Lender Agreement. The two (2) holders of the mortgage loans comprising the Westfield Shoppingtown Meriden Loan Pair are bound by the terms and provisions of the Westfield Shoppingtown Meriden Co-Lender Agreement, executed as of May 11, 2001, which generally provides that:

     o  Consent Rights. The Loan Combination Controlling Party for the Westfield
        Shoppingtown Meriden Loan Pair will have the ability to advise and direct the series 2001-C2 special servicer with respect to certain specified servicing actions (under the series 2001-C2 pooling and servicing agreement) regarding the Westfield Shoppingtown Meriden Loan
        Pair, including those involving foreclosure or material modification of the Westfield Shoppingtown Meriden Mortgage Loan and the Westfield
        Shoppingtown Meriden Non-Trust Loan. As of any date of determination, the Loan Combination Controlling Party for the Westfield Shoppingtown
        Meriden Loan Pair will be (1) the holder of the Westfield Shoppingtown
        Meriden Mortgage Loan, acting directly or through a representative
        (which representative under the series 2004-C8 pooling and servicing agreement will be the series 2004-C8 controlling class representative), if and for so long as (a) the unpaid principal balance of the Westfield
        Shoppingtown Meriden Mortgage Loan, net of that portion of any existing
        Appraisal Reduction Amount with respect to the Westfield Shoppingtown
        Meriden Loan Pair that is allocable to the Westfield Shoppingtown
        Meriden Mortgage Loan (see "Servicing of the Westfield Shoppingtown
        Meriden Loan Pair--Required Appraisals and Appraisal Reduction
        Calculations Under the Series 2001-C2 Pooling and Servicing Agreement"),
        is no less than (b) 50% of the original principal balance of the
        Westfield Shoppingtown Meriden Mortgage Loan, and (2) otherwise, the holder of the

                                     S-105

        Westfield Shoppingtown Meriden Non-Trust Loan, acting directly or through a representative (which representative under the series 2001-C2 pooling and servicing agreement will be the series 2001-C2 controlling class representative).

     o  Purchase Option. If and for so long as the Westfield Shoppingtown
        Meriden Loan Pair is specially serviced under the series 2001-C2 pooling and servicing agreement and a scheduled payment on the Westfield
        Shoppingtown Meriden Loan Pair is at least 60 days delinquent, the holder of the Westfield Shoppingtown Meriden Mortgage Loan Noteholder
        (or its assignee, which assignee, under the series 2004-C8 pooling and servicing agreement, will be the majority holders -- or, if applicable, the majority beneficial owners -- of series 2004-C8 controlling class)
        has the option to purchase the Westfield Shoppingtown Meriden Non-Trust
        Loan, in accordance with the terms of the Westfield Shoppingtown Meriden
        Co-Lender Agreement and the series 2001-C2 pooling and servicing agreement, at a price generally equal to the aggregate unpaid principal balance of the Westfield Shoppingtown Meriden Non-Trust Loan, together with all accrued unpaid interest thereon (other than Default Interest)
        to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2001-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Priority of Payments. Pursuant to the Westfield Shoppingtown Meriden
Co-Lender Agreement and the related loan documents, unless there exists an event of default with respect to the Westfield Shoppingtown Meriden Loan Pair, the monthly debt service payment will be allocated to principal and interest generally in the following manner:

     o  first, to the payment of accrued and unpaid interest (other than Default
        Interest) on the Westfield Shoppingtown Meriden Non-Trust Loan (net of
        related master servicing fees), until all such interest is paid in full;

     o  second, to the payment of principal on the Westfield Shoppingtown
        Meriden Non-Trust Loan, in an amount (not to exceed the unpaid principal balance of the Westfield Shoppingtown Meriden Non-Trust Loan) equal to the applicable installment of principal with respect to the Westfield
        Shoppingtown Meriden Loan Pair for the date on which such application is scheduled to be made;

     o  third, to the payment of accrued and unpaid interest (other than Default
        Interest) on the Westfield Shoppingtown Meriden Mortgage Loan (net of
        related master servicing fees), until all such interest is paid in full;

     o  fourth, to the payment of principal on the Westfield Shoppingtown
        Meriden Non-Trust Loan, until the principal balance of the Westfield
        Shoppingtown Meriden Non-Trust Loan is paid in full; and

     o  fifth, to the payment of principal on the Westfield Shoppingtown Meriden
        Mortgage Loan until the principal balance of the Westfield Shoppingtown
        Meriden Mortgage Loan is paid in full.

     Pursuant to the Westfield Shoppingtown Meriden Co-Lender Agreement and the
related loan documents, during the continuance of an event of default with respect to the Westfield Shoppingtown Meriden Loan Pair and on the maturity date thereof, collections on the Westfield Shoppingtown Meriden Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation, if applicable) generally in the following manner:

     o  first, to the payment of accrued and unpaid interest (other than Default
        Interest) on the Westfield Shoppingtown Meriden Non-Trust Loan (net of
        related master servicing fees), until all such interest is paid in full;

     o  second, to the payment of principal on the Westfield Shoppingtown
        Meriden Non-Trust Loan, until the principal balance of the Westfield
        Shoppingtown Meriden Non-Trust Loan is paid in full;

     o  third, to the payment of accrued and unpaid interest (other than Default
        Interest) on the Westfield Shoppingtown Meriden Mortgage Loan (net of
        related master servicing fees), until all such interest is paid in full;

     o  fourth, to the payment of principal on the Westfield Shoppingtown
        Meriden Mortgage Loan, until the principal balance of the Westfield
        Shoppingtown Meriden Mortgage Loan is paid in full.

     o  fifth, to the payment of any Default Interest in respect of the
        Westfield Shoppingtown Meriden Non-Trust Loan;

     o  sixth, to the payment of any Default Interest in respect of the
        Westfield Shoppingtown Meriden Mortgage Loan;

     o  seventh, to the payment of the prepayment consideration, if any, required to be paid on the Westfield Shoppingtown Meriden Non-Trust
        Loan;

     o  eighth, to the payment of the prepayment consideration, if any, required to be paid on the Westfield Shoppingtown Meriden Mortgage Loan;

                                     S-106

     o  ninth, to the payment of any other amounts due in respect of the
        Westfield Shoppingtown Meriden Non-Trust Loan;

     o  tenth, to the payment of any other amounts due in respect of the
        Westfield Shoppingtown Meriden Mortgage Loan; and

     o  eleventh, for such remaining purposes as are provided in the related
        Co-Lender Agreement.

     Any insurance proceeds and condemnation proceeds that are not applied to the restoration of the Westfield Shoppingtown Meriden Mortgaged Property or
released to the Westfield Shoppingtown Meriden Borrower, will generally be applied in the same manner as liquidation proceeds would be during an event of default with respect to the Westfield Shoppingtown Meriden Non-Trust Loan.

     The Main Street Station Mortgage Loan and the Parkersburg Towne Center
Mortgage Loan. The Main Street Station Mortgage Loan, which has an unpaid principal balance of $8,400,000 and represents 0.6% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the Main Street Station Mortgaged Property. The Main Street
Station Mortgage Loan is, following certain events of default with respect to the Main Street Station Loan Pair, senior in right of payment to the Main Street
Station Non-Trust Loan, which Non-Trust Loan has an original principal balance of $525,000 and is held by one of our affiliates. See "Servicing Under the
Series 2004-C8 Pooling and Servicing Agreement--The Series 2004-C8 Controlling
Class Representative and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the
Main Street Station Non-Trust Loan Noteholder. The Main Street Station Non-Trust
Loan will be serviced, along with the Main Street Station Mortgage Loan, under the series 2004-C8 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust. The Underwritten Debt Service Coverage Ratio and the Cut-off Date
Loan-to-Value Ratio for the entire Main Street Station Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.12x and 83.4%, respectively.
The Main Street Station Non-Trust Loan is cross-defaulted with the Main Street
Station Mortgage Loan.

     The Parkersburg Towne Center Mortgage Loan, which has an unpaid principal balance of $4,918,000 and represents 0.4% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the Parkersburg Towne Center Mortgaged Property. The Parkersburg
Towne Center Mortgage Loan is, following certain events of default with respect to the Parkersburg Towne Center Loan Pair, senior in right of payment to the
Parkersburg Towne Center Non-Trust Loan, which Non-Trust Loan has an original principal balance of $321,300 and is held by one of our affiliates. See
"Servicing Under the Series 2004-C8 Pooling and Servicing Agreement--The Series
2004-C8 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Parkersburg Towne Center Non-Trust Loan Noteholder. The
Parkersburg Towne Center Non-Trust Loan will be serviced, along with the
Parkersburg Towne Center Mortgage Loan, under the series 2004-C8 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust. The Underwritten
Debt Service Coverage Ratio and the Cut-off Date Loan-to-Value Ratio for the
entire Parkersburg Towne Center Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.07x and 77.0%, respectively. The Parkersburg
Towne Center Non-Trust Loan is cross-defaulted with the Parkersburg Towne Center
Mortgage Loan.

     Co-Lender Agreement. The two holders of the mortgage loans comprising the
Main Street Station Loan Pair are bound by the terms and provisions of the Main
Street Station Co-Lender Agreement, dated as of November 12, 2004. The two holders of the mortgage loans comprising the Parkersburg Towne Center Loan Pair are bound by the terms and provisions of the Parkersburg Towne Center Co-Lender
Agreement, dated as of November 12, 2004. Each of the Main Street Station
Co-Lender Agreement and the Parkersburg Towne Center Co-Lender Agreement
generally includes the following provisions, among others:

     o  Consent Rights. The Loan Combination Controlling Party for each of the
        Main Street Station Loan Pair and the Parkersburg Towne Center Loan Pair
        will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the subject Loan Pair, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan (see "Servicing Under the Series 2004-C8 Pooling
        and Servicing Agreement--The Series 2004-C8 Controlling Class
        Representative and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement). As of any date of determination, the Loan
        Combination Controlling Party for the Main Street Station Loan Pair and
        the Parkersburg Towne Center Loan Pair will, in each case, be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of that portion of any existing Appraisal

                                     S-107

        Reduction Amount with respect to the subject Loan Combination that is allocable to such Non-Trust Loan, is equal to or greater than 25% of the original principal balance of such Non-Trust Loan, and (B) otherwise, the holder of the underlying mortgage loan or its designee (which designee, in accordance with the series 2004-C8 pooling and servicing agreement, will be the series 2004-C8 controlling class representative).

     o  Purchase Option. If and for so long as the subject Loan Pair is specially serviced and a scheduled payment on such Loan Pair is at least
        60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) has the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan
        (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C8 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Priority of Payments. Pursuant to the each of the Main Street Station
Co-Lender Agreement and the Parkersburg Towne Center Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the subject Loan
Pair in accordance with the related loan documents, unless there exist either
(a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o  first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  second, to the related underlying mortgage loan, in an amount equal to
        (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents,
        (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents,
        (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o  third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o  fourth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o  fifth, to the related underlying mortgage loan, any prepayment premium attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o  sixth, to the related Non-Trust Loan, any prepayment premium attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o  seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  eighth, to the related Non-Trust Loan, any late payment charges and
        Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

                                     S-108

     o  ninth, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
        Non-Trust Loan Noteholder with respect to the subject Loan Pair pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o  tenth, for such remaining purposes as are provided in the related
        Co-Lender Agreement.

     Pursuant to each of the Main Street Station Co-Lender Agreement and the
Parkersburg Towne Center Co-Lender Agreement, during the existence of: (a)
certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o  first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  third, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o  fourth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o  fifth, to the related underlying mortgage loan, any prepayment premium attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o  sixth, to the related Non-Trust Loan, any prepayment premium attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o  seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  eighth, to the related Non-Trust Loan, any late payment charges and
        Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o  ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

     o  tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

     o  eleventh, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
        Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o  twelfth, for such remaining purposes as are provided in the related
        Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o  Fifty-two (52) of the mortgaged real properties, securing 35.3% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

                                     S-109

     o  Sixteen (16) of the mortgaged real properties, securing 8.2% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o  A number of companies are major tenants at more than one of the mortgaged real properties.

     o  There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o  One (1) of the mortgaged real properties, securing 0.3% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o  One (1) of the mortgaged real properties, securing 0.3% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

     o  Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o  Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o  Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties. For example, the Lembi Multifamily
        Portfolio Mortgaged Properties are each located in the City of San
        Francisco and are subject to local rent control laws and ordinances. See
        "Description of the Mortgage Pool--Significant Underlying Mortgage
        Loans--The Lembi Multifamily Portfolio Mortgage Loan" in this prospectus supplement.

     o  Four (4) of the mortgaged real properties, collectively securing 0.8% of the initial mortgage pool balance, are multifamily rental properties that, in each case, receive rent subsidies from the United States
        Department of Housing and Urban Development under its Section 8 Housing
        Assistance Program.

     Ground Leases. Three (3) of the mortgage loans that we intend to include in the trust, representing 8.3% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. In the case of The Grace Building Mortgage Loan, which represents 8.9% of the initial mortgage pool balance, the 222 East 41st Street
Mortgage Loan, which represents 8.0% of the initial mortgage pool balance, the
757 Third Avenue Mortgage Loan, which represents 5.3% of the initial mortgage pool balance, the Westfield Shoppingtown Meriden Mortgage Loan, which represents
1.4% of the initial mortgage pool balance, the Main Street Station Mortgage
Loan, which represents 0.6% of the initial mortgage pool balance, and the
Parkersburg Towne Center Mortgage Loan, which represents 0.4% of the initial mortgage pool balance, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. In the case of the Westfield
Shoppingtown Meriden Mortgage Loan, the Westfield Shoppingtown Meriden Non-Trust
Loan, which is not included in the trust, is senior in payment priority to the
Westfield Shoppingtown Meriden Mortgage Loan. See "Risk Factors--Some of the
Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the
Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt
Which, in Either Case, May Reduce the Cash Flow Available to the Subject
Mortgaged Real Property," "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Grace Building Mortgage Loan," "--Significant
Underlying Mortgage Loans--The 222 East 41st Street Mortgage Loan" and
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine debt. "Mezzanine debt" is debt secured by the principal's direct or indirect ownership interest in a related borrower.

     With respect to the Lembi Multifamily Portfolio Mortgage Loan, which mortgage loan represents 8.7% of the initial mortgage pool balance, the equity holders of the related borrowers have pledged 100% of the equity interests in the related

                                     S-110

borrowers to secure mezzanine loans in the aggregate amount of $16,125,000, as described under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Lembi Multifamily Portfolio Mortgage Loan--Mezzanine
Financing" in this prospectus supplement.

     With respect to the Pickwick Plaza Mortgage Loan, which mortgage loan represents 7.0% of the initial mortgage pool balance, the equity holders of the related borrower have pledged 100% of the equity interests in the Pickwick Plaza
Borrower to secure a mezzanine loan in the original principal amount of
$21,000,000, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Pickwick Plaza Mortgage Loan--Mezzanine
Financing" in this prospectus supplement.

     In the case of the 757 Third Avenue Mortgage Loan, which mortgage loan represents 5.3% of the initial mortgage pool balance, 100% of the equity interests in the related borrower and 100% of the equity interests in the sole member of the related borrower have been pledged to secure a mezzanine loan in the original principal amount of $10,000,000. The mezzanine loan documents provide for monthly interest-only debt service payments until the related due date in August 2007 and for monthly payments of principal and interest thereafter until the mezzanine loan matures on August 11, 2014. In connection with such mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the related mortgage loan lender that provides, among other things, that: (a) the mezzanine loan is generally subordinate in lien, security interest and right of repayment to the underlying mortgage loan, (b) without the prior written consent of the other lender, the loan documents with respect to the underlying mortgage loan and the mezzanine loan will not be modified or amended in certain material respects (except in certain circumstances with respect to the underlying mortgage loan, in connection with a workout thereof during the continuance of an event of default thereunder), (c) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the subject mezzanine loan unless such transfer is to a transferee meeting certain criteria set forth in the related intercreditor agreement or a confirmation from the applicable rating agencies that such transaction will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2004-C8 certificates has been received, (d) the mezzanine lender shall have the right to cure certain defaults with respect to the underlying mortgage loan within certain time limits and (e) the mezzanine lender will have the right to purchase the underlying mortgage loan if such mortgage loan is accelerated, any enforcement action has been commenced and is continuing with respect to such mortgage loan or if such mortgage loan becomes a specially serviced loan under the applicable pooling and servicing agreement, for a purchase price equal to the outstanding principal balance, all accrued interest and other amounts due thereon, any advances made by the mortgage lender and any interest thereon, and all costs and expenses related to the enforcement of the terms of such mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Houston
Apartments, which represents 3.0% of the initial mortgage pool balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $10,500,000 made by the Mortgage Loan Seller or an affiliate thereof.
The mezzanine loan provides for periodic debt service payments and matures on the earliest of (a) November 1, 2009, (b) the date on which the Houston
Apartments underlying mortgage loan matures or is paid in full and (c) the date on which the Houston Apartments underlying mortgage loan and mezzanine loan become due and payable (by acceleration or otherwise). In connection with such mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the mortgagee that provides, among other things, that: (a) the mezzanine loan is generally subordinate in lien, security interest and right of payment to the underlying mortgage loan, (b) without the prior written consent of the other lender, the loan documents with respect to the underlying mortgage loan or the mezzanine loan will not be modified or amended in certain material respects
(except, in certain circumstances with respect to the underlying mortgage loan, in connection with a workout thereof during the continuance of an event of default thereunder), (c) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the subject mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from the applicable rating agencies that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2004-C8 certificates has been received and (d) if the mezzanine loan is transferred to a mezzanine lender, which mezzanine lender is not an affiliate of the borrower, then (i) the mezzanine lender will have the right to cure certain defaults with respect to the underlying mortgage loan within certain time limits, and (ii) the mezzanine lender will have the right to purchase such mortgage loan if such mortgage loan has been accelerated or becomes a specially serviced mortgage loan as a result of a monetary event of default that the special servicer asserts may result in the impairment of the underlying mortgage loan or if the mortgagee exercises any right or remedy under the related loan documents, for a purchase price equal to the outstanding principal balance thereof, all accrued interest and other amounts due thereon, any advances made by the mortgagee and any interest thereon, all costs and expenses related to the enforcement of the terms of such mortgage loan and any liquidation fees payable to the special servicer.

                                     S-111

     With respect to the 222 East 41st Street Mortgage Loan, which mortgage loan represents 8.0% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the 222 East 41st Street Borrower have the right to obtain mezzanine financing from a qualified lender, as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that certain specified conditions are satisfied. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
222 East 41st Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Amelia Center, which mortgage loan represents 0.7% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Summerville
Galleria Shopping Center, which mortgage loan represents 0.6% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Monfort
Heights Shopping Center, which mortgage loan represents 0.5% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Goshen Station
Shopping Center, which mortgage loan represents 0.4% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Southaven
Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Barnwell Plaza
Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1601 Market
Street, which mortgage loan represents 4.7% of the initial mortgage pool balance, the owners of the direct and indirect interests in the related borrower have the right to obtain mezzanine financing from a

                                     S-112

mezzanine lender approved by the lender, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined maximum loan-to-value ratio of 80%, (b) receipt of the lender's approval, in writing, of the mezzanine loan and (c) delivery of an intercreditor agreement satisfactory in form and substance to the lender under the related underlying mortgage loan.

     In the case of the Pickwick Plaza Mortgage Loan, which mortgage loan represents 7.0% of the initial mortgage pool balance, Broadway Partners
(Pickwick Lawlor) LLC, the managing member of Broadland Associates, LLC and controlled by the sponsor of the Pickwick Plaza Borrower, has incurred debt (i)
in the original principal amount of $2,870,400 to Broadland-Greenwich LLC (the other member of Broadland Associates, LLC and an entity controlled by Alan
Landis) and (ii) in the original principal amount of $5,200,000 to the related mortgage loan seller. Such debt is secured by pledges of portions, 35.57% and
64.43%, respectively, of Broadway Partners (Pickwick Lawlor) LLC's preferred, non-voting and non-managing membership interests in Broadland Associates, LLC.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o  determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o  determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o  determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan;
        and/or

     o  required law and ordinance insurance.

     Certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of certain mortgaged real properties which secure mortgage loans included in the trust. For example, with respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Westland Portfolio I, Westland Portfolio II and
Westland Portfolio III, which mortgaged real properties secure mortgage loans representing 0.5%, in the aggregate, of the initial mortgage pool balance, certificates of occupancy or other evidence of compliance with zoning and building codes were not available. The related mortgage loans are fully recourse to the related borrowers. There can be no assurance that such mortgaged real properties are or will remain in compliance with applicable zoning and building codes. Furthermore, there can be no assurance that other zoning and building code violations do not exist at other mortgaged real properties securing the mortgaged loans in the trust. In addition, outstanding building and/or fire code violations may also exist with respect to some of the mortgaged real properties.

     In some of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan. There can be no assurance that those borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

     Lockboxes. Ninety (90) mortgage loans that we intend to include in the trust fund, representing approximately 99.8% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

                                     S-113

     o  HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account either--

        1.  are disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

        2.  are disbursed to or at the direction of the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     o  SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower.
        Examples of triggering events may include:

        1.  a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

        2.  a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

        3.  a failure to meet a specified debt service coverage ratio; or

        4.  an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     All of the 90 mortgage loans referred to above provide for lockbox accounts as follows:

                                                     % OF INITIAL
                                       NUMBER OF       MORTGAGE
                TYPE OF LOCKBOX     MORTGAGE LOANS   POOL BALANCE
             --------------------- ---------------- -------------
               Hard ..............       15              30.2%
               Springing .........       75              69.6%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o  property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

        1.  the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

        2.  the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

                                     S-114

     o  if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
        Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

        1.  the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

        2.  the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

        3.  the maximum amount of insurance available under the National Flood
            Insurance Act of 1968, and

        4.  the full insurable replacement cost of the improvements located on the mortgaged real property;

     o  comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o  business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to The Grace Building Mortgage Loan, the related borrower is required, in accordance with the related loan documents, to maintain business interruption insurance covering loss of income following an insurance casualty for a period of 12 months following repair of damage occasioned by such casualty. However, the related borrower's current business interruption insurance only extends six months. The related borrower is required to upgrade its business interruption insurance coverage to required levels by December 31,
2004.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties; (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Twenty-nine (29) of the mortgaged real properties, securing 14.0% of the initial mortgage pool balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket

                                     S-115

insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See
"Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular
Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2004-C8 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 22 mortgaged real properties, securing 3.2% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of one mortgaged real property, securing a mortgage loan representing
1.0% of the initial mortgage pool balance, a related Phase II environmental site assessment) were completed during the 14-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon.
Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o  the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o  the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

                                     S-116

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o  an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o  a responsible third party was identified as being responsible for the remediation; or

     o  the related originator of the subject underlying mortgage loan generally required the related borrower to:

        (a) to take investigative and/or remedial action; or

        (b) to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

        (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

        (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

        (c) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance)
            or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o  the mortgaged real property had not been affected or had been minimally affected,

     o  the potential for the problem to affect the mortgaged real property was limited, or

     o  a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Gehr Florida Portfolio, which mortgaged real properties secure a mortgage loan representing 3.1% of the initial mortgage pool balance, a Phase I environmental site assessment conducted on Plantation
Marketplace, one of the mortgaged real properties comprising the Gehr Florida
Portfolio, revealed that a dry cleaning facility located on such mortgaged real property underwent remediation to clean up solvent impacted groundwater from the dry cleaning facility. The Florida Department of Environmental Protection, in a
letter dated April 5, 2004, agreed to cessation of active remediation and commencement of a post remediation monitoring program. According to the independent third party consultant that performed the Phase I environmental site assessment, the most recent post remediation monitoring results should result in the Florida Department of Environmental Protection granting "no further action"
status. There can be no assurance that the Florida Department of Environmental
Protection will grant such no further action status or that the impacted groundwater will not require further remediation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as North Haven Pavilion, which mortgaged real property secures a mortgage loan representing 2.0% of the initial mortgage pool balance,

                                     S-117

according to the Phase I environmental site assessment, a prior environmental limited subsurface investigation conducted in June 2004 (Phase II) revealed the presence of coal ash and associated contaminants at the mortgaged real property due to the historical use as a staging area for treated and untreated railroad ties. In connection with such prior activities, 7,500 cubic yards of impacted soil were excavated from and placed in a discreet location at the mortgaged real property. Although formal Connecticut Department of Environmental Protection concurrence was not obtained, a Licensed Environmental Professional opinion letter concluded that placement and reuse of such soil, subject to certain engineering controls such as maintaining the location of the parking areas and building structures, would not place the mortgaged real property in noncompliance with state environmental regulations. There can be no assurance that such engineering controls will be properly maintained or that if such engineering controls are properly maintained, that the mortgaged real property will be in compliance with state environmental regulations.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Yorktowne Mobile Home Park, which mortgaged real property secures a mortgage loan representing 1.0% of the initial mortgage pool balance, a Phase I environmental assessment performed by an independent third party identified impacted soil and groundwater at the mortgaged real property due to the discharge of petroleum-hydrocarbons from a gas station located adjacent to the mortgaged real property. In addition, a Phase II environmental assessment performed in August 2003 revealed elevated levels of chlorinated solvents due to discharges by a dry cleaner located on the mortgaged real property. Consultants engaged in connection with the origination of the mortgage loan have verbally estimated that the clean up of groundwater pollution at the mortgaged real property will cost between $133,000 and $166,000. An escrow account of approximately $332,000 has been established in connection with such clean-up activities. In addition, the sponsor of the borrower executed an environmental indemnity agreement. There can be no assurance that the party responsible for clean up of the groundwater pollution will complete such clean up, that escrowed funds will be sufficient to complete such clean up or that the party responsible under the environmental indemnity agreement will have sufficient funds to provide the agreed upon indemnification.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Store-It -- Gurnee, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase I consultant observed that fill material consisting of soil and rock materials had been deposited on the southern portion of the site and recommended an additional investigation of such material. A Phase II subsurface investigation identified Resource Conservation and Recovery Act metals and polynuclear aromatics above Illinois Environmental Protection Agency Tier I soil remediation objectives. The Phase II consultant reported that the State of
Illinois does not have a statute requiring that an identified impact be reported unless the identified impact is associated with a known point source. As such, the Phase II environmental consultant recommended that if regulatory closure of the impacted fill area is sought, the subject property should be enrolled in the
Illinois EPA voluntary Site Remediation Program to pursue a no further action letter, but noted that no additional activities or reporting actions are required at this point for regulatory compliance purposes.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Store-It -- South Wheeling, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase II environmental site assessment was performed to evaluate whether adjacent facilities had impacted the subject property. The Phase II subsurface investigation identified one subsurface sample which contained tetrachloroethene in groundwater at a concentration above Illinois EPA Tier I groundwater remediation objectives. The Phase II consultant recommended that if regulatory closure of the impacted area is sought, the subject property should be enrolled in the Illinois EPA voluntary Site Remediation Program to pursue a no further action letter, but noted that no additional activities or reporting actions are required at this point for regulatory compliance purposes.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Store-It -- Lake Zurich, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase II environmental site assessment was performed to evaluate whether underground storage tanks at an adjacent facility impacted the subject property. The Phase II subsurface investigation identified one groundwater monitoring well with polynuclear aromatics above Illinois EPA Tier I and Tier II groundwater remediation objectives. The Phase II consultant recommended that if regulatory closure of the area is sought, the subject property should be enrolled in the Illinois EPA voluntary Site Remediation Program to pursue a no further action letter, but noted that no additional activities or reporting actions are required at this point for regulatory compliance purposes.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

                                     S-118

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

        1.  With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

        2.  If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

        3.  If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the Issue Date, we will acquire--

     o  53 mortgage loans, representing $885,742,198 of the initial mortgage pool balance, from the Lehman Mortgage Loan Seller, and

     o  39 mortgage loans, representing $429,325,551 of the initial mortgage pool balance, from the UBS Mortgage Loan Seller.

                                     S-119

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents:

     o  either--

        1.  the original promissory note(s) evidencing that mortgage loan, or

        2.  if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o  the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o  the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o  either--

        1.  an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

        2.  a certified copy of that assignment as sent for recording;

     o  either--

        1.  an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

        2.  a certified copy of that assignment as sent for recording; and

     o  an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up"
        commitment for title insurance or a pro forma policy;

provided that, in the case of each of the Outside Serviced Trust Mortgage Loans, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender
Agreement and a copy of the agreement governing the servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2004-C8 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to The Grace Building
Mortgage Loan (with the exception of the original mortgage note evidencing The
Grace Building Mortgage Loan) have been delivered to the trustee under the series 2004-CIBC9 pooling and servicing agreement, which governs the securitization of The Grace Building Note A1 Non-Trust Loan. The above loan documents, among others, with respect to the Westfield Shoppingtown Meriden
Mortgage Loan (with the exception of the original mortgage note evidencing the
Westfield Shoppingtown Meriden Mortgage Loan) have been delivered to the trustee under the series 2001-C2 pooling and servicing agreement, which governs the securitization of the Westfield Shoppingtown Meriden Non-Trust Loan.

     If, as provided in the series 2004-C8 pooling and servicing agreement--

     o  any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

                                     S-120

     o  we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

     o  either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
        Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or
        (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of such document omission is delivered to us or the
        UBS Mortgage Loan Seller, as applicable,

then the omission will constitute a material document omission (a "Material
Document Omission") as to which the trust will have the rights against us or the
UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and
Repurchases" below.

     Within a specified period following the later of--

     o  the Issue Date, and

     o  the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the
Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan, and we will be required to deliver to the master servicer with respect to each Lehman
Mortgage Loan (other than the Outside Serviced Trust Mortgage Loans), only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan,
(b) relate to, and are reasonably necessary for, the administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2004-C8 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable;
provided that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made by the master servicer within approximately 15 months of the closing date, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. With respect to each underlying mortgage loan, within a specified period of time following the date of initial issuance of the offered certificates, the master servicer will be required to certify solely as to the existence but not the sufficiency or accuracy of the documents constituting the Servicing File that are then in its possession. The master servicer will not be under any duty or obligation to inspect, review or examine any of those documents to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS
Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS
Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o  The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2004-C8 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o  The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

                                     S-121

     o  To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o  The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o  The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o  Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a
        Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o  To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o  The assignment of each related mortgage instrument in favor of the trustee (or, in the case of The Grace Building Mortgage Loan, the trustee under the series 2004-CIBC9 pooling and servicing agreement, or, in the case of the Westfield Shoppingtown Meriden Mortgage Loan, the
        trustee under the series 2001-C2 pooling and servicing agreement)
        constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o  To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o  To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o  To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

                                     S-122

     o  As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o  To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2004-C8 pooling and servicing agreement--

     o  there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

     o  we or the UBS Mortgage Loan Seller, as applicable, are notified of that breach, and

     o  either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
        Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or
        (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of such breach is delivered to us or the UBS Mortgage
        Loan Seller, as applicable,

then that breach will be a material breach (a "Material Breach") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the
UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a
Material Document Omission with respect to any Lehman Mortgage Loan or UBS
Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage
Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS
Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o  to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

     o  at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or Material
        Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document
        Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including, without limitation, unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material
        Document Omission, as applicable, and the subject Material Breach or
        Material Document Omission is not capable of being cured, or

     o  to repurchase the affected mortgage loan at a price generally equal to the sum of--

        1.  the unpaid principal balance of that mortgage loan at the time of purchase, plus

        2.  all unpaid interest, other than Post-ARD Additional Interest and
            Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

        3.  all unreimbursed servicing advances made under the series 2004-C8 pooling and servicing agreement with respect to that mortgage loan, plus

        4.  all unpaid interest accrued on advances made under the series
            2004-C8 pooling and servicing agreement with respect to that mortgage loan, plus

        5.  subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan
            (including any liquidation fee, if payable under the series 2004-C8 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller must complete that cure or repurchase will generally be limited to 90 days following the date on which the determination is made (which may be by a court of competent

                                     S-123

jurisdiction) that a Material Breach or a Material Document Omission, as the
case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material Document
Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2004-C8 controlling class representative so consents, then we or the UBS Mortgage Loan
Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o  determining the materiality of the subject breach or document omission,
        and

     o  the repurchase remedy.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series
2004-C8 certificateholders in connection with a Material Breach or a Material
Document Omission with respect to any mortgage loan in the trust.

     In addition, in the event that we are notified that the mortgagor with respect to the Westfield Shoppingtown Meriden Mortgage Loan has defeased or intends to defease that mortgage loan on or before the second anniversary of the
Issue Date, we will be required to repurchase that mortgage loan at the same purchase price that would be applicable in connection with a repurchase as a result of a Material Breach or a Material Omission, in any event prior to the defeasance or, if the defeasance has occurred, as soon as reasonably practicable after we have been made aware of it.

     No other person will be obligated to repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material
Document Omission or the defeasance of the Westfield Shoppingtown Meriden
Mortgage Loan prior to the second anniversary of the Issue Date, if we or the
UBS Mortgage Loan Seller, as the case may be, default on our obligations to do
so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date.
Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the
Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement.
We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2004-C8 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue Date. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                                     S-124

       SERVICING UNDER THE SERIES 2004-C8 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2004-C8 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the
Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the 222 East 41st Street Non-Trust Loan, (b) the 757 Third
Avenue Non-Trust Loan, (c) the Main Street Station Non-Trust Loan, (d) the
Parkersburg Towne Center Non-Trust Loan and (e) any REO Properties acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series
2004-C8 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2004-C8 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     Because four (4) of the Loan Combinations are to be serviced and administered under the series 2004-C8 pooling and servicing agreement, while two
(2) of the Loan Combinations are subject to other servicing arrangements, we have adopted the use of the following terms:

     o  "Serviced Loan Combinations," which refers to the 222 East 41st Street
        Loan Pair, the 757 Third Avenue Loan Pair, the Main Street Station Loan
        Pair and the Parkersburg Towne Center Loan Pair;

     o  "Serviced Non-Trust Loans," which refers to the 222 East 41st Street
        Non-Trust Loan, the 757 Third Avenue Non-Trust Loan, the Main Street
        Station Non-Trust Loan and the Parkersburg Towne Center Non-Trust Loan;

     o  "Serviced Non-Trust Loan Noteholders," which refers to the 222 East 41st
        Street Non-Trust Loan Noteholder, the 757 Third Avenue Non-Trust Loan
        Noteholder, the Main Street Station Non-Trust Loan Noteholder and the
        Parkersburg Towne Center Non-Trust Loan Noteholder;

     o  "Outside Serviced Loan Combinations," which refers to The Grace Building
        Loan Group and the Westfield Shoppingtown Meriden Loan Pair; and

     o  "Outside Serviced Trust Mortgage Loans," which refers to The Grace
        Building Mortgage Loan and the Westfield Shoppingtown Meriden Mortgage
        Loan.

     The series 2004-C8 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and any REO
Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with--

     o  any and all applicable laws,

     o  the express terms of the series 2004-C8 pooling and servicing agreement,

     o  the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o  to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside Serviced
Trust Mortgage Loans) and each Serviced Non-Trust Loan--

     o  as to which no Servicing Transfer Event has occurred, or

     o  that is a worked-out mortgage loan as to which no new Servicing Transfer
        Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust
Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event.
The special servicer will also be responsible for the administration of each REO
Property acquired by the trust.

     Despite the foregoing, the series 2004-C8 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from

                                     S-125

the master servicer under the governing servicing agreement for the related
Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan
Combinations) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Outside
Serviced Loan Combinations). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside
Serviced Trust Mortgage Loans). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2004-C8 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2004-C8 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of
"Servicing Transfer Event" in the glossary to this prospectus supplement.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that
Loan Combination.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2004-C8 pooling and servicing agreement as if each such
Non-Trust Loan was a mortgage loan in the trust.

     Notwithstanding the foregoing, the two (2) Outside Serviced Trust Mortgage
Loans will not be serviced under the series 2004-C8 pooling and servicing agreement. Under the terms of The Grace Building Co-Lender Agreement, for so long as The Grace Building Note A-1 Non-Trust Loan is part of the Series
2004-CIBC9 Securitization, The Grace Building Loan Group will be serviced and administered by the master servicer and a special servicer for the Series
2004-CIBC9 Securitization (subject to replacement of each such party), in accordance with the series 2004-CIBC9 pooling and servicing agreement (or any permitted successor servicing agreement). Under the terms of the Westfield
Shoppingtown Meriden Co-Lender Agreement, for so long as the Westfield
Shoppingtown Meriden Non-Trust Loan is part of the Series 2001-C2
Securitization, the Westfield Shoppingtown Meriden Loan Pair will be serviced and administered by the master servicer and special servicer for the Series
2001-C2 Securitization (subject to replacement of each such party), in accordance with the series 2001-C2 pooling and servicing agreement (or any permitted successor servicing agreement). The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) under the series
2004-C8 pooling and servicing agreement. The servicing arrangements under the series 2004-CIBC9 pooling and servicing agreement (with respect to The Grace
Building Mortgage Loan) and under the series 2001-C2 pooling and servicing agreement (with respect to the Westfield Shoppingtown Meriden Mortgage Loan) are
similar but not identical to those servicing arrangements under the series
2004-C8 pooling and servicing agreement. For a description of certain of the servicing arrangements for The Grace Building Loan Group, see "Servicing of The
Grace Building Loan Group" in this prospectus supplement, and for a description of certain of the servicing arrangements for the Westfield Shoppingtown Meriden
Loan Pair, see "Servicing of the Westfield Shoppingtown Meriden Loan Pair" in
this prospectus supplement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2004-C8 pooling and servicing agreement. Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075.

     As of September 30, 2004, Wachovia and its affiliates were responsible for master or primary servicing approximately 15,087 commercial and multifamily loans, totaling approximately $136 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2004-C8 pooling and servicing agreement, the series
2004-C8 certificates, the underlying mortgage loans or this prospectus supplement.

     Wachovia is also the master servicer under the series 2001-C2 pooling and servicing agreement, which governs the servicing of the Westfield Shoppingtown
Meriden Loan Pair.

                                     S-126

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.

     GMAC Commercial Mortgage Corporation, a California corporation, is the series 2004-CIBC9 master servicer responsible for servicing The Grace Building
Mortgage Loan in accordance with the series 2004-CIBC9 pooling and servicing agreement.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the mortgage pool, except as discussed in the last two paragraphs of this "--The Initial Master Servicer and the Initial Special
Servicer--The Special Servicer" section. The principal executive offices of
Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and
its telephone number is (305) 695-5600.

     LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

     o  acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o  investing in high-yielding real estate loans, and

     o  investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR and its affiliates have regional offices located across the country in
Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and California.
As of May 31, 2004, Lennar and its affiliates were managing a portfolio which included an original count of approximately 16,700 assets in 50 states and in
Europe with an original face value of $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which Lennar acts as servicer or special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     ARCap Servicing, Inc., a Delaware Corporation, is the current special servicer under the series 2004-CIBC9 pooling and servicing agreement, which governs the servicing of The Grace Building Loan Group.

     ORIX Real Estate Capital Markets, L.L.C., a Delaware limited liability company, is the current special servicer under the series 2001-C2 pooling and servicing agreement, which governs the servicing of the Westfield Shoppingtown
Meriden Loan Pair.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including The Grace Building Mortgage Loan, but excluding the Westfield Shoppingtown Meriden Mortgage Loan) and each Serviced
Non-Trust Loan (excluding the 222 East 41st Street Non-Trust Loan), including each such mortgage loan--

     o  that is being specially serviced;

     o  as to which the corresponding mortgaged real property has become an REO
        Property; or

     o  that has been defeased.

     In the case of each mortgage loan in the trust (other than the Westfield
Shoppingtown Meriden Mortgage Loan), the master servicing fee will--

     o  be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

                                     S-127

     o  accrue at the related master servicing fee rate,

     o  accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o  be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     Without regard to the Westfield Shoppingtown Meriden Mortgage Loan (for
which there is no master servicing fee under the series 2004-C8 pooling and servicing agreement), the master servicing fee rate with respect to the underlying mortgage loans, under the series 2004-C8 pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from 0.015% per annum to
0.115% per annum. The weighted average master servicing fee rate for the mortgage pool (exclusive of the Westfield Shoppingtown Meriden Mortgage Loan)
was 0.036% as of the cut-off date. Except in the case of the Outside Serviced
Trust Mortgage Loans, that master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     A fee comparable to the above-described master servicing fee will also be payable with respect to the Westfield Shoppingtown Meriden Mortgage Loan under the series 2001-C2 pooling and servicing agreement, which fee will be calculated on an Actual/360 Basis at 0.10% per annum, and a fee comparable to the above-described master servicing fee will also be payable with respect to The
Grace Building Mortgage Loan under the series 2004-CIBC9 pooling and servicing agreement, which fee will be calculated on an Actual/360 Basis at 0.02% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire mortgage pool
(but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted
Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C8 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C8 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o  to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o  to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

     o  to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and
        Default Interest collected with respect to the subject mortgage loan)
        and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and

                                     S-128

the special servicer, as additional compensation, as provided in the series
2004-C8 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph that are collected in respect of an Outside Serviced Trust
Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside Serviced Loan Combination. Notwithstanding the
foregoing, Default Interest and late payment charges allocable to an Outside
Serviced Trust Mortgage Loan may first be applied, in accordance with the governing servicing agreement, to offset interest on advances made with respect to the subject Outside Serviced Loan Combination, prior to being applied as additional servicing compensation under such governing servicing agreement.

     Prepayment Interest Shortfalls. The series 2004-C8 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o  the total amount of those Prepayment Interest Shortfalls, and

     o  the sum of the following components of the master servicer's total servicing compensation for that same collection period--

        1.  all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

        2.  with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.015% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2004-C8 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C8 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage
Loans) and the Serviced Non-Trust Loans will be--

     o  the special servicing fee,

     o  the workout fee, and

     o  the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loans) and each Serviced Non-Trust Loan--

     o  that is being specially serviced, or

     o  as to which the corresponding mortgaged real property has become an REO
        Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o  be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o  accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee for each such specially serviced underlying mortgage loan of
        $4,000 per month,

     o  accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                                     S-129

     o  generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o  interest, other than Default Interest and Post-ARD Additional Interest,

     o  principal, and

     o  prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause) or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2004-C8 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2004-C8 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, an Outside Serviced Trust
Mortgage Loan or any related REO Property) as to which it receives any
Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest or Post-ARD Additional Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o  a specially serviced mortgage loan that becomes a corrected mortgage loan (unless it again becomes a specially serviced mortgage loan);

     o  the repurchase of any mortgage loan in the trust by us or the UBS
        Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2004-C8 pooling and servicing agreement, as described under "Description of the Mortgage
        Pool--Cures and Repurchases" in this prospectus supplement;

     o  the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair
        Value Option" below;

     o  the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

                                     S-130

     o  the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2004-C8 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination"
        in this prospectus supplement;

     o  the repurchase of the Westfield Shoppingtown Meriden Mortgage Loan by us
        in connection with the defeasance thereof prior to the second anniversary of the Issue Date, as described under "Description of the
        Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o  the purchase of an underlying mortgage loan that is part of a Loan
        Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless the liquidation fee is payable and is actually paid pursuant to such Co-Lender
        Agreement; or

     o  the receipt or application of loss of value payments, as described under
        "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C8 certificateholders.

     Outside Serviced Loan Combinations. Special Servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan
Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2004-C8 pooling and servicing agreement and may reduce amounts payable to the series 2004-C8 certificateholders. Because the Westfield Shoppingtown Meriden Mortgage Loan is
generally subordinate to the Westfield Shoppingtown Meriden Non-Trust Loan,
special servicing fees, workout fees and liquidation fees earned with respect to both of those mortgage loans may be payable out of amounts otherwise distributable to the trust with respect to the Westfield Shoppingtown Meriden
Mortgage Loan.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement.
The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C8 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C8 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o  to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o  to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

     o  to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and
        Default Interest collected with respect to the subject mortgage loan)
        and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and

                                     S-131

the special servicer, as additional compensation, as provided in the series
2004-C8 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph that are collected in respect of an Outside Serviced Trust
Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside Serviced Loan Combination. Notwithstanding the
foregoing, Default Interest and late payment charges allocable to an Outside
Serviced Trust Mortgage Loan may first be applied, in accordance with the governing servicing agreement, to offset interest on advances made with respect to the subject Outside Serviced Loan Combination, prior to being applied as additional servicing compensation under such governing servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2004-C8 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2004-C8 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2004-C8 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds,
Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2004-C8 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2004-C8 pooling and servicing agreement.
The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request.
If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series
2004-C8 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o  if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o  if the failure continues for three more business days, to make the servicing advance.

     The series 2004-C8 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or
REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines (or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2004-C8 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as

                                     S-132

applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C8 certificateholders to the detriment of other classes of series 2004-C8 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2004-C8 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2004-C8 certificateholders.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C8 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C8 certificates), thereby reducing the payments of principal on the series 2004-C8 principal balance certificates. As a result, the Total
Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2004-C8 pooling and servicing agreement. In addition, the series 2004-C8 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2004-C8 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2004-C8 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o  first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o  then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2004-C8 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent (and will be reimbursable together with interest thereon) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2004-C8 pooling and servicing agreement. See "Servicing of The Grace Building Loan Group--Servicing Advances
Under the Series 2004-CIBC9 Pooling and Servicing Agreement" and "Servicing of
the Westfield Shoppingtown Meriden Loan Pair--Servicing Advances Under the
Series 2001-C2 Pooling and Servicing Agreement" in this prospectus supplement.

THE SERIES 2004-C8 CONTROLLING CLASS REPRESENTATIVE AND THE SERVICED NON-TRUST
LOAN NOTEHOLDERS

     Series 2004-C8 Controlling Class. As of any date of determination, the controlling class of series 2004-C8 certificateholders will be the holders of the most subordinate class of series 2004-C8 principal balance certificates then outstanding that

                                     S-133

has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2004-C8 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C8 certificateholders will be the holders of the most subordinate class of series 2004-C8 principal balance certificates then outstanding that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2004-C8 certificates.

     Selection of the Series 2004-C8 Controlling Class Representative. The
series 2004-C8 pooling and servicing agreement permits the holder or holders of series 2004-C8 certificates representing a majority of the voting rights allocated to the series 2004-C8 controlling class to select a representative with the rights and powers described below in this "--The Series 2004-C8
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
section and elsewhere in this prospectus supplement. In addition, if the series
2004-C8 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C8 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series
2004-C8 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series 2004-C8 certificates representing a majority of the voting rights allocated to the series 2004-C8 controlling class that a series 2004-C8 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2004-C8 controlling class certificates will be the series 2004-C8 controlling class representative.

     If the series 2004-C8 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2004-C8 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced
Loan Combination, to provide advice and direction to the master servicer and special servicer under the governing servicing agreement for such Loan
Combination) with respect to various servicing actions regarding that Loan
Combination, including (in the case of the Serviced Loan Combinations) as described below in this "--The Series 2004-C8 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders" section. The manner of the determination of the Loan Combination Controlling Party for each Loan
Combination is described under the subheading "--Co-Lender Agreement--Consent
Rights" relating to such Loan Combination that appears under "Description of the
Mortgage Pool--Loan Combinations" in this prospectus supplement.

     Rights and Powers of the Series 2004-C8 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders. The special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2004-C8 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series
2004-C8 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o  any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o  any modification, extension, amendment or waiver of a monetary term
        (including the timing of payments, but excluding the waiver of Default
        Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

     o  any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
        "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest)
        thereon, plus any related unreimbursed servicing advances thereon;

     o  any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

                                     S-134

     o  any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o  any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o  any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o  any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o  any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o  any other actions as may be specified in the series 2004-C8 pooling and servicing agreement;

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take
(or consent to the master servicer's taking) any such action without waiting for the series 2004-C8 controlling class representative's response.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2004-C8 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related
Co-Lender Agreement, some subset of the following actions) under the series
2004-C8 pooling and servicing agreement with respect to a Serviced Loan
Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o  any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced Loan
        Combination if it comes into and continues in default;

     o  any modification, extension, amendment or waiver of a monetary term
        (including, without limitation, the timing of payments) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

     o  any proposed sale of a related REO Property;

     o  any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

     o  any determination to bring the related mortgaged real property
        (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o  any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o  any adoption or approval of a plan in bankruptcy of the related borrower;

     o  any release of collateral for the subject Serviced Loan Combination
        (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Serviced Loan
        Combination;

     o  any acceptance of substitute or additional collateral for the subject
        Serviced Loan Combination, other than in accordance with the terms thereof;

     o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

     o  any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

                                     S-135

     o  any approval of a material capital expenditure, if lender's approval is required by the related loan documents;

     o  any replacement of the property manager, if lender's approval is required by the related loan documents;

     o  any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents; and

     o  any modification to a ground lease or certain designated space leases;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2004-C8 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2004-C8 pooling and servicing agreement), as applicable, may take any such action without waiting for the related Loan Combination
Controlling Party's response.

     In addition, the series 2004-C8 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2004-C8 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2004-C8 pooling and servicing agreement. Similarly, in general, the related Loan
Combination Controlling Party may direct the special servicer and/or the master servicer to take, or refrain from taking, any actions with respect to a Serviced
Loan Combination that such Loan Combination Controlling Party may consider advisable or as to which provision is otherwise made in the related Co-Lender
Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2004-C8 controlling class representative or by the Loan
Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this "--The Series 2004-C8 Controlling
Class Representative and the Serviced Non-Trust Loan Noteholders--Rights and
Powers of the Series 2004-C8 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2004-C8 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2004-C8 controlling class representative (or, in the case of a
Serviced Loan Combination, from the related Loan Combination Controlling Party)
for any actions to be taken by that servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund
(or any Serviced Loan Combination that is being specially serviced) if--

     o  the special servicer has, as described above, notified the series
        2004-C8 controlling class representative (or, in the case of a Serviced
        Loan Combination, the related Loan Combination Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan (or that Loan Combination), and

     o  for 60 days following the first of those notices, the series 2004-C8 controlling class representative (or, in the case of a Serviced Loan
        Combination, the related Loan Combination Controlling Party) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     With respect to the Westfield Shoppingtown Meriden Loan Pair, which is being serviced under the series 2001-C2 pooling and servicing agreement, the series 2004-C8 controlling class representative (for so long as it is acting as the applicable Loan Combination Controlling Party) will have rights and powers with respect to the Westfield Shoppingtown Meriden Mortgage Loan similar to those described above.

     However, with respect to The Grace Building Loan Group, which is being serviced under the series 2004-CIBC9 pooling and servicing agreement, the series
2004-C8 controlling class representative will not have any of the rights and powers described above with respect to The Grace Building Mortgage Loan, except to the extent that it is one of the parties that constitutes the applicable Loan
Combination Controlling Party.

                                     S-136

     With respect to each of the Outside Serviced Loan Combinations, for a description of certain provisions of the related governing servicing agreement and the related Co-Lender Agreement analogous to those described above in this
"--The Series 2004-C8 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C8 Controlling
Class Representative and the Serviced Non-Trust Loan Noteholders" section, see
"Servicing of The Grace Building Loan Group--Certain Powers of the Loan
Combination Controlling Party for The Grace Building Loan Group Under The Grace
Building Co-Lender Agreement" and "Servicing of the Westfield Shoppingtown
Meriden Loan Pair--Certain Powers of the Loan Combination Controlling Party for
the Westfield Shoppingtown Meriden Loan Pair Under the Westfield Shoppingtown
Meriden Co-Lender and Servicing Agreement" in this prospectus supplement.

     Limitation on Liability of the Series 2004-C8 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders. The series 2004-C8 controlling class representative will not be liable to the trust or the series
2004-C8 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2004-C8 controlling class representative will not be protected against any liability to a series 2004-C8 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2004-C8 certificateholder acknowledges and agrees, by its acceptance of its series 2004-C8 certificates, that:

     o  the series 2004-C8 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2004-C8 certificates;

     o  the series 2004-C8 controlling class representative may act solely in the interests of the holders of the series 2004-C8 controlling class;

     o  the series 2004-C8 controlling class representative does not have any duties or liability to the holders of any class of series 2004-C8 certificates other than the series 2004-C8 controlling class;

     o  the series 2004-C8 controlling class representative may take actions that favor the interests of the holders of the series 2004-C8 controlling class over the interests of the holders of one or more other classes of series 2004-C8 certificates;

     o  the series 2004-C8 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2004-C8 controlling class;
        and

     o  the series 2004-C8 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2004-C8 controlling class, and no series 2004-C8 certificateholder may take any action whatsoever against the series
        2004-C8 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling
Party described under "--The Series 2004-C8 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C8
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above with respect to a Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series 2004-C8 controlling class representative is entitled.

     Additional Rights of the Serviced Non-Trust Loan Noteholders; Right to
Purchase and Right to Cure Defaults.

     Right to Purchase. Pursuant to the related Co-Lender Agreement, if and for so long as any Serviced Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Serviced Loan
Combination becoming at least 60 days delinquent (or, in the case of the 222
East 41st Street Loan Pair, upon the earlier of (i) any monthly debt service payment becoming at least 60 days delinquent and (ii) the related Serviced
Non-Trust Loan Noteholder's imminent loss of status as the applicable Loan
Combination Controlling Party), then a related Serviced Non-Trust Loan
Noteholder with respect to such Serviced Loan Combination will have an assignable right to purchase the related underlying mortgage loan, at a price generally equal to the unpaid principal balance of such underlying mortgage loan, plus accrued unpaid interest thereon at the related net mortgage interest rate, plus any servicing compensation, unreimbursed advances and interest on all such related advances payable or reimbursable to any party to the series 2004-C8 pooling and servicing agreement (but exclusive of any prepayment consideration).
For a more detailed description of the foregoing purchase rights see
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     Right to Cure Defaults. Further, in the case of each of the 222 East 41st
Street Loan Pair and the 757 Third Avenue Loan Pair, pursuant to the related
Co-Lender Agreement, a related Serviced Non-Trust Loan Noteholder has an assignable right to cure certain events of default with respect to the underlying mortgage loan in that Serviced Loan Combination, which

                                     S-137

events of default are either monetary in nature or otherwise susceptible of cure by the payment of money, within 5-10 business days of the later of (a) receipt by that related Serviced Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) there can be no more than four to six (depending on the particular Serviced Loan Combination) cure events over the life of the subject Loan Combination, (ii) no more than two or three (depending on the particular Serviced Loan Combination) cure events are permitted in any
12-month period. For a more detailed description of the foregoing cure rights see "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2004-C8 CONTROLLING CLASS

     Subject to the discussion below in this "--Replacement of the Special
Servicer by the Series 2004-C8 Controlling Class" section, series 2004-C8 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C8 controlling class may--

     o  terminate an existing special servicer with or without cause, and

     o  appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2004-C8 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C8 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2004-C8 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2004-C8 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C8 controlling class to replace the special servicer, those series
2004-C8 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan
Combination prior to appointing a replacement special servicer; provided that those series 2004-C8 certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

     If the controlling class of series 2004-C8 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C8 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C8 controlling class.

     The series 2004-C8 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of any Outside Serviced Trust Mortgage Loan.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2004-C8 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above, the special servicer, in accordance with the series 2004-C8 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing
Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2004-C8 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2004-C8 pooling and servicing agreement.

                                     S-138

     Notwithstanding the foregoing, with respect to an Outside Serviced Trust
Mortgage Loan, the master servicer and special servicer for the related Outside
Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee's rights under any applicable due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer, subject to the limitations described below in this "--Modifications, Waivers, Amendments and Consents"
section, will generally be responsible for any waivers, modifications or amendments of any mortgage loan documents (other than with respect to the
Outside Serviced Trust Mortgage Loans).

     With respect to any mortgage loan in the trust (other than an Outside
Serviced Trust Mortgage Loan) that is not specially serviced, the master servicer may, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series 2004-C8 controlling class representative--

     o  consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o  grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o  grant releases of non-material parcels of a property (provided that releases as to which the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions shall be made as required by the related loan documents);

     o  approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet (provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease) or (b) leases (other than ground leases)
        of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) each such lease is not more than 20% of the related mortgaged real property);

     o  approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o  grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2004-C8 pooling and servicing agreement and (4) the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2004-C8 pooling and servicing agreement to fail to qualify as such under the Internal
Revenue Code or result in the imposition of any tax on "prohibited transactions"
or "contributions" after the startup day under the REMIC provisions of the
Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and
2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each

                                     S-139

of S&P and Moody's that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2004-C8 certificates.

     In addition, with respect to any underlying mortgage loan, the special servicer and not the master servicer will have the right, under the series
2004-C8 pooling and servicing agreement, to direct, manage, prosecute and/or defend any and all litigation and/or claims relating to (a) the enforcement of the obligations of the related borrower under the related loan documents
(except in the case of The Grace Building Mortgage Loan, which is serviced under the series 2004-CIBC9 pooling and servicing agreement, and the Westfield
Shoppingtown Meriden Mortgage Loan, which is serviced under the series 2001-C2 pooling and servicing agreement) and (b) any claim or action brought by a related borrower against the trust, subject (in the case of clauses (a) and (b)
above) to certain rights of the master servicer, as set forth in the series
2004-C8 pooling and servicing agreement, with respect to any such litigation and/or claim that may impose liability on, or otherwise materially and adversely affect, the master servicer.

     The series 2004-C8 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o  is consistent with the Servicing Standard, and

     o  except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions"
        above and/or "--Maintenance of Insurance" below, will not--

        1.  affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

        2.  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

        3.  except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

        4.  in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2004-C8
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above, the special servicer may--

     o  reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional
        Interest, and/or any prepayment premium or yield maintenance charge,

     o  reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o  forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o  accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o  subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2004-C8 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2004-C8 certificateholders and the related Serviced Non-Trust
        Loan Noteholder(s)), as a collective whole, on a present value basis,

                                     S-140

     3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal
        Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2004-C8 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4. the subject mortgage loan is not an Outside Serviced Trust Mortgage
        Loan.

     In no event, however, will the special servicer be permitted to:

     o  extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o  extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o  if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD
Loan, if--

     o  that ARD Loan is not being specially serviced,

     o  prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional
        Interest, and

     o  the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2004-C8 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series
2004-C8 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2004-C8 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

     Further, with respect to each Serviced Loan Combination, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Serviced Non-Trust Loan(s):

     o  no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of each related Serviced Non-Trust Loan; and

     o  no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of each related Serviced Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer and special servicer for the Series 2001-C2 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the

                                     S-141

Westfield Shoppingtown Meriden Mortgage Loan under terms and conditions substantially similar to those described above in this "--Modifications,
Waivers, Amendments and Consents" section. Any modification, waiver or amendment of the payment terms of the Westfield Shoppingtown Meriden Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the Westfield
Shoppingtown Meriden Co-Lender and Servicing Agreement, such that neither the holder of the Westfield Shoppingtown Meriden Mortgage Loan nor the Westfield
Shoppingtown Meriden Non-Trust Loan Noteholder shall gain a priority over the other such holder with respect to any payment, which priority is not reflected in the related loan documents and the Westfield Shoppingtown Meriden Co-Lender and Servicing Agreement. See "Servicing of the Westfield Shoppingtown Meriden
Loan Pair--Modifications Under the Series 2001-C2 Pooling and Servicing
Agreement" in this prospectus supplement.

     For a discussion of permitted amendments and modifications in respect of
The Grace Building Mortgage Loan, see "Servicing of The Grace Building Loan
Group--Modifications Under the Series 2004-CIBC9 Pooling and Servicing
Agreement" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans
(other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2004-C8 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.
Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated
Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal
Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination
Controlling Party. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement and
"--The Series 2004-C8 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above. The Appraisal Reduction Amount for any mortgage loan or Serviced Loan Combination will be determined following either--

     o  the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o  the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation.
Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o  if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
        "--General" above,

     o  the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o  no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

                                     S-142

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)
or, if applicable, any Serviced Loan Combination, the series 2004-C8 controlling class representative (or, in cases involving a Serviced Loan
Combination, the related Loan Combination Controlling Party) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2004-C8 controlling class representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to The Grace Building Loan Group will be determined based upon appraisals obtained in accordance with the series 2004-CIBC9 pooling and servicing agreement, as described under "Servicing of The Grace Building Loan
Group--Appraisal Reduction Events and Appraisal Reduction Amounts Under the
Series 2004-CIBC9 Pooling and Servicing Agreement" in this prospectus supplement, and will affect the amount of any advances of delinquent interest required to be made on The Grace Building Mortgage Loan by the master servicer and may affect the identity of the related Loan Combination Controlling Party.
Any Appraisal Reduction Amounts with respect to the Westfield Shoppingtown
Meriden Loan Pair will be determined based upon appraisals obtained in accordance with the series 2001-C2 pooling and servicing agreement and will affect the amount of any P&I advances required to be made on the Westfield
Shoppingtown Meriden Mortgage Loan by the series 2001-C2 master servicer, as described under "Servicing of the Westfield Shoppingtown Meriden Loan
Pair--Required Appraisals and Appraisal Reduction Calculations Under the Series
2001-C2 Pooling and Servicing Agreement" in this prospectus supplement, in addition to the amount of any backup advances of delinquent interest required to be made on the Westfield Shoppingtown Meriden Mortgage Loan by the master servicer under the series 2004-C8 pooling and servicing agreement.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2004-C8 pooling and servicing agreement.

     Deposits. Under the series 2004-C8 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2004-C8 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o  all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o  all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o  all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o  all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
        collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o  any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o  all remittances to the Trust under the series 2004-CIBC9 pooling and servicing agreement and/or The Grace Building Co-Lender Agreement with respect to The Grace Building Mortgage Loan or any related REO Property;

                                     S-143

     o  all remittances to the Trust under the series 2001-C2 pooling and servicing agreement and/or the Westfield Shoppingtown Meriden Co-Lender
        Agreement (including in the form of monthly debt service advances) with respect to the Westfield Shoppingtown Meriden Mortgage Loan or any
        related REO Property;

     o  any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o  all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under
        "--Maintenance of Insurance" below;

     o  any amount required to be transferred from a loss of value reserve fund, any Serviced Loan Combination custodial account or the special servicer's REO account;

     o  any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o  insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first four bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Outside
Serviced Trust Mortgage Loans), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "--Custodial Account--Deposits" section with respect to any Outside
Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust
Mortgage Loan.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account (or a separate sub-account of the custodial account)
maintained by the master servicer before being transferred to the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection
        Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

        (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

        (b) payments and other collections received by the relevant servicer after the end of the related collection period, and

        (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2004-C8 certificateholders in accordance with any of clauses 3. through 23. below;

     2. apply amounts held for future distribution on the series 2004-C8 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent
        Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2004-C8 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust (other than the Westfield Shoppingtown
        Meriden Mortgage Loan), which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

                                     S-144

     5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside
        Serviced Trust Mortgage Loans), that is either--

        (a) specially serviced mortgage loan, or

        (b) mortgage loan as to which the related mortgaged real property has become an REO Property;

     6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage
        Loans), which payment is to be made from the sources described under
        "--Servicing and Other Compensation and Payment of Expenses" above;

     7. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2004-C8 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3.
        above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8. to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2004-C8 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

     9. to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

     10. in connection with the reimbursement of advances as described in clause
        3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and
        Other Compensation and Payment of Expenses--Additional Master Servicing
        Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
        "--Servicing and Other Compensation and Payment of Expenses--Additional
        Special Servicing Compensation" above;

     13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other
        Compensation and Payment of Expenses--Payment of Expenses; Servicing
        Advances" above;

     14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the
        Governing Documents--Matters Regarding the Master Servicer, the Special
        Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in
        the accompanying prospectus and under "Description of the Offered
        Certificates--The Fiscal Agent" in this prospectus supplement;

     16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee pursuant to the series 2004-C8 pooling and servicing agreement;

                                     S-145

     17. in the event the master servicer determines, in accordance with the
        Servicing Standard, that it has received insufficient information from the series 2004-CIBC9 servicers with respect to The Grace Building
        Mortgage Loan to make a recoverability determination with respect to required P&I Advances on that underlying mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

     18. in the event any of the master servicer, the trustee or the fiscal agent determines that it has received insufficient information from the series 2001-C2 servicers with respect to the Westfield Shoppingtown
        Meriden Mortgage Loan to make a recoverability determination with respect to required backup P&I Advances on that underlying mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

     19. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series 2004-C8 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2004-C8 certificateholders without cause, all as set forth in the series 2004-C8 pooling and servicing agreement;

     20. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     21. to make any required payments (other than normal monthly remittances)
        due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

     22. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     23. to withdraw amounts deposited in the custodial account in error; and

     24. to clear and terminate the custodial account upon the termination of the series 2004-C8 pooling and servicing agreement.

     The series 2004-C8 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced
Non-Trust Loan or the applicable Serviced Loan Combination.

MAINTENANCE OF INSURANCE

     The series 2004-C8 pooling and servicing agreement will require the master servicer, consistent with the Servicing Standard, to use reasonable efforts to cause to be maintained for each mortgaged real property (other than The Grace
Building Mortgaged Property and the Westfield Shoppingtown Meriden Mortgaged
Property) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. However, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that
(a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a)
is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2004-C8 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may be obtained at a commercially reasonable price and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2004-C8 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an
Outside Serviced

                                     S-146

Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2004-C8 pooling and servicing agreement, then, to the extent such policy--

     o  is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series
        2004-C8 pooling and servicing agreement, and

     o  provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

     In the case of each Outside Serviced Loan Combination, the master servicer and/or the special servicer under the applicable governing servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. See "Servicing of The Grace Building Loan Group--Maintenance
of Insurance Under the Series 2004-CIBC9 Pooling and Servicing Agreement" and
"Servicing of the Westfield Shoppingtown Meriden Loan Pair--Maintenance of
Insurance Under the Series 2001-C2 Pooling and Servicing Agreement" in this prospectus supplement.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2004-C8 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside
Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of--

     o  the outstanding principal balance of that mortgage loan,

     o  all accrued and unpaid interest on that mortgage loan, other than
        Default Interest and Post-ARD Additional Interest,

     o  all unreimbursed servicing advances with respect to that mortgage loan,

     o  all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

     o  any other amounts payable under the series 2004-C8 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described in the second preceding paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its

                                     S-147

intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal).
Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the eighth paragraph of this "--Fair Value Option" section.
Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2004-C8 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to such specially serviced mortgage loan or (e) such specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series
2004-C8 pooling and servicing agreement and the Servicing Standard.

                                     S-148

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside
Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under "--The Series 2004-C8 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

     o  institute foreclosure proceedings;

     o  exercise any power of sale contained in the related mortgage instrument;

     o  obtain a deed in lieu of foreclosure; or

     o  otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2004-C8 certificateholders and, if applicable, the related
Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o  the special servicer has previously determined in accordance with the
        Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o  in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2004-C8 certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced
        Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2004-C8 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders--
Rights and Powers of the Series 2004-C8 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "--Realization Upon
Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2004-C8 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2004-C8 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers
of the Series 2004-C8 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any defaulted mortgage loan, prior to the payment of the
Liquidation Proceeds to the series 2004-C8 certificateholders, for--

                                     S-149

     o  any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o  any unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o  any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2004-C8 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     With respect to each Outside Serviced Trust Mortgage Loan, the special servicer under the applicable governing servicing agreement will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See "Servicing of The Grace Building Loan Group" and "Servicing of the
Westfield Shoppingtown Meriden Loan Pair" in this prospectus supplement.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o  the IRS grants an extension of time to sell the property, or

     o  the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2004-C8 pooling and servicing agreement to fail to qualify as such under the Internal
        Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer will not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2004-C8 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer determines, in accordance with the
Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2004-C8 certificateholders (and, if the subject REO
Property relates to a Serviced Loan Combination, the related Serviced Non-Trust
Loan Noteholder), as a collective whole. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o  maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o  would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o  a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o  a tax on prohibited transactions under section 860F of the Internal
        Revenue Code.

                                     S-150

     To the extent that income the trust receives from an REO Property is subject to--

     o  a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o  a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C8 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2004-C8 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o  any withdrawals made out of those amounts as described in the preceding sentence, and

     o  any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the series 2004-C8 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to an Outside Serviced Loan Combination. In the event a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for such Loan Combination, the special servicer under that servicing agreement will be required to operate, manage, lease, maintain and dispose of that property substantially in a manner similar to that described above with respect to the special servicer under the series 2004-C8 pooling and servicing agreement and any REO Properties administered thereunder.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan
and

                                     S-151

annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. Beginning in 2005, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o  at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o  at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect The Grace Building
Mortgaged Property or the Westfield Shoppingtown Meriden Mortgaged Property.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real properties are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2004-C8 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust.
The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     With respect to the Outside Serviced Trust Mortgage Loans, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real properties and will be required to deliver such information to the master servicer under the series 2004-C8 pooling and servicing agreement.
Such information will be made available to the series 2004-C8 certificateholders by the trustee as provided in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2005, each of the master servicer and the special servicer must:

     o  at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
        furnish a statement to the trustee and the Serviced Non-Trust Loan
        Noteholders, among others, to the effect that--

        1.  the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to

                                     S-152

            commercial and multifamily mortgage loans, identified in the Uniform
            Single Attestation Program for Mortgage Bankers established by the
            Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

        2.  on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
            Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
            qualifications that may be appropriate;

        except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o  deliver to the trustee and the Serviced Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series
        2004-C8 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-C8 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2004-C8 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2004-C8 pooling and servicing agreement:

     o  the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o  the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, or the master servicer fails to make in a timely manner any payments required to be made to a Serviced Non-Trust Loan Noteholder, and, in either case, that failure continues unremedied until 11:00 a.m., New
        York City time, on the next business day;

     o  the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2004-C8 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2004-C8 pooling and servicing agreement;

     o  the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2004-C8 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C8 pooling and servicing agreement, by series 2004-C8 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C8 certificates or by any affected
        Serviced Non-Trust Loan Noteholder;

     o  it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2004-C8 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C8 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C8 pooling and servicing agreement, by series 2004-C8 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C8 certificates or by any affected Serviced
        Non-Trust Loan Noteholder;

                                     S-153

     o  various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o  the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings assigned by S&P to one or more classes of the series
        2004-C8 certificates are qualified, downgraded or withdrawn in connection with that removal; and

     o  a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody's to one or more classes of the series 2004-C8 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Moody's has determined, and provided notification in writing or electronically, is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in such capacity.

     The series 2004-CIBC9 pooling and servicing agreement and the series
2001-C2 pooling and servicing agreement each provides for similar, but not identical, events of default as to the respective master servicers and special servicers thereunder. See "Servicing of The Grace Building Loan Group--Events
of Default and Termination of Servicers Under the Series 2004-CIBC9 Pooling and
Servicing Agreement" and "Servicing of the Westfield Shoppingtown Meriden Loan
Pair--Events of Default and Termination of Servicers Under the Series 2001-C2
Pooling and Servicing Agreement" in this prospectus supplement

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2004-C8 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C8 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2004-C8 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2004-C8 certificateholder. Upon any termination, the trustee must either:

     o  succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2004-C8 pooling and servicing agreement; or

     o  appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C8 pooling and servicing agreement.

     The holders of series 2004-C8 certificates entitled to a majority of the voting rights for the series 2004-C8 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2004-C8 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days (during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-C8 certificates.

     In general, series 2004-C8 certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 2004-C8 certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, seventh and eighth bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2004-C8 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C8 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder and (b)
furthermore, if an event of default affects solely a Serviced Non-Trust Loan, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of

                                     S-154

the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject
Serviced Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject
Serviced Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2004-C8 pooling and servicing agreement. If the special servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2004-C8 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

     For a description of certain of the rights of the trustee, as holder of the Outside Serviced Trust Mortgage Loans, in respect of events of default on the part of the master servicer and/or the special servicer under the respective governing servicing agreements and the Co-Lender Agreements for the
Outside Serviced Trust Mortgage Loans, see "Servicing of The Grace Building
Loan Group--Events of Default and Termination of Servicers Under the Series
2004-CIBC9 Pooling and Servicing Agreement" and "Servicing of the Westfield
Shoppingtown Meriden Loan Pair--Events of Default and Termination of Servicers
Under the Series 2001-C2 Pooling and Servicing Agreement" in this prospectus supplement. In general, the trustee may waive any such event of default only if so directed by series 2004-C8 certificateholders entitled to waive a comparable event of default under the series 2004-C8 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside
Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2004-C8 controlling class representative or the holders of series
2004-C8 certificates entitled to 25% of the series 2004-C8 voting rights, will be required to) pursue such rights, if any, as the holder of the subject
Outisde Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement.

     No series 2004-C8 certificateholder will have the right under the series
2004-C8 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o  that holder previously has given to the trustee written notice of default,

     o  except in the case of a default by the trustee, series 2004-C8 certificateholders entitled to not less than 25% of the series 2004-C8 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series
        2004-C8 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o  except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2004-C8 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2004-C8 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOANS

     The Outside Serviced Trust Mortgage Loans and any related REO Properties will, in each case, be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside
Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under "--Rights Upon Event of Default" above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2004-C8 controlling class representative.

                                     S-155

WESTFIELD SHOPPINGTOWN MERIDEN PURCHASE OPTION

     The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C8 certificates representing 50% or more of the total principal balance of the series 2004-C8 controlling class of certificates will be entitled to purchase (solely for their own account and not on behalf of, or with funds from, the trust) the Westfield Shoppingtown Meriden
Non-Trust Loan at such time as the Westfield Shoppingtown Meriden Loan Pair is being specially serviced under the applicable governing servicing agreement and any monthly debt service payment thereon is 60 days or more delinquent. In general, the required purchase price will be an amount equal to the unpaid principal balance of the Westfield Shoppingtown Meriden Non-Trust Loan,
together with all accrued and unpaid interest thereon at the related mortgage interest rate and such additional amounts as are set forth in and payable under the applicable governing servicing agreement and the related Co-Lender
Agreement.

                                     S-156

                  SERVICING OF THE GRACE BUILDING LOAN GROUP

GENERAL

     The Grace Building Mortgage Loan, The Grace Building Non-Trust Loans and
any related REO Property initially will be serviced under the series 2004-CIBC9 pooling and servicing agreement. The series 2004-CIBC9 pooling and servicing agreement is the governing document for the Series 2004-CIBC9 Securitization, which closed prior to the Issue Date. The master servicer, special servicer and trustee under the series 2004-C8 pooling and servicing agreement will not have any obligation or authority to supervise the series 2004-CIBC9 master servicer, the series 2004-CIBC9 special servicer, the series 2004-CIBC9 trustee or the series 2004-CIBC9 fiscal agent or to make servicing advances with respect to
The Grace Building Loan Group. The series 2004-CIBC9 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2004-C8 securitization and the servicing arrangements under that pooling and servicing agreement are generally similar to the servicing arrangements under the series 2004-C8 pooling and servicing agreement. There are, however, some differences between the two agreements. We summarize some of the provisions of the series 2004-CIBC9 pooling and servicing agreement below.

THE SERIES 2004-CIBC9 SERVICING STANDARDS

     The series 2004-CIBC9 master servicer is required to service and administer The Grace Building Loan Group on behalf of and in the best interests of and for the benefit of the series 2004-CIBC9 certificateholders, the holders of The Grace Building Loan Group and the series 2004-CIBC9 trustee, as a collective whole, taking into account the subordinate or pari passu nature of the mortgage loans in The Grace Building Loan Group, as the case may be (as determined by the series 2004-CIBC9 master servicer in its reasonable judgment), in accordance with applicable law, the terms of the series
2004-CIBC9 pooling and servicing agreement, The Grace Building Co-Lender
Agreement and the terms of The Grace Building Loan Group, and to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) with the same care, skill and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to The Grace Building Loan Group, (ii) with a view to the timely collection of all principal and interest and other amounts due and payable under The Grace Building Loan Group, as a collective whole, taking into account the subordinate or pari passu nature of the mortgage loans in The Grace
Building Loan Group, as applicable, and without regard to: (1) any relationship that the series 2004-CIBC9 master servicer or any affiliate of the series
2004-CIBC9 master servicer may have with any borrower; (2) the ownership of any series 2004-CIBC9 certificate by the series 2004-CIBC9 master servicer or any affiliate of the series 2004-CIBC9 master servicer; (3) the series 2004-CIBC9 master servicer's obligation to make advances and (4) the adequacy of the series 2004-CIBC9 master servicer's right to receive compensation payable to it and reimbursement for its costs under the series 2004-CIBC9 pooling and servicing agreement or with respect to any particular transaction. In the event of a conflict between the series 2004-CIBC9 pooling and servicing agreement and
The Grace Building Co-Lender Agreement, The Grace Building Co-Lender Agreement
will control, but in no event will the series 2004-CIBC9 master servicer be required to violate the REMIC Provisions or the applicable series 2004-CIBC9 servicing standard.

     The series 2004-CIBC9 special servicer is required to diligently service and administer The Grace Building Loan Group on behalf of the series 2004-CIBC9 trust and in the best interests of and for the benefit of the holders of The
Grace Building Loan Group and the series 2004-CIBC9 trustee (as determined by the series 2004-CIBC9 special servicer in its reasonable judgment) in accordance with applicable law, the terms of the series 2004-CIBC9 pooling and servicing agreement, The Grace Building Co-Lender Agreement and the terms of
The Grace Building Loan Group, taking into account the subordinate or pari passu nature of the mortgage loans in The Grace Building Loan Group, as the case may be. In the event of a conflict between the series 2004-CIBC9 pooling and servicing agreement and The Grace Building Co-Lender Agreement, The Grace
Building Co-Lender Agreement will control; provided, that, the series
2004-CIBC9 special servicer is not permitted to take any action or omit to take any action in accordance with the terms of Grace Building Co-Lender Agreement that would cause the series 2004-CIBC9 special servicer to violate the applicable series 2004-CIBC9 servicing standard. To the extent consistent with the foregoing, the series 2004-CIBC9 special servicer is required to service
The Grace Building Loan Group in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the series 2004-CIBC9 special servicer services and administers similar mortgage loans for other third-party portfolios and (2) the same care, skill, prudence and diligence with which the series 2004-CIBC9 special servicer services and administers similar mortgage loans owned by the series 2004-CIBC9 special servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on The Grace Building Loan Group, and the best interests of the holders of The Grace Building Loan Group (all as a collective whole) taking into

                                     S-157

account the subordinate or pari passu nature of the mortgage loans in The Grace
Building Loan Group, as applicable, as determined by the series 2004-CIBC9 special servicer in its reasonable judgment, but without regard to: (i) any relationship that the series 2004-CIBC9 special servicer or any affiliate of the series 2004-CIBC9 special servicer may have with any borrower or any affiliate of such borrower, any mortgage loan seller, or any other parties to the series 2004-CIBC9 pooling and servicing agreement; (ii) the ownership of any Certificate by the series 2004-CIBC9 special servicer or any affiliate of the series 2004-CIBC9 special servicer; (iii) the series 2004-CIBC9 special servicer's right to receive compensation for its services and reimbursement for its costs or with respect to any particular transaction; (iv) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the series 2004-CIBC9 special servicer; and (v) any other debt the series 2004-CIBC9 special servicer or any of its affiliates have extended to any borrower or any of its known affiliates.

SERVICING ADVANCES UNDER THE SERIES 2004-CIBC9 POOLING AND SERVICING AGREEMENT

     The series 2004-CIBC9 master servicer (or the series 2004-CIBC9 trustee, to the extent the series 2004-CIBC9 trustee has actual knowledge that such advance has not been made) is required to make servicing advances to the extent provided in the series 2004-CIBC9 pooling and servicing agreement, except to the extent that it has determined, in accordance with the series 2004-CIBC9 pooling and servicing agreement, that any such advance would be a
"nonrecoverable servicing advance" (see "--Nonrecoverable Servicing Advances
Under the Series 2004-CIBC9 Pooling and Servicing Agreement" below). If the series 2004-CIBC9 trustee fails to make any required servicing advance as and when due (including any applicable cure periods), to the extent the series
2004-CIBC9 fiscal agent has actual knowledge of such failure, the series
2004-CIB9 fiscal agent will be required to make such servicing advance pursuant to the series 2004-CIBC9 pooling and servicing agreement. Under certain circumstances involving emergency servicing advances, the series 2004-CIBC9 special servicer is authorized to make the servicing advance and is entitled to reimbursement from the series 2004-CIBC9 master servicer.

     If the series 2004-CIBC9 master servicer, the series 2004-CIBC9 trustee, the series 2004-CIBC9 fiscal agent or the series 2004-CIBC9 special servicer, as applicable, determines that a servicing advance would constitute a
"nonrecoverable servicing advance," then such party is required to deliver notice of such determination to, among others, the series 2004-C8 master servicer. Notwithstanding a determination of nonrecoverability, the series
2004-CIBC9 master servicer may, in its good faith judgment, elect to make a servicing advance from amounts on deposit in the series 2004-CIBC9 certificate account, to pay for certain expenses that the series 2004-CIBC9 master servicer has determined would prevent (i) The Grace Building Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related mortgage, or the loss of any security for The Grace Building Mortgage Loan; provided that in each instance, the series 2004-CIBC9 master servicer determines in accordance with the series
2004-CIBC9 servicing standards (as evidenced by an officer's certificate delivered to the series 2004-CIBC9 trustee) that making such expenditure is in the best interest of the series 2004-CIBC9 certificateholders and the holders of The Grace Building Loan Group, as a collective whole. With respect to any servicing advances made on The Grace Building Loan Group under the series
2004-CIBC9 pooling and servicing agreement, the advancing party is entitled to reimbursement for such advances from amounts collected with respect to The
Grace Building Loan Group.

NONRECOVERABLE SERVICING ADVANCES UNDER THE SERIES 2004-CIBC9 POOLING AND
  SERVICING AGREEMENT

     A "nonrecoverable servicing advance" is defined under the series
2004-CIBC9 pooling and servicing agreement as any servicing advance previously made or proposed to be made which, in the reasonable judgment of the series
2004-CIBC9 master servicer, the series 2004-CIBC9 special servicer, the series
2004-CIBC9 trustee or the series 2004-CIBC9 fiscal agent, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the reimbursement rate (which is the prime rate, for any day, set forth in The Wall Street Journal, New York edition), from late collections or any other recovery on or in respect of The Grace Building Loan
Group or related REO Property. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of The Grace Building Borrower under the terms of The Grace
Building Mortgage Loan as it may have been modified, to consider (among other things) The Grace Building Mortgaged Property in its "as is" or then current condition and occupancy, as modified by such party's assumptions (consistent with the series 2004-CIBC9 servicing standards in the case of the series
2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer) regarding the possibility and effects of future adverse change with respect to The Grace
Building Mortgaged Property, to estimate and consider (consistent with the series 2004-CIBC9 servicing standards in the case of the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer) (among other things)
future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determination at any time (but may not reverse any

                                     S-158

nonrecoverability determination that may have been made by any other such person). The series 2004-CIBC9 special servicer is entitled at its option to make a determination (in accordance with the applicable series 2004-CIBC9 servicing standard) that any servicing advance previously made or proposed to be made is a "nonrecoverable servicing advance." A determination of nonrecoverability by the series 2004-CIBC9 master servicer or the series
2004-CIBC9 special servicer is conclusive and binding on the series 2004-CIBC9 trustee, the series 2004-CIBC9 fiscal agent, the series 2004-CIBC9 certificateholders and on the holders of the mortgage loans in The Grace
Building Loan Group. In addition, the series 2004-CIBC9 master servicer will be entitled to conclusively rely on the series 2004-CIBC9 special servicer's determination that a servicing advance is or would be nonrecoverable. The series 2004-CIBC9 trustee and the series 2004-CIBC9 fiscal agent will be entitled to conclusively rely on the series 2004-CIBC9 master servicer's or the series 2004-CIBC9 special servicer's determination that a servicing advance is or would be nonrecoverable. If the funds in the series 2004-CIBC9 certificate account relating to The Grace Building Loan Group allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months.

SPECIALLY SERVICED MORTGAGE LOAN UNDER THE SERIES 2004-CIBC9 POOLING AND
  SERVICING AGREEMENT

     Under the series 2004-CIBC9 pooling and servicing agreement, The Grace
Building Loan Group will be transferred to special servicing if and when:

     o  the balloon payment due under The Grace Building Loan Group is delinquent and The Grace Building Borrower has not provided the series
        2004-CIBC9 master servicer on the maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the series 2004-CIBC9 master servicer, which provides that such refinancing will occur within 90 days, provided that The Grace
        Building Loan Group will become a specially serviced mortgage loan immediately if The Grace Building Borrower fails to pay any monthly payment at any time before the refinancing or, if such refinancing does not occur, The Grace Building Loan Group will become a specially serviced mortgage loan at the end of such 90-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

     o  any monthly payment (other than the balloon payment) due under The Grace
        Building Loan Group is more than 60 days delinquent, unless the holders of The Grace Building Non-Trust Subordinate Loans have cured such delinquent monthly payment prior to such monthly payment becoming more than 60 days delinquent, pursuant to the cure rights of those holders described under the third bullet in "Description of the Mortgage
        Pool--Loan Combinations--The Grace Building Mortgage Loan--Co-Lender
        Agreement;"

     o  the series 2004-CIBC9 master servicer makes a judgment, or receives from the series 2004-CIBC9 special servicer a written determination of the series 2004-CIBC9 special servicer, that a payment default is imminent and is not likely to be cured by The Grace Building Borrower within 60 days;

     o  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against The Grace Building Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal, The Grace Building Loan Group will no longer be a specially serviced mortgage loan (and no special servicing fees, workout fees or liquidation fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the series
        2004-CIBC9 special servicer);

     o  The Grace Building Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or to all or substantially all of its property;

     o  The Grace Building Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

                                     S-159

     o  a default under The Grace Building Loan Group of which the series
        2004-CIBC9 master servicer has notice (other than a failure by The Grace
        Building Borrower to pay principal or interest) and which the series
        2004-CIBC9 master servicer determines in its good faith reasonable judgment may materially and adversely affects the interests of the holders of The Grace Building Loan Group, has occurred and remained unremedied for the applicable grace period specified in The Grace
        Building Loan Group documents (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

     o  the series 2004-CIBC9 master servicer has received notice of the foreclosure or proposed foreclosure of any other lien on The Grace
        Building Mortgaged Property.

     If any of the mortgage loans in The Grace Building Loan Group is transferred to special servicing, then all of the other mortgage loans in The
Grace Building Loan Group will also be transferred to special servicing;
provided, however, that if the holder of a Grace Building Non-Trust Subordinate
Loan prevents the occurrence of an event that would otherwise result in a Grace
Building Pari Passu Loan being transferred to special servicing through the exercise of the cure rights described under "Description of the Mortgage
Pool--Loan Combinations--The Grace Building Mortgage Loan--Co-Lender
Agreement--Cure Rights" in this prospectus supplement, then the existence of the event with respect to one or more of The Grace Building Non-Trust
Subordinate Loans will not, in and of itself, result in any Grace Building Pari
Passu Loan being transferred to special servicing (unless a separate event has occurred with respect to The Grace Building Pari Passu Loans).

DESIGNATION OF THE LOAN COMBINATION CONTROLLING PARTY FOR THE GRACE BUILDING
LOAN GROUP AND CERTAIN OTHER LENDER REPRESENTATIVES

     We generally describe the general manner of the determination of the Loan
Combination Controlling Party for The Grace Building Loan Group under
"Description of the Mortgage Pool--Loan Combinations--The Grace Building
Mortgage Loan--Co-Lender Agreement--Consent Rights" in this prospectus supplement.

     In cases where we refer in this prospectus supplement to a designee or representative of one of The Grace Building Pari Passu Loan Noteholders in
connection with approval or consultation rights applicable to servicing matters related to The Grace Building Loan Group, that designee will be (i) in the case of The Grace Building Mortgage Loan, the series 2004-C8 controlling class representative (pursuant to the provisions of the series 2004-C8 pooling and servicing agreement), (ii) in the case of The Grace Building Note A1 Non-Trust
Loan, the "series 2004-CIBC9 directing certificateholder" under the series
2004-CIBC9 pooling and servicing agreement (for at least as long as The Grace
Building Note A1 Non-Trust Loan is owned by the commercial mortgage securitization trust established under that agreement) (pursuant to that series
2004-CIBC9 pooling and servicing agreement) and (iii) in the case of The Grace
Building Note A3 Non-Trust Loan and The Grace Building Note A4 Non-Trust Loan,
the series 2004-TOP15 master servicer, the series 2004-TOP15 special servicer or the series 2004-TOP15 "operating adviser" (which is generally determined under the series 2004-TOP15 pooling and servicing agreement in a manner similar to the manner in which the series 2004-C8 controlling class representative is determined under the series 2004-C8 pooling and servicing agreement), or one or more those parties acting collectively under the series 2004-TOP15 pooling and servicing agreement (for at least as long as those Non-Trust Loans are owned by the series 2004-TOP15 commercial mortgage securitization trust).

     The "series 2004-CIBC9 directing certificateholder" will be the series
2004-CIBC9 controlling class certificateholder selected by more than 50% of the series 2004-CIBC9 controlling class certificateholders, by certificate principal balance, or, in the absence of such selection, the series 2004-CIBC9 controlling class certificateholder that owns the largest aggregate certificate principal balance of the series 2004-CIBC9 controlling class. A "series
2004-CIBC9 controlling class certificateholder" is each holder (or certificate owner, if applicable) of a certificate of the series 2004-CIBC9 controlling class as certified to the series 2004-CIBC9 certificate registrar from time to time by the holder (or certificate owner). The "series 2004-CIBC9 controlling class" will be, as of any date of determination, the most subordinate class of series 2004-CIBC9 certificates (other than the related interest-only certificates and residual interest certificates) then outstanding that has an aggregate certificate principal balance at least equal to 25% of the initial aggregate certificate principal balance of that class (without taking into account any appraisal reduction amount allocated to that class).

ASSET STATUS REPORT UNDER THE SERIES 2004-CIBC9 POOLING AND SERVICING AGREEMENT

     Pursuant to the series 2004-CIBC9 pooling and servicing agreement, no later than 45 days after The Grace Building Loan Group becomes specially serviced, the series 2004-CIBC9 special servicer is required to prepare and deliver an "asset status report" with respect to The Grace Building Mortgaged
Property to S&P and Moody's, the series 2004-CIBC9 trustee and the

                                     S-160

Loan Combination Controlling Party for The Grace Building Loan Group. Any asset status report prepared by the series 2004-CIBC9 special servicer will set forth the following information, to the extent reasonably determinable: (i) a summary of the status of the mortgage loans in The Grace Building Loan Group and any negotiations with The Grace Building Borrower, (ii) a discussion of the legal and environmental considerations reasonably known to the series 2004-CIBC9 special servicer, consistent with the series 2004-CIBC9 servicing standards, that are applicable to the exercise of remedies and to the enforcement of any related guarantees or other collateral for The Grace Building Loan Group and whether outside legal counsel has been retained, (iii) a current rent roll and income or operating statement available for The Grace Building Mortgaged
Property, (iv) a recommendation by the series 2004-CIBC9 special servicer as to how The Grace Building Loan Group might be returned to performing status and returned to the series 2004-CIBC9 master servicer for regular servicing or otherwise realized upon, (v) a copy of the last obtained appraisal of The Grace
Building Mortgaged Property; and (vi) such other information as the series
2004-CIBC9 special servicer deems relevant in light of the series 2004-CIBC9 servicing standards.

     If the Loan Combination Controlling Party for The Grace Building Loan
Group does not disapprove such asset status report in writing within ten business days following delivery of the asset status report, the series
2004-CIBC9 special servicer is required to implement the recommended action as outlined in such asset status report, subject to applicable law, the series
2004-CIBC9 servicing standards and the terms of the related loan documents for
The Grace Building Loan Group. If such Loan Combination Controlling Party disapproves of such asset status report in writing within ten business days of receipt, the series 2004-CIBC9 special servicer is required to revise and deliver a new asset status report to the related Loan Combination Controlling
Party, S&P, Moody's, the series 2004-CIBC9 trustee and the series 2004-CIBC9 master servicer, within 30 days after the related Loan Combination Controlling
Party's disapproval. The series 2004-CIBC9 special servicer will continue to revise such asset status report until either such Loan Combination Controlling
Party fails to disapprove such revised asset status report within ten business days of receipt or the series 2004-CIBC9 special servicer makes one of the determinations described in the succeeding paragraph below.

     In the event that the Loan Combination Controlling Party for The Grace
Building Loan Group and the series 2004-CIBC9 special servicer are unable to agree upon an asset status report within 90 days of the related Loan
Combination Controlling Party's receipt of the initial asset status report, the series 2004-CIBC9 special servicer, subject to the rights of the holders of The
Grace Building Loan Group pursuant to The Grace Building Co-Lender Agreement, is required to implement the actions described in the most recent asset status report submitted to such Loan Combination Controlling Party. Notwithstanding the foregoing, (i) following the occurrence of an extraordinary event with respect to The Grace Building Mortgaged Property, the series 2004-CIBC9 special servicer may take any action set forth in such asset status report before the expiration of a ten business day period if the series 2004-CIBC9 special servicer determines that failure to take such action would materially and adversely affect the interests of any of the holders of The Grace Building Loan
Group, and it has made a reasonable effort to contact the related Loan
Combination Controlling Party, and (ii) in any case, the series 2004-CIBC9 special servicer is required to determine whether such affirmative disapproval is not in the best interest of all the series 2004-CIBC9 certificateholders pursuant to the applicable series 2004-CIBC9 servicing standard.

CERTAIN POWERS OF THE LOAN COMBINATION CONTROLLING PARTY FOR THE GRACE BUILDING
LOAN GROUP UNDER THE GRACE BUILDING CO-LENDER AGREEMENT

     The series 2004-CIBC9 master servicer and the series 2004-CIBC9 special servicer are not permitted to take (or, in the case of the series 2004-CIBC9 special servicer, if applicable, to consent to the series 2004-CIBC9 master servicer's taking) any of the following actions unless and until it has notified each holder of The Grace Building Loan Group in writing and the Loan
Combination Controlling Party for The Grace Building Loan Group has not
objected in writing within 30 days of having been notified thereof and having been provided with all reasonably requested information with respect thereto
(it being understood and agreed that if no written objection has been received by the applicable servicer from such Loan Combination Controlling Party within
30 days of having been notified thereof and having been provided with all reasonably requested information with respect thereto, then such Loan
Combination Controlling Party's approval will be deemed to have been given):

     o  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of The Grace Building Mortgaged Property if the mortgage loans in The
        Grace Building Loan Group come into and continue in default;

     o  any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any mortgage loan in The Grace Building Loan Group or any extension of the maturity date of such mortgage loan;

                                     S-161

     o  any proposed sale of a defaulted mortgage loan in The Grace Building
        Loan Group or related REO Property for less than the sum of the outstanding principal balance of The Grace Building Loan Group, accrued and unpaid interest thereon and any outstanding and unreimbursed lender expenses;

     o  any determination to bring The Grace Building Mortgaged Property (after it has become an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

     o  any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan in The Grace Building Loan Group or any consent to either of the foregoing, other than pursuant to the specific terms of such mortgage loan;

     o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to mortgage loans in The Grace Building Loan Group or any consent to a transfer of The Grace Building Mortgaged Property or interests in The Grace Building Borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

     o  any property management company changes with respect to a mortgage loan in The Grace Building Loan Group as to which the applicable servicer is required to consent or approve;

     o  releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than those required pursuant to the specific terms of The Grace Building Loan Group;

     o  any acceptance of an assumption agreement releasing The Grace Building
        Borrower from liability under The Grace Building Loan Group other than pursuant to the specific terms of The Grace Building Loan Group;

     o  any determination of an "acceptable insurance default" (see
        "--Maintenance of Insurance Under the Series 2004-CIBC9 Pooling and
        Servicing Agreement" below);

     o  any approval of a material capital expenditure, if lenders' approval is required under the related loan documents; and

     o  any adoption or approval of a plan in bankruptcy of The Grace Building
        Borrower;

provided that, in the event that the applicable servicer determines that immediate action is necessary to protect the interests of the holders of The
Grace Building Loan Group (as a collective whole), the applicable servicer may take (or, in the case of the series 2004-CIBC9 special servicer, if and when appropriate under the applicable servicing agreement, may consent to the series
2004-CIBC9 master servicer's taking) any such action without waiting for such
Loan Combination Controlling Party's response.

     If the Loan Combination Controlling Party for The Grace Building Loan
Group has not executed a mutual written consent to a course of action that satisfies The Grace Building Co-Lender Agreement with respect to one of the foregoing servicing actions within 30 days (or such shorter period as may be required by the related loan documents to the extent the lender's approval is required) of the related Loan Combination Controlling Party having been notified of the proposed action or inaction and having been provided with all reasonably requested information with respect thereto, then the series
2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, as applicable, will implement such servicing action or inaction that it deems to be in accordance with the series 2004-CIBC9 servicing standards and, in such event, the decision of the series 2004-CIBC9 master servicer or the series
2004-CIBC9 special servicer, as applicable, will be binding on all of the holders of The Grace Building Loan Group. Any such agreement, consent or advice by or from the related Loan Combination Controlling Party must be evidenced solely by a written instrument executed by a responsible officer of each such holder that is a member of the group of holders who collectively constitute the related Loan Combination Controlling Party. The series 2004-CIBC9 master servicer or series 2004-CIBC9 special servicer, as applicable, will be entitled to rely on such written instrument and, in the absence of such written consent or agreement (regarding a course of action specified in the preceding bullets that satisfies The Grace Building Co-Lender Agreement within the time period specified therefor), will be permitted to implement such servicing action or inaction that it deems to be in accordance with the series 2004-CIBC9 servicing standards.

     In addition, subject to the requirements of The Grace Building Co-Lender
Agreement, upon notice to the other holders of The Grace Building Loan Group, the related Loan Combination Controlling Party may direct the applicable servicer to take, or to refrain from taking, such actions as such Loan
Combination Controlling Party may deem consistent with The Grace Building
Co-Lender Agreement.

                                     S-162

     No advice, direction or objection from or by the Loan Combination
Controlling Party for The Grace Building Loan Group may (and the applicable servicer must ignore and act without regard to any such advice, direction or objection that the applicable servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable servicer to violate any provision of The Grace Building Co-Lender Agreement or the series
2004-CIBC9 pooling and servicing agreement (including the applicable servicer's obligation to act in accordance with the series 2004-CIBC9 servicing standards), the related loan documents or applicable law or result in an adverse REMIC event or an adverse grantor trust event. Furthermore, the applicable servicer will not be obligated to seek approval from the related
Loan Combination Controlling Party for any actions to be taken by the applicable servicer with respect to the workout or liquidation of The Grace
Building Loan Group if (i) the applicable servicer has notified the holders of
The Grace Building Loan Group in writing of various actions that the applicable servicer proposes to take with respect to the workout or liquidation of the mortgage loans in The Grace Building Loan Group, and (ii) for 30 days following the first such notice, the related Loan Combination Controlling Party has objected to all of those proposed actions and have failed to suggest any alternative actions that the applicable servicer considers to be consistent with the series 2004-CIBC9 servicing standards.

     The Loan Combination Controlling Party for The Grace Building Loan Group
will have no liability to the other holders of The Grace Building Loan Group for any action taken, or for refraining from the taking of any action, in good faith pursuant to The Grace Building Co-Lender Agreement and the series
2004-CIBC9 pooling and servicing agreement, or for errors in judgment;
provided, that such Loan Combination Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

     Whether or not one or more holders of The Grace Building Non-Trust
Subordinate Loans constitute the Loan Combination Controlling Party for The
Grace Building Loan Group, a representative of those holders will be entitled to receive or have access to notices, reports, statements or other information
(including the access to information on a website) regarding The Grace Building
Loan Group that is delivered or made available to the series 2004-CIBC9 controlling class certificateholder under the series 2004-CIBC9 pooling and servicing agreement.

CONSULTATION RIGHTS OF THE GRACE BUILDING PARI PASSU LOAN NOTEHOLDERS UNDER THE
GRACE BUILDING CO-LENDER AGREEMENT

     Pursuant to The Grace Building Co-Lender Agreement, (i) prior to each of the series 2004-CIBC9 master servicer's or the series 2004-CIBC9 special servicer's taking (or, in the case of the series 2004-CIBC9 special servicer, if and when appropriate under the series 2004-CIBC9 pooling and servicing agreement, consenting to the series 2004-CIBC9 master servicer's taking) any of the actions described in the bullets listed under "--Certain Powers of the Loan
Combination Controlling Party for The Grace Building Loan Group Under The Grace
Building Co-Lender Agreement" above and (ii) prior to the series 2004-CIBC9 special servicer's taking any action at the direction of the Loan Combination
Controlling Party for The Grace Building Loan Group as described in the third paragraph under "--Certain Powers of the Loan Combination Controlling Party for
The Grace Building Loan Group Under The Grace Building Co-Lender Agreement"
above, the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, as the case may be, must notify the holders of The Grace Building
Pari Passu Loans. Prior to the occurrence of a Grace Building Control Appraisal
Event (that is, when The Grace Building Majority Pari Passu Loan Noteholders do
not constitute the Loan Combination Controlling Party for The Grace Building
Loan Group), the holders of The Grace Building Pari Passu Loans will have 10 business days to advise and consult with the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer with respect to such action;
provided, that the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, as applicable, shall not be obligated to take any advice from or follow any direction given by any such holder of a Grace Building Pari Passu
Loan; and provided, further that, if the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of The
Grace Building Loan Group (as a collective whole), such servicer may take (or, in the case of the series 2004-CIBC9 special servicer, if and when appropriate under the series 2004-CIBC9 pooling and servicing agreement, consent to the series 2004-CIBC9 master servicer's taking) the subject action without consulting with or providing any information to any holder of a Grace Building
Pari Passu Loan. Notwithstanding the foregoing, any request by a holder of a
Grace Building Pari Passu Loan to communicate with or obtain information from the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer must be made within eight business days of its receipt of the applicable notice and, within two business days of receiving any request from a holder of a Grace
Building Pari Passu Loan desiring to exercise its consultation rights, the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, as applicable, must (a) provide to the requesting holder of a Grace Building Pari
Passu Loan such information regarding the proposed action that is in such servicer's possession or easily obtainable by it (including such servicer's reasons for determining to take or permit a proposed action) as such holder may reasonably request and (b)

                                     S-163

communicate with the Loan Combination Controlling Party for The Grace Building
Loan Group regarding any advice or other views expressed by such requesting holder of a Grace Building Pari Passu Loan regarding the subject servicing action.

EVENTS OF DEFAULT AND TERMINATION OF SERVICERS UNDER THE SERIES 2004-CIBC9
POOLING AND SERVICING AGREEMENT

     Events of default and provisions for the termination of the series
2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer pursuant to the series 2004-CIBC9 pooling and servicing agreement in connection with such events of default are substantially similar, but not identical, to the corresponding provisions of the series 2004-C8 pooling and servicing agreement.
However, if (i) an event of default on the part of the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer materially and adversely affects only the mortgage loans (other than The Grace Building Note A1
Non-Trust Loan) in The Grace Building Loan Group, (ii) the series 2004-CIBC9 master servicer or series 2004-CIBC9 special servicer fails to make any payment on any of the mortgage loans (other than The Grace Building Note A1 Non-Trust
Loan) in The Grace Building Loan Group when required under the series
2004-CIBC9 pooling and servicing agreement, (iii) any qualification, downgrade or withdrawal by any series 2004-CIBC9 rating agency or Moody's on any class of securities backed by a mortgage loan (other than The Grace Building Note A1
Non-Trust Loan) in The Grace Building Loan Group occurs as a result of the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, or
(iv) an event occurs with respect to the mortgage loans (other than The Grace
Building Note A1 Non-Trust Loan) in The Grace Building Loan Group relating to
(A) any failure on the part of the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in the series
2004-CIBC9 pooling and servicing agreement or (B) any breach on the part of the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer of any representation or warranty contained in the series 2004-CIBC9 pooling and servicing agreement, which breach materially and adversely affects the interests of any class of the series 2004-CIBC9 certificateholders, and in each case continues unremedied for the time period as set forth in the series
2004-CIBC9 pooling and servicing agreement from the time a holder of a mortgage loan (other than The Grace Building Note A1 Non-Trust Loan) in The Grace
Building Loan Group provides notice to the series 2004-CIBC9 master servicer or series 2004-CIBC9 special servicer, then the series 2004-CIBC9 master servicer or series 2004-CIBC9 special servicer may not be terminated by the holders of the mortgage loans (other than The Grace Building Note A1 Non-Trust Loan) in
The Grace Building Loan Group solely due to the occurrence of such event but, at the direction of the series 2004-CIBC9 trustee (which will give such direction at the instruction of any affected holder of a Grace Building Pari
Passu Loan (other than The Grace Building Note A1 Non-Trust Loan), must appoint a sub-servicer (which must be acceptable to the holders of at least a majority in principal amount of The Grace Building Pari Passu Loans or their designees)
(in the event of a default on the part of the series 2004-CIBC9 master servicer and not the initial sub-servicer with respect to The Grace Building Loan Group)
pursuant to a sub-servicing agreement, the terms of which are acceptable to the series 2004-CIBC9 master servicer, that will be responsible for all of the servicing obligations of the series 2004-CIBC9 master servicer with respect to
The Grace Building Loan Group under the series 2004-CIBC9 pooling and servicing agreement and The Grace Building Co-Lender Agreement.

     Such sub-servicer will receive any servicing compensation that the series
2004-CIBC9 master servicer was entitled to for servicing The Grace Building
Loan Group. Any such sub-servicer appointed will be required to succeed to and assume the rights and duties of the series 2004-CIBC9 master servicer under the initial sub-servicing agreement for The Grace Building Loan Group (unless such agreement has been terminated in accordance with its terms). Neither the requirement to make such appointment nor the appointment itself will in any event expand, limit or otherwise modify the relative rights and duties of the series 2004-CIBC9 master servicer or initial sub-servicer under the initial sub-servicing agreement relating to The Grace Building Loan Group as construed without regard to this provision, and the replaced series 2004-CIBC9 master servicer will no longer have any duties or obligations under the initial sub-servicing agreement going forward. Notwithstanding the foregoing, if any event described in any of clauses (i) through (iv) of the preceding paragraph constitutes or results from an event of default of the initial sub-servicer under the initial sub-servicing agreement (or a successor sub-servicer under a successor subservicing agreement) with respect to The Grace Building Loan
Group, in lieu of the provisions above (at the option of any affected holder of a Grace Building Pari Passu Loan (other than The Grace Building Note A1
Non-Trust Loan), the series 2004-CIBC9 master servicer will be required to terminate such sub-servicing agreement and appoint a replacement sub-servicer
(acceptable to the holders of at least a majority in principal amount of The
Grace Building Pari Passu Loans or their designees) to perform the duties, and receive the benefits (including the sub-servicing compensation, which will be paid by the series 2004-CIBC9 master servicer, or the sub-servicer appointed to perform the series 2004-CIBC9 master servicer's duties as provided above, from its servicing compensation) of such sub-servicer with respect to The Grace
Building Loan Group. To the extent that notice is required for an event to constitute an event of default under such sub-servicing agreement, the series
2004-CIBC9 master servicer will be required to promptly give such notice.

                                     S-164

     The series 2004-CIBC9 directing certificateholder, as the designee of the holder of The Grace Building Note A1 Non-Trust Loan, is entitled to terminate the series 2004-CIBC9 special servicer, with or without cause, under the series
2004-CIBC9 pooling and servicing agreement, upon ten business days' notice to specified parties to the series 2004-CIBC9 pooling and servicing agreement and each Grace Pari Passu Loan Noteholder (other than the series 2004-CIBC9 trust fund as the holder of The Grace Building Note A1 Non-Trust Loan), such termination to be effective upon the appointment of a successor special servicer meeting the requirements of the series 2004-CIBC9 pooling and servicing agreement. Upon a termination or resignation of the series 2004-CIBC9 special servicer, the series 2004-CIBC9 directing certificateholder will appoint a successor series 2004-CIBC9 special servicer that meets the requirements of the series 2004-CIBC9 pooling and servicing agreement; provided that, in accordance with The Grace Building Co-Lender Agreement, the series
2004-CIBC9 directing certificateholder is required to consult with each of The
Grace Building Pari Passu Loan Noteholders (other than the series 2004-CIBC9 trust fund as the holder of The Grace Building Note A1 Non-Trust Loan) prior to appointing a replacement special servicer. Each of those Grace Building Pari
Passu Loan Noteholders is required to provide its response to the replacement special servicer within five days upon its receipt of notice of any such proposed replacement. Notwithstanding the foregoing, the series 2004-CIBC9 directing certificateholder, as the designee of the holder of The Grace
Building Note A1 Non-Trust Loan, may, in its sole discretion, reject any advice or consultation with respect to such appointment provided by those Grace
Building Pari Passu Loan Noteholders.

MODIFICATIONS UNDER THE SERIES 2004-CIBC9 POOLING AND SERVICING AGREEMENT

     The series 2004-CIBC9 pooling and servicing agreement has provisions for modifications, extensions and/or waivers with respect to The Grace Building
Loan Group that are similar, but not identical, to those provided for under the series 2004-C8 pooling and servicing agreement. For example, if the series
2004-CIBC9 special servicer determines that a modification, waiver or amendment
(including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of The Grace
Building Loan Group or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a specially serviced mortgage loan (with respect to which a payment default or other material default has occurred, or a payment default or other material default is, in the series 2004-CIBC9 special servicer's judgment, reasonably foreseeable, as evidenced by an officer's certificate) is reasonably likely to produce a greater recovery on a net present value basis to the series 2004-CIBC9 trust fund and the holders of The
Grace Building Loan Group, than liquidation of such specially serviced mortgage loan, then the series 2004-CIBC9 special servicer may agree to that modification, waiver or amendment of such specially serviced mortgage loan, subject to the rights of the Loan Combination Controlling Party for The Grace
Building Loan Group. Notwithstanding anything to the contrary in the series
2004-CIBC9 pooling and servicing agreement, to the extent consistent with the series 2004-CIBC9 servicing standards and The Grace Building Co-Lender
Agreement (taking into account the extent to which The Grace Building Pari
Passu Loans are pari passu with each other and The Grace Building Non-Trust
Subordinate Loans are subordinate to The Grace Building Pari Passu Loans): (i)
no waiver, reduction or deferral of any particular amounts due on The Grace
Building Pari Passu Loans will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of The Grace Building
Non-Trust Subordinate Loans; and (ii) no reduction of the mortgage rate on The
Grace Building Pari Passu Loans will be effected prior to the reduction of the mortgage rate of The Grace Building Non-Trust Subordinate Loans, to the maximum extent possible.

     Notwithstanding the foregoing, the series 2004-CIBC9 master servicer and the series 2004-CIBC9 special servicer may agree to any waiver, modification or amendment of The Grace Building Loan Group that is not in default or as to which default is not reasonably foreseeable only if it provides the series
2004-CIBC9 trustee and the holders of The Grace Building Loan Group with an opinion of counsel to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and (ii) will not cause any REMIC as to which a REMIC election with respect to any of The
Grace Building Pari Passu Loans has been made or will be made to fail to qualify as a REMIC for purposes of the Code or cause such REMIC to be subject to any tax under the REMIC Provisions.

     Any modification, extension, waiver or amendment of the payment terms of
The Grace Building Loan Group will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and The Grace Building Co-Lender Agreement, such that neither the trust as holder of The Grace Building Mortgage Loan nor any Grace Building
Non-Trust Noteholder gains a priority over the other such holder that is not reflected in the related loan documents and The Grace Building Co-Lender
Agreement.

                                     S-165

APPRAISAL REDUCTION EVENTS AND APPRAISAL REDUCTION AMOUNTS UNDER THE SERIES
2004-CIBC9 POOLING AND SERVICING AGREEMENT

     Under the series 2004-CIBC9 pooling and servicing agreement, the series
2004-CIBC9 special servicer must an appraisal of The Grace Building Mortgaged
Property within a specified period after the earliest of the following:

     o  120 days after the occurrence of any uncured delinquency in payment
        (without regard to the application of any grace period) with respect to
        The Grace Building Loan Group;

     o  the date on which a reduction in the monthly payments on The Grace
        Building Loan Group, or a change in any other material economic term
        (other than an extension of the maturity date), becomes effective as a result of a modification of The Grace Building Loan Group by the series
        2004-CIBC9 special servicer;

     o  the date on which a receiver has been appointed;

     o  60 days after The Grace Building Borrower declares bankruptcy or 60 days after the date on which an involuntary bankruptcy is filed with respect
        The Grace Building Borrower;

     o  90 days after an uncured delinquency occurs in respect of a balloon payment with respect to The Grace Building Loan Group, unless The Grace
        Building Borrower has delivered to the series 2004-CIBC9 master servicer on the maturity date a written refinancing commitment reasonably satisfactory to the series 2004-CIBC9 special servicer which provides that such refinancing will occur within 60 days thereafter; and

     o  the date on which The Grace Building Mortgaged Property becomes an REO
        Property.

     This will not be the case, however, at any time when the aggregate certificate balance of the series 2004-CIBC9 certificates (other than the series 2004-CIBC9 class A certificates) has been reduced to zero.

     Following the occurrence of such an appraisal reduction event, the series
2004-CIBC9 special servicer must calculate an "appraisal reduction amount" on the basis of the appraisal and in consultation with the Loan Combination
Controlling Party for The Grace Building Loan Group. The "Appraisal Reduction
Amount" with respect to The Grace Building Loan Group will generally equal the excess of (a) the unpaid principal balance of The Grace Building Loan Group, over (b) the excess of (i) the sum of (A) 90% of the appraised value of The
Grace Building Mortgaged Property as determined by such appraisal and (B) all escrows, letters of credit and reserves in respect of The Grace Building Loan
Group, over (ii) the sum of, as of the due date for scheduled payments in the month of calculation, (A) all unpaid interest on The Grace Building Loan Group at a per annum rate equal to its mortgage rate (to the extent not previously advanced by the series 2004-CIBC9 master servicer, the series 2004-CIBC9 trustee or the series 2004-CIBC9 fiscal agent), (B) all unreimbursed advances and any advances that were not reimbursed out of collections on The Grace
Building Loan Group, and interest thereon, and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid special servicing fees and all other amounts due and unpaid with respect to The
Grace Building Loan Group. Notwithstanding the foregoing, if the series
2004-CIBC9 special servicer has not obtained the required appraisal within 60 days of the applicable appraisal reduction event (or, if the appraisal reduction event involves an uncured delinquency, within 120 days after the initial delinquency), the "Appraisal Reduction Amount" will be deemed to be an amount equal to 25% of the current aggregate unpaid principal balance of The
Grace Building Loan Group until such time as the appraisal is received and the appraisal reduction amount is calculated.

     Any Appraisal Reduction Amount in respect of The Grace Building Loan Group will be allocated first to The Grace Building Non-Trust Subordinate Loans, up to the aggregate unpaid principal balance thereof, and then to The Grace
Building Pari Passu Loans on a pro rata basis.

     Unless and until The Grace Building Loan Group has been worked out and returned to performing status, the series 2004-CIBC9 special servicer will be required to order an appraisal within 30 days of each anniversary of the appraisal reduction event and redetermine the Appraisal Reduction Amount based upon such appraisal and in consultation with the Loan Combination Controlling
Party for The Grace Building Loan Group. Such redetermined Appraisal Reduction
Amount will replace the prior Appraisal Reduction Amount. A copy of the appraisal will be delivered to series 2004-CIBC9 directing certificateholder and the holders of The Grace Building Loan Group and the redetermined Appraisal
Reduction Amount will be reported to the related Loan Combination Controlling
Party and the other holders of The Grace Building Loan Group. The cost of the appraisal will be paid by the series 2004-CIBC9 master servicer as a servicing advance.

MAINTENANCE OF INSURANCE UNDER THE SERIES 2004-CIBC9 POOLING AND SERVICING
  AGREEMENT

     The series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer will use its efforts consistent with the series 2004-CIBC9 servicing standards to cause The Grace Building Borrower to maintain, to the extent required by the terms

                                     S-166

of the mortgage notes relating to The Grace Building Loan Group or, if The
Grace Building Borrower does not so maintain, will itself maintain, all insurance coverage as is required under the related mortgage securing The Grace
Building Loan Group, but only if the series 2004-CIBC9 trustee has an insurable interest therein and such insurance is available to the series 2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, as applicable, and, if available, can be obtained at commercially reasonable rates; provided, however, that if the mortgage for The Grace Building Loan Group permits the holder thereof to dictate to The Grace Building Borrower the insurance coverage to be maintained on The Grace Building Mortgaged Property, the series
2004-CIBC9 master servicer or the series 2004-CIBC9 special servicer, as applicable, must impose such insurance requirements as are consistent with the series 2004-CIBC9 servicing standards. Notwithstanding the provisions otherwise described above, the series 2004-CIBC9 master servicer and the series
2004-CIBC9 special servicer will not be required themselves to maintain insurance to the extent that the failure of The Grace Building Borrower to do so is an "acceptable insurance default" (as defined below).

     If The Grace Building Mortgaged Property becomes an REO Property, the series 2004-CIBC9 special servicer will generally be required to maintain no less insurance coverage than was previously required of The Grace Building
Borrower under The Grace Building Loan Group.

     The payment of the costs of such insurance maintained by the series
2004-CIBC9 master servicer and/or the series 2004-CIBC9 special servicer as described above will be a servicing advance if (in the case of the series
2004-CIBC9 master servicer) The Grace Building Borrower defaults on its obligations to pay for the insurance or (in the case of the series 2004-CIB9 special servicer) revenues from the applicable REO Property are insufficient to pay for the insurance.

     An "acceptable insurance default" is defined under the series 2004-CIBC9 pooling and servicing agreement as a default under the related loan documents for The Grace Building Loan Group arising by reason of any failure on the part of The Grace Building Borrower to maintain with respect to The Grace Building
Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of The Grace Building Borrower to maintain with respect to The Grace Building Mortgaged Property insurance coverage with respect to terrorist or similar acts upon terms not materially less favorable than those in place as of June 30, 2004, as to which default the series 2004-CIBC9 master servicer and series 2004-CIBC9 special servicer may forbear taking any enforcement action, provided that the series 2004-CIBC9 special servicer, in its reasonable judgment, has determined based on inquiry consistent with the series 2004-CIBC9 servicing standards and after consultation with the related Loan Combination Controlling Party that either
(a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to The Grace Building Mortgaged Property and located in or around the region in which such property is located, or (b) such insurance is not available at any rate. The series 2004-CIBC9 special servicer will be entitled to rely, at it own expense, on insurance consultants in making determinations described above. The related Loan Combination Controlling Party will have 30 days to respond to the series 2004-CIBC9 special servicer in connection with a consultation described above. Notwithstanding the foregoing, consultation with the related Loan Combination Controlling Party is not required in exigent circumstances.

     Notwithstanding the foregoing, if The Grace Building Loan Group either requires The Grace Building Borrower to maintain "all risk" property insurance
(and does not expressly permit an exclusion for terrorism) or contains provisions generally requiring The Grace Building Borrower to maintain insurance in types and against such risks as the holder of The Grace Building
Loan Group requires from time to time in order to protect its interest, the series 2004-CIBC9 master servicer is required to actively monitor whether the insurance policies for The Grace Building Mortgaged Property contain exclusions in addition to those customarily found in the insurance policies for similar properties on June 30, 2004, request The Grace Building Borrower to either purchase insurance against those exclusions or provide an explanation as to its reasons for failing to purchase such insurance and notify the series 2004-CIBC9 special servicer if any insurance policy contains such exclusions or if The
Grace Building Borrower fails to purchase any insurance so requested to be purchased by the series 2004-CIBC9 master servicer as described above. If the series 2004-CIBC9 special servicer determined in accordance with the series
2004-CIBC9 servicing standards that such failure is not an "acceptable insurance default," the series 2004-CIBC9 special servicer must cause that insurance to be maintained.

SALE OF THE GRACE BUILDING MORTGAGE LOAN IF IT BECOMES A SPECIALLY SERVICED
  MORTGAGE LOAN

     The Grace Building Co-Lender Agreement provides that each holder of a mortgage loan in The Grace Building Loan Group has the right to sell its respective mortgage loan in accordance with it respective securitization agreement (which, in the case of The Grace Building Mortgage Loan, is the series 2004-C8 pooling and servicing agreement), if The Grace Building Loan
Group become specially serviced mortgage loans under the series 2004-CIBC9 pooling and servicing agreement, at the

                                     S-167

price set forth in or determined in accordance with its respective securitization servicing agreement. No holder of a mortgage loan in The Grace
Building Loan Group has the right to purchase any other mortgage loan in The
Grace Building Loan Group if it becomes a specially serviced mortgage loan.

     Following an appraisal reduction event with respect to The Grace Building
Loan Group, the series 2004-CIBC9 pooling and servicing agreement requires the series 2004-CIBC9 special servicer to obtain an appraisal of The Grace Building
Mortgaged Property, determine the fair value of The Grace Building Note A1
Non-Trust Loan, promptly notify the series 2004-C8 trust fund of that fair value determination (and any subsequent adjustments to such determination) and deliver to the series 2004-C8 trust fund a copy the appraisal and such other third-party reports and other information then in that special servicer's possession that it reasonably believes to be relevant to the fair value determination with respect to that mortgage loan. A purchase option will exist under the series 2004-C8 pooling and servicing agreement with respect to The
Grace Building Mortgage Loan. That option will be generally exercisable as described under "Servicing of the Mortgage Loans Under the Series 2004-C8
Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement.

INDEMNIFICATION, REIMBURSEMENTS, FEES AND LIMITATIONS ON LIABILITY

     The respective parties to the series 2004-CIBC9 pooling and servicing agreement will be entitled to indemnities, reimbursements, fees (including, without limitation, master servicing fees, special servicing fees, workout fees and/or liquidation fees and other additional servicing compensation specified in the series 2004-CIBC9 pooling and servicing agreement) and limitations on liability in connection with the servicing and administration of The Grace
Building Loan Group substantially similar to the indemnities, reimbursements, fees and limitations on liability to which the respective parties to the series
2004-C8 pooling and servicing agreement are entitled in connection with the servicing and administration of mortgage loans, including, to the extent applicable, The Grace Building Mortgage Loan. In addition, in connection with
The Grace Building Loan Group, each of the series 2004-CIBC9 master servicer, the series 2004-CIBC9 special servicer and the series 2004-CIBC9 depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the series 2004-CIBC9 pooling and servicing agreement, the interests of the series 2004-CIBC9 certificateholders and the holders of The Grace Building Loan Group (as a collective whole); provided that such expenses, costs and liabilities will be payable first out of funds related to The Grace Building Loan Group.

CERTAIN SERVICING MATTERS UNDER THE GRACE BUILDING CO-LENDER AGREEMENT

     If at any time neither The Grace Building Note A1 Non-Trust Loan nor a beneficial interest in The Grace Building Mortgaged Property (if it becomes an
REO Property) is an asset of the commercial mortgage trust created under the series 2004-CIBC9 pooling and servicing agreement, the then-current holder of such asset will generally be entitled to negotiate and cause the execution and delivery of a successor agreement for the servicing and administration of The
Grace Building Loan Group, subject to the satisfaction of the following conditions: (i) the successor agreement must contain provisions that are substantially similar to certain material servicing provisions of the series
2004-CIBC9 pooling and servicing agreement; and (ii) such owner must obtain confirmation from each national statistical rating organization that has rated any class of commercial mortgage securities backed by another mortgage loan in
The Grace Building Loan Group to the effect that the servicing of The Grace
Building Loan Group under that agreement will not result in a qualification, downgrade or withdrawal of any rating assigned by it to that class of securities. Until such a successor agreement is entered into, the series
2004-CIBC9 master servicer and, if applicable, the series 2004-CIBC9 special servicer will continue to service and administer The Grace Building Loan Group and/or The Grace Building Mortgaged Property, for the benefit of the holders of
The Grace Building Loan Group, under the series 2004-CIBC9 pooling and servicing agreement as if such mortgage loans or property were the sole assets subject thereto.

     Unless it is acting in a servicing capacity as otherwise described in this
"Servicing of The Grace Building Loan Group" section, each holder of a mortgage loan in The Grace Building Loan Group will be prohibited from directly servicing or administering The Grace Building Loan Group or The Grace Building
Mortgaged Property (including the taking of any enforcement action or workout action or exercising rights in any insolvency proceeding) and from objecting to or opposing any efforts by the applicable servicer to obtain relief from the automatic stay provisions of the United States Bankruptcy Code. The series
2004-CIBC9 special servicer will be responsible for filing a proof of claim against The Grace Building Borrower in any bankruptcy proceeding and will otherwise have exclusive authority to represent the holders of The Grace
Building Loan Group in such bankruptcy proceeding.

     The series 2004-CIBC9 pooling and servicing agreement prohibits the series
2004-CIBC9 special servicer from entering into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under that agreement.

                                     S-168

           SERVICING OF THE WESTFIELD SHOPPINGTOWN MERIDEN LOAN PAIR

GENERAL

     The Westfield Shoppingtown Meriden Mortgage Loan, the Westfield
Shoppingtown Meriden Non-Trust Loan and any related REO Property initially will be serviced under the series 2001-C2 pooling and servicing agreement. The series 2001-C2 pooling and servicing agreement is the governing document for the Series 2001-C2 Securitization, which closed prior to the Issue Date. The master servicer, special servicer and trustee under the series 2004-C8 pooling and servicing agreement will not have any obligation or authority to supervise the series 2001-C2 master servicer, the series 2001-C2 special servicer, the series 2001-C2 trustee or the series 2001-C2 fiscal agent or to make servicing advances with respect to the Westfield Shoppingtown Meriden Loan Pair. The series 2001-C2 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series
2004-C8 securitization and the servicing arrangements under that pooling and servicing agreement are generally similar to the servicing arrangements under the series 2004-C8 pooling and servicing agreement. There are, however, some differences between the two agreements. We summarize some of the provisions of the series 2001-C2 pooling and servicing agreement below.

THE SERIES 2001-C2 SERVICING STANDARD

     The series 2001-C2 master servicer or the series 2001-C2 special servicer is required to service and administer the Westfield Shoppingtown Meriden Loan
Pair and any related REO Property for which it is responsible: (i) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to mortgage loans comparable to the Westfield Shoppingtown Meriden Loan Pair and real properties comparable to such REO Properties that either (A) are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans) or (B) are held as part of its own portfolio, whichever is a higher standard; (ii) with a view to the timely collection of all scheduled payments of principal and interest, including balloon payments, under the Westfield Shoppingtown Meriden Loan Pair or, in the case of the series 2001-C2 special servicer, if the Westfield Shoppingtown Meriden Loan
Pair comes into and continues in default and if, in the reasonable, good faith judgment of the series 2001-C2 special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on the Westfield Shoppingtown Meriden Loan Pair to the series 2001-C2 certificateholders and the series 2004-C8 trust fund as the holder of the Westfield Shoppingtown Mortgage Loan (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the series 2001-C2 certificateholders and the series
2004-C8 trust fund as the holder of the Westfield Shoppingtown Meriden Loan
Pair to be performed at the weighted average of the mortgage rates for the
Westfield Shoppingtown Meriden Loan Pair); and (iii) without regard to (A) any relationship that the series 2001-C2 master servicer or the series 2001-C2 special servicer, as the case may be, or any affiliate thereof may have with the Westfield Shoppingtown Meriden Borrower or any party to the series 2001-C2 pooling and servicing agreement; (B) the ownership of any series 2001-C2 certificate (or any security backed by the Westfield Shoppingtown Meriden
Mortgage Loan) by the series 2001-C2 master servicer or the series 2001-C2 special servicer, as the case may be, or any affiliate of either of them; (C)
the obligation of the series 2001-C2 master servicer or the series 2001-C2 special servicer, as the case may be, to make advances; (D) the right of the series 2001-C2 master servicer or the series 2001-C2 special servicer, as the case may be, or any affiliate of either of them, to receive reimbursement of costs, or any compensation payable to it hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management of other loans or properties not included in or securing, as the case may be, the group of the mortgage loans and any successor foreclosure properties included in the series 2001-C2 trust fund or otherwise serviced and administered pursuant to the series 2001-C2 pooling and servicing agreement.

SERVICING ADVANCES UNDER THE SERIES 2001-C2 POOLING AND SERVICING AGREEMENT

     The series 2001-C2 pooling and servicing agreement has provisions for servicing advances with respect to the Westfield Shoppingtown Meriden Loan Pair that are generally similar to the provisions for servicing advances under the series 2004-C8 pooling and servicing agreement; provided, however, that with respect to the Westfield Shoppingtown Meriden Loan Pair, the series 2001-C2 master servicer is required to make reimbursements for any servicing advances only from the custodial account designated for the Westfield Shoppingtown
Meriden Loan Pair and is not permitted to reimburse those servicing advances from the pool custodial account established with respect to the series 2001-C2 mortgage pool as a whole, unless the servicing advance becomes a nonrecoverable servicing advance.

                                     S-169

NONRECOVERABLE SERVICING ADVANCES UNDER THE SERIES 2001-C2 POOLING AND SERVICING
AGREEMENT

     The definition of "nonrecoverable servicing advance" and the provisions for the reimbursement of nonrecoverable servicing advances under the series
2001-C2 pooling and servicing agreement are generally the same as the corresponding provisions of the series 2004-C8 pooling and servicing agreement.

SPECIALLY SERVICED MORTGAGE LOAN UNDER THE SERIES 2001-C2 POOLING AND SERVICING
AGREEMENT

     Under the series 2001-C2 pooling and servicing agreement, the Westfield
Shoppingtown Meriden Loan Pair will be transferred to special servicing if and when:

     o  the Westfield Shoppingtown Meriden Borrower has failed to make when due any monthly payment (including a balloon payment) on a mortgage loan in the Westfield Shoppingtown Meriden Loan Pair, which failure continues, or the series 2001-C2 master servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period) (i) except in the case of a balloon loan delinquent in respect of its balloon payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent balloon payment, (A) for 30 days beyond the date on which the subject balloon payment was due or (B) if the Westfield Shoppingtown Meriden
        Borrower has represented in writing prior to the date such balloon payment was due that it was seeking a refinancing and in respect of which the borrower continues to make monthly payments equivalent to scheduled monthly payment of principal and/or interest deemed to be due
        (as if the mortgage loan had not matured), for either (1) 90 days beyond the date on which the subject balloon payment was due or (2) if the related borrower has delivered a refinancing commitment acceptable to the series 2001-C2 special servicer, for such longer period (not to exceed 150 days beyond the related maturity date) during which the refinancing would be expected to occur;

     o  the series 2001-C2 master servicer determines, in its good faith, reasonable judgment, based on communications with the Westfield
        Shoppingtown Meriden Borrower, that a default in the making of a monthly payment on a mortgage loan in the Westfield Shoppingtown Meriden Loan
        Pair, including a balloon payment, is likely to occur within 30 days and is likely to remain unremedied (without regard to any grace period) for at least the applicable periods contemplated in the first bullet above;

     o  a default (other than as described in the first bullet above) under the
        Westfield Shoppingtown Meriden Loan Pair occurs that (i) materially impairs the value of the Westfield Shoppingtown Meriden Mortgaged
        Property as security for the Westfield Shoppingtown Meriden Loan Pair or otherwise materially adversely affects the interests of the holders of the Westfield Shoppingtown Meriden Loan Pair, and (ii) continues unremedied for the applicable grace period under the terms of the
        Westfield Shoppingtown Meriden Loan Pair (or, if no grace period is specified and the default is capable of being cured, for 30 days);

     o  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the Westfield Shoppingtown Meriden Borrower and such decree or order remains in force and not dismissed for a period of 60 days;

     o  the Westfield Shoppingtown Meriden Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Westfield Shoppingtown Meriden
        Borrower or of or relating to all or substantially all of its property;

     o  the Westfield Shoppingtown Meriden Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o  the series 2001-C2 master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related
        Westfield Shoppingtown Meriden Mortgaged Property.

     If either of the mortgage loans in the Westfield Shoppingtown Meriden Loan
Pair is transferred to special servicing, then the other mortgage loan in the
Westfield Shoppingtown Meriden Loan Pair will also be transferred to special servicing.

                                     S-170

DESIGNATION OF THE LOAN COMBINATION CONTROLLING PARTY FOR THE WESTFIELD
SHOPPINGTOWN MERIDEN LOAN PAIR AND CERTAIN OTHER LENDER REPRESENTATIVES

     We describe the general manner of the determination of the Loan
Combination Controlling Party for the Westfield Shoppingtown Meriden Loan Pair
under "Description of the Mortgage Pool--Loan Combinations--The Westfield
Meriden Mortgage Loan--Co-Lender Agreement--Consent Rights" in this prospectus supplement.

     In cases where we refer in this prospectus supplement to a designee or representative of a holder of a mortgage loan in the Westfield Shoppingtown
Meriden Loan Pair in connection with approval or consultation rights applicable to servicing matters related to the Westfield Shoppingtown Meriden Loan Pair, that designee will be (i) in the case of the Westfield Shoppingtown Meriden
Non-Trust Loan, the series 2001-C2 controlling class representative (pursuant to the provisions of the series 2001-C2 pooling and servicing agreement) and
(ii) in the case of the Westfield Shoppingtown Meriden Mortgage Loan, the
series 2004-C8 controlling class representative (pursuant to the provisions of the series 2004-C8 pooling and servicing agreement).

     The "series 2001-C2 controlling class representative" will be the series
2001-C2 controlling class representative selected by the series 2001-C2 certificateholder(s) evidencing a majority in principal amount of the
"controlling class" under the series 2001-C2 pooling and servicing agreement.
The "controlling class" under the series 2001-C2 pooling and servicing agreement is the outstanding class of series 2001-C2 principal balance certificates that (a) bears the latest alphabetical class designation and (b)
has a class principal balance which is greater than 25% of the original class principal balance of such class; provided that if no class of principal balance certificates has as of such date of determination a class principal balance greater than 25% of its original class principal balance, then the controlling class will be the then outstanding class of principal balance certificates bearing the latest alphabetical class designation that has a certificate principal balance greater than zero; and provided, further, that, for purposes of determining the controlling class, the series 2001-C2 class A-1 and class
A-2 certificates will be deemed a single class of certificates.

CERTAIN POWERS OF THE LOAN COMBINATION CONTROLLING PARTY FOR THE WESTFIELD
SHOPPINGTOWN MERIDEN LOAN PAIR UNDER THE WESTFIELD SHOPPINGTOWN MERIDEN
CO-LENDER AND SERVICING AGREEMENT

     The series 2001-C2 master servicer and the series 2001-C2 special servicer are not permitted to take (or, in the case of the series 2001-C2 special servicer, if applicable, to consent to the series 2001-C2 master servicer's taking) any of the following actions, among others, unless and until it has notified each holder of the Westfield Shoppingtown Meriden Loan Pair in writing and the Loan Combination Controlling Party for the Westfield Shoppingtown
Meriden Loan Pair has not objected in writing within the requisite time period of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if no written objection has been received by the applicable servicer from such
Loan Combination Controlling Party within the requisite time period of having been notified thereof and having been provided with all reasonably requested information with respect thereto, then such Loan Combination Controlling
Party's approval will be deemed to have been given):

     o  any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Westfield
        Shoppingtown Meriden Mortgaged Property and the other collateral securing the Westfield Shoppingtown Meriden Loan Pair if the mortgage loans in the Westfield Shoppingtown Meriden Loan Pair come into and continue in default;

     o  any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a mortgage loan in the Westfield Shoppingtown Meriden Loan Pair;

     o  any proposed sale of the Westfield Shoppingtown Meriden Mortgaged
        Property after it becomes an REO Property (or, if the series 2001-C2 controlling class representative is the related Loan Combination
        Controlling Party, any such proposed sale for less than the sum of the outstanding principal balance of the Westfield Shoppingtown Meriden Loan
        Pair, accrued and unpaid interest thereon and any outstanding and unreimbursed lender expenses);

     o  any acceptance of a discounted payoff of the Westfield Shoppingtown
        Meriden Mortgage Loan (or, if the series 2001-C2 controlling class representative is the related Loan Combination Controlling Party, any acceptance of a discounted payoff of the Westfield Shoppingtown Meriden
        Mortgage Loan or the Westfield Shoppingtown Meriden Non-Trust Loan);

     o  any determination to bring the Westfield Shoppingtown Meriden Mortgaged
        Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Westfield
        Shoppingtown Meriden Mortgaged Property;

                                      S-171

     o  any release of collateral for the Westfield Shoppingtown Meriden Loan
        Pair (other than in accordance with the terms of, or upon satisfaction of, the Westfield Shoppingtown Meriden Loan Pair);

     o  any acceptance of substitute or additional collateral for the Westfield
        Shoppingtown Meriden Loan Pair (other than in accordance with the terms of the Westfield Shoppingtown Meriden Loan Pair);

     o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the
        Westfield Shoppingtown Meriden Loan Pair; and

     o  any acceptance of an assumption agreement releasing the Mortgagor from liability under the Westfield Shoppingtown Meriden Loan Pair;

provided that, in the event that the series 2001-C2 special servicer determines that immediate action is necessary to protect the interests of the holders of the Westfield Shoppingtown Meriden Loan Pair (as a collective whole), the series 2001-C2 special servicer may take any such action without waiting for a response from the holders of the Westfield Shoppingtown Meriden Mortgage Loan.

     In addition, subject to the provisions in the series 2001-C2 pooling and servicing agreement, the Loan Combination Controlling Party for the Westfield
Shoppingtown Meriden Loan Pair may direct the series 2001-C2 special servicer to take, or to refrain from taking, such actions as such Loan Combination
Controlling Party may deem advisable or as to which provision is otherwise made under the series 2001-C2 pooling and servicing agreement. Upon reasonable request, the series 2001-C2 special servicer is required to provide such Loan
Combination Controlling Party with any information in the series 2001-C2 special servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

     Each of the series 2001-C2 master servicer and the series 2001-C2 special servicer is required to notify the series 2004-C8 trust fund as the holder of the Westfield Shoppingtown Meriden Mortgage Loan of any release or substitution of collateral for the Westfield Shoppingtown Meriden Loan Pair, even if such release or substitution is in accordance with the loan documents for the
Westfield Shoppingtown Meriden Loan Pair.

     No advice, direction or objection from or by the Loan Combination
Controlling Party for the Westfield Shoppingtown Meriden Loan Pair may (and the
series 2001-C2 special servicer is to ignore and act without regard to any such advice, direction or objection that the series 2001-C2 special servicer has determined, in its reasonable, good faith judgment, will) require or cause the series 2001-C2 special servicer to violate any other provision of the series
2001-C2 pooling and servicing agreement, including the series 2001-C2 special servicer's obligation to act in accordance with the series 2001-C2 servicing standard. Furthermore, the series 2001-C2 special servicer will not be obligated to seek approval from the related Loan Combination Controlling Party for any actions to be taken by the series 2001-C2 special servicer if (i) the series 2001-C2 special servicer has, as provided under the series 2001-C2 pooling and servicing agreement, notified the related Loan Combination
Controlling Party in writing of various actions that the series 2001-C2 special servicer proposes to take with respect to the workout or liquidation of the
Westfield Shoppingtown Meriden Loan Pair; and (ii) for 60 days following the first such notice, the related Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the series 2001-C2 special servicer considers to be consistent with the series 2001-C2 servicing standard.

     The Loan Combination Controlling Party for the Westfield Shoppingtown
Meriden Loan Pair will have no liability to the other holders of Westfield
Shoppingtown Meriden Loan Pair for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Westfield Shoppingtown
Meriden Co-Lender Agreement and the series 2001-C2 pooling and servicing agreement, or for errors in judgment; provided, that such Loan Combination
Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

EVENTS OF DEFAULT AND TERMINATION OF SERVICERS UNDER THE SERIES 2001-C2 POOLING
AND SERVICING AGREEMENT

     Events of default and provisions for the termination of the series 2001-C2 master servicer or the series 2001-C2 special servicer pursuant to the series
2001-C2 pooling and servicing agreement in connection with such events of default are substantially similar, but not identical, to the corresponding provisions of the series 2004-C8 pooling and servicing agreement.

     Notwithstanding any provisions to the contrary in the series 2001-C2 pooling and servicing agreement, if any event of default on the part of the series 2001-C2 master servicer occurs that affects only the Westfield
Shoppingtown Meriden Mortgage Loan or the series 2004-C8 certificates (as securities backed thereby), and no mortgage loan in the series 2001-C2

                                      S-172

trust fund or the series 2001-C2 certificates are affected by such event of default, then, instead of terminating the series 2001-C2 master servicer in accordance with the series 2001-C2 pooling and servicing agreement, the series
2001-C2 trustee may only require the series 2001-C2 master servicer to appoint, within 30 days of the series 2001-C2 trustee's request, a sub-servicer (or, if the Westfield Shoppingtown Meriden Loan Pair is currently being sub-serviced, to replace, within 30 days of the series 2001-C2 trustee's request, the then-current sub-servicer with a new sub-servicer) with respect to the
Westfield Shoppingtown Meriden Loan Pair. In connection with the series 2001-C2 master servicer's appointment of a sub-servicer at the request of the series
2001-C2 trustee in accordance with the provisions in the series 2001-C2 pooling and servicing agreement, the series 2001-C2 master servicer must obtain written confirmation from each series 2001-C2 rating agency that such appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by any series 2001-C2 rating agency to any class of series 2001-C2 certificates or series 2004-C8 certificates. The related sub-servicing agreement will provide that any sub-servicer appointed by the series 2001-C2 master servicer at the request of the series 2001-C2 trustee, in accordance with the series 2001-C2 pooling and servicing agreement, will be responsible for all duties, and will be entitled to all compensation, of the series 2001-C2 master servicer under the series 2001-C2 pooling and servicing agreement and the Westfield Shoppingtown Meriden Co-Lender Agreement with respect to the
Westfield Shoppingtown Meriden Loan Pair, except that the series 2001-C2 master servicer will be entitled to retain a portion of the series 2001-C2 master servicing fee for the Westfield Shoppingtown Meriden Non-Trust Loan calculated at 0.05% per annum. Such sub-servicing agreement will also provide that such sub-servicer will become the master servicer under the Westfield Shoppingtown
Meriden Co-Lender Agreement in the event that the Westfield Shoppingtown
Meriden Loan Pair is ever again serviced and administered thereunder. If any such sub-servicer at any time resigns or is terminated, the series 2001-C2 master servicer will be required to promptly appoint a substitute sub-servicer, which appointment must not result in a qualification, downgrade or withdrawal of any rating then assigned by such rating agency to any class of series
2001-C2 certificates or series 2004-C8 certificates. In the event that a successor master servicer is acting under the series 2001-C2 pooling and servicing agreement and that successor master servicer desires to terminate the sub-servicer appointed under the series 2001-C2 pooling and servicing agreement, the terminated master servicer that was responsible for the event of default that led to the appointment of such sub-servicer will be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

MODIFICATIONS UNDER THE SERIES 2001-C2 POOLING AND SERVICING AGREEMENT

     The series 2001-C2 pooling and servicing agreement has provisions for modifications, extensions and/or waivers with respect to the Westfield
Shoppingtown Meriden Loan Pair that are similar, but not identical, to the corresponding provisions under the series 2004-C8 pooling and servicing agreement.

     To the extent consistent with the series 2001-C2 servicing standard
(taking into account the extent to which the Westfield Shoppingtown Meriden
Mortgage Loan is junior to the Westfield Shoppingtown Meriden Non-Trust Loan),
(A) no waiver, reduction or deferral of any particular amounts due on the
Westfield Shoppingtown Meriden Non-Trust Loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Westfield Shoppingtown Meriden Mortgage Loan, and (B) no reduction of the mortgage rate of the Westfield Shoppingtown Meriden Non-Trust Loan will be effected prior to the reduction of the mortgage rate of the Westfield
Shoppingtown Meriden Mortgage Loan to the maximum extent possible.

     Notwithstanding any provision of the series 2001-C2 pooling and servicing agreement to the contrary, the series 2001-C2 master servicer, with the consent of the series 2001-C2 special servicer (following the series 2001-C2 special servicer's receipt and review of all relevant information reasonably requested by the series 2001-C2 special servicer) and the series 2001-C2 controlling class representative, which consent, in each case, may not be unreasonably withheld, may, consistent with the series 2001-C2 servicing standard, extend the maturity date of the Westfield Shoppingtown Meriden Loan Pair for up to 180
days from the related stated maturity date; provided that (A) (1) the related borrower is in monetary default or material non-monetary default with respect to the Westfield Shoppingtown Meriden Loan Pair or, in the reasonable, good faith judgment of the series 2001-C2 master servicer, such default is reasonably foreseeable, and (2) the Westfield Shoppingtown Meriden Loan Pair is
not otherwise required to become specially serviced under the series 2001-C2 pooling and servicing agreement, (B) in the reasonable, good faith judgment of the series 2001-C2 master servicer, such modification, extension, waiver or amendment would increase the recovery on the Westfield Shoppingtown Meriden
Loan Pair to the series 2001-C2 certificateholders and the series 2004-C8 trust fund as the holder of the Westfield Shoppingtown Meriden Mortgage Loan (as a
collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the series 2001-C2 certificateholders and/or the trust fund as the holder of the Westfield
Shoppingtown Meriden Mortgage Loan, as applicable, to be performed at the related mortgage rate), and (C) such modification, extension, waiver or

                                      S-173

amendment would not cause an (1) any endangerment of the status of a series
2001-C2 REMIC pool as a REMIC under the REMIC Provisions, any imposition of a tax on a series 2001-C2 REMIC pool or any of its assets or transactions, or (2)
any endangerment of the status of the series 2001-C2 grantor trust as a grantor trust under the grantor trust provisions of the Code or any imposition of a tax on the series 2001-C2 grantor trust or any of its assets or transactions.

     Any modification, extension, waiver or amendment of the payment terms of the Westfield Shoppingtown Meriden Loan Pair will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Westfield Shoppingtown Meriden Co-Lender
Agreement, such that neither the series 2004-C8 trust fund as holder of the
Westfield Shoppingtown Meriden Mortgage Loan nor the series 2001-C2 trust fund as the holder of the Westfield Shoppingtown Meriden Non-Trust Loan gains a priority over the other such holder with respect to any payment, which priority is not, as of the date of the Westfield Shoppingtown Meriden Co-Lender
Agreement, reflected in the related loan documents and the Westfield
Shoppingtown Meriden Co-Lender Agreement.

REQUIRED APPRAISALS AND APPRAISAL REDUCTION CALCULATIONS UNDER THE SERIES
  2001-C2 POOLING AND SERVICING AGREEMENT

     Under the series 2001-C2 pooling and servicing agreement, if the Westfield
Shoppingtown Meriden Loan Pair becomes a "required appraisal loan" (as defined below), then the series 2001-C2 special servicer will be required to (i) obtain or conduct, as applicable, an appraisal within 60 days of the Westfield
Shoppingtown Meriden Loan Pair's becoming a required appraisal loan (unless an appraisal was obtained or conducted, as applicable, with respect to such required appraisal loan within the prior 12 months and the series 2001-C2 special servicer reasonably believes, in accordance with the series 2001-C2 servicing standard, that no material change has subsequently occurred with respect to the related Westfield Shoppingtown Meriden Mortgaged Property that would draw into question the applicability of such appraisal) and (ii) obtain or conduct, as applicable, an update of the prior appraisal once every 12 months thereafter for so long as the Westfield Shoppingtown Meriden Loan Pair or any successor REO mortgage loan, as the case may be, remains a required appraisal loan. The series 2001-C2 special servicer is required to deliver copies of all such appraisals and updated appraisals to the series 2001-C2 trustee, the series 2001-C2 master servicer and the series 2004-C8 trust fund as the holder of the Westfield Shoppingtown Meriden Mortgage Loan, in each such case, promptly following the series 2001-C2 special servicer's receipt of the subject item, and to the series 2001-C2 controlling class representative upon request, and based thereon, the series 2001-C2 special servicer is required to calculate and notify the series 2001-C2 trustee, the series 2001-C2 master servicer, the series 2001-C2 controlling class representative and the series
2004-C8 trust fund as the holder of the Westfield Shoppingtown Meriden Mortgage
Loan, of any resulting "Appraisal Reduction Amount" (as defined below with repect to the Westfield Shoppingtown Meriden Loan Pair). Such calculations by the series 2001-C2 special servicer will be subject to review and confirmation by the series 2001-C2 master servicer, provided that the series 2001-C2 master servicer may rely on any information provided by the series 2001-C2 special servicer.

     The Westfield Shoppingtown Meriden Loan Pair will become a single
"required appraisal loan" under the series 2001-C2 pooling and servicing agreement if (i) the Westfield Shoppingtown Meriden Loan Pair has become specially serviced and thereafter has been modified by the series 2001-C2 special servicer pursuant to the terms of the series 2001-C2 pooling and servicing agreement, (ii) the Westfield Shoppingtown Meriden Loan Pair is 60
days or more delinquent in respect of any monthly payment, except for a balloon payment, (iii) the Westfield Shoppingtown Meriden Loan Pair is delinquent in respect of its balloon payment for (A) 30 days, or (B) if the Westfield
Shoppingtown Meriden Borrower shall have represented in writing prior to the date such balloon payment was due that it was seeking a refinancing and the
Westfield Shoppingtown Meriden Borrower continued to make monthly payments equivalent to the scheduled monthly payment of principal and/or interest deemed to be due, (1) 90 days, or (2) if the Westfield Shoppingtown Meriden Borrower delivered a refinancing commitment acceptable to the series 2001-C2 special servicer, such number of days ending on the date (not to exceed 150 days after the date on which the balloon payment was first due) on which it was determined that the refinancing could not be reasonably expected to occur, (iv) the related Westfield Shoppingtown Meriden Mortgaged Property has become an REO
Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the Westfield Shoppingtown Meriden
Mortgaged Property, (vi) the Westfield Shoppingtown Meriden Borrower is subject to bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof or (vii) a mortgage loan in the Westfield Shoppingtown Meriden Loan Pair remains outstanding five years following any extension of its maturity date pursuant to the terms of the series 2001-C2 pooling and servicing agreement. The Westfield Shoppingtown
Meriden Loan Pair (unless it became a required appraisal loan pursuant to clause (vii) above) will cease to be a required appraisal loan under the series
2001-C2 pooling and servicing agreement at such time as it has become worked out (except if it had not become a specially serviced loan at the time the applicable event(s) described in any of clauses (i) through (vii) above ceased to exist), it has remained current for

                                      S-174

at least three consecutive monthly payments and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period.

     With respect to the Westfield Shoppingtown Meriden Loan Pair if it has
become a required appraisal loan, an "Appraisal Reduction Amount" is an amount
(beginning with the determination date immediately following the later of the date on which the Westfield Shoppingtown Meriden Loan Pair became a required appraisal loan and the date on which the applicable appraisal was obtained)
generally equal to the excess, if any, of: (a) the sum of, without duplication,
(i) the unpaid principal balance of the Westfield Shoppingtown Meriden Loan
Pair, (ii) to the extent not previously advanced by or on behalf of the series
2001-C2 master servicer, the series 2001-C2 trustee or the series 2001-C2 fiscal agent, all unpaid interest on the Westfield Shoppingtown Meriden Loan
Pair through the most recent due date prior to the date of calculation
(exclusive of any portion thereof that represents Post-ARD Additional Interest and/or Default Interest), (iii) all accrued and unpaid special servicing fees, liquidation fees and workout fees in respect of the Westfield Shoppingtown
Meriden Loan Pair, (iv) all related unreimbursed advances made by or on behalf of (plus all accrued interest on such advances payable to) the series 2001-C2 master servicer, the series 2001-C2 special servicer, the series 2001-C2 trustee and/or the series 2001-C2 fiscal agent with respect to the Westfield
Shoppingtown Meriden Loan Pair, (v) any other unpaid additional series 2001-C2 trust fund expenses in respect of the Westfield Shoppingtown Meriden Loan Pair, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the Westfield
Shoppingtown Meriden Mortgaged Property (in each case, net of any amounts escrowed for such items); over (b) an amount equal to the sum of (i) the excess, if any, of (A) 90% of the appraised value of the Westfield Shoppingtown
Meriden Mortgaged Property (including as an REO Property) as determined by the most recent appraisal or any letter update of such appraisal, over (B) the amount of (1) any obligations secured by liens on the Westfield Shoppingtown
Meriden Mortgaged Property (or REO Property) that are prior to the lien of the
Westfield Shoppingtown Meriden Loan Pair and (2) the estimated liquidation expenses for the Westfield Shoppingtown Meriden Mortgaged Property (or REO
Property), plus (ii) the amount of escrow payments and reserve funds held by the series 2001-C2 master servicer in respect of such required appraisal loan
(other than (A) escrow payments and reserve funds held in respect of any real estate taxes and assessments, insurance premiums and, if applicable, ground rents, (B) escrow payments and reserve funds that are to be applied or utilized within the 12-month period following the date of determination and (C) escrow payments and reserve funds that may not be applied towards the reduction of the principal balance of the Westfield Shoppingtown Meriden Loan Pair), plus (iii)
the amount of any letter of credit constituting additional security for the
Westfield Shoppingtown Meriden Loan Pair and that may be applied towards the reduction of the principal balance of the Westfield Shoppingtown Meriden Loan
Pair.

     Notwithstanding the foregoing, if (i) the Westfield Shoppingtown Meriden
Loan Pair becomes a required appraisal loan, (ii) either (A) no appraisal or update thereof has been obtained or conducted, as applicable, in accordance with the series 2001-C2 pooling and servicing agreement, with respect to the related Westfield Shoppingtown Meriden Mortgaged Property during the 12-month period prior to the date the Westfield Shoppingtown Meriden Loan Pair became a required appraisal loan or (B) there shall have occurred since the date of the most recent appraisal or update thereof a material change in the circumstances surrounding the Westfield Shoppingtown Meriden Mortgaged Property that would, in the series 2001-C2 special servicer's judgment, materially affect the value of the Westfield Shoppingtown Meriden Mortgaged Property, and (iii) no new
appraisal is obtained or conducted, as applicable, in accordance with the series 2001-C2 pooling and servicing agreement, within 60 days after the
Westfield Shoppingtown Meriden Loan Pair became a required appraisal loan, then
(x) until such new appraisal is obtained or conducted, as applicable, in accordance with the series 2001-C2 pooling and servicing agreement, the
Appraisal Reduction Amount will equal 25% of the stated principal balance of such required appraisal loan, and (y) upon receipt or performance, as applicable, in accordance with the series 2001-C2 pooling and servicing agreement, of such appraisal or update thereof by the series 2001-C2 special servicer, the appraisal reduction amount for such required appraisal loan will be recalculated in accordance with the preceding paragraph.

     At any time that any Appraisal Reduction Amount exists with respect to the
Westfield Shoppingtown Meriden Loan Pair, the series 2001-C2 controlling class representative may, at its own expense, obtain and deliver to the series
2001-C2 master servicer, the series 2001-C2 special servicer and the series
2001-C2 trustee an appraisal that satisfies the requirements provided in the series 2001-C2 pooling servicing agreement, and upon the written request of the series 2001-C2 controlling class representative, the series 2001-C2 special servicer will recalculate (and will be obligated to recalculate annually thereafter) the Appraisal Reduction Amount in respect of the Westfield
Shoppingtown Meriden Loan Pair based on the appraisal delivered by the series
2001-C2 controlling class representative and will notify the series 2001-C2 trustee, the series 2001-C2 master servicer and the series 2001-C2 controlling class representative of such recalculated Appraisal Reduction Amount. At any time that any Appraisal Reduction Amount exists with respect to the Westfield
Shoppingtown Meriden

                                      S-175

Loan Pair during a period that the Westfield Shoppingtown Meriden Loan Pair constitutes a required appraisal loan, the series 2004-C8 controlling class representative (as the designee of the holder of the Westfield Shoppingtown
Meriden Mortgage Loan) may, at its own expense, obtain and deliver to the series 2001-C2 master servicer, the series 2001-C2 special servicer and the series 2001-C2 trustee an appraisal that satisfies the requirements provided in the series 2001-C2 pooling and servicing agreement, and upon the written request of the series 2004-C8 controlling class representative (as the designee of the holder of the Westfield Shoppingtown Meriden Mortgage Loan), the series
2001-C2 special servicer will recalculate (and will be obligated to recalculate annually thereafter) the Appraisal Reduction Amount in respect of the Westfield
Shoppingtown Meriden Loan Pair based on the appraisal delivered by the series
2004-C8 controlling class representative (as the designee of the holder of the
Westfield Shoppingtown Meriden Mortgage Loan) and notify the series 2001-C2 trustee, the series 2001-C2 master servicer and the series 2004-C8 trust fund as the holder of the Westfield Shoppingtown Meriden Mortgage Loan of such recalculated Appraisal Reduction Amount.

MAINTENANCE OF INSURANCE UNDER THE SERIES 2001-C2 POOLING AND SERVICING
  AGREEMENT

     With respect to the Westfield Shoppingtown Meriden Loan Pair, the series
2001-C2 master servicer (if the Westfield Shoppingtown Meriden Loan Pair is not
specially serviced) and the series 2001-C2 special servicer (if the Westfield
Shoppingtown Meriden Loan Pair is specially serviced) will, consistent with the series 2001-C2 servicing standard, cause to be maintained for the Westfield
Shoppingtown Meriden Mortgaged Property all insurance coverage as is required under the related mortgage. In addition, the series 2004-C8 controlling class representative (as the designee of the holder of the Westfield Shoppingtown
Meriden Mortgage Loan) may request that earthquake insurance, to the extent such insurance may reasonably be obtained, be secured for the Westfield
Shoppingtown Meriden Mortgaged Property at the expense of the series 2004-C8 controlling class representative. If the Westfield Shoppingtown Meriden
Mortgaged Property becomes an REO Property, then, subject to the provisions of the series 2001-C2 pooling and servicing agreement, the series 2001-C2 special servicer, in accordance with the series 2001-C2 servicing standard, is also required to cause to be maintained for that REO Property no less insurance coverage than was previously required of the borrower under the related mortgage.

INDEMNIFICATION, REIMBURSEMENTS, FEES AND LIMITATIONS ON LIABILITY

     The respective parties to the series 2001-C2 pooling and servicing agreement will be entitled to indemnities, reimbursements, fees (including, without limitation, master servicing fees, special servicing fees, workout fees and/or liquidation fees and other additional servicing compensation specified in the series 2001-C2 pooling and servicing agreement) and limitations on liability in connection with the servicing and administration of the Westfield
Shoppingtown Meriden Loan Pair substantially similar to the indemnities, reimbursements, fees and limitations on liability to which the respective parties to the series 2004-C8 pooling and servicing agreement are entitled in connection with the servicing and administration of mortgage loans in the series 2004-C8 trust fund, including, to the extent applicable, the Westfield
Shoppingtown Meriden Mortgage Loan. In addition, each of the series 2001-C2 master servicer, the series 2001-C2 special servicer and the series 2001-C2 depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the series 2001-C2 pooling and servicing agreement, the interests of the series
2001-C2 certificateholders and the holders of the Westfield Shoppingtown
Meriden Loan Pair (as a collective whole); provided that if the Westfield
Shoppingtown Meriden Loan Pair and/or the holder of the Westfield Shoppingtown
Meriden Mortgage Loan is involved, such expenses, costs and liabilities will be payable out of the custodial account relating to the Westfield Shoppingtown
Meriden Loan Pair and, to the extent attributable to the Westfield Shoppingtown
Meriden Non-Trust Loan, will also be payable out of the pool custodial account established with respect to the series 2001-C2 trust fund if amounts on deposit in the custodial account relating to the Westfield Shoppingtown Meriden Loan
Pair are insufficient therefor. In no event will the series 2001-C2 master servicer or the series 2001-C2 special servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same person or affiliates) or by the series 2001-C2 depositor, the series
2001-C2 trustee, any series 2001-C2 certificateholder or any holder of the
Westfield Shoppingtown Meriden Mortgage Loan, subject to the provisions of the series 2001-C2 pooling and servicing agreement.

SALE OF THE WESTFIELD SHOPPINGTOWN MERIDEN MORTGAGE LOAN IF IT BECOMES A
  SPECIALLY SERVICED MORTGAGE LOAN

     The Westfield Shoppingtown Meriden Co-Lender Agreement provides that each holder of a mortgage loan in the Westfield Shoppingtown Meriden Loan Pair has the right to sell its respective mortgage loan in accordance with its respective securitization agreement (which, in the case of the Westfield
Shoppingtown Meriden Mortgage Loan, is the series 2004-C8 pooling and servicing agreement), if the Westfield Shoppingtown Meriden Loan Pair becomes specially serviced under the series 2001-C2 pooling and servicing agreement, at the price set forth in or determined in accordance with its respective securitization servicing agreement.

                                      S-176

     A purchase option will exist under the series 2004-C8 pooling and servicing agreement with respect to the Westfield Shoppingtown Meriden Mortgage
Loan, which option will be generally exercisable as described under "Servicing of the Mortgage Loans Under the Series 2004-C8 Pooling and Servicing
Agreement--Fair Value Option" in this prospectus supplement.

CERTAIN SERVICING MATTERS UNDER THE WESTFIELD SHOPPINGTOWN MERIDEN CO-LENDER
  AGREEMENT

     Pursuant to the Westfield Shoppingtown Meriden Co-Lender Agreement, for so
long as the Westfield Shoppingtown Meriden Non-Trust Loan or the Westfield
Shoppingtown Meriden Mortgaged Property is part of the Series 2001-C2
Securitization, notwithstanding any contrary provisions in the Westfield
Shoppingtown Meriden Co-Lender Agreement, the Westfield Shoppingtown Meriden
Loan Pair and the Westfield Shoppingtown Meriden Mortgaged Property will be serviced and administered in accordance with the series 2001-C2 pooling and servicing agreement by the series 2001-C2 master servicer and the series
2001-C2 special servicer.

                                      S-177

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-C8 certificates will be issued, on or about November 30,
2004, under the series 2004-C8 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o  the underlying mortgage loans;

     o  any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o  the loan documents for the underlying mortgage loans;

     o  our rights under our mortgage loan purchase agreement with the UBS
        Mortgage Loan Seller;

     o  any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o  those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Series
        2004-C8 Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Series
        2004-C8 Pooling and Servicing Agreement--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve
        Account" below.

     The series 2004-C8 certificates will include the following classes:

     o  the A-1, A-2, A-3, A-4, A-5, A-6, A-J, B, C, D, E and F classes, which are the classes of series 2004-C8 certificates that are offered by this prospectus supplement, and

     o  the X-CL, X-CP, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III, R-LR
        and V classes, which are the classes of series 2004-C8 certificates that--

        1.  will be retained or privately placed by us, and

        2.  are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-5, A-6, A-J, B, C, D, E, F, G, H, J, K, L,
M, N, P, Q, S and T certificates are the series 2004-C8 certificates that will have principal balances and are sometimes referred to as the series 2004-C8 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2004-C8 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C8 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2004-C8 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2004-C8 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-6, A-J, B, C,
D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will
be approximately $         , although it may be as much as 5% larger or
smaller.

                                      S-178

     The total notional amount of the class X-CP certificates will equal:

     o  during the period from the Issue Date through and including the payment
        date in           , the sum of (a) the lesser of $         and the total
        principal balance of the class    certificates outstanding from time to
        time and (b) the total principal balance of the class   ,   ,   ,   ,
          ,   ,   ,   ,   ,  ,   ,   and   certificates outstanding from time
        to time;

     o  during the period following the payment date in           through and
        including the payment date in          , the sum of (a) the lesser of
        $         and the total principal balance of the class    certificates
        outstanding from time to time and (b) the total principal balance of
        the class   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   and
        certificates outstanding from time to time;

     o  during the period following the payment date in           through and
        including the payment date in           , the sum of (a) the lesser of
        $         and the total principal balance of the class    certificates
        outstanding from time to time, (b) the total principal balance of the
        class    ,    ,    ,    ,    ,    ,    ,    ,    ,    and
        certificates outstanding from time to time, and (c) the lesser of $
        and the total principal balance of the class   certificates outstanding
        from time to time;

     o  during the period following the payment date in           through and
        including the payment date in           , the sum of (a) the lesser of
        $         and the total principal balance of the class    certificates
        outstanding from time to time, (b) the total principal balance of the
        class    ,    ,    ,    ,    ,    ,    and    certificates outstanding
        from time to time, and (c) the lesser of $         and the total
        principal balance of the class   certificates outstanding from time to
        time;

     o  during the period following the payment date in           through and
        including the payment date in           , the sum of (a) the lesser of
        $         and the total principal balance of the class    certificates
        outstanding from time to time, (b) the total principal balance of the
        class    ,    ,    ,    ,    ,    and    certificates outstanding from
        time to time, and (c) the lesser of $         and the total principal
        balance of the class   certificates outstanding from time to time;

     o  during the period following the payment date in           through and
        including the payment date in           , the sum of (a) the lesser of
        $         and the total principal balance of the class    certificates
        outstanding from time to time, (b) the total principal balance of the
        class    ,    and    certificates outstanding from time to time, and
        (c) the lesser of $         and the total principal balance of the
        class   certificates outstanding from time to time;

     o  during the period following the payment date in           through and
        including the payment date in           , the sum of (a) the lesser of
        $         and the total principal balance of the class    certificates
        outstanding from time to time, (b) the total principal balance of the
        class    certificates outstanding from time to time, and (c) the lesser
        of $        and the total principal balance of the class    certificates
        outstanding from time to time;

     o  during the period following the payment date in           through and
        including the payment date in           , the sum of (a) the lesser of
        $         and the total principal balance of the class    certificates
        outstanding from time to time, (b) the total principal balance of the
        class    certificates outstanding from time to time, and (c) the lesser
        of $         and the total principal balance of the class   certificates
        outstanding from time to time; and

     o  following the payment date in             , $0.

     The total initial notional amount of the class X-CP certificates will be
approximately $            , although it may be as much as 10% larger or
smaller.

     The class R-I, R-II, R-III, R-LR and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

                                     S-179

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o  all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o  all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to
        DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-C8 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in
Permitted Investments for the benefit and at the risk of the Trustee. See
"--The Trustee" below.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o  All payments and other collections on the mortgage loans and any REO
        Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

        1.  monthly debt service payments due on a due date subsequent to the end of the related collection period;

        2.  payments and other collections received by the relevant servicer after the end of the related collection period;

        3.  amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2004-C8 certificateholders, including--

                                     S-180

            (a)  amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing Under the Series
                 2004-C8 Pooling and Servicing Agreement--Servicing and Other
                 Compensation and Payment of Expenses" in this prospectus
                 supplement,

            (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2004-C8 pooling and servicing agreement, and

            (c)  amounts payable with respect to other expenses of the trust;
                 and

        4.  amounts deposited in the master servicer's custodial account in error.

     o  Any advances of delinquent monthly debt service payments made by the master servicer (or, in the case of the Westfield Shoppingtown Meriden
        Mortgage Loan, by the series 2001-C2 master servicer) on the underlying mortgage loans with respect to that payment date.

     o  Any payments made by the master servicer to cover Prepayment Interest
        Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Series 2004-C8 Pooling and Servicing Agreement--Custodial
Account" and "--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in
2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o  to pay itself a monthly fee, which is described under "--The Trustee"
        below, and investment earnings on Permitted Investments of funds in the collection account;

     o  to indemnify itself and various related persons as described under
        "Description of the Governing Documents--Matters Regarding the Trustee"
        in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent and various related persons;

     o  to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2004-C8 pooling and servicing agreement and the administration of the trust;

     o  to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under
        "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax
        and Other Taxes" in the accompanying prospectus and "Servicing Under the
        Series 2004-C8 Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o  to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o  with respect to each payment date during January of 2005 or any year thereafter that is not a leap year or during February of 2005 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an
        Actual/360 Basis; and

     o  to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2004-C8 certificates. For any payment date, those funds will consist of the following separate components--

     o  the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be

                                     S-181

        paid to the holders of the class A-1, A-2, A-3, A-4, A-5, A-6, A-J, B,
        C, D, E, F, G, H, J, K and/or X-CL certificates, as described under
        "--Payments--Payments of Prepayment Premiums and Yield Maintenance
        Charges" below,

     o  the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest"
        below, and

     o  the remaining portion of those funds, which--

        1.  we refer to as the Available P&I Funds, and

        2.  will be paid to the holders of all the series 2004-C8 certificates, other than the class V certificates, as described under
            "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning in 2005, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or, in the case of The Grace Building Mortgage Loan, the related mortgage interest rate, minus 0.02%, or, in the case of the Westfield Shoppingtown Meriden
Mortgage Loan, the related mortgage interest rate, minus 0.10%) on the Stated
Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning with March 2005, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2004-C8 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2004-C8 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date (or, in the case of the initial payment date, no later than the close of business on the Issue
Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2004-C8 certificates will bear interest, except for the R-I, R-II, R-III, R-LR and V classes.

     With respect to each interest-bearing class of the series 2004-C8 certificates, that interest will accrue during each interest accrual period based upon--

     o  the pass-through rate applicable for that class for that interest accrual period,

                                     S-182

     o  the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date,
        and

     o  the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments"
below, the holders of each interest-bearing class of the series 2004-C8 certificates will be entitled to receive--

     o  the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o  the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2004-C8 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under
"--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2004-C8 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2004-C8 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class
A-1, A-2, A-3, A-4 and A-5 certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class A-6, A-J, B, C, D, E, F, G, L, M, N,
P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.
However, with respect to any interest accrual period, if the Weighted Average
Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-6, A-J, B, C, D, E, F, G, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2004-C8 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rates for the class H and J certificates will, in the case of each of those classes, for any interest accrual period, equal the
Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

                                      CLASS
                         CLASS        MARGIN
                       -----------    ------

                       H .........      %
                       J .........      %

     The pass-through rates for the class K certificates will, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through
and including the interest accrual period that ends in          , will equal
the weighted average of the respective strip rates, which we refer to as class
X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class
X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C8 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2004-C8 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in          , on any particular component of
the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

                                     S-183

     (1) the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
         Weighted Average Pool Pass-Through Rate for that interest accrual period, over

     (2) the pass-through rate in effect during that interest accrual period for the class of series 2004-C8 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the interest accrual period that ends in          , the class
X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest
accrual period beginning in           and for each interest accrual period
thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C8 principal balance certificates. In general, the total principal balance of each class of series 2004-C8 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C8 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any payment date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class
X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in          , on any particular component of
the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, the applicable class X-CL strip rate will be calculated as follows:

     (1) if the subject component consists of the entire total principal balance of any class of series 2004-C8 principal balance certificates, and if that total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a)
         the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on
         Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2004-C8 principal balance certificates;

     (2) if the subject component consists of a designated portion (but not all)
         of the total principal balance of any class of series 2004-C8 principal balance certificates, and if that designated portion of that total principal balance also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
         Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2004-C8 principal balance certificates;

     (3) if the subject component consists of the entire total principal balance of any class of series 2004-C8 principal balance certificates, and if that total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2004-C8 principal balance certificates; and

                                     S-184

     (4) if the subject component consists of a designated portion (but not all)
         of the total principal balance of any class of series 2004-C8 principal balance certificates, and if that designated portion of that total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
         Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2004-C8 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the
interest accrual period that ends in          , the total principal balance of
each class of series 2004-C8 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C8 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III, R-LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-C8 principal balance certificates on each payment date will equal the portion of the Total Principal Payment Amount for that payment date allocable to that class.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be entitled on each payment date will, in the case of each of those classes, generally equal:

     o  in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject payment date) equal to the Total
        Principal Payment Amount for the subject payment date;

     o  in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject payment date) equal to the Total
        Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1 certificates are entitled on the subject payment date as described in the immediately preceding bullet);

     o  in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject payment date) equal to the Total
        Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1 and/or A-2 certificates are entitled on the subject payment date as described in the immediately preceding two bullets);

     o  in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject payment date) equal to the Total
        Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1, A-2 and/or
        A-3 certificates are entitled on the subject payment date as described in the immediately preceding three bullets);

     o  in the case of the class A-5 certificates, an amount (not to exceed the total principal balance of the class A-5 certificates outstanding immediately prior to the subject payment date) equal to the Total
        Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1, A-2, A-3 and/or A-4 certificates are entitled on the subject payment date as described in the immediately preceding four bullets); and

     o  in the case of the class A-6 certificates, an amount (not to exceed the total principal balance of the class A-6 certificates outstanding immediately prior to the subject payment date) equal to the Total
        Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1, A-2, A-3,
        A-4 and/or A-5 certificates are entitled on the subject payment date as described in the immediately preceding five bullets).

                                     S-185

     Notwithstanding the foregoing, on each payment date coinciding with or following the Class A-Senior Principal Payment Cross-Over Date, and in any
event on the final payment date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-4, A-5 and A-6 classes are outstanding at that time, payments of principal on the A-1, A-2,
A-3, A-4, A-5 and/or A-6 classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, generally up to the Total Principal Payment Amount for the subject payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S and T certificates will be entitled on each payment date will, in the case of each of those classes, generally equal the lesser of:

     o  the total principal balance of the subject class of series 2004-C8 principal balance certificates outstanding immediately prior to the subject payment date; and

     o  the excess, if any, of (a) the Total Principal Payment Amount for the
        subject payment date, over (b) the total principal balance of all other classes of series 2004-C8 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2004-C8 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-J, B, C, D, E, F, G, H, J, K,
L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF
PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-4,
A-5 AND A-6 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE
HOLDERS OF ANY CLASS OF SERIES 2004-C8 PRINCIPAL BALANCE CERTIFICATES
(EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-4, A-5 AND A-6 CERTIFICATES) BE
ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE
OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2004-C8 PRINCIPAL BALANCE
CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final payment date in connection with a termination of the trust, subject to the Available P&I Funds for that final payment date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2004-C8 principal balance certificates will be entitled to payments of principal up to the total principal balance of that class of series 2004-C8 principal balance certificates outstanding immediately prior to that final payment date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C8 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C8 certificates), thereby reducing the payments of principal on the series 2004-C8 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-C8 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2004-C8 principal balance certificates.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2004-C8 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-C8 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments"
below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2004-C8 principal balance certificates for any payment

                                     S-186

date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2004-C8 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C8 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2004-C8 principal balance certificates. See "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

 ORDER OF
 PAYMENT     RECIPIENT CLASS OR CLASSES                              TYPE AND AMOUNT OF PAYMENT
---------   ----------------------------   ------------------------------------------------------------------------------

                  A-1, A-2, A-3,           Interest up to the total interest payable on those classes, pro rata based on
     1            A-4, A-5, A-6,           the respective amounts of that interest payable on each of those classes
                   X-CL and X-CP

     2                 A-1*                Principal up to the total principal payable on that class

     3                 A-2*                Principal up to the total principal payable on that class

     4                 A-3*                Principal up to the total principal payable on that class

     5                 A-4*                Principal up to the total principal payable on that class

     6                 A-5*                Principal up to the total principal payable on that class

     7                 A-6*                Principal up to the total principal payable on that class

                                           Reimbursement up to the total loss reimbursement amount for those
     8            A-1, A-2, A-3,           classes, pro rata based on the loss reimbursement amount for each of those
                 A-4, A-5 and A-6          classes
-------------------------------------------------------------------------------------------------------------------------
     9                  A-J                Interest up to the total interest payable on that class

    10                  A-J                Principal up to the total principal payable on that class

    11                  A-J                Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------
    12                   B                 Interest up to the total interest payable on that class

    13                   B                 Principal up to the total principal payable on that class

    14                   B                 Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------
    15                   C                 Interest up to the total interest payable on that class

    16                   C                 Principal up to the total principal payable on that class

    17                   C                 Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------
    18                   D                 Interest up to the total interest payable on that class

    19                   D                 Principal up to the total principal payable on that class

    20                   D                 Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

                                      S-187

 ORDER OF
 PAYMENT     RECIPIENT CLASS OR CLASSES                        TYPE AND AMOUNT OF PAYMENT
---------   ----------------------------   -----------------------------------------------------------------

    21                    E                Interest up to the total interest payable on that class

    22                    E                Principal up to the total principal payable on that class

    23                    E                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    24                    F                Interest up to the total interest payable on that class

    25                    F                Principal up to the total principal payable on that class

    26                    F                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    27                    G                Interest up to the total interest payable on that class

    28                    G                Principal up to the total principal payable on that class

    29                    G                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    30                    H                Interest up to the total interest payable on that class

    31                    H                Principal up to the total principal payable on that class

    32                    H                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    33                    J                Interest up to the total interest payable on that class

    34                    J                Principal up to the total principal payable on that class

    35                    J                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    36                    K                Interest up to the total interest payable on that class

    37                    K                Principal up to the total principal payable on that class

    38                    K                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    39                    L                Interest up to the total interest payable on that class

    40                    L                Principal up to the total principal payable on that class

    41                    L                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    42                    M                Interest up to the total interest payable on that class

    43                    M                Principal up to the total principal payable on that class

    44                    M                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    45                    N                Interest up to the total interest payable on that class

    46                    N                Principal up to the total principal payable on that class

    47                    N                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    48                    P                Interest up to the total interest payable on that class

    49                    P                Principal up to the total principal payable on that class

    50                    P                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    51                    Q                Interest up to the total interest payable on that class

    52                    Q                Principal up to the total principal payable on that class

                                      S-188

 ORDER OF
 PAYMENT     RECIPIENT CLASS OR CLASSES                        TYPE AND AMOUNT OF PAYMENT
---------   ----------------------------   -----------------------------------------------------------------

    53                    Q                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    54                    S                Interest up to the total interest payable on that class

    55                    S                Principal up to the total principal payable on that class

    56                    S                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    57                    T                Interest up to the total interest payable on that class

    58                    T                Principal up to the total principal payable on that class

    59                    T                Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------------
    60          R-I, R-II, R-III and       Any remaining Available P&I Funds
                        R-LR
------------------------------------------------------------------------------------------------------------

*    In general, no payments of principal will be made with respect to the class
     A-6 certificates until the total principal balance of the class A-1, A-2,
     A-3, A-4 and A-5 certificates is reduced to zero; no payments of principal will be made with respect to the class A-5 certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero; no payments of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1,
     A-2 and A-3 certificates is reduced to zero; no payments of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero;
     and no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on each payment date coinciding with or following the Class A-Senior Principal Payment Cross-Over Date, and
     in any event on the final payment date, assuming any two or more of the
     A-1, A-2, A-3, A-4, A-5 and A-6 classes are outstanding at that time, payments of principal on the A-1, A-2, A-3, A-4, A-5 and/or A-6 classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, A-5,
A-6, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o  the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable from it, multiplied by

     o  a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2004-C8 certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o  a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2004-C8 certificates on that payment date, and the denominator of which is the Total Principal
        Payment Amount for that payment date.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable from it, to the holders of the class X-CL certificates.

     Neither we nor the underwriters make any representation as to--

     o  the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o  the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                     S-189

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o  payments on the series 2004-C8 certificates,

     o  allocations of Realized Losses and Additional Trust Fund Expenses to the
        series 2004-C8 certificates, and

     o  the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2004-C8 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2004-C8 pooling and servicing agreement will be applied--

     o  first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o  thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding; provided that, with respect to the
Westfield Shoppingtown Meriden Mortgage Loan, such advances will primarily be made by the series 2001-C2 master servicer.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C8 principal balance certificates. If this occurs following the payments made to the series 2004-C8 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2004-C8 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

                                     S-190

            ORDER OF ALLOCATION              CLASS
           -------------------- -------------------------------

                     1st                       T
                     2nd                       S
                     3rd                       Q
                     4th                       P
                     5th                       N
                     6th                       M
                     7th                       L
                     8th                       K
                     9th                       J
                    10th                       H
                    11th                       G
                    12th                       F
                    13th                       E
                    14th                       D
                    15th                       C
                    16th                       B
                    17th                      A-J
                    18th              A-1, A-2, A-3, A-4,
                                          A-5 and A-6,
                                    pro rata based on total
                                 outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2004-C8 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2004-C8 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o  the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional
        Interest), over

     o  the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD
        Additional Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional
Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o  any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o  any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o  the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

                                     S-191

     o  any unanticipated, non-mortgage loan specific expense of the trust, including--

        1.  any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under "Description of the Governing Documents--Matters Regarding the Trustee" in the
            accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

        2.  any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under
            "Description of the Governing Documents--Matters Regarding the
            Master Servicer, the Special Servicer, the Manager and Us" in the
            accompanying prospectus, and

        3.  any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Servicing Under the Series 2004-C8 Pooling and Servicing Agreement--REO Properties"
            in this prospectus supplement and/or "Federal Income Tax
            Consequences--REMICs--Prohibited Transactions Tax and Other Taxes"
            in the accompanying prospectus;

     o  rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

     o  any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series
        2004-C8 Pooling and Servicing Agreement--Realization Upon Defaulted
        Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and
        Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the governing servicing agreement for an Outside
Serviced Loan Combination that are similar to the Additional Trust Fund
Expenses described above and that relate to such Outside Serviced Loan
Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2004-C8 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the related Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

     THE WESTFIELD SHOPPINGTOWN MERIDEN MORTGAGE LOAN IS GENERALLY SUBORDINATE
TO THE WESTFIELD SHOPPINGTOWN MERIDEN NON-TRUST LOAN AND, ACCORDINGLY, LOSSES
AND EXPENSES INCURRED WITH RESPECT TO THE WESTFIELD SHOPPINGTOWN MERIDEN LOAN
PAIR WILL GENERALLY BE BORNE BY THE TRUST, AS HOLDER OF THE WESTFIELD
SHOPPINGTOWN MERIDEN MORTGAGE LOAN.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2004-C8 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2004-C8 principal balance certificates, the total principal balances of one or more classes of series 2004-C8 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2004-C8 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2004-C8 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2004-C8 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated
principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside
Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that--

     o  were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

                                     S-192

     o  were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period (and, in the case of the Westfield Shoppingtown
        Meriden Mortgage Loan, were not advanced on a timely basis by the master servicer under the series 2001-C2 pooling and servicing agreement).

     Although The Grace Building Mortgage Loan is not being serviced under the series 2004-C8 pooling and servicing agreement, advances of delinquent monthly debt service payments with respect to The Grace Building Mortgage Loan are being made by the master servicer pursuant to the series 2004-C8 pooling and servicing and not by any party to the series 2004-CIBC9 pooling and servicing agreement. Further, the parties to each applicable pooling and servicing agreement for each mortgage loan included in The Grace Building Loan Group are required to make independent determinations with respect to the recoverability of P&I advances on their respective Grace Building mortgage loans out of related collections.

     The Westfield Shoppingtown Meriden Mortgage Loan is not being serviced under the series 2004-C8 pooling and servicing agreement, and advances of delinquent debt service payments for the Westfield Shoppingtown Meriden
Mortgage Loan will be made by the master servicer for the Series 2001-C2
Securitization. The master servicer under the series 2004-C8 pooling and servicing agreement will be required, however, to make any advance of a delinquent monthly debt service payment with respect to the Westfield
Shoppingtown Meriden Mortgage Loan that the master servicer under the series
2001-C2 pooling and servicing agreement is required but fails to make, unless either of those master servicers has determined that such advance would not be recoverable from collections on the Westfield Shoppingtown Meriden Mortgage
Loan.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion (but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. Subject to the discussion below regarding the Westfield Shoppingtown
Meriden Mortgage Loan, the interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal the product of:

     o  the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o  a fraction, the numerator of which is equal to the Stated Principal
        Balance of the mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the mortgage loan) and the denominator of which is equal to the Stated Principal
        Balance of the mortgage loan.

     Any Appraisal Reduction Amounts with respect to The Grace Building Loan
Group will be determined based upon appraisals obtained in accordance with the series 2004-CIBC9 pooling and servicing agreement, as described under
"Servicing of The Grace Building Loan Group--Appraisal Reduction Events and
Appraisal Reduction Amounts Under the Series 2004-CIBC9 Pooling and Servicing
Agreement" in this prospectus supplement, and will affect the amount of any advances of delinquent interest required to be made on The Grace Building
Mortgage Loan by the master servicer. Any Appraisal Reduction Amounts with respect to the Westfield Shoppingtown Meriden Loan Pair will be determined based upon appraisals obtained in accordance with the series 2001-C2 pooling and servicing agreement and will affect the amount of any P&I advances required to be made on the Westfield Shoppingtown Meriden Mortgage Loan by the series
2001-C2 master servicer, as described under "Servicing of the Westfield
Shoppingtown Meriden Loan Pair--Required Appraisals and Appraisal Reduction
Calculations Under the Series 2001-C2 Pooling and Servicing Agreement" in this prospectus supplement, in addition to the amount of any backup advances of delinquent interest required to be made on the Westfield Shoppingtown Meriden
Mortgage Loan by the master servicer under the series 2004-C8 pooling and servicing agreement.

     In the case of any underlying mortgage loan that is part of a Serviced
Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction
Amount with respect to the subject Serviced Loan Combination that is allocable to that underlying mortgage loan. Each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an
Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a
Serviced Loan Combination will be allocated, first, to the related Non-Trust
Loan(s), up to the outstanding principal balance thereof, and then, to the underlying mortgage loan included in that Serviced Loan Combination. Any
Appraisal Reduction Amount with respect to The Grace Building Loan Group will be calculated in accordance with the series 2004-CIBC9 pooling and servicing agreement and will be allocated, first, on a pro rata basis by balance, to The
Grace Building

                                     S-193

Subordinate Non-Trust Loans, up to the respective unpaid principal balances thereof, and then, on a pro rata basis by balance, to The Grace Building
Mortgage Loan and The Grace Building Pari Passu Non-Trust Loans. Any Appraisal
Reduction Amount with respect to the Westfield Shoppingtown Meriden Loan Pair will be calculated in accordance with the series 2001-C2 pooling and servicing agreement and will be taken into account in reducing the aggregate P&I advance for the entire Westfield Shoppingtown Meriden Loan Pair, with that reduction to be applied first to the portion of that aggregate P&I advance that is attributable to the Westfield Shoppingtown Meriden Mortgage Loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-C8 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2004-C8 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside
Serviced Trust Mortgage Loans. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below. None of the master servicer, the trustee or the fiscal agent will be required to make any
P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made.
None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an
REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. See "Description of the
Certificates--Advances" in the accompanying prospectus and "Servicing Under the
Series 2004-C8 Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C8 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C8 certificates), thereby reducing the payments of principal on the series 2004-C8 principal balance certificates.

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2004-C8 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2004-C8 certificateholders to the detriment of other classes of series 2004-C8 certificateholders will not constitute a violation of the
Servicing Standard or a breach of the terms of the series 2004-C8 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2004-C8 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for

                                     S-194

so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2004-C8 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

     o  first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o  then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     The series 2001-C2 pooling and servicing agreement also provides for the payment of interest on P&I advances to the party that makes that advance. In the case of the Westfield Shoppingtown Meriden Loan Pair, if not covered by
Default Interest or late payment charges on that loan pair, interest on related
P&I advances (including P&I advances with respect to the Westfield Shoppingtown
Meriden Non-Trust Loan) will result in losses and shortfalls to the trust, as holder of the Westfield Shoppingtown Meriden Mortgage Loan, before there is any effect on the Westfield Shoppingtown Meriden Non-Trust Loan.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2004-C8 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o  each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o  each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o  A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

                                     S-195

     o  A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o  A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series
2004-C8 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to each of The Grace
Building Mortgage Loan and the Westfield Shoppingtown Meriden Mortgage Loan)
and the corresponding mortgaged real properties:

     o  a CMSA delinquent loan status report;

     o  a CMSA historical loan modification and corrected mortgage loan report;

     o  a CMSA historical liquidation report;

     o  a CMSA REO status report;

     o  a CMSA servicer watch list;

     o  a loan payoff notification report;

     o  a CMSA comparative financial status report;

     o  a CMSA loan level reserve/LOC report;

     o  a CMSA loan periodic update file;

     o  a CMSA property file; and

     o  a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o  with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o  with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the series 2004-CIBC9 master servicer or the series 2001-C2 master servicer, as applicable, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2004-C8 pooling and servicing agreement.
To the extent any such information with respect to an Outside Serviced Trust
Mortgage Loan or the related mortgaged real property is received from the series 2004-CIBC9 master servicer or the series 2001-C2 master servicer, as applicable, the series 2004-C8 master servicer is required to aggregate that information with the CMSA reports the series 2004-C8 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available Electronically." The obligation of the series
2004-C8 master servicer and/or the trustee to remit any reports or information identified in this "--Certificateholder Reports; Available Information" section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

                                     S-196

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2004-C8 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, the series 2004-CIBC9 master servicer, the series 2001-C2 master servicer or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2004-C8 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-C8 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2004-C8 certificateholders and beneficial owners of series 2004-C8 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2004-C8 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2004-C8 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2004-C8 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series
2004-C8 certificateholders.

     Other Information. The series 2004-C8 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o  this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
        2004-C8 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o  the series 2004-C8 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

                                     S-197

     o  all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C8 certificateholders since the Issue Date;

     o  all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2004-C8 Pooling and Servicing
        Agreement--Evidence as to Compliance" in this prospectus supplement;

     o  all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2004-C8 Pooling and
        Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o  the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced
        Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o  the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

     o  upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
        (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2004-C8
        Pooling and Servicing Agreement--Inspections; Collection of Operating
        Information" in this prospectus supplement;

     o  upon request, except in the case of an Outside Serviced Trust Mortgage
        Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2004-C8 Pooling and
        Servicing Agreement--Inspections; Collection of Operating Information"
        in this prospectus supplement;

     o  the series 2004-CIBC9 pooling and servicing agreement and any reports and other information delivered under that agreement to the master servicer, on behalf of the holder of The Grace Building Mortgage Loan, and forwarded to the trustee; and

     o  the series 2001-C2 pooling and servicing agreement and any reports and other information delivered under that agreement to the master servicer, on behalf of the holder of the Westfield Shoppingtown Meriden Mortgage
        Loan, and forwarded to the trustee.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o  in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2004-C8 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

     o  in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2004-C8 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2004-C8 certificates will be allocated among the respective classes of those certificates as follows:

                                     S-198

     o  99% of the voting rights will be allocated among the holders of the various classes of series 2004-C8 certificates that have principal balances, pro rata in accordance with those principal balances;

     o  1% of the voting rights will be allocated among the holders of the class
        X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o  0% of the voting rights will be allocated among the holders of the class
        R-I, R-II, R-III, R-LR and V certificates.

     Voting rights allocated to a class of series 2004-C8 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2004-C8 pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2004-C8 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

     Written notice of termination of the series 2004-C8 pooling and servicing agreement will be given to each series 2004-C8 certificateholder. The final payment with respect to each series 2004-C8 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2004-C8 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers
Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o  the sum of--

        1.  the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with
            (a) interest, other than Default Interest and Post-ARD Additional
            Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

        2.  the appraised value of all REO Properties then included in the trust,

     minus

     o  solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-C8 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2004-C8 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2004-C8 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C8 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2004-C8 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2004-C8 certificateholders. As of the
Issue Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securitization Trust Services--LB-UBS Commercial Mortgage Trust Series 2004-C8.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

                                     S-199

     o  be authorized under those laws to exercise trust powers,

     o  have a combined capital and surplus of at least $50,000,000, and

     o  be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C8 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o  accrue at the annual rate stated in the series 2004-C8 pooling and servicing agreement,

     o  accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o  be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o  entitled to retain any interest or other income earned on those funds,
        and

     o  required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

     LaSalle Bank National Association is also the trustee under the series
2001-C2 pooling and servicing agreement, which governs the administration of the Westfield Shoppingtown Meriden Loan Pair, and under the series 2004-CIBC9 pooling and servicing agreement, which governs the administration of The Grace
Building Loan Group.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2004-C8 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent
Monthly Debt Service Payments" above and servicing advances as described under
"Servicing Under the Series 2004-C8 Pooling and Servicing Agreement--Servicing
and Other Compensation and Payment of Expenses" in this prospectus supplement.
The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                                     S-200

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o  the price at which the certificate is purchased by an investor, and

     o  the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o  the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o  the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o  the rate, timing and severity of Realized Losses and Additional Trust
        Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o  the timing and severity of any Net Aggregate Prepayment Interest
        Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2004-C8 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2004-C8 certificates, while work-outs are negotiated or foreclosures are completed.
These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Series 2004-C8 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents," "Servicing of The
Grace Building Loan Group--Modifications Under the Series 2004-CIBC9 Pooling
and Servicing Agreement" and "Servicing of the Westfield Shoppingtown Meriden
Loan Pair--Modifications Under the Series 2001-C2 Pooling and Servicing
Agreement" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

                                     S-201

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o  you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o  the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C8 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2004-C8 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

     Relevant Factors  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o  prevailing interest rates;

     o  the terms of the mortgage loans, including--

        1.  provisions that require the payment of prepayment premiums and yield maintenance charges,

        2.  provisions that impose prepayment lock-out periods, and

        3.  amortization terms that require balloon payments;

     o  the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o  the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

                                     S-202

     o  the quality of management of the mortgaged real properties;

     o  the servicing of the mortgage loans;

     o  possible changes in tax laws; and

     o  other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool," "Servicing Under the Series 2004-C8 Pooling
and Servicing Agreement," "Servicing of The Grace Building Loan Group" and
"Servicing of the Westfield Shoppingtown Meriden Loan Pair" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o  the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o  the relative importance of those factors;

     o  the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o  the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class

                                     S-203

of offered certificates. We prepared those tables using the Modeling
Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 99 24/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o  determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates,
        and

     o  converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the
Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies.
Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate.
Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o  the underlying mortgage loans will prepay at any particular rate,

     o  the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o  the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o  the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o  the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o  multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o  sum the results; and

                                     S-204

     o  divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, A-2, A-3, A-4, A-5 and/or A-6 certificates (allocated among those classes as described under "Description of the Offered Certificates--Payments--Payments
of Principal" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3 and A-4 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o  the weighted average life of that class, and

     o  the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o  the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o  all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o  mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o  purchase the mortgage loans that we will include in the trust, and

     o  pay expenses incurred in connection with the issuance of the series
        2004-C8 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-C8 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage
Loan, and subject to any other assumptions set forth in the opinion, each of the single loan REMIC described below, REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o  the underlying mortgage loans,

     o  any REO Properties acquired on behalf of the series 2004-C8 certificateholders,

     o  the master servicer's custodial account,

     o  the special servicer's REO account, and

                                     S-205

     o  the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans held in that REMIC. In addition, the Westfield
Shoppingtown Meriden Mortgage Loan will constitute the primary asset of a separate REMIC, and the regular interests in that single loan REMIC will be an asset of REMIC I instead of that mortgage loan or any related REO Property.

     For federal income tax purposes,

     o  the class R-LR certificates will evidence the sole class of residual interests in the Westfield Shoppingtown Meriden single loan REMIC,

     o  the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o  the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o  the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o  the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o  the class A-1, A-2, A-3, A-4, A-5, A-6, A-J, X-CL, X-CP, B, C, D, E, F,
        G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o  the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2004-C8 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o  the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o  no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

                                     S-206

     o  there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C)
of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o  a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o  a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code;
        and

     o  the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

                                     S-207

     (4)  the release is not within two years of the startup day of the REMIC.

     The Westfield Shoppingtown Meriden Mortgage Loan is currently subject to defeasance, and we would be required to repurchase that mortgage loan from the trust if the defeasance was to occur prior to the second anniversary of the
Issue Date. See "Description of the Mortgage Pool--Cures and Repurchases" in
this prospectus supplement. In addition, following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue
Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C8 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income
Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are--

     o  a fiduciary of a Plan, or

     o  any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2004-C8 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus.
However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2004-C8 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C8 certificates by
Plans, it cannot be assured that benefit plan investors will own less than 25%
of each class of the series 2004-C8 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited

                                     S-208

Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o  the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o  the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
        Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o  first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o  second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P,
        Moody's or Fitch;

     o  third, the trustee cannot be an affiliate of any other member of the
        Restricted Group (other than an underwriter);

     o  fourth, the following must be true--

        1.  the sum of all payments made to and retained by Exemption-Favored
            Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

        2.  the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

        3.  the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2004-C8 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o  fifth, the investing Plan must be an accredited investor as defined in
        Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A
Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o  the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o  certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
        Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o  certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

                                     S-209

     o  the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
        Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage
        Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o  the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o  the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o  the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o  the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o  the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o  providing services to the Plan, or

     o  having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o  the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o  the investment is appropriate for Plans generally or for any particular
        Plan.

                               LEGAL INVESTMENT

     None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal

                                     S-210

investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o  are legal investments for them, or

     o  are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us,
will be approximately    % of the total principal balance of the offered
certificates, plus accrued interest on all the offered certificates from
November 11, 2004. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November 30, 2004, against payment for them in immediately available funds.

                                  CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4     CLASS A-5     CLASS A-6
UNDERWRITER                      -----------   -----------   -----------   -----------   -----------   ----------

Lehman Brothers Inc ..........     $             $             $             $             $            $
UBS Securities LLC ...........
                                   ---------     ---------     ---------     ---------     ---------    ---------
Total ........................     $             $             $             $             $            $
                                   =========     =========     =========     =========     =========    =========

                                   CLASS A-J     CLASS B     CLASS C     CLASS D     CLASS E      CLASS F
UNDERWRITER                       -----------   ---------   ---------   ---------   ---------   ----------

Lehman Brothers Inc. ..........     $            $           $           $           $           $
UBS Securities LLC ............
                                    ---------    ---------   ---------   ---------   ---------   ---------
Total .........................     $            $           $           $           $           $
                                    =========    =========   =========   =========   =========   =========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o  the receipt of various legal opinions; and

     o  the satisfaction of various conditions, including that--

        1.  no stop order suspending the effectiveness of our registration statement is in effect, and

        2.  no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can

                                     S-211

be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o  Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o  UBS Securities LLC is acting as co-lead manager.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant
Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New
York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                        CLASS           S&P           MOODY'S
                       -------         -----         --------

                          A-1           AAA             Aaa
                          A-2           AAA             Aaa
                          A-3           AAA             Aaa
                          A-4           AAA             Aaa
                          A-5           AAA             Aaa
                          A-6           AAA             Aaa
                          A-J           AAA             Aaa
                           B            AA+             Aa1
                           C             AA             Aa2
                           D            AA-             Aa3
                           E             A+             A1
                           F             A              A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o  the tax attributes of the offered certificates or of the trust,

     o  whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o  the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o  the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

                                     S-212

     o  whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment
        Interest Shortfalls,

     o  whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o  the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-213

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "222 EAST 41ST STREET BORROWER" means the borrower under the 222 East 41st
Street Loan Pair, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 222 East 41st Street Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "222 EAST 41ST STREET CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of September 30, 2004, between the initial holder of the promissory note for the 222 East 41st Street Mortgage Loan and the initial 222
East 41st Street Non-Trust Loan Noteholder.

     "222 EAST 41ST STREET GROUND LEASE" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
222 East 41st Street Mortgage Loan--Ground Lease" in this prospectus supplement.

     "222 EAST 41ST STREET LOAN PAIR" means, collectively, the 222 East 41st
Street Mortgage Loan and the 222 East 41st Street Non-Trust Loan.

     "222 EAST 41ST STREET MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is, together with the 222 East 41st
Street Non-Trust Loan, secured by the 222 East 41st Street Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of
$105,000,000.

     "222 EAST 41ST STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 222 East 41st Street.

     "222 EAST 41ST STREET NON-TRUST LOAN" means the mortgage loan that: (a) is, together with the 222 East 41st Street Mortgage Loan, secured by the 222 East
41st Street Mortgaged Property; (b) has an unpaid principal balance, as of the cut-off date, of approximately $55,000,000; and (c) will not be included in the trust.

     "222 EAST 41ST STREET NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing the 222 East 41st Street Non-Trust Loan.

     "222 EAST 41ST STREET TRIGGER EVENT" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
222 East 41st Street Mortgage Loan--Lockbox" in this prospectus supplement.

     "757 THIRD AVENUE CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of October 21, 2004, between the initial holder of the promissory note for the 757 Third Avenue Mortgage Loan and the initial 757 Third
Avenue Non-Trust Loan Noteholder.

     "757 THIRD AVENUE LOAN PAIR" means, collectively, the 757 Third Avenue
Mortgage Loan and the 757 Third Avenue Non-Trust Loan.

     "757 THIRD AVENUE MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is, together with the 757 Third
Avenue Non-Trust Loan, secured by the 757 Third Avenue Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $70,000,000.

     "757 THIRD AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 757 Third Avenue.

     "757 THIRD AVENUE NON-TRUST LOAN NOTEHOLDER" means, collectively, the holder of the 757 Third Avenue Note B1 Non-Trust Loan and the holder of the 757
Third Avenue Note B2 Non-Trust Loan.

     "757 THIRD AVENUE NON-TRUST LOAN" means, collectively, the 757 Third Avenue
Note B1 Non-Trust Loan and the 757 Third Avenue Note B2 Non-Trust Loan.

     "757 THIRD AVENUE NOTE B1 NON-TRUST LOAN" means the mortgage loan that: (a)
is evidenced by a promissory note designated as Note B1; (b) is, together with the 757 Third Avenue Mortgage Loan and the 757 Third Avenue Note B2 Non-Trust
Loan, secured by the 757 Third Avenue Mortgaged Property; (c) has an unpaid principal balance, as of the cut-off date, of approximately $35,000,000; and (d)
will not be included in the trust.

                                     S-214

     "757 THIRD AVENUE NOTE B2 NON-TRUST LOAN" means the mortgage loan that: (a)
is evidenced by a promissory note designated as Note B2; (b) is, together with the 757 Third Avenue Mortgage Loan and the 757 Third Avenue Note B1 Non-Trust
Loan, secured by the 757 Third Avenue Mortgaged Property; (c) has an unpaid principal balance, as of the cut-off date, of approximately $25,000,000; and (d)
will not be included in the trust.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o  arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o  is not required to be paid by any party to the series 2004-C8 pooling and servicing agreement,

     o  is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o  is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or
        Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

     o  causes a shortfall in the payments of interest (other than Post-ARD
        Additional Interest) or principal on any class of series 2004-C8 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of--

     o  the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2004-C8 pooling and servicing agreement,

     o  the per annum rate at which the monthly trustee fee is calculated under the series 2004-C8 pooling and servicing agreement,

     o  solely with respect to The Grace Building Mortgage Loan, the per annum rate at which the applicable servicing fee for that mortgage loan is calculated (on an Actual/360 Basis) under the series 2004-CIBC9 pooling and servicing agreement, and

     o  solely with respect to the Westfield Shoppingtown Meriden Mortgage Loan, the per annum rate at which the servicing fee for that mortgage loan is calculated (on an Actual/360 Basis) under the series 2001-C2 pooling and servicing agreement.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that will equal the excess, if any, of
"x" over "y" where--

     o  "x" is equal to the sum of:

        1.  the Stated Principal Balance of the mortgage loan;

        2.  to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

        3.  all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

        4.  all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2004-C8 pooling and servicing agreement;

        5.  any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

                                     S-215

        6.  all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

     o  "y" is equal to the sum of:

        1.  the excess, if any, of--

            (a)     90% of the resulting appraised or estimated value of the
                    related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer (acting in accordance with the Servicing Standard) based on its
                    review of the related appraisal and other relevant
                    information), over

            (b)     the amount of any obligations secured by liens on the
                    property that are prior to the lien of the mortgage loan;

        2.  the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

            (a)     are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

            (b)     are not otherwise scheduled to be applied (except to pay
                    debt service on the mortgage loan) within the next 12
                    months, and

            (c)     may be used to reduce the principal balance of the mortgage loan; and

        3.  the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust (other than an
Outside Serviced Trust Mortgage Loan)--

     o  an Appraisal Trigger Event occurs,

     o  no appraisal or other valuation estimate, as described under "Servicing
        Under the Series 2004-C8 Pooling and Servicing Agreement--Required
        Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o  either--

        1.  no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger
            Event, or

        2.  there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal
Trigger Event has occurred during the preceding three-month period; and no
Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an
Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a
Serviced Loan Combination will be allocated: first, to the related Serviced
Non-Trust Loan(s) in that Serviced Loan Combination, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon; and then, to the underlying mortgage loan in that Serviced Loan Combination.

                                     S-216

     In the case of The Grace Building Loan Group, upon the occurrence of an
Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to The Grace Building Loan Group will be as calculated in accordance with the series 2004-CIBC9 pooling and servicing agreement and generally as described under "Servicing of The Grace Building Loan
Group--Appraisal Reduction Events and Appraisal Reduction Amounts Under the
Series 2004-CIBC9 Pooling and Servicing Agreement" in this prospectus supplement. Any Appraisal Reduction Amount with respect to The Grace Building
Loan Group will be allocated first, on a pro rata basis by balance, to The
Grace Building Subordinate Non-Trust Loans, and then, on a pro rata basis by balance, to The Grace Building Mortgage Loan and The Grace Building Pari Passu
Non-Trust Loans.

     In the case of the Westfield Shoppingtown Meriden Mortgage Loan, upon the occurrence of an Appraisal Trigger Event with respect thereto, the Appraisal
Reduction Amount, if any, with respect to the Westfield Shoppingtown Meriden
Loan Pair will be calculated under the series 2001-C2 pooling and servicing agreement and generally as described under "Servicing of the Westfield
Shoppingtown Meriden Loan Pair--Required Appraisals and Appraisal Reduction
Calculations Under the Series 2001-C2 Pooling and Servicing Agreement" in this prospectus supplement. The effects of any Appraisal Reduction Amount with respect to the Westfield Shoppingtown Meriden Loan Pair, including for purposes of calculating P&I Advances, will be borne first by the trust, as holder of the
Westfield Shoppingtown Meriden Mortgage Loan, and then by the Westfield
Shoppingtown Meriden Non-Trust Loan Noteholder.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), any of the following events:

     o  the mortgage loan has been modified by the special servicer in a manner that--

        1.  affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

        2.  except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

        3.  in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o  the mortgage loan is delinquent--

        1.  except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

        2.  solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due
            (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o  a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o  the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o  the mortgaged real property securing the mortgage loan becomes an REO
        Property; or

     o  the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events with respect to The Grace Building Mortgage Loan will be as set forth in, and appraisals of The Grace Building Mortgaged
Property will be conducted under, the pooling and servicing agreement for the
Series 2004-CIBC9 Securitization (or other successor servicing agreement).
Appraisal Trigger Events with respect to The Grace Building Loan Group consist of the "appraisal reduction events" described under "Servicing of The Grace
Building Loan Group--Appraisal Reduction Events and Appraisal Reduction Amounts
Under the Series 2004-CIBC9 Pooling and Servicing Agreement" in this prospectus supplement.

     Appraisal Trigger Events with respect to the Westfield Shoppingtown
Meriden Mortgage Loan will be as set forth in, and appraisals of the Westfield
Shoppingtown Meriden Mortgaged Property will be conducted under, the pooling and servicing

                                     S-217

agreement for the Series 2001-C2 Securitization (or other successor servicing agreement). Appraisal Trigger Events with respect to the Westfield Shoppingtown
Meriden Loan Pair consist of the events that would cause the Westfield
Shoppingtown Meriden Loan Pair to be a "required appraisal loan" as described under "Servicing of the Westfield Shoppingtown Meriden Loan Pair--Required
Appraisals and Appraisal Reduction Calculations Under the Series 2001-C2
Pooling and Servicing Agreement" in this prospectus supplement.

     "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, as described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--ARD Loans."

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2004-C8 certificates on each payment date.
The Available P&I Funds are more particularly described under "Description of the Offered Certificates--Collection Account--Withdrawals" in this prospectus supplement.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2004-C8 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLASS A-SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o  the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates, or any two or more of those classes, remain outstanding, and

     o  the total principal balance of the class A-J, B, C, D, E, F, G, H, J, K,
        L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and
        Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CO-LENDER AGREEMENT" means The Grace Building Co-Lender Agreement, the
Westfield Shoppingtown Meriden Co-Lender Agreement, the 222 East 41st Street
Co-Lender Agreement, the 757 Third Avenue Co-Lender Agreement, the Main Street
Station Co-Lender Agreement or the Parkersburg Towne Center Co-Lender
Agreement, as applicable.

     "COMPONENT PRINCIPAL BALANCE" means, with respect to any of the three components of the Westfield Shoppingtown Meriden Mortgage Loan or either of the two components of the 757 Third Avenue Mortgage Loan, the portion of the related Stated Principal Balance of that underlying mortgage loan attributable to such component.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPI" means consumer price index.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
     DATE LTV" each means:

     o  with respect to any mortgage loan in the trust (other than an Outside
        Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of--

        1.  the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

                                     S-218

        2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (and without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o  with respect to The Grace Building Mortgage Loan, the ratio, expressed as a percentage, of--

        1.  the cut-off date principal balance of The Grace Building Mortgage
            Loan, as shown on Annex A-1 to this prospectus supplement, together with the aggregate cut-off date principal balance of The Grace
            Building Pari Passu Non-Trust Loans, to

        2.  the appraised value of The Grace Building Mortgaged Property, as shown on Annex A-1 to this prospectus supplement; and

     o  with respect to the Westfield Shoppingtown Meriden Mortgage Loan, the
        ratio, expressed as a percentage, of--

        1.  the cut-off date principal balance of the Westfield Shoppingtown
            Meriden Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of the
            Westfield Shoppingtown Meriden Non-Trust Loan, to

        2.  the appraised value of the Westfield Shoppingtown Meriden Mortgaged
            Property, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o  accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o  is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal
Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o  Lehman Brothers Inc.,

     o  any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers
        Inc., and

     o  any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FPO PERSONS" has the meaning assigned thereto under "Notice to Residents of the United Kingdom" in this prospectus supplement.

                                     S-219

     "FSMA" has the meaning assigned thereto under "Notice to Residents of the
United Kingdom" in this prospectus supplement.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "GRACE BUILDING CASH SWEEP PERIOD" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Grace Building Mortgage Loan--Lockbox" in this prospectus supplement.

     "GRACE BUILDING CONTROL APPRAISAL EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The Grace Building
Mortgage Loan--Co-Lender Agreement--Consent Rights" in this prospectus supplement.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2004-C8 certificates, which will be on or about November 30, 2004.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LEMBI MULTIFAMILY PORTFOLIO BORROWERS" means the borrowers under the
Lembi Multifamily Portfolio Mortgage Loan, as identified under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Lembi Multifamily
Portfolio Mortgage Loan--The Borrowers and the Sponsor" in this prospectus supplement.

     "LEMBI MULTIFAMILY PORTFOLIO INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Lembi Multifamily Portfolio Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "LEMBI MULTIFAMILY PORTFOLIO MORTGAGE LOAN" means, collectively, the nine
(9) underlying mortgage loans (intended to be included in the trust) that are secured by the Lembi Multifamily Portfolio Mortgaged Properties.

     "LEMBI MULTIFAMILY PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of
29 mortgaged real properties identified on Annex A-1 to this prospectus supplement as Lembi Portfolio - Trophy Properties III LLC, Lembi Portfolio -
1320-1380 Lombard, Lembi Portfolio - LRL Citigroup Properties DE, LLC, Lembi
Portfolio - LSL Property Holdings V LLC, Lembi Portfolio - SRV Bay Citi
Properties LLC, Lembi Portfolio - LSL Property Holdings VI, LLC, Lembi
Portfolio - 1520 Gough, Lembi Portfolio - 124 Mason and Lembi Portfolio - 500
Bartlett, respectively.

     "LENNAR" means Lennar Partners, Inc.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o  the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o  the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o  the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Servicing Under the Series 2004-C8 Pooling and
        Servicing Agreement--Fair Value Option" in this prospectus supplement;

                                     S-220

     o  the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2004-C8 controlling class or the master servicer, as described under "Description of the Offered
        Certificates--Termination" in this prospectus supplement;

     o  the purchase of an underlying mortgage loan that is part of a Loan
        Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o  the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o  the sale of an REO Property.

     "LOAN COMBINATION" means The Grace Building Loan Group, the Westfield
Shoppingtown Meriden Loan Pair, the 222 East 41st Street Loan Pair, the 757
Third Avenue Loan Pair, the Main Street Station Loan Pair or the Parkersburg
Towne Center Loan Pair, as applicable.

     "LOAN COMBINATION CONTROLLING PARTY" means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including those described: (a) in the case of each Serviced Loan Combination, under "Servicing Under the Series 2004-C8 Pooling and Servicing Agreement--The
Series 2004-C8 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement; (b) in the case of The Grace
Building Loan Group, under "Servicing of The Grace Building Loan Group--Certain
Powers of the Loan Combination Controlling Party for The Grace Building Loan
Group Under The Grace Building Co-Lender Agreement" in this prospectus supplement; and (c) in the case of the Westfield Shoppingtown Meriden Loan
Pair, under "Servicing of the Westfield Shoppingtown Meriden Loan Pair--Certain
Powers of the Loan Combination Controlling Party for the Westfield Shoppingtown
Meriden Loan Pair Under the Westfield Shoppingtown Meriden Co-Lender and
Servicing Agreement" in this prospectus supplement. The Loan Combination
Controlling Party for each Loan Combination is identified: (a) in the case of
The Grace Building Loan Group, under "Description of the Mortgage Pool--Loan
Combinations--The Grace Building Mortgage Loan--Co-Lender Agreement--Consent
Rights" in this prospectus supplement; (b) in the case of the 222 East 41st
Street Loan Pair, under "Description of the Mortgage Pool--Loan
Combinations--The 222 East 41st Street Mortgage Loan--Co-Lender
Agreement--Consent Rights" in this prospectus supplement; (c) in the case of the 757 Third Avenue Loan Pair, under "Description of the Mortgage Pool--Loan
Combinations--The 757 Third Avenue Mortgage Loan--Co-Lender Agreement--Consent
Rights" in this prospectus supplement; (d) in the case of the Westfield
Shoppingtown Meriden Loan Pair, under "Description of the Mortgage Pool--Loan
Combinations--The Westfield Shoppingtown Meriden Mortgage Loan--Co-Lender
Agreement--Consent Rights" in this prospectus supplement; (e) in the case of the Main Street Station Loan Pair, under "Description of the Mortgage
Pool--Loan Combinations--The Main Street Station Mortgage Loan and the
Parkersburg Towne Center Mortgage Loan--Co-Lender Agreement--Consent Rights" in
this prospectus supplement; and (f) in the case of the Parkersburg Towne Center
Loan Pair, under "Description of the Mortgage Pool--Loan Combinations--The Main
Street Station Mortgage Loan and the Parkersburg Towne Center Mortgage
Loan--Co-Lender Agreement--Consent Rights" in this prospectus supplement.

     "LOAN PER SQ. FT." and "LOAN PER SF" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of the Westfield Shoppingtown Meriden Mortgage Loan, of that mortgage loan and the
Westfield Shoppingtown Meriden Non-Trust Loan, or, in the case of The Grace
Building Mortgage Loan, of that mortgage loan and The Grace Building Pari Passu
Non-Trust Loans), divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on Annex A-1 to this prospectus supplement.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

                                     S-221

     "MAIN STREET STATION CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of November 12, 2004, between the initial holder of the promissory note for the Main Street Station Mortgage Loan and the initial Main
Street Station Non-Trust Loan Noteholder.

     "MAIN STREET STATION LOAN PAIR" means, collectively, the Main Street
Station Mortgage Loan and the Main Street Station Non-Trust Loan.

     "MAIN STREET STATION MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is, together with the Main Street
Station Non-Trust Loan, secured by the Main Street Station Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of
$8,400,000.

     "MAIN STREET STATION MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Main Street Station.

     "MAIN STREET STATION NON-TRUST LOAN" means the mortgage loan that: (a) is, together with the Main Street Station Mortgage Loan, secured by the Main Street
Station Mortgaged Property; (b) has an original principal balance of approximately $525,000; and (c) will not be included in the trust.

     "MAIN STREET STATION NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing the Main Street Station Non-Trust Loan.

     "MATERIAL BREACH" has the meaning assigned thereto under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned thereto under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
in this prospectus supplement.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV" and "SCHEDULED
MATURITY/ARD LTV" each means:

     o  with respect to any mortgage loan in the trust (other than an Outside
        Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of--

        1.  the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

        2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (and without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o  with respect to The Grace Building Mortgage Loan, the ratio, expressed as a percentage, of--

        1.  the expected total balance of The Grace Building Mortgage Loan and
            The Grace Building Pari Passu Non-Trust Loans on their stated
            maturity date, assuming no prepayments of principal or defaults, to

        2.  the appraised value of The Grace Building Mortgaged Property, as shown on Annex A-1 to this prospectus supplement; and

     o  with respect to the Westfield Shoppingtown Meriden Mortgage Loan, the
        ratio, expressed as a percentage, of--

        1.  the expected total balance of the Westfield Shoppingtown Meriden
            Mortgage Loan and the Westfield Shoppingtown Meriden Non-Trust Loan
            on their stated maturity date, assuming no prepayments of principal or defaults, to

        2.  the appraised value of the Westfield Shoppingtown Meriden Mortgaged
            Property, as shown on Annex A-1 to this prospectus supplement.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C8 certificates and the mortgage loans in the trust:

     o  the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,315,067,748;

     o  the initial total principal balance or notional amount, as the case may be, of each class of series 2004-C8 certificates is as described in this prospectus supplement;

     o  the pass-through rate for each class of series 2004-C8 certificates is as described in this prospectus supplement;

                                     S-222

     o  there are no delinquencies or losses with respect to the mortgage loans;

     o  there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o  there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o  there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o  each of the mortgage loans provides for monthly payments to be due on the tenth or eleventh day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

     o  all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o  there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o  no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o  there are no releases of any mortgaged real properties or any particular parcels, in each case, prior to satisfaction of the subject underlying mortgage loan;

     o  each ARD Loan is paid in full on its anticipated repayment date;

     o  except as otherwise assumed in the immediately preceding bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o  no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o  no mortgage loan is required to be repurchased by us or the UBS Mortgage
        Loan Seller;

     o  no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o  there are no Additional Trust Fund Expenses;

     o  payments on the offered certificates are made on the 15th day of each month, commencing in December 2004; and

     o  the offered certificates are settled on November 30, 2004.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o  the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o  the total payments made by the master servicer to cover those Prepayment
        Interest Shortfalls.

                                     S-223

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

     o  the revenue derived from the use and operation of that property; less

     o  the total of the following items--

        (a) allowances for vacancies and credit losses,

        (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

        (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

        (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o  rolling 12-month operating statements;

     o  applicable year-to-date financial statements, if available;

     o  full year budgeted financial statements, if available;

     o  except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination;
        and

     o  in the case of single tenant properties, the payments due under the related lease.

     In general, except in the case of The Grace Building Mortgage Loan, the
222 East 41st Street Mortgage Loan, the Pickwick Plaza Mortgage Loan, the
U-Store-It Portfolio I Mortgage Loan, the 757 Third Avenue Mortgage Loan and
the Westfield Shoppingtown Meriden Mortgage Loan and the mortgage loans secured by the mortgaged real properties identified on Annex A-1 of this prospectus supplement as 1601 Market Street and Houston Apartments, respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than
5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt

                                     S-224

service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o  the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o  the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o  the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o  the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o  assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o  certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o  if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o  property management fees were generally assumed to be 2.0% to 5.0% of effective gross revenue, except that, in some cases, property management fees were assumed to be capped at $1,000,000;

     o  in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o  expenses were generally, but not always, assumed to include annual replacement reserves equal to--

        (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

        (b) in the case of multifamily rental apartments, generally not less than $200 or more than $300 per residential unit per year, depending on the condition of the property;

        (c) in the case of mobile home park properties, generally $50 per pad per year; and

        (d) in the case of parking garage properties, generally $27 per parking space.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow and U/W Net Cash
Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

                                     S-225

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o  in the case of each underlying mortgage loan that accrues interest on a
        30/360 Basis, for any payment date, an annual rate equal to--

        1.  the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

     minus

        2.  the related Administrative Cost Rate;

     o  in the case of each underlying mortgage loan (other than an Outside
        Serviced Trust Mortgage Loan) that accrues interest on an Actual/360
        Basis, for any payment date, an annual rate generally equal to--

        1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the Issue Date (or, in the case of the
            757 Third Avenue Mortgage Loan, a weighted average of the component interest rates in effect as of the Issue Date for each of its two components, weighted on the basis of the respective Component
            Principal Balances of its two components immediately prior to the subject payment date), and the denominator of which is the Stated
            Principal Balance of that mortgage loan immediately prior to the subject payment date,

     minus

        2.  the related Administrative Cost Rate;

     o  in the case of The Grace Building Mortgage Loan, for any payment date, an annual rate generally equal to--

        1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to
            The Grace Building Mortgage Loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
            Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the Issue Date minus 0.02%
            (which is the related servicing fee rate under the series 2004-CIBC9 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date,

     minus

        2.  the sum of the related master servicing fee rate and the trustee fee rate under the series 2004-C8 pooling and servicing agreement; and

     o  in the case of the Westfield Shoppingtown Meriden Mortgage Loan, for any
        payment date, an annual rate generally equal to--

        1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the Westfield Shoppingtown Meriden Mortgage Loan on an Actual/360
            Basis during the related interest accrual period, based on its
            Stated Principal Balance immediately preceding the subject payment date and an annual rate equal to the weighted average of the respective component interest rates in effect for the Westfield
            Shoppingtown Meriden Mortgage Loan as of the Issue Date (weighted on the basis of the respective Component Principal Balances of the three components of the Westfield Shoppingtown Meriden Mortgage Loan
            immediately preceding the subject payment date) minus 0.10% (which is the related servicing fee rate under the series 2001-C2 pooling and servicing agreement), and the denominator of which is the Stated
            Principal Balance of the Westfield Shoppingtown Meriden Mortgage
            Loan immediately prior to the subject payment date, minus

        2.  the trustee fee rate under the series 2004-C8 pooling and servicing agreement.

     Notwithstanding the foregoing, if the subject payment date occurs during
January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject

                                     S-226

mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME" or "U/W NET OPERATING INCOME" means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o  the U/W Net Cash Flow for that mortgaged real property;

     plus

     o  underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRUST LOAN" means any of The Grace Building Non-Trust Loans, the 222
East 41st Street Non-Trust Loan, the 757 Third Avenue Non-Trust Loan, the
Westfield Shoppingtown Meriden Non-Trust Loan, the Main Street Station
Non-Trust Loan or the Parkersburg Towne Center Non-Trust Loan, as applicable.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o  in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o  in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o  in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o  in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including, without limitation, one or more of the following:

     o  the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o  the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o  the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o  assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o  certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

                                     S-227

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "OUTSIDE SERVICED LOAN COMBINATION" means The Grace Building Loan Group or the Westfield Shoppingtown Meriden Loan Pair, as applicable.

     "OUTSIDE SERVICED TRUST MORTGAGE LOAN" means The Grace Building Mortgage
Loan or the Westfield Shoppingtown Meriden Mortgage Loan, as applicable.

     "P&I" means principal and/or interest.

     "PARKERSBURG TOWNE CENTER CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of November 12, 2004, between the initial holder of the promissory note for the Parkersburg Towne Center Mortgage Loan and the initial Parkersburg Towne Center Non-Trust Loan Noteholder.

     "PARKERSBURG TOWNE CENTER LOAN PAIR" means, collectively, the Parkersburg
Towne Center Mortgage Loan and the Parkersburg Towne Center Non-Trust Loan.

     "PARKERSBURG TOWNE CENTER MORTGAGE LOAN" means the underlying mortgage loan (intended to be included in the trust) that is, together with the
Parkersburg Towne Center Non-Trust Loan, secured by the Parkersburg Towne
Center Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $4,918,000.

     "PARKERSBURG TOWNE CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Parkersburg
Towne Center.

     "PARKERSBURG TOWNE CENTER NON-TRUST LOAN" means the mortgage loan that:
(a) is, together with the Parkersburg Towne Center Mortgage Loan, secured by the Parkersburg Towne Center Mortgaged Property; (b) has an original principal balance of approximately $321,300; and (c) will not be included in the trust.

     "PARKERSBURG TOWNE CENTER NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing the Parkersburg Towne Center Non-Trust Loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o  liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o  covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o  the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o  condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

     o  if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

     o  other matters to which like properties are commonly subject.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2004-C8 pooling and servicing agreement.

     "PICKWICK PLAZA BORROWER" means the borrower under the Pickwick Plaza
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Pickwick Plaza Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

                                     S-228

     "PICKWICK PLAZA INTERCREDITOR AGREEMENT" means the borrower under the
Pickwick Plaza Mezzanine Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Pickwick Plaza Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "PICKWICK PLAZA MEZZANINE BORROWER" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Pickwick Plaza Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "PICKWICK PLAZA MEZZANINE CASH TRAP PERIOD" has the meaning set forth under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Pickwick Plaza Mortgage Loan--Lockbox" in this prospectus supplement.

     "PICKWICK PLAZA MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the Pickwick Plaza
Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $92,500,000.

     "PICKWICK PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pickwick Plaza.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees payable under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees payable under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD
Additional Interest.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

                                     S-229

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD
Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   any party having servicing responsibilities with respect to an Outside
          Serviced Trust Mortgage Loan or any related REO Property,

     8.   the mortgage loan sellers,

     9.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

     10.  any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERIES 2001-C2 SECURITIZATION" means the securitization that includes the
Westfield Shoppingtown Meriden Non-Trust Loan, and in connection with which the
LB-UBS Commercial Mortgage Trust 2001-C2, Commercial Mortgage Pass-Through
Certificates, Series 2001-C2, were issued.

     "SERIES 2004-CIBC9 SECURITIZATION" means the securitization that includes
The Grace Building Note A1 Non-Trust Loan, and in connection with which the
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2004-CIBC9, were issued.

     "SERVICED LOAN COMBINATION" means the 222 East 41st Street Loan Pair, the
757 Third Avenue Loan Pair, the Main Street Station Loan Pair or the
Parkersburg Towne Center Loan Pair, as applicable.

     "SERVICED NON-TRUST LOAN" means the 222 East 41st Street Non-Trust Loan, the 757 Third Avenue Non-Trust Loan, the Main Street Station Non-Trust Loan or
the Parkersburg Towne Center Non-Trust Loan, as applicable.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note for a Serviced Non-Trust Loan.

     "SERVICING FILE" means with respect to each underlying mortgage loan
(other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower, escrow agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

                                     S-230

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2004-C8 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2004-C8 certificateholders and the related
Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO
Properties that such party is obligated to service and administer under the series 2004-C8 pooling and servicing agreement:

     o  in accordance with the higher of the following standards of care--

        1.  the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due
            consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

        2.  the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

     in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2004-C8 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o  with a view to--

        1.  the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

        2.  in the case of (a) a specially serviced mortgage loan or (b) an underlying mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2004-C8 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on the subject Loan
            Combination to the series 2004-C8 certificateholders and the related
            Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

    o   without regard to--

        1.  any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2004-C8 pooling and servicing agreement,

        2.  the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2004-C8 certificate or any security backed by a Non-Trust Loan,

        3.  the obligation of the master servicer or the special servicer, as the case may be, to make advances,

        4.  the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2004-C8 pooling and servicing agreement generally or with respect to any particular transaction, and

        5.  the ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2004-C8 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     The Grace Building Mortgage Loan and the Westfield Shoppingtown Meriden
Mortgage Loan are not being serviced under the series 2004-C8 pooling and servicing agreement, and the respective servicing standards for those underlying mortgage loans are described under "Servicing of The Grace Building
Loan Group--The Series 2004-CIBC9 Servicing Standards" and "Servicing of the
Westfield Shoppingtown Meriden Loan Pair--The Series 2001-C2 Servicing
Standard" in this prospectus supplement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2004-C8 pooling and servicing agreement, any of the following events:

                                     S-231

        1.  the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2004-C8 controlling class representative)
            determines that it will continue, unremedied (without regard to any grace period)--

            (a)     except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

            (b)     solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a
                    refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment
                    was due (or for such shorter period ending on the date on
                    which it is determined that the refinancing could not
                    reasonably be expected to occur);

        2.  a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2004-C8 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan)
            or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2004-C8 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

        3.  the master servicer determines, or the special servicer (with the consent of the series 2004-C8 controlling class representative)
            determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a non-monetary default (other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2004-C8 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

        4.  various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

        5.  the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o  with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

                                     S-232

     o  with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o  with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o  with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination; provided that, if a Serviced Non-Trust
Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing
Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

     The Grace Building Mortgage Loan is not being serviced under the series
2004-C8 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2004-CIBC9 pooling and servicing agreement are described under "Servicing of The Grace Building Loan
Group--Specially Serviced Mortgage Loan Under the Series 2004-CIBC9 Pooling and
Servicing Agreement" in this prospectus supplement.

     Furthermore, the Westfield Shoppingtown Meriden Mortgage Loan is not being serviced under the series 2004-C8 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2001-C2 pooling and servicing agreement are described under "Servicing of the Westfield Shoppingtown Meriden Loan Pair--Specially Serviced Mortgage
Loan Under the Series 2001-C2 Pooling and Servicing Agreement" in this prospectus supplement.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SHADOW RATING" means that it has been confirmed to us by S&P and Moody's that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o  will initially equal its cut-off date principal balance; and

     o  will be permanently reduced on each payment date, to not less than zero, by--

        1.  that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal
            Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal Payment Amount"
            below in this glossary), and

        2.  the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" means any of The Grace Building Subordinate
Non-Trust Loans, the 222 East 41st Street Non-Trust Loan, the 757 Third Avenue
Non-Trust Loan, the Main Street Station Non-Trust Loan or the Parkersburg Towne
Center Non-Trust Loan, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

                                     S-233

     "THE GRACE BUILDING BORROWER" means the borrower under The Grace Building
Loan Group, as identified under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Grace Building Mortgage Loan--The Borrower and
Sponsor" in this prospectus supplement.

     "THE GRACE BUILDING CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of June 18, 2004, between Lehman Brothers Bank, FSB, as the initial holder of the promissory notes for The Grace Building Mortgage Loan and
The Grace Building Note B2 Non-Trust Loan, respectively, JPMorgan Chase Bank, as the initial holder of the promissory notes for The Grace Building Note A1
Non-Trust Loan and The Grace Building Note B1 Non-Trust Loan, respectively, and
Morgan Stanley Mortgage Capital Inc., as the initial holder of the promissory notes for The Grace Building Note A3 Non-Trust Loan, The Grace Building Note A4
Non-Trust Loan, The Grace Building Note B3 Non-Trust Loan and The Grace
Building Note B4 Non-Trust Loan, respectively.

     "THE GRACE BUILDING LOAN GROUP" means, collectively, The Grace Building
Mortgage Loan and The Grace Building Non-Trust Loans.

     "THE GRACE BUILDING MAJORITY PARI PASSU LOAN NOTEHOLDERS" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan
Combinations--The Grace Building Loan Group--Co-Lender Agreement--Consent
Rights" in this prospectus supplement.

     "THE GRACE BUILDING MAJORITY SUBORDINATE NON-TRUST LOAN NOTEHOLDER
DESIGNEE" has the meaning assigned thereto under "Description of the Mortgage
Pool--Loan Combinations--The Grace Building Loan Group--Co-Lender Agreement--
Consent Rights" in this prospectus supplement.

     "THE GRACE BUILDING MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is, together with The Grace
Building Non-Trust Loans, secured by The Grace Building Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of
$117,000,000. The Grace Building Mortgage Loan is represented by Note A2 under
The Grace Building Co-Lender Agreement.

     "THE GRACE BUILDING MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Grace Building.

     "THE GRACE BUILDING NON-TRUST LOANS" means, collectively, The Grace
Building Pari Passu Non-Trust Loans and The Grace Building Subordinate
Non-Trust Loans.

     "THE GRACE BUILDING NON-TRUST LOAN NOTEHOLDERS" means, collectively, The
Grace Building Note A1 Non-Trust Loan Noteholder, The Grace Building Note A3
Non-Trust Loan Noteholder, The Grace Building Note A4 Non-Trust Loan
Noteholder, The Grace Building Note B1 Non-Trust Loan Noteholder, The Grace
Building Note B2 Non-Trust Loan Noteholder, The Grace Building Note B3
Non-Trust Loan Noteholder and The Grace Building Note B4 Non-Trust Loan
Noteholder.

     "THE GRACE BUILDING NOTE A1 NON-TRUST LOAN" means the mortgage loan that:
(a) is evidenced by a promissory note designated as Note A1; (b) is, together with The Grace Building Mortgage Loan, The Grace Building Note A3 Non-Trust
Loan, The Grace Building Note A4 Non-Trust Loan and The Grace Building
Subordinate Non-Trust Loans, secured by The Grace Building Mortgaged Property;
(c) has an unpaid principal balance, as of the cut-off date, of approximately
$117,000,000; and (d) will not be included in the trust.

     "THE GRACE BUILDING NOTE A1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing The Grace Building Note A1 Non-Trust Loan.

     "THE GRACE BUILDING NOTE A3 NON-TRUST LOAN" means the mortgage loan that:
(a) is evidenced by a promissory note designated as Note A3; (b) is, together with The Grace Building Mortgage Loan, The Grace Building Note A1 Non-Trust
Loan, The Grace Building Note A4 Non-Trust Loan and The Grace Building
Subordinate Non-Trust Loans, secured by The Grace Building Mortgaged Property;
(c) has an unpaid principal balance, as of the cut-off date, of approximately
$59,670,000; and (d) will not be included in the trust.

     "THE GRACE BUILDING NOTE A3 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing The Grace Building Note A3 Non-Trust Loan.

     "THE GRACE BUILDING NOTE A4 NON-TRUST LOAN" means the mortgage loan that:
(a) is evidenced by a promissory note designated as Note A4; (b) is, together with The Grace Building Mortgage Loan, The Grace Building Note A1 Non-Trust
Loan, The Grace Building Note A3 Non-Trust Loan and The Grace Building
Subordinate Non-Trust Loans, secured by The Grace Building Mortgaged Property;
(c) has an unpaid principal balance, as of the cut-off date, of approximately
$57,330,000; and (d) will not be included in the trust.

                                     S-234

     "THE GRACE BUILDING NOTE A4 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing The Grace Building Note A4 Non-Trust Loan.

     "THE GRACE BUILDING NOTE B1 NON-TRUST LOAN" means the mortgage loan that:
(a) is evidenced by a promissory note designated as Note B1; (b) is, together with The Grace Building Mortgage Loan, The Grace Building Pari Passu Non-Trust
Loans, The Grace Building Note B2 Non-Trust Loan, The Grace Building Note B3
Non-Trust Loan and The Grace Building Note B4 Non-Trust Loan, secured by The
Grace Building Mortgaged Property; (c) has an unpaid principal balance, as of the cut-off date, of approximately $10,000,000; and (d) will not be included in the trust.

     "THE GRACE BUILDING NOTE B1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing The Grace Building Note B1 Non-Trust Loan.

     "THE GRACE BUILDING NOTE B2 NON-TRUST LOAN" means the mortgage loan that:
(a) is evidenced by a promissory note designated as Note B2; (b) is, together with The Grace Building Mortgage Loan, The Grace Building Pari Passu Non-Trust
Loans, The Grace Building Note B1 Non-Trust Loan, The Grace Building Note B3
Non-Trust Loan and The Grace Building Note B4 Non-Trust Loan, secured by The
Grace Building Mortgaged Property; (c) has an unpaid principal balance, as of the cut-off date, of approximately $10,000,000; and (d) will not be included in the trust.

     "THE GRACE BUILDING NOTE B2 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing The Grace Building Note B2 Non-Trust Loan.

     "THE GRACE BUILDING NOTE B3 NON-TRUST LOAN" means the mortgage loan that:
(a) is evidenced by a promissory note designated as Note B3; (b) is, together with The Grace Building Mortgage Loan, The Grace Building Pari Passu Non-Trust
Loans, The Grace Building Note B1 Non-Trust Loan, The Grace Building Note B2
Non-Trust Loan and The Grace Building Note B4 Non-Trust Loan, secured by The
Grace Building Mortgaged Property; (c) has an unpaid principal balance, as of the cut-off date, of approximately $5,100,000; and (d) will not be included in the trust.

     "THE GRACE BUILDING NOTE B3 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing The Grace Building Note B3 Non-Trust Loan.

     "THE GRACE BUILDING NOTE B4 NON-TRUST LOAN" means the mortgage loan that:
(a) is evidenced by a promissory note designated as Note B4; (b) is, together with The Grace Building Mortgage Loan, The Grace Building Pari Passu Non-Trust
Loans, The Grace Building Note B1 Non-Trust Loan, The Grace Building Note B2
Non-Trust Loan and The Grace Building Note B3 Non-Trust Loan, secured by The
Grace Building Mortgaged Property; (c) has an unpaid principal balance, as of the cut-off date, of approximately $4,900,000; and (d) will not be included in the trust.

     "THE GRACE BUILDING NOTE B4 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing The Grace Building Note B4 Non-Trust Loan.

     "THE GRACE BUILDING PARI PASSU LOAN NOTEHOLDERS" means the holder of The
Grace Building Mortgage Loan, together with The Grace Building Pari Passu
Non-Trust Loan Noteholders.

     "THE GRACE BUILDING PARI PASSU LOANS" means The Grace Building Mortgage
Loan, together with The Grace Building Pari Passu Non-Trust Loans.

     "THE GRACE BUILDING PARI PASSU NON-TRUST LOAN NOTEHOLDERS" means, collectively, The Grace Building Note A1 Non-Trust Loan Noteholder, The Grace
Building Note A3 Non-Trust Loan Noteholder and The Grace Building Note A4
Non-Trust Loan Noteholder.

     "THE GRACE BUILDING PARI PASSU NON-TRUST LOANS" means, collectively, The
Grace Building Note A1 Non-Trust Loan, The Grace Building Note A3 Non-Trust
Loan and The Grace Building Note A4 Non-Trust Loan.

     "THE GRACE BUILDING SUBORDINATE NON-TRUST LOAN NOTEHOLDERS" means, collectively, The Grace Building Note B1 Non-Trust Loan Noteholder, The Grace
Building Note B2 Non-Trust Loan Noteholder, The Grace Building Note B3
Non-Trust Loan Noteholder and The Grace Building Note B4 Non-Trust Loan
Noteholder.

     "THE GRACE BUILDING SUBORDINATE NON-TRUST LOANS" means, collectively, The
Grace Building Note B1 Non-Trust Loan, The Grace Building Note B2 Non-Trust
Loan, The Grace Building Note B3 Non-Trust Loan and The Grace Building Note B4
Non-Trust Loan.

     "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the

                                     S-235

extent it is drawn upon. With respect to each Outside Serviced Trust Mortgage
Loan, any of the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o  all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o  all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o  all other collections, including Liquidation Proceeds, Condemnation
        Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an
        REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o  all advances of principal made with respect to the underlying mortgage loans for that payment date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C8 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C8 certificates. As a result, the
Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Default
Interest, late payment charge or other amount was received.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

     "TRIA" means the Terrorism Risk Insurance Act.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

                                     S-236

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o  the Net Cash Flow for the related mortgaged real property or properties
        (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

     o  twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o  with respect to The Grace Building Mortgage Loan, which provides for payments of interest only until the due date in August 2007, the amount described in the second bullet of the preceding paragraph is based upon
        12 times the average of the monthly debt service payments that will be due in respect of The Grace Building Mortgage Loan and The Grace
        Building Pari Passu Non-Trust Loans, on all due dates commencing with the due date in August 2007 (following the expiration of the interest-only period) to and including the maturity date;

     o  in the case of the Westfield Shoppingtown Meriden Mortgage Loan, the
        amount described in the second bullet of the preceding paragraph is 12 times the amount of monthly debt service that will be payable under both the Westfield Shoppingtown Meriden Mortgage Loan and the Westfield
        Shoppingtown Meriden Non-Trust Loan on the first due date following the cut-off date;

     o  with respect to each of the 222 East 41st Street Mortgage Loan and the
        757 Third Avenue Mortgage Loan, each of which underlying mortgage loans is part of a Loan Combination comprised of the subject underlying mortgage loan and at least one (1) generally subordinate Non-Trust Loan
        (see "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement), the amount described in the second bullet of the preceding paragraph is based on 12 times the average of the monthly debt service payments that will be due in respect of the subject underlying mortgage loan on all due dates commencing with the first due date following the expiration of the related interest-only period to and including the maturity date (or, in the case of the 757 Third Avenue
        Mortgage Loan, the anticipated repayment date); and

     o  in the case of any other mortgage loan that provides for payments of interest only until the stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the
        12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service
Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Subordinate Non-Trust Loan.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o  the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o  the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

                                     S-237

     o  the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o  the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o  assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o  certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o  a citizen or resident of the United States,

     o  a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
        Columbia;

     o  an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o  a trust as to which--

        1.  a court in the United States is able to exercise primary supervision over the administration of the trust, and

        2.  one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "U-STORE-IT PORTFOLIO I BORROWER" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
U-Store-It Portfolio I Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "U-STORE-IT PORTFOLIO I MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the U-Store-It
Portfolio I Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $90,000,000.

     "U-STORE-IT PORTFOLIO I MORTGAGED PROPERTIES" means collectively, the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Store-It Portfolio I.

     "U-STORE-IT PORTFOLIO I REPLACED PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--U-Store-It Portfolio I Mortgage Loan--Substitution" in this prospectus supplement.

     "U-STORE-IT PORTFOLIO I SUBSTITUTE PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--U-Store-It Portfolio I Mortgage Loan--Substitution" in this prospectus supplement.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related payment date, weighted on the basis of those mortgage loans' respective Stated Principal Balances immediately prior to the related payment date.

                                     S-238

     "WESTFIELD SHOPPINGTOWN MERIDEN BORROWER" means the borrower under the
Westfield Shoppingtown Meriden Mortgage Loan.

     "WESTFIELD SHOPPINGTOWN MERIDEN CO-LENDER AGREEMENT" means that certain
Co-Lender and Servicing Agreement dated as of May 11, 2001, between the initial holder of the promissory note for the Westfield Shoppingtown Meriden Mortgage
Loan, the initial Westfield Shoppingtown Meriden Non-Trust Loan Noteholder, a
master servicer and a custodian.

     "WESTFIELD SHOPPINGTOWN MERIDEN LOAN PAIR" means, collectively, the
Westfield Shoppingtown Meriden Mortgage Loan and the Westfield Shoppingtown
Meriden Non-Trust Loan.

     "WESTFIELD SHOPPINGTOWN MERIDEN MORTGAGE LOAN" means the underlying mortgage loan (intended to be included in the trust) that is, together with the
Westfield Shoppingtown Meriden Non-Trust Loan, secured by the Westfield
Shoppingtown Meriden Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $18,201,882.

     "WESTFIELD SHOPPINGTOWN MERIDEN MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Westfield Shoppingtown Meriden.

     "WESTFIELD SHOPPINGTOWN MERIDEN NON-TRUST LOAN" means the mortgage loan that: (a) is, together with the Westfield Shoppingtown Meriden Mortgage Loan, secured by the Westfield Shoppingtown Meriden Mortgaged Property; (b) has an
unpaid principal balance, as of the cut-off date, of approximately $76,835,940;
and (c) will not be included in the trust.

     "WESTFIELD SHOPPINGTOWN MERIDEN NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing the Westfield Shoppingtown Meriden
Non-Trust Loan.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-239

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C8

ITALICS Indicate Loans Secured by Multiple Properties

 CONTROL
   NO.                        PROPERTY NAME                                                 ADDRESS
------------------------------------------------------------------------------------------------------------------------------

    1      The Grace Building                                         1114 Avenue of the Americas
    2      222 East 41st Street                                       222 East 41st Street
    3      Pickwick Plaza                                             One, Two & Three Pickwick Plaza
    4      U-Store-It Portfolio I                                     Various
    4a     U-Store-It - Glenview                                      1718 Waukegan Road
------------------------------------------------------------------------------------------------------------------------------
    4b     U-Store-It - Gurnee                                        3501 Washington Street
    4c     U-Store-It - Waukegan                                      665 South Green Bay Road
    4d     U-Store-It - Joliet                                        2114 Oak Leaf Street
    4e     U-Store-It - Des Plaines                                   1950 South Mount Prospect Road
    4f     U-Store-It - South Wheeling                                1042 South Milwaukee Avenue
------------------------------------------------------------------------------------------------------------------------------
    4g     U-Store-It - Mount Prospect                                1551 West Algonquin Road
    4h     U-Store-It - Elk Grove                                     1750 Busse Road
    4i     U-Store-It - Lombard                                       1235 South Highland Avenue
    4j     U-Store-It - Harvey                                        16731 South Halsted Street
    4k     U-Store-It - Westmont                                      143 West 61st Street
------------------------------------------------------------------------------------------------------------------------------
    4l     U-Store-It - North Chicago                                 3301 West Buckley Road
    4m     U-Store-It - Woodridge                                     8000 South Route 53
    4n     U-Store-It - Lake Zurich                                   20825 North Rand Road
    4o     U-Store-It - Mundelein                                     1080 South Butterfield Road
    4p     U-Store-It - Addison                                       21 W 209 Lake Street
------------------------------------------------------------------------------------------------------------------------------
    4q     U-Store-It - Shadeland                                     2251 North Shadeland Avenue
    4r     U-Store-It - Stover                                        551 E. Stover Avenue
    4s     U-Store-It - Michigan Road                                 8270 Michigan Road
    4t     U-Store-It - Tacoma                                        5425 North Tacoma Avenue
    4u     U-Store-It - Fall Creek                                    9685 Fall Creek Road
------------------------------------------------------------------------------------------------------------------------------
    4v     U-Store-It - County Line Road                              920 West County Line Road
    4w     U-Store-It - 96th Street                                   3500 West 96th Street
    4x     U-Store-It - Congress Park                                 435 Congress Park Drive
    4y     U-Store-It - Miamisburg                                    8501 Springboro Pike
    4z     U-Store-It - Milwaukee                                     2922 South 5th Court
------------------------------------------------------------------------------------------------------------------------------
    5      757 Third Avenue                                           757 Third Avenue
    6      1601 Market Street                                         1601 Market Street
    7      Gehr Florida Portfolio                                     Various
    7a     Plantation Marketplace                                     7007-7181 West Broward Boulevard
    7b     Penn Dutch Plaza                                           3101-3213 North State Road 7
------------------------------------------------------------------------------------------------------------------------------
    7c     1900/2000 Northwest Corporate Boulevard                    1900-2000 Northwest Corporate Blvd
    8      Houston Apartments                                         Various
    8a     Laurel Creek                                               12510 & 12601 South Green Drive
    8b     Westbrae Apartments                                        10750 Westbrae Parkway
    8c     Crystal Cove                                               15615 Blue Ash Dr.
------------------------------------------------------------------------------------------------------------------------------
    9      Hunt Retail Portfolio                                      Various
    9a     Douglasville Crossroads                                    7003 Concouse Parkway
    9b     East-West Crossroads                                       1133 East-West Connector
    9c     Lake Wales Corners                                         2010-2024 Sam Walton Way
    9d     McDonough Corners                                          1128 Industrial Boulevard
------------------------------------------------------------------------------------------------------------------------------
    9e     Northtowne Corners                                         3812 Liberty Highway
    9f     Redbud-Broken Arrow                                        2311 & 2315 West Kenosha
    9g     Sand Lake Corners                                          1411 Sand Lake Road
    9h     Sebastian Corners                                          1919-1931 U.S. Highway 1
    9i     Seguin Corners                                             490 South 123 Bypass
------------------------------------------------------------------------------------------------------------------------------
    9j     The Corners                                                5501 Highway 6 South
    9k     Yulee Corners                                              464019 State Road 200
    10     Toll Brothers Corporate Headquarters                       250 Gibraltar Road
    11     Lembi Portfolio - Trophy Properties III LLC                Various
   11a     845 California                                             845 California Street
------------------------------------------------------------------------------------------------------------------------------
   11b     840 California                                             840 California Street
   11c     655 Stockton                                               655 Stockton Street
   11d     411 15th Avenue                                            411 15th Avenue
   11e     3210 Gough                                                 3210 Gough Street
   11f     1260 Broadway                                              1260 Broadway
------------------------------------------------------------------------------------------------------------------------------
   11g     50 Joice                                                   50 Joice Street
   11h     2500 Van Ness                                              2500 Van Ness Avenue
    12     North Haven Pavilion                                       200 Universal Drive
    13     Lembi Portfolio - 1320-1380 Lombard                        1320-1380 Lombard Street
    14     Parkridge Six Aurora Loan Services                         10350 Park Meadows Drive
------------------------------------------------------------------------------------------------------------------------------
    15     Trexler Mall                                               6900 Hamilton Boulevard
    16     Rosemead Place                                             NEQ Rosemead Boulevard and Interstate 10
    17     Latsko Portfolio I                                         Various
   17a     701 West Armitage                                          701 West Armitage
   17b     819 West Armitage                                          819 West Armitage Avenue
------------------------------------------------------------------------------------------------------------------------------
   17c     823 West Armitage                                          823 West Armitage
   17d     837 West Armitage                                          837 West Armitage
   17e     851 West Armitage                                          851 West Armitage
   17f     40 East Delaware                                           40 East Delaware Place
   17g     662 West Diversey                                          662-664 West Diversey Parkway
------------------------------------------------------------------------------------------------------------------------------
   17h     50 East Walton                                             50 East Walton Street
   17i     21 East Chestnut                                           21 East Chestnut Street
   17j     1240 West Belmont                                          1240 West Belmont
   17k     1160 North Dearborn                                        1160 North Dearborn Street
    18     Antioch Distribution Center                                2110-2300 Wilbur Avenue
------------------------------------------------------------------------------------------------------------------------------
    19     Lembi Portfolio - LRL Citigroup Properties DE, LLC         Various
   19a     676 Geary                                                  676 Geary Street
   19b     755 O'Farrell                                              755 O'Farrell Street
   19c     449 O'Farrell                                              449 O'Farrell Street
   19d     825 Jones                                                  825 Jones Street
------------------------------------------------------------------------------------------------------------------------------
   19e     3715 California                                            3715 California Street
   19f     839 Jones                                                  839 Jones Street
   19g     437 Hyde                                                   437 Hyde Street
   19h     1500-1514 Geneva                                           1500-1514 Geneva Street
    20     Westfield Shoppingtown Meriden                             470 Lewis Avenue
    21     Western Jewelry Mart                                       606 South Hill Street
------------------------------------------------------------------------------------------------------------------------------
    22     Lembi Portfolio - LSL Property Holdings V LLC              Various
   22a     1660 Bay                                                   1660 Bay Street
   22b     2363 Van Ness                                              2361, 2363, 2399 Van Ness Avenue
   22c     1840 Clay                                                  1840 Clay Street
   22d     1690 North Point                                           1690 North Point Street
------------------------------------------------------------------------------------------------------------------------------
    23     Santa Fe Arcade                                            60 East San Francisco
    24     Yorktowne Mobile Home Park                                 7260 Fields-Ertel Road
    25     Pueblo Del Sol Mobile Home Park                            3751 South Nellis Boulevard
    26     Lembi Portfolio - SRV Bay Citi Properties LLC              Various
------------------------------------------------------------------------------------------------------------------------------
   26a     709 Geary                                                  709 Geary Street
   26b     691 O'Farrell                                              691 O'Farrell Street
   26c     401 Hyde                                                   401 Hyde Street
    27     College Square                                             119 E. College Avenue
    28     Fairway Business Centre                                    9130 & 9166 Anaheim Place
------------------------------------------------------------------------------------------------------------------------------
    29     River Oaks Apartments                                      11291 Harts Road
    30     Scarbrough Office Building                                 101 W. 6th Street
    31     Valley Place Apartments                                    3324 Valley Brook Road
    32     6th Avenue Place                                           17301 West Colfax Avenue
    33     Cobblestone Apartments                                     101 St. George Blvd.
------------------------------------------------------------------------------------------------------------------------------
    34     Foothill Plaza                                             121, 131, 141 West Foothill Boulevard
    35     Amelia Center                                              1254 Ohio Pike
    36     Littlefield Office Building                                106 E.6th Street
    37     Lembi Portfolio - LSL Property Holdings VI, LLC            Various
   37a     2600 Van Ness                                              2600 Van Ness Avenue
------------------------------------------------------------------------------------------------------------------------------
   37b     2975 Van Ness                                              2975 Van Ness Avenue
    38     Main Street Station                                        505 South Main Street
    39     Summerville Galleria Shopping Center                       975 Bacons Bridge Road
    40     Comcast Office Building                                    900 North Cahuenga Boulevard
    41     Three Fountains Apartments                                 3364 Fountain Lane
------------------------------------------------------------------------------------------------------------------------------
    42     Lake Charles Power Center                                  SEQ of Derek Drive and East Prien Lake Road
    43     Riverwood Apartments                                       342 Riverwood Drive
    44     Camelot Place Apartments                                   141 Camelot Drive
    45     Northgate Village                                          12303 Plano Road
    46     Monfort Heights Shopping Center                            3941 North Bend Road
------------------------------------------------------------------------------------------------------------------------------
    47     47-30 29th Street                                          47-30 29th Street
    48     Woodland Estates                                           2351 Valleywood Drive, S.E.
    49     Goshen Station Shopping Center                             6725 Dick Flynn Boulevard
    50     Parkersburg Towne Center                                   3930-3942 Murdoch Ave
    51     Brighton Place Apartments                                  357 Corporate Drive
------------------------------------------------------------------------------------------------------------------------------
    52     Lembi Portfolio - 1520 Gough                               1520 Gough Street
    53     Verducci Market Plaza                                      176 Rte. 202
    54     Southaven Shopping Center                                  451-521 Stateline Road West
    55     Regal Pavilion                                             2840 East West Connector
    56     Lamberton Lakes Apartments                                 3118 Plaza Drive, N.E.
------------------------------------------------------------------------------------------------------------------------------
    57     Barnwell Plaza Shopping Center                             10600 Dunbarton Blvd.
    58     Park East Plaza                                            2683 St. John's Bluff Road
    59     Carroll Commons                                            1864 Old US Highway 421 South
    60     Jenkintown Commons                                         93 Old York Road
    61     Walgreens - Cadillac                                       1220 N Mitchell Street
------------------------------------------------------------------------------------------------------------------------------
    62     Treetops 8181 Professional Place                           8181 Professional Place
    63     Westgate Park Apartments                                   3007 Antelope Trail
    64     Bountiful Court Apartments                                 185 East 300 North Street
    65     Westland Portfolio I                                       Various
   65a     Grand Terrace Mobile Home Park                             21845 Grand Terrace Road
------------------------------------------------------------------------------------------------------------------------------
   65b     Atlantic Towers Apartments                                 5254 Atlantic Avenue
    66     Walgreens-Fayetteville                                     880 Highway 85 South
    67     Walgreens - Clinton                                        39040 Garfield Road
    68     Walgreens - Dallas                                         2311 Lakeland Drive
    69     Cliffbrook Condos                                          7965 Clilffbrook Drive
------------------------------------------------------------------------------------------------------------------------------
    70     Walgreens - Three Rivers                                   301 South US Highway 131
    71     Arbor Terrace                                              1015 West Arkansas Lane
    72     Louetta                                                    13040-13050 Louetta Road
    73     Washington Mutual Building                                 3003 South Loop West
    74     Freeway Plaza - Phase II                                   SWC 300 West 2100 South
------------------------------------------------------------------------------------------------------------------------------
    75     Eckerd - Greenville                                        1400 Woodruff Road
    76     Lembi Portfolio - 124 Mason                                124 Mason Street
    77     Westland Portfolio II                                      Various
   77a     57th Street Apartments                                     1026-1036 West 57th Street
   77b     Santa Fe Mobile Home Park                                  1680 Tartar Lane
------------------------------------------------------------------------------------------------------------------------------
    78     Ponderosa Mobile Home Park                                 3559 Cossell Road
    79     Littlefield Mall Parking Garage                            115 E. 6th Street
    80     Casa Grande                                                1664 East Florence Boulevard
    81     Grenada Plaza                                              1550 Jameson Drive
    82     538 South Gilbert                                          538 South Gilbert
------------------------------------------------------------------------------------------------------------------------------
    83     The Connector                                              2495 East West Connector
    84     Vance                                                      1639 Marion-Waldo Road
    85     Carson Valley Plaza Outparcel                              921 Topsy Lane
    86     Somerset Crossing                                          2066 North Center Ave
    87     Palatka Oaks Apartments                                    200 College Road
------------------------------------------------------------------------------------------------------------------------------
    88     461 & 535 Emily Drive                                      461 & 535 Emily Drive
    89     Lone Star Storage                                          3521 Frankston Highway
    90     OB Voorhees Self Storage                                   1810 East Voorhees Street
    91     Westland Portfolio III - Almond Apartments                 524 Almond Avenue
    92     Lembi Portfolio - 500 Bartlett                             500-506 Bartlett Street

                                                           CROSS           ORIGINAL       CUT-OFF DATE           % OF AGGREGATE
 CONTROL                                              COLLATERALIZED       BALANCE          BALANCE               CUT-OFF DATE
   NO.             CITY          STATE        ZIP       GROUPS (48)          ($)              ($)                    BALANCE
-------------------------------------------------------------------------------------------------------------------------------

    1      New York             NY           10036    No                 117,000,000      117,000,000                     8.9%
    2      New York             NY           10017    No                 105,000,000      105,000,000                     8.0%
    3      Greenwich            CT           06830    No                  92,500,000       92,500,000                     7.0%
    4      Various              Various     Various   No                  90,000,000       90,000,000                     6.8%
    4a     Glenview             IL           60025    Yes (LB-A)
-------------------------------------------------------------------------------------------------------------------------------
    4b     Gurnee               IL           60031    Yes (LB-A)
    4c     Waukegan             IL           60085    Yes (LB-A)
    4d     Joliet               IL           60435    Yes (LB-A)
    4e     Des Plaines          IL           60018    Yes (LB-A)
    4f     Wheeling             IL           60090    Yes (LB-A)
-------------------------------------------------------------------------------------------------------------------------------
    4g     Mount Prospect       IL           60056    Yes (LB-A)
    4h     Elk Grove            IL           60007    Yes (LB-A)
    4i     Lombard              IL           60148    Yes (LB-A)
    4j     Harvey               IL           60426    Yes (LB-A)
    4k     Westmont             IL           60559    Yes (LB-A)
-------------------------------------------------------------------------------------------------------------------------------
    4l     North Chicago        IL           60064    Yes (LB-A)
    4m     Woodridge            IL           60517    Yes (LB-A)
    4n     Kildeer              IL           60047    Yes (LB-A)
    4o     Mundelein            IL           60060    Yes (LB-A)
    4p     Addison              IL           60101    Yes (LB-A)
-------------------------------------------------------------------------------------------------------------------------------
    4q     Indianapolis         IN           46219    Yes (LB-A)
    4r     Indianapolis         IN           46227    Yes (LB-A)
    4s     Indianapolis         IN           46268    Yes (LB-A)
    4t     Indianapolis         IN           46220    Yes (LB-A)
    4u     Indianapolis         IN           46256    Yes (LB-A)
-------------------------------------------------------------------------------------------------------------------------------
    4v     Indianapolis         IN           46217    Yes (LB-A)
    4w     Indianapolis         IN           46268    Yes (LB-A)
    4x     Centerville          OH           45459    Yes (LB-A)
    4y     Miamisburg           OH           45431    Yes (LB-A)
    4z     Milwaukee            WI           53207    Yes (LB-A)
-------------------------------------------------------------------------------------------------------------------------------
    5      New York             NY           10017    No                  70,000,000       70,000,000                     5.3%
    6      Philadelphia         PA           19103    No                  61,500,000       61,500,000                     4.7%
    7      Various              FL          Various   No                  40,942,000       40,942,000                     3.1%
    7a     Plantation           FL           33317    Yes (UBS-L)
    7b     Margate              FL           33063    Yes (UBS-L)
-------------------------------------------------------------------------------------------------------------------------------
    7c     Boca Raton           FL           33431    Yes (UBS-L)
    8      Houston              TX          Various   No                  40,000,000       40,000,000                     3.0%
    8a     Houston              TX           77034    Yes (LB-B)
    8b     Houston              TX           77031    Yes (LB-B)
    8c     Houston              TX           77090    Yes (LB-B)
-------------------------------------------------------------------------------------------------------------------------------
    9      Various              Various    Various    No                  34,500,000       34,500,000                     2.6%
    9a     Douglasville         GA           30134    Yes (UBS-H)
    9b     Austell              GA           30106    Yes (UBS-H)
    9c     Lake Wales           FL           33898    Yes (UBS-H)
    9d     McDonough            GA           30253    Yes (UBS-H)
-------------------------------------------------------------------------------------------------------------------------------
    9e     Anderson             SC           29621    Yes (UBS-H)
    9f     Broken Arrow         OK           74012    Yes (UBS-H)
    9g     Orlando              FL           32809    Yes (UBS-H)
    9h     Sebastian            FL           32958    Yes (UBS-H)
    9i     Seguin               TX           78155    Yes (UBS-H)
-------------------------------------------------------------------------------------------------------------------------------
    9j     Missouri City        TX           77459    Yes (UBS-H)
    9k     Yulee                FL           32097    Yes (UBS-H)
    10     Horsham              PA           19044    No                  30,600,000       30,600,000                     2.3%
    11     San Francisco        CA          Various   Yes (UBS-A)         26,747,000       26,747,000                     2.0%
   11a     San Francisco        CA           94108    Yes (UBS-A)
-------------------------------------------------------------------------------------------------------------------------------
   11b     San Francisco        CA           94108    Yes (UBS-A)
   11c     San Francisco        CA           94108    Yes (UBS-A)
   11d     San Francisco        CA           94118    Yes (UBS-A)
   11e     San Francisco        CA           94123    Yes (UBS-A)
   11f     San Francisco        CA           94109    Yes (UBS-A)
-------------------------------------------------------------------------------------------------------------------------------
   11g     San Francisco        CA           94108    Yes (UBS-A)
   11h     San Francisco        CA           94109    Yes (UBS-A)
    12     North Haven          CT           06473    No                  26,000,000       26,000,000                     2.0%
    13     San Francisco        CA           94109    Yes (UBS-A)         24,296,000       24,296,000                     1.8%
    14     Littleton            CO           80124    No                  24,000,000       24,000,000                     1.8%
-------------------------------------------------------------------------------------------------------------------------------
    15     Trexlertown          PA           18087    No                  23,250,000       23,124,011                     1.8%
    16     Rosemead             CA           91770    No                  23,000,000       22,900,876                     1.7%
    17     Chicago              IL         Various    No                  22,260,000       22,260,000                     1.7%
   17a     Chicago              IL           60614    Yes (UBS-C)
   17b     Chicago              IL           60614    Yes (UBS-C)
-------------------------------------------------------------------------------------------------------------------------------
   17c     Chicago              IL           60614    Yes (UBS-C)
   17d     Chicago              IL           60614    Yes (UBS-C)
   17e     Chicago              IL           60614    Yes (UBS-C)
   17f     Chicago              IL           60611    Yes (UBS-C)
   17g     Chicago              IL           60614    Yes (UBS-C)
-------------------------------------------------------------------------------------------------------------------------------
   17h     Chicago              IL           60611    Yes (UBS-C)
   17i     Chicago              IL           60611    Yes (UBS-C)
   17j     Chicago              IL           60657    Yes (UBS-C)
   17k     Chicago              IL           60614    Yes (UBS-C)
    18     Antioch              CA           94509    No                  20,000,000       20,000,000                     1.5%
-------------------------------------------------------------------------------------------------------------------------------
    19     San Francisco        CA          Various      Yes (UBS-A)         19,003,000       19,003,000                     1.4%
   19a     San Francisco        CA           94102    Yes (UBS-A)
   19b     San Francisco        CA           94109    Yes (UBS-A)
   19c     San Francisco        CA           94102    Yes (UBS-A)
   19d     San Francisco        CA           94109    Yes (UBS-A)
-------------------------------------------------------------------------------------------------------------------------------
   19e     San Francisco        CA           94118    Yes (UBS-A)
   19f     San Francisco        CA           94109    Yes (UBS-A)
   19g     San Francisco        CA           94109    Yes (UBS-A)
   19h     San Francisco        CA           94112    Yes (UBS-A)
    20     Meriden              CT           06451    No                  18,500,000       18,201,882                     1.4%
    21     Los Angeles          CA           90014    No                  18,000,000       18,000,000                     1.4%
-------------------------------------------------------------------------------------------------------------------------------
    22     San Francisco        CA          Various   Yes (UBS-A)         14,678,000       14,678,000                     1.1%
   22a     San Francisco        CA           94123    Yes (UBS-A)
   22b     San Francisco        CA           94109    Yes (UBS-A)
   22c     San Francisco        CA           94109    Yes (UBS-A)
   22d     San Francisco        CA           94123    Yes (UBS-A)
-------------------------------------------------------------------------------------------------------------------------------
    23     Sante Fe             NM           87501    No                  13,000,000       13,000,000                     1.0%
    24     Sharonville          OH           45241    No                  12,600,000       12,600,000                     1.0%
    25     Las Vegas            NV           89121    No                  12,600,000       12,560,345                     1.0%
    26     San Francisco        CA          Various   Yes (UBS-A)         12,559,000       12,559,000                     1.0%
-------------------------------------------------------------------------------------------------------------------------------
   26a     San Francisco        CA           94109    Yes (UBS-A)
   26b     San Francisco        CA           94109    Yes (UBS-A)
   26c     San Francisco        CA           94109    Yes (UBS-A)
    27     Salisbury            MD           21804    No                  11,350,000       11,350,000                     0.9%
    28     Rancho Cucamonga     CA           91730    No                  11,250,000       11,250,000                     0.9%
-------------------------------------------------------------------------------------------------------------------------------
    29     Jacksonville         FL           32218    No                  11,000,000       10,976,661                     0.8%
    30     Austin               TX           78701    Yes (LB-E)          10,640,000       10,640,000                     0.8%
    31     Decatur              GA           30033    No                  10,600,000       10,600,000                     0.8%
    32     Golden               CO           80401    No                  10,600,000       10,592,048                     0.8%
    33     Savannah             GA           31419    No                  10,500,000       10,500,000                     0.8%
-------------------------------------------------------------------------------------------------------------------------------
    34     Upland               CA           91786    No                   9,250,000        9,250,000                     0.7%
    35     Amelia               OH           45102    Yes (LB-C) (35)      9,030,000        9,030,000                     0.7%
    36     Austin               TX           78701    Yes (LB-E)           8,680,000        8,680,000                     0.7%
    37     San Francisco        CA          Various   Yes (UBS-A)          8,631,000        8,631,000                     0.7%
   37a     San Francisco        CA           94109    Yes (UBS-A)
-------------------------------------------------------------------------------------------------------------------------------
   37b     San Francisco        CA           94109    Yes (UBS-A)
    38     Breckenridge         CO           80424    No                   8,400,000        8,400,000                     0.6%
    39     Summerville          SC           29485    Yes (LB-C) (35)      7,520,000        7,520,000                     0.6%
    40     Los Angeles          CA           90038    No                   7,500,000        7,500,000                     0.6%
    41     Montgomery           AL           36116    No                   7,040,000        7,040,000                     0.5%
-------------------------------------------------------------------------------------------------------------------------------
    42     Lake Charles         LA           70607    No                   7,040,000        7,020,646                     0.5%
    43     Crestview            FL           32536    No                   7,000,000        7,000,000                     0.5%
    44     Saginaw              MI           48603    No                   6,800,000        6,800,000                     0.5%
    45     Dallas               TX           75243    No                   6,400,000        6,400,000                     0.5%
    46     Cincinnati           OH           45211    No                   6,100,000        6,100,000                     0.5%
-------------------------------------------------------------------------------------------------------------------------------
    47     Long Island City     NY           11101    No                   6,000,000        6,000,000                     0.5%
    48     Grand Rapids         MI           49546    No                   5,480,000        5,480,000                     0.4%
    49     Goshen               OH           45122    Yes (LB-D) (39)      5,030,000        5,030,000                     0.4%
    50     Parkersburg          WV           26105    No                   4,918,000        4,918,000                     0.4%
    51     Lewisville           TX           75067    No                   4,670,000        4,670,000                     0.4%
-------------------------------------------------------------------------------------------------------------------------------
    52     San Francisco        CA           94109    Yes (UBS-A)          4,627,000        4,627,000                     0.4%
    53     Ringoes              NJ           08551    No                   4,550,000        4,545,894                     0.3%
    54     Southaven            MS           38671    Yes (LB-D) (39)      4,300,000        4,300,000                     0.3%
    55     Austell              GA           30106    No                   4,275,000        4,275,000                     0.3%
    56     Grand Rapids         MI           49525    No                   4,000,000        4,000,000                     0.3%
-------------------------------------------------------------------------------------------------------------------------------
    57     Barnwell             SC           29812    No                   3,920,000        3,920,000                     0.3%
    58     Jacksonville         FL           32246    No                   3,920,000        3,920,000                     0.3%
    59     Boone                NC           28607    No                   3,900,000        3,896,759                     0.3%
    60     Jenkintown           PA           19046    No                   3,880,000        3,880,000                     0.3%
    61     Cadillac             MI           49601    No                   3,875,000        3,875,000                     0.3%
-------------------------------------------------------------------------------------------------------------------------------
    62     Landover             MD           20795    No                   3,850,000        3,850,000                     0.3%
    63     Temple               TX           76504    No                   3,800,000        3,800,000                     0.3%
    64     Provo                UT           84606    No                   3,800,000        3,792,474                     0.3%
    65     Various              CA          Various   Yes (UBS-E)          3,755,400        3,755,400                     0.3%
   65a     Grand Terrace        CA           92313    Yes (UBS-E)
-------------------------------------------------------------------------------------------------------------------------------
   65b     Long Beach           CA           90805    Yes (UBS-E)
    66     Fayetteville         GA           30214    No                   3,750,000        3,750,000                     0.3%
    67     Clinton Township     MI           48038    No                   3,725,000        3,725,000                     0.3%
    68     Dallas               TX           75228    No                   3,700,000        3,700,000                     0.3%
    69     Dallas               TX           75254    No                   3,750,000        3,685,321                     0.3%
-------------------------------------------------------------------------------------------------------------------------------
    70     Three Rivers         MI           49093    No                   3,400,000        3,400,000                     0.3%
    71     Arlington            TX           76013    No                   3,300,000        3,300,000                     0.3%
    72     Cypress              TX           77429    No                   3,208,750        3,208,750                     0.2%
    73     Houston              TX           77054    No                   3,200,000        3,200,000                     0.2%
    74     South Salt Lake City UT           84115    No                   2,850,000        2,850,000                     0.2%
-------------------------------------------------------------------------------------------------------------------------------
    75     Greenville           SC           29607    No                   2,850,000        2,850,000                     0.2%
    76     San Francisco        CA           94102    Yes (UBS-A)          2,808,000        2,808,000                     0.2%
    77     Various              CA          Various   Yes (UBS-E)          2,663,400        2,663,400                     0.2%
   77a     Los Angeles          CA           90037    Yes (UBS-E)
   77b     Compton              CA           90221    Yes (UBS-E)
-------------------------------------------------------------------------------------------------------------------------------
    78     Indianapolis         IN           46222    No                   2,650,000        2,650,000                     0.2%
    79     Austin               TX           78701    Yes (LB-E)           2,500,000        2,500,000                     0.2%
    80     Casa Grande          AZ           85222    No                   2,400,000        2,400,000                     0.2%
    81     Grenada              MS           38901    No                   2,400,000        2,400,000                     0.2%
    82     Gilbert              AZ           85296    No                   2,375,000        2,375,000                     0.2%
-------------------------------------------------------------------------------------------------------------------------------
    83     Austell              GA           30106    No                   2,300,000        2,297,966                     0.2%
    84     Marion               OH           43302    No                   1,806,000        1,806,000                     0.1%
    85     Carson Valley        NV           89705    No                   1,708,000        1,706,551                     0.1%
    86     Somerset             PA           15501    No                   1,675,000        1,673,666                     0.1%
    87     Palatka              FL           32177    No                   1,600,000        1,600,000                     0.1%
-------------------------------------------------------------------------------------------------------------------------------
    88     Clarksburg           WV           26301    No                   1,200,000        1,197,877                     0.1%
    89     Tyler                TX           75701    No                   1,150,000        1,150,000                     0.1%
    90     Danville             IL           61834    No                   1,065,000        1,064,022                     0.1%
    91     Long Beach           CA           90802    Yes (UBS-E)            792,200          792,200                     0.1%
    92     San Francisco        CA           94110    Yes (UBS-A)            526,000          526,000                    0.04%

                   CUMULATIVE %                                 ADMINISTRATIVE   INTEREST
 CONTROL         OF INITIAL POOL       MORTGAGE                      COST        ACCRUAL            AMORTIZATION
   NO.               BALANCE           RATE (%)                    RATE (%)       BASIS                 TYPE
-----------------------------------------------------------------------------------------------------------------------------

    1                      8.9%         5.50820                       0.0364   Actual/360      Interest-Only, Balloon
    2                     16.9%         4.49650                       0.0314   Actual/360      Interest-Only, Balloon
    3                     23.9%         5.98000                       0.0314   Actual/360      Interest-Only, Balloon
    4                     30.8%         5.08500                       0.0314   Actual/360      Interest-Only, Balloon
    4a
-----------------------------------------------------------------------------------------------------------------------------
    4b
    4c
    4d
    4e
    4f
-----------------------------------------------------------------------------------------------------------------------------
    4g
    4h
    4i
    4j
    4k
-----------------------------------------------------------------------------------------------------------------------------
    4l
    4m
    4n
    4o
    4p
-----------------------------------------------------------------------------------------------------------------------------
    4q
    4r
    4s
    4t
    4u
-----------------------------------------------------------------------------------------------------------------------------
    4v
    4w
    4x
    4y
    4z
-----------------------------------------------------------------------------------------------------------------------------
    5                     36.1%         5.55854                       0.0314   Actual/360      Interest-Only, ARD
    6                     40.8%         5.12000                       0.0314   Actual/360      Interest-Only
    7                     43.9%         5.56600                       0.0314   Actual/360      Balloon
    7a
    7b
-----------------------------------------------------------------------------------------------------------------------------
    7c
    8                     46.9%         5.05000                       0.0314   Actual/360      Interest-Only
    8a
    8b
    8c
-----------------------------------------------------------------------------------------------------------------------------
    9                     49.5%         5.65000                       0.0314   Actual/360      Interest-Only, Balloon
    9a
    9b
    9c
    9d
-----------------------------------------------------------------------------------------------------------------------------
    9e
    9f
    9g
    9h
    9i
-----------------------------------------------------------------------------------------------------------------------------
    9j
    9k
    10                    51.9%         5.40000                       0.0314   Actual/360      Interest-Only, Balloon
    11                    53.9%         5.92000                       0.0314   Actual/360      Interest-Only
   11a
-----------------------------------------------------------------------------------------------------------------------------
   11b
   11c
   11d
   11e
   11f
-----------------------------------------------------------------------------------------------------------------------------
   11g
   11h
    12                    55.9%         5.72000                       0.0314   Actual/360      Interest-Only, Balloon
    13                    57.7%         5.92000                       0.0314   Actual/360      Interest-Only
    14                    59.5%         5.97000                       0.1164   Actual/360      Interest-Only, Balloon
-----------------------------------------------------------------------------------------------------------------------------
    15                    61.3%         5.52500                       0.0314   Actual/360      Balloon
    16                    63.0%         6.21000                       0.0314   Actual/360      Balloon
    17                    64.7%         5.50000 (46)                  0.0314   Actual/360      Balloon
   17a
   17b
-----------------------------------------------------------------------------------------------------------------------------
   17c
   17d
   17e
   17f
   17g
-----------------------------------------------------------------------------------------------------------------------------
   17h
   17i
   17j
   17k
    18                    66.3%         5.85000                       0.0314   Actual/360      Interest-Only, Balloon
-----------------------------------------------------------------------------------------------------------------------------
    19                    67.7%         5.92000                       0.0314   Actual/360      Interest-Only
   19a
   19b
   19c
   19d
-----------------------------------------------------------------------------------------------------------------------------
   19e
   19f
   19g
   19h
    20                    69.1%         7.45000                       0.1014   Actual/360      Balloon                    (26)
    21                    70.5%         5.40000                       0.0314   Actual/360      Balloon
-----------------------------------------------------------------------------------------------------------------------------
    22                    71.6%         5.92000                       0.0314   Actual/360      Interest-Only
   22a
   22b
   22c
   22d
-----------------------------------------------------------------------------------------------------------------------------
    23                    72.6%         6.26000                       0.0314   Actual/360      Balloon
    24                    73.5%         5.39000                       0.0314   Actual/360      Interest-Only, Balloon
    25                    74.5%         5.75000                       0.0664   30/360          Balloon
    26                    75.4%         5.92000                       0.0314   Actual/360      Interest-Only
-----------------------------------------------------------------------------------------------------------------------------
   26a
   26b
   26c
    27                    76.3%         5.53000                       0.1164   Actual/360      Balloon
    28                    77.1%         5.20000                       0.0664   Actual/360      Interest-Only, Balloon
-----------------------------------------------------------------------------------------------------------------------------
    29                    78.0%         5.32000                       0.1164   Actual/360      Balloon
    30                    78.8%         5.46000                       0.0314   Actual/360      Balloon
    31                    79.6%         5.01000                       0.0314   Actual/360      Interest-Only
    32                    80.4%         6.37000                       0.1164   Actual/360      Balloon
    33                    81.2%         5.21000                       0.0314   Actual/360      Interest-Only
-----------------------------------------------------------------------------------------------------------------------------
    34                    81.9%         5.50000                       0.0314   Actual/360      Balloon
    35                    82.6%         5.43000                       0.0314   Actual/360      Balloon
    36                    83.3%         5.46000                       0.0314   Actual/360      Balloon
    37                    83.9%         5.92000                       0.0314   Actual/360      Interest-Only
   37a
-----------------------------------------------------------------------------------------------------------------------------
   37b
    38                    84.5%         6.19000                       0.0314   Actual/360      Interest-Only, Balloon
    39                    85.1%         5.45000                       0.0314   Actual/360      Balloon
    40                    85.7%         5.44000                       0.0314   Actual/360      Balloon
    41                    86.2%         5.04000                       0.0314   Actual/360      Interest-Only
-----------------------------------------------------------------------------------------------------------------------------
    42                    86.8%         5.87000                       0.0314   Actual/360      Balloon
    43                    87.3%         5.57000                       0.0314   Actual/360      Balloon
    44                    87.8%         5.19000                       0.1164   Actual/360      Interest-Only, Balloon
    45                    88.3%         5.55000 (47)                  0.0314   Actual/360      Balloon
    46                    88.8%         5.43000                       0.0314   Actual/360      Balloon
-----------------------------------------------------------------------------------------------------------------------------
    47                    89.2%         5.87000                       0.0314   Actual/360      Balloon
    48                    89.6%         5.08000                       0.1164   Actual/360      Interest-Only, Balloon
    49                    90.0%         5.43000                       0.0314   Actual/360      Balloon
    50                    90.4%         6.10000                       0.0314   Actual/360      Interest-Only, Balloon
    51                    90.7%         5.05000                       0.0314   Actual/360      Interest-Only, Balloon
-----------------------------------------------------------------------------------------------------------------------------
    52                    91.1%         5.92000                       0.0314   Actual/360      Interest-Only
    53                    91.4%         5.67000                       0.0314   Actual/360      Balloon
    54                    91.8%         5.45000                       0.0314   Actual/360      Balloon
    55                    92.1%         5.46000                       0.1164   Actual/360      Balloon
    56                    92.4%         5.00000                       0.1164   Actual/360      Interest-Only, Balloon
-----------------------------------------------------------------------------------------------------------------------------
    57                    92.7%         5.45000                       0.0314   Actual/360      Balloon
    58                    93.0%         5.31000                       0.0314   Actual/360      Balloon
    59                    93.3%         5.99000                       0.1164   Actual/360      Balloon
    60                    93.6%         5.75000                       0.0314   Actual/360      Balloon
    61                    93.9%         5.54000 (46)                  0.0314   Actual/360      Interest-Only, Balloon
-----------------------------------------------------------------------------------------------------------------------------
    62                    94.2%         5.50000                       0.1164   Actual/360      Balloon
    63                    94.5%         5.81000                       0.0314   Actual/360      Interest-Only, Balloon
    64                    94.8%         5.64000                       0.1164   Actual/360      Balloon
    65                    95.0%         5.43000 (47)                  0.0314   Actual/360      Balloon
   65a
-----------------------------------------------------------------------------------------------------------------------------
   65b
    66                    95.3%         5.73000                       0.0314   Actual/360      Interest-Only, Balloon
    67                    95.6%         5.54000 (46)                  0.0314   Actual/360      Interest-Only, Balloon
    68                    95.9%         5.53000                       0.0314   Actual/360      Interest-Only, ARD
    69                    96.2%         5.05000                       0.1164   Actual/360      Balloon
-----------------------------------------------------------------------------------------------------------------------------
    70                    96.4%         5.54000 (46)                  0.0314   Actual/360      Interest-Only, Balloon
    71                    96.7%         5.71000                       0.0314   Actual/360      Balloon
    72                    96.9%         6.78300                       0.0314   Actual/360      Interest-Only, ARD
    73                    97.2%         5.56200 (47)                  0.0314   Actual/360      Balloon
    74                    97.4%         5.80000                       0.0964   Actual/360      Balloon
-----------------------------------------------------------------------------------------------------------------------------
    75                    97.6%         6.09000                       0.0314   Actual/360      Balloon
    76                    97.8%         5.92000                       0.0314   Actual/360      Interest-Only
    77                    98.0%         5.43000 (47)                  0.0314   Actual/360      Balloon
   77a
   77b
-----------------------------------------------------------------------------------------------------------------------------
    78                    98.2%         5.39000                       0.0314   Actual/360      Interest-Only, Balloon
    79                    98.4%         5.46000                       0.0314   Actual/360      Balloon
    80                    98.6%         5.75000                       0.0314   Actual/360      Balloon
    81                    98.8%         5.75000                       0.0314   Actual/360      Balloon
    82                    98.9%         5.69000 (46)                  0.0314   Actual/360      Balloon
-----------------------------------------------------------------------------------------------------------------------------
    83                    99.1%         5.75000                       0.1164   Actual/360      Balloon
    84                    99.3%         5.39000                       0.0314   Actual/360      Interest-Only, Balloon
    85                    99.4%         5.91000                       0.0314   Actual/360      Balloon
    86                    99.5%         6.15000                       0.0314   Actual/360      Balloon
    87                    99.6%         5.21000                       0.0314   Actual/360      Interest-Only
-----------------------------------------------------------------------------------------------------------------------------
    88                    99.7%         6.15000                       0.0314   Actual/360      Balloon
    89                    99.8%         5.96000                       0.0314   Actual/360      Balloon
    90                    99.9%         5.60000                       0.0314   Actual/360      Balloon
    91                   99.96%         5.43000 (47)                  0.0314   Actual/360      Balloon
    92                   100.0%         5.92000                       0.0314   Actual/360      Interest-Only

                          ORIGINAL            REMAINING              ORIGINAL                  REMAINING                ORIGINAL
 CONTROL               INTEREST-ONLY        INTEREST-ONLY             TERM TO                   TERM TO               AMORTIZATION
   NO.                 PERIOD (MOS.)        PERIOD (MOS.)         MATURITY (MOS.)           MATURITY (MOS.)           TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

    1                        36                   32                     120                       116                    360
    2                        36                   35                      84                        83                    300
    3                        36                   35                     114                       113                    360
    4                        12                   12                      60                        60                    324
    4a
----------------------------------------------------------------------------------------------------------------------------------
    4b
    4c
    4d
    4e
    4f
----------------------------------------------------------------------------------------------------------------------------------
    4g
    4h
    4i
    4j
    4k
----------------------------------------------------------------------------------------------------------------------------------
    4l
    4m
    4n
    4o
    4p
----------------------------------------------------------------------------------------------------------------------------------
    4q
    4r
    4s
    4t
    4u
----------------------------------------------------------------------------------------------------------------------------------
    4v
    4w
    4x
    4y
    4z
----------------------------------------------------------------------------------------------------------------------------------
    5                        36                   33                     120                       117                    360
    6                        60                   60                      60                        60                      0
    7                         0                    0                     120                       120                    360
    7a
    7b
----------------------------------------------------------------------------------------------------------------------------------
    7c
    8                        60                   59                      60                        59                      0
    8a
    8b
    8c
----------------------------------------------------------------------------------------------------------------------------------
    9                        24                   24                     120                       120                    336
    9a
    9b
    9c
    9d
----------------------------------------------------------------------------------------------------------------------------------
    9e
    9f
    9g
    9h
    9i
----------------------------------------------------------------------------------------------------------------------------------
    9j
    9k
    10                       24                   24                     120                       120                    360
    11                       60                   60                      60                        60                      0
   11a
----------------------------------------------------------------------------------------------------------------------------------
   11b
   11c
   11d
   11e
   11f
----------------------------------------------------------------------------------------------------------------------------------
   11g
   11h
    12                       24                   24                     120                       120                    360
    13                       60                   60                      60                        60                      0
    14                       24                   23                     120                       119                    324
----------------------------------------------------------------------------------------------------------------------------------
    15                        0                    0                     120                       114                    360
    16                        0                    0                     120                       115                    360
    17                        1                    1                     121                       121                    360
   17a
   17b
----------------------------------------------------------------------------------------------------------------------------------
   17c
   17d
   17e
   17f
   17g
----------------------------------------------------------------------------------------------------------------------------------
   17h
   17i
   17j
   17k
    18                       36                   35                      84                        83                    360
----------------------------------------------------------------------------------------------------------------------------------
    19                       60                   60                      60                        60                      0
   19a
   19b
   19c
   19d
----------------------------------------------------------------------------------------------------------------------------------
   19e
   19f
   19g
   19h
    20                        0                    0                     120                        74                    360 (26)
    21                        0                    0                     120                       120                    360
----------------------------------------------------------------------------------------------------------------------------------
    22                       60                   60                      60                        60                      0
   22a
   22b
   22c
   22d
----------------------------------------------------------------------------------------------------------------------------------
    23                        0                    0                     120                       120                    360
    24                       60                   60                      84                        84                    360
    25                        0                    0                     120                       117                    360
    26                       60                   60                      60                        60                      0
----------------------------------------------------------------------------------------------------------------------------------
   26a
   26b
   26c
    27                        0                    0                     120                       120                    360
    28                       12                   12                     120                       120                    360
----------------------------------------------------------------------------------------------------------------------------------
    29                        0                    0                      60                        58                    360
    30                        0                    0                      60                        60                    360
    31                       60                   60                      60                        60                      0
    32                        0                    0                     180                       179                    360
    33                       60                   58                      60                        58                      0
----------------------------------------------------------------------------------------------------------------------------------
    34                        0                    0                     120                       120                    360
    35                        0                    0                     120                       120                    360
    36                        0                    0                      60                        60                    360
    37                       60                   60                      60                        60                      0
   37a
----------------------------------------------------------------------------------------------------------------------------------
   37b
    38                       60                   59                     180                       179                    360
    39                        0                    0                     120                       120                    360
    40                        0                    0                     120                       120                    360
    41                       60                   59                      60                        59                      0
----------------------------------------------------------------------------------------------------------------------------------
    42                        0                    0                     120                       117                    360
    43                        0                    0                     120                       120                    360
    44                       12                   11                      84                        83                    360
    45                        1                    1                      61                        61                    360
    46                        0                    0                     120                       120                    360
----------------------------------------------------------------------------------------------------------------------------------
    47                        0                    0                     120                       120                    300
    48                       12                   12                      84                        84                    360
    49                        0                    0                     120                       120                    360
    50                       60                   59                     180                       179                    360
    51                       35                   29                     120                       114                    360
----------------------------------------------------------------------------------------------------------------------------------
    52                       60                   60                      60                        60                      0
    53                        0                    0                     120                       119                    360
    54                        0                    0                     120                       120                    360
    55                        0                    0                     120                       120                    360
    56                       12                   11                      60                        59                    360
----------------------------------------------------------------------------------------------------------------------------------
    57                        0                    0                     120                       120                    360
    58                        0                    0                      60                        60                    360
    59                        0                    0                     120                       119                    360
    60                        0                    0                     120                       120                    360
    61                       37                   37                     121                       121                    360
----------------------------------------------------------------------------------------------------------------------------------
    62                        0                    0                      60                        60                    360
    63                       36                   34                      84                        82                    360
    64                        0                    0                     120                       118                    360
    65                        1                    1                     121                       121                    300
   65a
----------------------------------------------------------------------------------------------------------------------------------
   65b
    66                       36                   35                     120                       119                    360
    67                       37                   37                     121                       121                    360
    68                       36                   36                     120                       120                    360
    69                        0                    0                      60                        45                    360
----------------------------------------------------------------------------------------------------------------------------------
    70                       37                   37                     121                       121                    360
    71                        0                    0                      60                        60                    300
    72                       60                   57                     180                       177                    360
    73                        1                    1                      85                        85                    300
    74                        0                    0                     120                       120                    324
----------------------------------------------------------------------------------------------------------------------------------
    75                        0                    0                     120                       120                    360
    76                       60                   60                      60                        60                      0
    77                        1                    1                     121                       121                    300
   77a
   77b
----------------------------------------------------------------------------------------------------------------------------------
    78                       60                   60                      84                        84                    360
    79                        0                    0                      60                        60                    360
    80                        0                    0                     120                       120                    324
    81                        0                    0                     120                       120                    360
    82                        1                    1                     121                       121                    360
----------------------------------------------------------------------------------------------------------------------------------
    83                        0                    0                     120                       119                    360
    84                       60                   60                      84                        84                    360
    85                        0                    0                     120                       119                    360
    86                        0                    0                     120                       119                    360
    87                       60                   58                      60                        58                      0
----------------------------------------------------------------------------------------------------------------------------------
    88                        0                    0                     120                       118                    360
    89                        0                    0                     120                       120                    360
    90                        0                    0                     120                       119                    360
    91                        1                    1                     121                       121                    300
    92                       60                   60                      60                        60                      0

                       REMAINING                                    MATURITY OR
 CONTROL              AMORTIZATION         ORIGINATION              ANTICIPATED          BALLOON          PROPERTY
   NO.                TERM (MOS.)              DATE               REPAYMENT DATE       BALANCE ($)          TYPE
-----------------------------------------------------------------------------------------------------------------------------

    1                       360             6/18/2004                 7/10/2014         104785351   Office
    2                       300             9/30/2004                10/11/2011        96,131,914   Office
    3                       360             9/14/2004                 4/11/2014        84,331,068   Office
    4                       324            10/27/2004                11/11/2009        83,383,443   Self-Storage
    4a                                                                                              Self-Storage
-----------------------------------------------------------------------------------------------------------------------------
    4b                                                                                              Self-Storage
    4c                                                                                              Self-Storage
    4d                                                                                              Self-Storage
    4e                                                                                              Self-Storage
    4f                                                                                              Self-Storage
-----------------------------------------------------------------------------------------------------------------------------
    4g                                                                                              Self-Storage
    4h                                                                                              Self-Storage
    4i                                                                                              Self-Storage
    4j                                                                                              Self-Storage
    4k                                                                                              Self-Storage
-----------------------------------------------------------------------------------------------------------------------------
    4l                                                                                              Self-Storage
    4m                                                                                              Self-Storage
    4n                                                                                              Self-Storage
    4o                                                                                              Self-Storage
    4p                                                                                              Self-Storage
-----------------------------------------------------------------------------------------------------------------------------
    4q                                                                                              Self-Storage
    4r                                                                                              Self-Storage
    4s                                                                                              Self-Storage
    4t                                                                                              Self-Storage
    4u                                                                                              Self-Storage
-----------------------------------------------------------------------------------------------------------------------------
    4v                                                                                              Self-Storage
    4w                                                                                              Self-Storage
    4x                                                                                              Self-Storage
    4y                                                                                              Self-Storage
    4z                                                                                              Self-Storage
-----------------------------------------------------------------------------------------------------------------------------
    5                       360             7/16/2004                 8/11/2014        58,505,348   Office
    6                         0             11/5/2004                11/11/2009        61,500,000   Office
    7                       360             11/8/2004                11/11/2014        34,263,128   Various
    7a                                                                                              Retail
    7b                                                                                              Retail
-----------------------------------------------------------------------------------------------------------------------------
    7c                                                                                              Office
    8                         0             10/8/2004                10/11/2009        40,000,000   Multifamily
    8a                                                                                              Multifamily
    8b                                                                                              Multifamily
    8c                                                                                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    9                       336            10/25/2004                11/11/2014        29,657,679   Retail
    9a                                                                                              Retail
    9b                                                                                              Retail
    9c                                                                                              Retail
    9d                                                                                              Retail
-----------------------------------------------------------------------------------------------------------------------------
    9e                                                                                              Retail
    9f                                                                                              Retail
    9g                                                                                              Retail
    9h                                                                                              Retail
    9i                                                                                              Retail
-----------------------------------------------------------------------------------------------------------------------------
    9j                                                                                              Retail
    9k                                                                                              Retail
    10                      360            10/26/2004                11/11/2014        26,739,574   Office
    11                        0            10/19/2004                11/11/2009        26,747,000   Multifamily
   11a                                                                                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------
   11b                                                                                              Multifamily
   11c                                                                                              Multifamily
   11d                                                                                              Multifamily
   11e                                                                                              Multifamily
   11f                                                                                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------
   11g                                                                                              Multifamily
   11h                                                                                              Multifamily
    12                      360             11/5/2004                11/11/2014        22,893,428   Retail
    13                        0            10/19/2004                11/11/2009        24,296,000   Multifamily
    14                      324             9/27/2004                10/11/2014        20,532,304   Office
-----------------------------------------------------------------------------------------------------------------------------
    15                      354             4/14/2004                 5/11/2014        19,436,031   Retail
    16                      355             5/28/2004                 6/11/2014        19,623,581   Retail
    17                      360            11/12/2004                12/11/2014        18,592,147   Retail
   17a                                                                                              Retail
   17b                                                                                              Retail
-----------------------------------------------------------------------------------------------------------------------------
   17c                                                                                              Retail
   17d                                                                                              Retail
   17e                                                                                              Retail
   17f                                                                                              Retail
   17g                                                                                              Retail
-----------------------------------------------------------------------------------------------------------------------------
   17h                                                                                              Retail
   17i                                                                                              Retail
   17j                                                                                              Retail
   17k                                                                                              Retail
    18                      360             9/16/2004                10/11/2011        18,970,287   Industrial/Warehouse
-----------------------------------------------------------------------------------------------------------------------------
    19                        0            10/19/2004                11/11/2009        19,003,000   Multifamily
   19a                                                                                              Multifamily
   19b                                                                                              Multifamily
   19c                                                                                              Multifamily
   19d                                                                                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------
   19e                                                                                              Multifamily
   19f                                                                                              Multifamily
   19g                                                                                              Multifamily
   19h                                                                                              Multifamily
    20                      314 (26)       12/14/2000                 1/11/2011        18,201,882   Retail
    21                      360             11/8/2004                11/11/2014        14,986,278   Office
-----------------------------------------------------------------------------------------------------------------------------
    22                        0            10/19/2004                11/11/2009        14,678,000   Multifamily
   22a                                                                                              Multifamily
   22b                                                                                              Multifamily
   22c                                                                                              Multifamily
   22d                                                                                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    23                      360             11/8/2004                11/11/2014        11,105,585   Retail
    24                      360            10/27/2004                11/11/2011        12,263,514   Mobile Home Park
    25                      357             7/19/2004                 8/10/2014        10,473,139   Mobile Home Park
    26                        0            10/19/2004                11/11/2009        12,559,000   Multifamily
-----------------------------------------------------------------------------------------------------------------------------
   26a                                                                                              Multifamily
   26b                                                                                              Multifamily
   26c                                                                                              Multifamily
    27                      360            10/18/2004                11/11/2014         9,487,942   Retail
    28                      360            11/10/2004                11/11/2014         9,551,290   Office
-----------------------------------------------------------------------------------------------------------------------------
    29                      358              9/9/2004                 9/11/2009        10,192,436   Multifamily
    30                      360             11/2/2004                11/11/2009         9,878,663   Office
    31                        0            10/18/2004                11/11/2009        10,600,000   Multifamily
    32                      359             10/1/2004                10/11/2019         7,872,385   Industrial/Warehouse
    33                        0             9/10/2004                 9/11/2009        10,500,000   Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    34                      360            10/21/2004                11/11/2014         7,725,295   Retail
    35                      360            10/14/2004                11/11/2014         7,525,167   Retail
    36                      360             11/2/2004                11/11/2009         8,058,909   Office
    37                        0            10/19/2004                11/11/2009         8,631,000   Multifamily
   37a                                                                                              Multifamily
-----------------------------------------------------------------------------------------------------------------------------
   37b                                                                                              Multifamily
    38                      360             9/14/2004                10/11/2019         7,162,645   Retail
    39                      360            10/13/2004                11/11/2014         6,270,713   Retail
    40                      360            10/20/2004                11/11/2014         6,252,087   Office
    41                        0             9/30/2004                10/11/2009         7,040,000   Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    42                      357             7/28/2004                 8/11/2014         5,946,814   Retail
    43                      360            10/15/2004                11/11/2014         5,858,810   Multifamily
    44                      360             9/29/2004                10/11/2011         6,169,537   Multifamily
    45                      360                   TBD                12/11/2009         5,949,810   Multifamily
    46                      360            10/14/2004                11/11/2014         5,083,446   Retail
-----------------------------------------------------------------------------------------------------------------------------
    47                      300            10/25/2004                11/11/2014         4,624,631   Self-Storage
    48                      360            10/28/2004                11/11/2011         4,961,822   Multifamily
    49                      360            10/14/2004                11/11/2014         4,191,759   Retail
    50                      360             9/30/2004                10/11/2019         4,182,633   Retail
    51                      360              5/7/2004                 5/11/2014         4,131,196   Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    52                        0            10/19/2004                11/11/2009         4,627,000   Multifamily
    53                      359             9/24/2004                10/11/2014         3,820,271   Retail
    54                      360            10/13/2004                11/11/2014         3,585,647   Retail
    55                      360            10/13/2004                11/11/2014         3,565,909   Retail
    56                      360             9/28/2004                10/11/2009         3,757,706   Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    57                      360            10/13/2004                11/11/2014         3,268,776   Retail
    58                      360            10/19/2004                11/11/2009         3,631,656   Retail
    59                      359             9/27/2004                10/11/2014         3,306,052   Retail
    60                      360            10/26/2004                11/11/2014         3,265,306   Retail
    61                      360            11/12/2004                12/11/2014         3,469,965   Retail
-----------------------------------------------------------------------------------------------------------------------------
    62                      360            10/25/2004                11/11/2009         3,576,551   Office
    63                      360             8/16/2004                 9/11/2011         3,602,725   Multifamily
    64                      358              9/2/2004                 9/11/2014         3,187,400   Multifamily
    65                      300            11/16/2004                12/11/2014         2,851,052   Various
   65a                                                                                              Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------
   65b                                                                                              Multifamily
    66                      360             10/1/2004                10/11/2014         3,371,044   Retail
    67                      360            11/12/2004                12/11/2014         3,335,644   Retail
    68                      360            10/21/2004                11/11/2014         3,312,431   Retail
    69                      345             7/31/2003                 8/11/2008         3,461,598   Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    70                      360            11/12/2004                12/11/2014         3,044,614   Retail
    71                      300            10/19/2004                11/11/2009         2,970,068   Multifamily
    72                      360              8/4/2004                 8/11/2019         2,781,929   Retail
    73                      300            11/16/2004                12/11/2011         2,714,572   Office
    74                      324            10/29/2004                11/11/2014         2,286,960   Retail
-----------------------------------------------------------------------------------------------------------------------------
    75                      360             11/5/2004                11/11/2014         2,422,775   Retail
    76                        0            10/19/2004                11/11/2009         2,808,000   Multifamily
    77                      300            11/16/2004                12/11/2014         2,022,021   Various
   77a                                                                                              Multifamily
   77b                                                                                              Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------
    78                      360            10/27/2004                11/11/2011         2,579,231   Mobile Home Park
    79                      360             11/2/2004                11/11/2009         2,321,114   Parking Garage
    80                      324            10/25/2004                11/11/2014         1,922,729   Retail
    81                      360            11/10/2004                11/11/2014         2,019,777   Retail
    82                      360            11/12/2004                12/11/2014         1,995,264   Retail
-----------------------------------------------------------------------------------------------------------------------------
    83                      359             9/22/2004                10/11/2014         1,935,817   Retail
    84                      360            10/27/2004                11/11/2011         1,757,770   Mobile Home Park
    85                      359             10/8/2004                10/11/2014         1,444,460   Retail
    86                      359             9/23/2004                10/11/2014         1,426,557   Retail
    87                        0             9/10/2004                 9/11/2009         1,600,000   Multifamily
-----------------------------------------------------------------------------------------------------------------------------
    88                      358             8/25/2004                 9/11/2014         1,021,922   Retail
    89                      360            10/29/2004                11/11/2014           973,892   Self-Storage
    90                      359             10/7/2004                10/11/2014           892,284   Self-Storage
    91                      300            11/16/2004                12/11/2014           601,428   Multifamily
    92                        0            10/19/2004                11/11/2009           526,000   Multifamily

                                                ANNUAL            U/W NET        U/W NET                   U/W
 CONTROL          PREPAYMENT                     DEBT            OPERATING         CASH                    NCF
   NO.          PROVISIONS (49)               SERVICE ($)        INCOME ($)      FLOW ($)                DSCR (x)
-----------------------------------------------------------------------------------------------------------------------

    1      L(29),D(88),O(3)                    7,970,346         46,922,483   44,450,040                  1.86 (1)
    2      L(26),D(55),O(3)                    6,816,454         12,244,361   12,060,257 (5)              1.77 (5)
    3      L(26),D(85),O(3)                    6,640,745         11,674,447   10,933,354 (7)              1.65 (7)
    4      L(25),D(32),O(3)                    6,135,492          9,905,020    9,652,891 (10)             1.57 (10)
    4a
-----------------------------------------------------------------------------------------------------------------------
    4b
    4c
    4d
    4e
    4f
-----------------------------------------------------------------------------------------------------------------------
    4g
    4h
    4i
    4j
    4k
-----------------------------------------------------------------------------------------------------------------------
    4l
    4m
    4n
    4o
    4p
-----------------------------------------------------------------------------------------------------------------------
    4q
    4r
    4s
    4t
    4u
-----------------------------------------------------------------------------------------------------------------------
    4v
    4w
    4x
    4y
    4z
-----------------------------------------------------------------------------------------------------------------------
    5      L(28),D(86),O(6)                    5,264,058         11,465,290   10,593,399 (12)             2.01 (12)
    6      L(25),D(32),O(3)                    3,192,533          7,285,167    6,033,507                  1.89
    7      L(48),D(71),O(1)                    2,809,949          3,922,184    3,393,963                  1.21
    7a
    7b
-----------------------------------------------------------------------------------------------------------------------
    7c
    8      L(48),D(12)                         2,048,056          3,411,145    3,121,406                  1.52
    8a
    8b
    8c
-----------------------------------------------------------------------------------------------------------------------
    9      L(25),D(94),O(1)                    2,455,990          3,119,727    2,935,729 (17)             1.20 (17)
    9a
    9b
    9c
    9d
-----------------------------------------------------------------------------------------------------------------------
    9e
    9f
    9g
    9h
    9i
-----------------------------------------------------------------------------------------------------------------------
    9j
    9k
    10     L(25),D(92),O(3)                    2,061,941          2,623,421    2,582,821                  1.25
    11     L(48),D(9),O(3)                     1,605,414          1,876,253    1,831,140                  1.14
   11a
-----------------------------------------------------------------------------------------------------------------------
   11b
   11c
   11d
   11e
   11f
-----------------------------------------------------------------------------------------------------------------------
   11g
   11h
    12     L(25),D(92),O(3)                    1,814,806          2,440,308    2,338,415 (21)             1.29 (21)
    13     L(48),D(9),O(3)                     1,458,300          1,857,725    1,832,764                  1.26
    14     L(48),D(66),O(6)                    1,791,688          2,350,961    2,189,742                  1.22
-----------------------------------------------------------------------------------------------------------------------
    15     L(48),D(72)                         1,590,419          2,165,269    1,967,748                  1.24
    16     L(48),D(71),O(1)                    1,692,206          2,277,095    2,157,202                  1.27
    17     L(25),D(94),O(2)                    1,516,678          1,887,531    1,816,756 (24)             1.20 (24)
   17a
   17b
-----------------------------------------------------------------------------------------------------------------------
   17c
   17d
   17e
   17f
   17g
-----------------------------------------------------------------------------------------------------------------------
   17h
   17i
   17j
   17k
    18     L(26),D(57),O(1)                    1,415,858          1,915,513    1,749,855                  1.24
-----------------------------------------------------------------------------------------------------------------------
    19     L(48),D(9),O(3)                     1,140,602          1,368,914    1,325,404                  1.16
   19a
   19b
   19c
   19d
-----------------------------------------------------------------------------------------------------------------------
   19e
   19f
   19g
   19h
    20     L(29),D(88),O(3)                    1,374,874         13,850,803   13,168,525 (27)             1.60 (27)(28)
    21     L(48),D(68),O(4)                    1,212,906          2,038,484    1,846,472                  1.52
-----------------------------------------------------------------------------------------------------------------------
    22     L(48),D(9),O(3)                       881,006          1,101,841    1,082,834                  1.23
   22a
   22b
   22c
   22d
-----------------------------------------------------------------------------------------------------------------------
    23     L(25),D(92),O(3)                      961,534          1,202,036    1,160,529                  1.21
    24     L(25),D(56),O(3)                      848,091          1,117,392    1,094,736                  1.29
    25     L(61),YM1%(56),O(3)                   882,362          1,354,918    1,332,368                  1.51
    26     L(48),D(9),O(3)                       753,819            867,237      840,673                  1.12
-----------------------------------------------------------------------------------------------------------------------
   26a
   26b
   26c
    27     L(48),D(72)                           775,894          1,085,735    1,048,127                  1.35
    28     L(48),D(71),O(1)                      741,300          1,073,021      953,225                  1.29
-----------------------------------------------------------------------------------------------------------------------
    29     L(27),YM1%(30),O(3)                   734,642          1,084,544    1,012,544                  1.38
    30     L(36),D(24)                           721,752          1,026,356      900,876                  1.25
    31     L(48),D(12)                           538,436            918,232      855,732                  1.59
    32     L(26),D(151),O(3)                     793,147          1,184,649    1,068,470                  1.35
    33     L(48),D(12)                           554,648            916,662      859,022                  1.55
-----------------------------------------------------------------------------------------------------------------------
    34     L(25),D(92),O(3)                      630,246            867,964      846,036 (34)             1.34 (34)
    35     L(48),D(66),O(6)                      610,506            883,642      806,997                  1.32
    36     L(36),D(24)                           588,798            897,837      778,890                  1.32
    37     L(48),D(9),O(3)                       518,052            598,893      586,756                  1.13
   37a
-----------------------------------------------------------------------------------------------------------------------
   37b
    38     L(25),YM1%(143),O(12)                 616,715            843,890      767,762                  1.24
    39     L(48),D(66),O(6)                      509,545            758,300      691,504                  1.36
    40     L(36),YM1%(81),O(3)                   507,627            689,610      650,398                  1.28
    41     L(48),D(12)                           359,744            634,814      574,314                  1.60
-----------------------------------------------------------------------------------------------------------------------
    42     L(28),D(90),O(2)                      499,461            777,811      682,737                  1.37
    43     L(48),D(72)                           480,638            611,705      585,305                  1.22
    44     L(48),D(34),O(2)                      447,570            658,081      587,581                  1.31
    45     L(49),D(12)                           438,474            630,306      596,706                  1.36
    46     L(48),D(66),O(6)                      412,412            579,290      539,747                  1.31
-----------------------------------------------------------------------------------------------------------------------
    47     L(48),D(72)                           458,192            744,704      731,198                  1.60
    48     L(48),D(34),O(2)                      356,236            538,218      480,306                  1.35
    49     L(48),D(66),O(6)                      340,071            484,474      465,644                  1.37
    50     L(25),YM1%(143),O(12)                 357,634            440,481      429,190                  1.20
    51     L(48),D(69),O(3)                      302,550            425,035      379,824                  1.26
-----------------------------------------------------------------------------------------------------------------------
    52     L(48),D(9),O(3)                       277,723            350,997      342,295                  1.23
    53     L(48),D(72)                           315,861            499,935      465,073                  1.47
    54     L(48),D(66),O(6)                      291,362            436,640      386,464                  1.33
    55     L(48),D(72)                           289,990            467,357      443,485                  1.53
    56     L(48),D(10),O(2)                      257,674            381,007      351,007                  1.36
-----------------------------------------------------------------------------------------------------------------------
    57     L(48),D(66),O(6)                      265,614            398,769      373,005                  1.40
    58     L(25),D(34),O(1)                      261,507            431,807      385,870                  1.48
    59     L(48),D(72)                           280,289            377,369      367,519                  1.31
    60     L(25),D(92),O(3)                      271,712            427,005      397,451                  1.46
    61     L(25),D(93),O(3)                      265,190            323,854      321,670                  1.21
-----------------------------------------------------------------------------------------------------------------------
    62     L(25),D(34),O(1)                      262,319            507,980      407,139                  1.55
    63     L(27),D(56),O(1)                      267,850            366,211      324,211                  1.21
    64     L(48),D(72)                           262,931            348,600      335,730                  1.28
    65     L(49),D(69),O(3)                      274,857            354,779      343,579                  1.25
   65a
-----------------------------------------------------------------------------------------------------------------------
   65b
    66     L(26),D(91),O(3)                      262,036            330,581      328,313                  1.25
    67     L(25),D(93),O(3)                      254,925            311,012      308,838                  1.21
    68     L(25),D(92),O(3)                      252,935            326,135      323,951                  1.28
    69     L(48),D(11),O(1)                      242,947            333,699      301,443                  1.24
-----------------------------------------------------------------------------------------------------------------------
    70     L(25),D(93),O(3)                      232,683            285,355      283,171                  1.22
    71     L(25),D(33),O(2)                      248,170            358,017      315,117                  1.27
    72     L(25),YM1%(143),O(12)                 250,588            341,307      322,440                  1.29
    73     L(25),D(57),O(3)                      237,234            401,011      324,231                  1.37
    74     L(48),D(72)                           209,153            301,428      287,076                  1.37
-----------------------------------------------------------------------------------------------------------------------
    75     L(25),D(94),O(1)                      207,029            296,651      287,672                  1.39
    76     L(48),D(9),O(3)                       168,542            198,874      191,546                  1.14
    77     L(49),D(69),O(3)                      194,933            246,962      243,662                  1.25
   77a
   77b
-----------------------------------------------------------------------------------------------------------------------
    78     L(25),D(56),O(3)                      178,368            257,109      248,877                  1.40
    79     L(36),D(24)                           169,585            287,341      272,713                  1.61
    80     L(25),D(92),O(3)                      175,239            267,800      251,881                  1.44
    81     L(25),D(92),O(3)                      168,069            253,679      228,365                  1.36
    82     L(25),D(93),O(3)                      165,234            262,617      232,428                  1.41
-----------------------------------------------------------------------------------------------------------------------
    83     L(48),D(72)                           161,066            270,611      255,352                  1.59
    84     L(25),D(56),O(3)                      121,560            152,904      146,499                  1.21
    85     L(26),D(91),O(3)                      121,700            167,046      155,081                  1.27
    86     L(26),D(92),O(2)                      122,455            215,448      200,878                  1.64
    87     L(48),D(12)                            84,518            139,240      124,990                  1.48
-----------------------------------------------------------------------------------------------------------------------
    88     L(27),D(91),O(2)                       87,729            114,661      112,022                  1.28
    89     L(25),YM1%(92),O(3)                    82,383            162,477      158,385                  1.92
    90     L(48),D(70),O(2)                       73,367            115,404      109,123                  1.49
    91     L(49),D(69),O(3)                       57,981             74,728       72,478                  1.25
    92     L(48),D(9),O(3)                        31,572             36,738       35,822                  1.13

                                                      CUT-OFF               SCHEDULED                HOSPITALITY
 CONTROL         APPRAISED           APPRAISAL         DATE                 MATURITY/                  AVERAGE
   NO.           VALUE ($)              DATE          LTV (%)              ARD LTV (%)             DAILY RATE ($)
-----------------------------------------------------------------------------------------------------------------

    1          635,000,000            6/1/2004           55.3 (2)               49.5 (2)                      0
    2          211,000,000           10/1/2004           49.8                   45.6                          0
    3          145,000,000           7/12/2004           63.8                   58.2                          0
    4          122,350,000 (11)        Various           73.6                   68.2                          0
    4a          13,200,000            7/5/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    4b           6,500,000            7/5/2004                                                                0
    4c           5,200,000            7/5/2004                                                                0
    4d           4,900,000           6/30/2004                                                                0
    4e           5,500,000           6/28/2004                                                                0
    4f           4,300,000            7/6/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    4g           4,500,000           6/29/2004                                                                0
    4h           4,650,000           6/29/2004                                                                0
    4i           4,900,000           6/29/2004                                                                0
    4j           4,200,000           6/30/2004                                                                0
    4k           4,700,000           6/29/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    4l           3,800,000            7/5/2004                                                                0
    4m           4,050,000           6/29/2004                                                                0
    4n           4,000,000            7/6/2004                                                                0
    4o           4,000,000            7/6/2004                                                                0
    4p           3,700,000           6/28/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    4q           5,300,000           7/10/2004                                                                0
    4r           4,150,000           7/10/2004                                                                0
    4s           5,400,000           7/10/2004                                                                0
    4t           4,900,000           7/10/2004                                                                0
    4u           3,800,000           7/10/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    4v           2,900,000           7/10/2004                                                                0
    4w           2,900,000           7/10/2004                                                                0
    4x           3,900,000            7/1/2004                                                                0
    4y           2,600,000            7/1/2004                                                                0
    4z           4,400,000           7/11/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    5          165,000,000           6/14/2004           42.4                   35.5                          0
    6           82,500,000            8/9/2004           74.5                   74.5                          0
    7           51,300,000             Various           79.8                   66.8                          0
    7a          22,400,000           8/27/2004                                                                0
    7b          11,200,000           8/27/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    7c          17,700,000           8/24/2004                                                                0
    8           53,025,000            9/9/2004           75.4                   75.4                          0
    8a          35,300,000            9/9/2004                                                                0
    8b          11,600,000            9/9/2004                                                                0
    8c           6,125,000            9/9/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    9           40,830,000             Various           84.5                   72.6                          0
    9a           6,400,000           8/11/2004                                                                0
    9b           5,450,000           8/11/2004                                                                0
    9c           2,100,000            8/6/2004                                                                0
    9d           3,500,000            8/5/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    9e           1,800,000            8/7/2004                                                                0
    9f           1,340,000           8/12/2004                                                                0
    9g           3,050,000            8/6/2004                                                                0
    9h           2,980,000            8/2/2004                                                                0
    9i           2,900,000            8/4/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    9j           8,800,000            8/3/2004                                                                0
    9k           2,510,000           8/23/2004                                                                0
    10          38,300,000 (19)      11/1/2004           79.9 (19)              69.8 (19)                     0
    11          41,150,000           9/24/2004           65.0                   65.0                          0
   11a          12,450,000           9/24/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
   11b           6,000,000           9/24/2004                                                                0
   11c           6,600,000           9/24/2004                                                                0
   11d           4,500,000           9/24/2004                                                                0
   11e           3,300,000           9/24/2004                                                                0
   11f           3,300,000           9/24/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
   11g           2,600,000           9/24/2004                                                                0
   11h           2,400,000           9/24/2004                                                                0
    12          33,000,000 (21)      10/1/2004           78.8 (21)              69.4 (21)                     0
    13          32,000,000           9/24/2004           75.9                   75.9                          0
    14          33,200,000           7/22/2004           72.3                   61.8                          0
-----------------------------------------------------------------------------------------------------------------
    15          30,300,000          11/24/2004           76.3                   64.1                          0
    16          32,500,000            9/5/2004           70.5                   60.4                          0
    17          29,500,000             Various           75.5                   63.0                          0
   17a           2,200,000           8/15/2004                                                                0
   17b           1,420,000           9/28/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
   17c           1,920,000           8/15/2004                                                                0
   17d           1,830,000           8/15/2004                                                                0
   17e           1,550,000           8/15/2004                                                                0
   17f           3,580,000           8/15/2004                                                                0
   17g           2,100,000           8/15/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
   17h           5,100,000           8/15/2004                                                                0
   17i           4,600,000           8/15/2004                                                                0
   17j           2,700,000           8/15/2004                                                                0
   17k           2,500,000           8/15/2004                                                                0
    18          25,200,000           6/25/2004           79.4                   75.3                          0
-----------------------------------------------------------------------------------------------------------------
    19          26,400,000           9/24/2004           72.0                   72.0                          0
   19a           8,700,000           9/24/2004                                                                0
   19b           4,450,000           9/24/2004                                                                0
   19c           3,150,000           9/24/2004                                                                0
   19d           2,750,000           9/24/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
   19e           2,500,000           9/24/2004                                                                0
   19f           2,400,000           9/24/2004                                                                0
   19g           1,450,000           9/24/2004                                                                0
   19h           1,000,000           9/24/2004                                                                0
    20         185,000,000           9/11/2004           51.4 (28)              47.0 (28)                     0
    21          25,000,000           8/11/2004           72.0                   59.9                          0
-----------------------------------------------------------------------------------------------------------------
    22          20,450,000           9/24/2004           71.8                   71.8                          0
   22a           6,200,000           9/24/2004                                                                0
   22b           4,925,000           9/24/2004                                                                0
   22c           5,125,000           9/24/2004                                                                0
   22d           4,200,000           9/24/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    23          16,940,000          10/28/2004           76.7                   65.6                          0
    24          15,750,000           6/19/2004           80.0                   77.9                          0
    25          16,800,000           5/15/2004           74.8                   62.3                          0
    26          15,550,000           9/24/2004           80.8                   80.8                          0
-----------------------------------------------------------------------------------------------------------------
   26a           5,200,000           9/24/2004                                                                0
   26b           5,450,000           9/24/2004                                                                0
   26c           4,900,000           9/24/2004                                                                0
    27          14,340,000           8/17/2004           79.1                   66.2                          0
    28          15,250,000           9/16/2004           73.8                   62.6                          0
-----------------------------------------------------------------------------------------------------------------
    29          14,400,000           7/19/2004           76.2                   70.8                          0
    30          13,300,000            7/8/2004           80.0                   74.3                          0
    31          13,250,000           9/30/2004           80.0                   80.0                          0
    32          14,000,000           8/17/2004           75.7                   56.2                          0
    33          13,200,000           6/15/2004           79.5                   79.5                          0
-----------------------------------------------------------------------------------------------------------------
    34          12,400,000           10/5/2004           74.6                   62.3                          0
    35          12,975,000           8/30/2004           69.6                   58.0                          0
    36          10,850,000            7/8/2004           80.0                   74.3                          0
    37          12,500,000           9/24/2004           69.0                   69.0                          0
   37a           7,650,000           9/24/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
   37b           4,850,000           9/24/2004                                                                0
    38          10,700,000           7/20/2004           78.5                   66.9                          0
    39           9,400,000            9/2/2004           80.0                   66.7                          0
    40          10,000,000           9/10/2004           75.0                   62.5                          0
    41           8,800,000            5/7/2004           80.0                   80.0                          0
-----------------------------------------------------------------------------------------------------------------
    42           9,700,000           5/10/2004           72.4                   61.3                          0
    43           8,750,000            8/9/2004           80.0                   67.0                          0
    44           9,250,000           6/30/2004           73.5                   66.7                          0
    45           8,000,000          10/13/2004           80.0                   74.4                          0
    46           7,800,000           8/30/2004           78.2                   65.2                          0
-----------------------------------------------------------------------------------------------------------------
    47          10,300,000           3/18/2004           58.3                   44.9                          0
    48           7,600,000           7/20/2004           72.1                   65.3                          0
    49           6,300,000            9/9/2004           79.8                   66.5                          0
    50           6,800,000           8/10/2004           72.3                   61.5                          0
    51           6,300,000           3/24/2004           74.1                   65.6                          0
-----------------------------------------------------------------------------------------------------------------
    52           6,175,000           9/24/2004           74.9                   74.9                          0
    53           5,800,000           8/14/2004           78.4                   65.9                          0
    54           5,400,000            9/6/2004           79.6                   66.4                          0
    55           5,675,000           8/28/2004           75.3                   62.8                          0
    56           5,000,000           7/20/2004           80.0                   75.2                          0
-----------------------------------------------------------------------------------------------------------------
    57           5,000,000            9/3/2004           78.4                   65.4                          0
    58           5,000,000           8/14/2004           78.4                   72.6                          0
    59           4,988,000           8/26/2004           78.1                   66.3                          0
    60           4,850,000           8/18/2004           80.0                   67.3                          0
    61           4,960,000          10/25/2004           78.1                   70.0                          0
-----------------------------------------------------------------------------------------------------------------
    62           6,350,000           7/30/2004           60.6                   56.3                          0
    63           4,800,000           6/23/2004           79.2                   75.1                          0
    64           4,750,000            7/6/2004           79.8                   67.1                          0
    65           5,750,000             Various           65.3                   49.6                          0
   65a           3,000,000          10/15/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
   65b           2,750,000          10/18/2004                                                                0
    66           4,750,000           8/20/2004           78.9                   71.0                          0
    67           4,750,000          10/20/2004           78.4                   70.2                          0
    68           5,100,000           8/20/2004           72.5                   64.9                          0
    69           4,950,000           9/26/2004           74.5                   69.9                          0
-----------------------------------------------------------------------------------------------------------------
    70           4,360,000          10/14/2004           78.0                   69.8                          0
    71           4,150,000           8/27/2004           79.5                   71.6                          0
    72           4,150,000           6/24/2004           77.3                   67.0                          0
    73           5,000,000           10/1/2004           64.0                   54.3                          0
    74           3,830,000            9/2/2004           74.4                   59.7                          0
-----------------------------------------------------------------------------------------------------------------
    75           4,200,000           9/30/2004           67.9                   57.7                          0
    76           3,250,000           9/24/2004           86.4                   86.4                          0
    77           3,400,000             Various           78.3                   59.5                          0
   77a             700,000          10/15/2004                                                                0
   77b           2,700,000          10/13/2004                                                                0
-----------------------------------------------------------------------------------------------------------------
    78           3,375,000           6/11/2004           78.5                   76.4                          0
    79           3,600,000           11/1/2004           69.4                   64.5                          0
    80           3,900,000            8/8/2004           61.5                   49.3                          0
    81           3,400,000           8/19/2004           70.6                   59.4                          0
    82           3,250,000           9/14/2004           73.1                   61.4                          0
-----------------------------------------------------------------------------------------------------------------
    83           3,300,000            8/6/2004           69.6                   58.7                          0
    84           2,300,000           6/19/2004           78.5                   76.4                          0
    85           2,700,000           5/25/2004           63.2                   53.5                          0
    86           2,700,000           5/18/2004           62.0                   52.8                          0
    87           2,000,000           4/28/2004           80.0                   80.0                          0
-----------------------------------------------------------------------------------------------------------------
    88           1,570,000           4/28/2004           76.3                   65.1                          0
    89           1,840,000           9/16/2004           62.5                   52.9                          0
    90           1,400,000           5/21/2004           76.0                   63.7                          0
    91           1,150,000          10/18/2004           68.9                   52.3                          0
    92             850,000           9/24/2004           61.9                   61.9                          0

                                                                                     SQ FEET,            UNIT             LOAN
 CONTROL                   YEAR                              YEAR                  PADS, ROOMS            OF               PER
   NO.                     BUILT                           RENOVATED                OR UNITS            MEASURE           UNIT
------------------------------------------------------------------------------------------------------------------------------------

    1                         1971                          2001, 2002              1,518,210 (3)      Sq Feet              231
    2                         2002                                                    371,814 (6)      Sq Feet              282
    3                         1974                                2002                237,474 (8)      Sq Feet              390
    4                      Various                                                  1,680,858          Sq Feet               54
    4a                        1998                                                    100,345          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    4b                   1987-1995                                1998                 80,500          Sq Feet
    4c                   1977-1979                          Mid 1990's                 79,950          Sq Feet
    4d                        1993                                                     74,750          Sq Feet
    4e                        1978                                                     74,600          Sq Feet
    4f                        1979                          Mid 1990's                 68,025          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    4g                        1979                                                     65,200          Sq Feet
    4h                        1987                                                     64,049          Sq Feet
    4i                        1981                                                     61,314          Sq Feet
    4j                        1987                                                     60,055          Sq Feet
    4k                        1979                                                     53,900          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    4l                   1985-1990                                                     53,500          Sq Feet
    4m                        1987                                                     50,595          Sq Feet
    4n                        1988                                                     46,635          Sq Feet
    4o                        1990                                                     44,900          Sq Feet
    4p                        1979                                                     31,775          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    4q                        1992                                                     95,290          Sq Feet
    4r                        1975                                                     81,676          Sq Feet
    4s                        1999                                                     75,025          Sq Feet
    4t                        1976                                                     62,196          Sq Feet
    4u                        1999                                                     61,325          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    4v                        1997                                                     45,100          Sq Feet
    4w                   1987-1988                                                     43,800          Sq Feet
    4x                        1976                                                     86,590          Sq Feet
    4y                        1975                                                     61,050          Sq Feet
    4z            1983, 1992, 1996                                                     58,713          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    5                         1962                                1987                459,002          Sq Feet              153
    6                         1969                                1989                665,568          Sq Feet               92
    7                      Various                             Various                502,694          Sq Feet               81
    7a                        1963                                                    230,357          Sq Feet
    7b                        1989                                2004                155,560          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    7c            1979, 1982, 1986                                2001                116,777          Sq Feet
    8                      Various                             Various                  1,151          Units             34,752
    8a                  1983, 1985                                1998                    696          Units
    8b                        1984                           2001-2002                    288          Units
    8c                        1983                           1998-1999                    167          Units
------------------------------------------------------------------------------------------------------------------------------------
    9                      Various                             Various                225,614          Sq Feet              153
    9a                        1999                                                     42,660          Sq Feet
    9b                        1999                                                     29,164          Sq Feet
    9c                        2002                                                     14,625          Sq Feet
    9d                        2003                                                     16,800          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    9e                        1993                                                     14,250          Sq Feet
    9f                        2001                                                      6,600          Sq Feet
    9g                        1970                                2001                  9,375          Sq Feet
    9h                        2002                                                     17,900          Sq Feet
    9i                        2003                                                     21,750          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    9j                        2001                                                     42,490          Sq Feet
    9k                        2004                                                     10,000          Sq Feet
    10                        1984                                2004                203,000          Sq Feet              151
    11                     Various                             Various                    197          Units            135,772
   11a                        1931                             Ongoing                     58          Units
------------------------------------------------------------------------------------------------------------------------------------
   11b                        1908                             Ongoing                     30          Units
   11c                        1915                             Ongoing                     35          Units
   11d                        1920                             Ongoing                     16          Units
   11e                        1925                                                         15          Units
   11f                        1928                                                         18          Units
------------------------------------------------------------------------------------------------------------------------------------
   11g                        1948                             Ongoing                     13          Units
   11h                        1922                                                         12          Units
    12                        2004                                                    148,052          Sq Feet              176
    13                        1927                                2002                    109          Units            222,899
    14                        2001                                                    161,218          Sq Feet              149
------------------------------------------------------------------------------------------------------------------------------------
    15                        1974     1976, 1995, 1996-97, 2000, 2003                339,504          Sq Feet               68
    16      1967, Mid 1970's, 1987                                2002                340,583          Sq Feet               67
    17                     Various                             Various                 64,895          Sq Feet              343
   17a                        1885                                2002                  6,150          Sq Feet
   17b                        1878                                1995                  2,500          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   17c                        1995                                                      6,700          Sq Feet
   17d                        1884                                2003                  4,500          Sq Feet
   17e                        1889                                2003                  3,700          Sq Feet
   17f                        1926                                                      4,196          Sq Feet
   17g                        1951                                1996                  5,670          Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   17h                        2000                                                      6,300          Sq Feet
   17i                        1965                                                      4,778          Sq Feet
   17j                        1995                                                     12,444          Sq Feet
   17k                        1982                                                      7,957          Sq Feet
    18                        1954                                                    666,575          Sq Feet               30
------------------------------------------------------------------------------------------------------------------------------------
    19                     Various                             Various                    190          Units            100,016
   19a                        1923                             Ongoing                     60          Units
   19b                        1922                             Ongoing                     34          Units
   19c                        1912                                2004                     31          Units
   19d                        1919                             Ongoing                     18          Units
------------------------------------------------------------------------------------------------------------------------------------
   19e                        1927                             Ongoing                     12          Units
   19f                        1916                             Ongoing                     17          Units
   19g                        1922                             Ongoing                     12          Units
   19h                        1959                                1998                      6          Units
    20                        1971                          1993, 1999                896,049 (29)     Sq Feet              106
    21                        1913                           1998-2003                108,452          Sq Feet              166
------------------------------------------------------------------------------------------------------------------------------------
    22                     Various                             Ongoing                     83          Units            176,843
   22a                        1939                             Ongoing                     24          Units
   22b                        1926                             Ongoing                     21          Units
   22c                        1927                             Ongoing                     20          Units
   22d                        1937                             Ongoing                     18          Units
------------------------------------------------------------------------------------------------------------------------------------
    23                        2004                                                     27,993          Sq Feet              464
    24                        1970                                1985                    354          Pads              35,593
    25                        1971                                                        453          Pads              27,727
    26                     Various                             Various                    116          Units            108,267
------------------------------------------------------------------------------------------------------------------------------------
   26a                        1917                             Ongoing                     39          Units
   26b                        1916                             Ongoing                     39          Units
   26c                        1924                                                         38          Units
    27                        1998                                                     86,424          Sq Feet              131
    28                        2002                                                     87,872          Sq Feet              128
------------------------------------------------------------------------------------------------------------------------------------
    29                        1975                                2004                    288          Units             38,113
    30                        1910                                1993                122,463          Sq Feet               87
    31                        1983                                                        250          Units             42,400
    32                  1985, 1996                                                    145,472          Sq Feet               73
    33                  1988, 1989                                                        220          Units             47,727
------------------------------------------------------------------------------------------------------------------------------------
    34                        2004                                                     36,529          Sq Feet              253
    35                        1994                     1996, 2003-2004                113,213          Sq Feet               80
    36                        1910                                1993                103,253          Sq Feet               84
    37                     Various                             Ongoing                     53          Units            162,849
   37a                        1926                             Ongoing                     32          Units
------------------------------------------------------------------------------------------------------------------------------------
   37b                        1925                            On-going                     21          Units
    38                        2001                                                     34,565          Sq Feet              243
    39                        1989                                                    107,455          Sq Feet               70
    40                  1947, 1965                                1992                 44,545          Sq Feet              168
    41                        1973                                                        242          Units             29,091
------------------------------------------------------------------------------------------------------------------------------------
    42                        2000                                                    121,451          Sq Feet               58
    43                        2003                                                        132          Units             53,030
    44                        1971                                                        282          Units             24,113
    45                        1979                         2001 - 2003                    168          Units             38,095
    46                        1987                                2004                 54,920          Sq Feet              111
------------------------------------------------------------------------------------------------------------------------------------
    47                        1932                                2002                 80,047          Sq Feet               75
    48                        1970                                                        228          Units             24,035
    49                        2003                                                     53,802          Sq Feet               93
    50                        2004                                                    101,957          Sq Feet               48
    51                        1984                                                        180          Units             25,944
------------------------------------------------------------------------------------------------------------------------------------
    52                        1928                                2002                     38          Units            121,763
    53                    19301989                   Late 1980's, 2000                 61,965          Sq Feet               73
    54                   1983-1986                                                     83,750          Sq Feet               51
    55                        2004                                                     35,150          Sq Feet              122
    56                        1970                                                        120          Units             33,333
------------------------------------------------------------------------------------------------------------------------------------
    57                        1985                                1999                 73,612          Sq Feet               53
    58                        2000                                                     43,200          Sq Feet               91
    59                        2004                                                     37,982          Sq Feet              103
    60            1950, 1965, 1983                                1987                 33,425          Sq Feet              116
    61                        2004                                                     14,560          Sq Feet              266
------------------------------------------------------------------------------------------------------------------------------------
    62                        1981                                2000                 57,233          Sq Feet               67
    63                        1973                           1998-1999                    168          Units             22,619
    64                        1964                         1994 - 2004                     39          Units             97,243
    65                     Various                             Various                     96          Units             39,119
   65a                      1930's                                1962                     64          Units
------------------------------------------------------------------------------------------------------------------------------------
   65b                        1965                                                         32          Units
    66                        2002                                                     15,120          Sq Feet              248
    67                        2004                                                     14,490          Sq Feet              257
    68                        2004                                                     14,560          Sq Feet              254
    69                        1971                                2004                    126          Units             29,249
------------------------------------------------------------------------------------------------------------------------------------
    70                        2004                                                     14,560          Sq Feet              234
    71                        1969                                                        143          Units             23,077
    72                        1998                                                     26,400          Sq Feet              122
    73                        1980                                                     68,712          Sq Feet               47
    74                        1972                                2003                 26,949          Sq Feet              106
------------------------------------------------------------------------------------------------------------------------------------
    75                        2004                                                     13,813          Sq Feet              206
    76                        1913                                                         32          Units             87,750
    77                     Various                             Various                     58          Units             45,921
   77a                        1949                                                         11          Units
   77b                   1905/1953                           1993-2003                     46          Units
------------------------------------------------------------------------------------------------------------------------------------
    78                        1972                                                        147          Pads              18,027
    79                        1980                                                        550          Spaces             4,545
    80                        2004                                                     12,795          Sq Feet              188
    81                        2002                                                     28,000          Sq Feet               86
    82                        2003                                                     16,403          Sq Feet              145
------------------------------------------------------------------------------------------------------------------------------------
    83                        2004                                                     13,485          Sq Feet              170
    84                        1963                                                        105          Pads              17,200
    85                        2004                                                      5,220          Sq Feet              327
    86                        2003                                                     17,000          Sq Feet               98
    87                        1982                                                         57          Units             28,070
------------------------------------------------------------------------------------------------------------------------------------
    88                   2002-2004                                                     12,564          Sq Feet               95
    89                   1993-2003                                                     27,280          Sq Feet               42
    90      1997, 1998, 2000, 2002                                                     41,875          Sq Feet               25
    91                        1963                                                          9          Units             88,022
    92                        1910                                2001                      4          Units            131,500

             OCCUPANCY         RENT                                                          LARGEST                   LARGEST
 CONTROL    PERCENTAGE         ROLL               OWNERSHIP                                   TENANT                 TENANT AREA
   NO.       (%) (50)          DATE               INTEREST                                     NAME                LEASED (SQ. FT.)
-----------------------------------------------------------------------------------------------------------------------------------

    1           98.1         5/1/2004              Fee Simple (4)   Home Box Office, Inc.                              279,434
    2           92.0        9/30/2004               Leasehold       Jones Day                                          299,538
    3           91.8         8/1/2004              Fee Simple (9)   Interactive Brokers Group LLC                       51,372
    4           84.0        6/30/2004              Fee Simple       N/A                                                    N/A
    4a          81.2        6/30/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    4b          79.3        6/30/2004              Fee Simple       N/A                                                    N/A
    4c          82.6        6/30/2004              Fee Simple       N/A                                                    N/A
    4d          71.8        6/30/2004              Fee Simple       N/A                                                    N/A
    4e          92.3        6/30/2004              Fee Simple       N/A                                                    N/A
    4f          74.5        6/30/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    4g          84.7        6/30/2004              Fee Simple       N/A                                                    N/A
    4h          77.7        6/30/2004              Fee Simple       N/A                                                    N/A
    4i          83.6        6/30/2004              Fee Simple       N/A                                                    N/A
    4j          91.9        6/30/2004              Fee Simple       N/A                                                    N/A
    4k          82.8        6/30/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    4l          91.7        6/30/2004              Fee Simple       N/A                                                    N/A
    4m          95.6        6/30/2004              Fee Simple       N/A                                                    N/A
    4n          84.4        6/30/2004              Fee Simple       N/A                                                    N/A
    4o          75.3        6/30/2004              Fee Simple       N/A                                                    N/A
    4p          96.1        6/30/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    4q          79.9        6/30/2004              Fee Simple       N/A                                                    N/A
    4r          80.4        6/30/2004              Fee Simple       N/A                                                    N/A
    4s          88.9        6/30/2004              Fee Simple       N/A                                                    N/A
    4t          89.2        6/30/2004              Fee Simple       N/A                                                    N/A
    4u          81.3        6/30/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    4v          84.7        6/30/2004              Fee Simple       N/A                                                    N/A
    4w          90.2        6/30/2004              Fee Simple       N/A                                                    N/A
    4x          79.2        6/30/2004              Fee Simple       N/A                                                    N/A
    4y          80.8        6/30/2004              Fee Simple       N/A                                                    N/A
    4z          93.2        6/30/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    5           96.9         9/1/2004              Fee Simple       KPMG LLP                                           197,764
    6           92.0        11/5/2004              Fee Simple       Radian Guaranty                                    143,230 (14)
    7           90.3       10/14/2004              Fee Simple       N/A                                                    N/A
    7a          92.9       10/14/2004              Fee Simple       Winn Dixie                                          43,386
    7b          87.6       10/14/2004              Fee Simple       Penn Dutch Food Center                              70,358
-----------------------------------------------------------------------------------------------------------------------------------
    7c          88.8       10/14/2004              Fee Simple       CRC Press                                           24,000
    8           92.0        9/13/2004              Fee Simple       N/A                                                    N/A
    8a          90.7        9/13/2004              Fee Simple       N/A                                                    N/A
    8b          92.7        9/13/2004              Fee Simple       N/A                                                    N/A
    8c          97.6        9/13/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    9           89.9 (17)   9/22/2004              Fee Simple       N/A                                                    N/A
    9a         100.0        9/22/2004              Fee Simple       Fashion Bug #3250, Inc.                              8,000
    9b          95.7        9/22/2004              Fee Simple       Fashion Bug #3241, Inc.                              8,000
    9c          84.1        9/22/2004              Fee Simple       The Cato Corporation                                 3,900
    9d         100.0        9/22/2004              Fee Simple       DSBK Enterprises, LLC d/b/a Moe's                    2,400
                                                                      Southwestern Grill
-----------------------------------------------------------------------------------------------------------------------------------
    9e          77.9        9/22/2004              Fee Simple       The Cato Corporation                                 6,500
    9f         100.0        9/22/2004              Fee Simple       Blockbuster, Inc.                                    5,034
    9g         100.0        9/22/2004              Fee Simple       Hi-Tech Auditing, Inc. dba Computer Builders         4,055
    9h          84.9        9/22/2004              Fee Simple       Dollar Tree Stores, Inc.                             6,000
    9i          83.5        9/22/2004              Fee Simple       Dollar Tree Stores, Inc.                            10,000
-----------------------------------------------------------------------------------------------------------------------------------
    9j          80.8        9/22/2004              Fee Simple       Fashion Bug #3402, Inc.                              8,000
    9k          74.0        9/22/2004              Fee Simple       Blockbuster, Inc.                                    5,000
    10         100.0 (20)  10/26/2004              Fee Simple       Toll Bros., Inc.                                   203,000
    11          98.4        10/5/2004              Fee Simple       N/A                                                    N/A
   11a          98.3        10/5/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
   11b          96.7        10/5/2004              Fee Simple       N/A                                                    N/A
   11c         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
   11d         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
   11e          93.3        10/5/2004              Fee Simple       N/A                                                    N/A
   11f         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
   11g         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
   11h         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
    12          97.3 (21)   11/5/2004              Fee Simple       TSA Stores, Inc.                                    52,898
    13          98.2        10/5/2004              Fee Simple       N/A                                                    N/A
    14         100.0         9/1/2004              Fee Simple       Aurora Loan Services                               161,218
-----------------------------------------------------------------------------------------------------------------------------------
    15          96.0         9/8/2004              Fee Simple       Kohl's                                              88,248
    16          95.4       10/25/2004              Fee Simple       Target                                             135,603
    17          98.5 (24)   10/1/2004              Fee Simple       N/A                                                    N/A
   17a         100.0        10/1/2004              Fee Simple       Alpha Betique, Inc.                                  1,000
   17b         100.0        10/1/2004              Fee Simple       Ethel M. Chocolates, Inc.                            2,500
                                                                      (Not Yet In Occupancy) (24)
-----------------------------------------------------------------------------------------------------------------------------------
   17c          77.6        10/1/2004              Fee Simple       My Sister's Circus, Inc. (dba Isis)                  1,500
   17d         100.0        10/1/2004              Fee Simple       A Unique Presence                                    2,500
   17e         100.0        10/1/2004              Fee Simple       Envisage Unique, Inc.                                2,200
   17f         100.0        10/1/2004              Fee Simple       Chalet Internationale, Inc.                          4,196
   17g         100.0        10/1/2004              Fee Simple       Back to Bed, Inc.                                    3,008
-----------------------------------------------------------------------------------------------------------------------------------
   17h         100.0        10/1/2004              Fee Simple       Sur La Table                                         6,300
   17i         100.0        10/1/2004              Fee Simple       (24)                                                   N/A
   17j         100.0        10/1/2004              Fee Simple       Bank One                                             5,103
   17k         100.0        10/1/2004              Fee Simple       Tsunami                                              7,957
    18         100.0        9/15/2004              Fee Simple       Dispatch Services, Inc                             156,000
-----------------------------------------------------------------------------------------------------------------------------------
    19          94.3        10/5/2004              Fee Simple       N/A                                                    N/A
   19a          95.0        10/5/2004              Fee Simple       N/A                                                    N/A
   19b          91.2        10/5/2004              Fee Simple       N/A                                                    N/A
   19c          93.5        10/5/2004              Fee Simple       N/A                                                    N/A
   19d         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
   19e         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
   19f          88.2        10/5/2004              Fee Simple       N/A                                                    N/A
   19g         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
   19h          83.3        10/5/2004              Fee Simple       N/A                                                    N/A
    20          94.5 (30)   9/15/2004              Fee Simple (31)  Filene's                                           179,795
    21         100.0         7/1/2004              Fee Simple       C&B Trading Inc.                                     4,232
-----------------------------------------------------------------------------------------------------------------------------------
    22          97.4        10/5/2004              Fee Simple       N/A                                                    N/A
   22a         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
   22b          95.2        10/5/2004              Fee Simple       N/A                                                    N/A
   22c          95.0        10/5/2004              Fee Simple       N/A                                                    N/A
   22d         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    23          77.5        9/23/2004              Fee Simple       Peters Gallery                                       2,304
    24          89.5       10/22/2004              Fee Simple       N/A                                                    N/A
    25          79.0        6/28/2004              Fee Simple       N/A                                                    N/A
    26          92.4        10/5/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
   26a          94.9        10/5/2004              Fee Simple       N/A                                                    N/A
   26b          87.2        10/5/2004              Fee Simple       N/A                                                    N/A
   26c          94.7        10/5/2004              Fee Simple       N/A                                                    N/A
    27          98.3       10/13/2004              Fee Simple       Super Fresh Food Markets, Inc.                      53,979
    28          93.1         8/1/2004              Fee Simple       Mentor Network Horrigan Cole                        21,309
-----------------------------------------------------------------------------------------------------------------------------------
    29         100.0        8/11/2004              Fee Simple       N/A                                                    N/A
    30          98.7         9/1/2004              Fee Simple       SPEC                                                24,673
    31          92.8        8/31/2004              Fee Simple       N/A                                                    N/A
    32          98.8        9/15/2004              Fee Simple       Community First Service Corporation                 22,912
    33          90.9        7/31/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    34         100.0 (34)   10/1/2004              Fee Simple       Fitness 19, LLC                                      6,440
    35          94.7        10/6/2004              Fee Simple       Kroger                                              58,791
    36          95.0         9/1/2004              Fee Simple       HQ Business Suites                                  22,611
    37          98.1        10/5/2004              Fee Simple       N/A                                                    N/A
   37a         100.0        10/5/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
   37b          95.2        10/5/2004              Fee Simple       N/A                                                    N/A
    38          88.3         9/8/2004              Fee Simple       Christy Sports                                       4,990
    39         100.0        10/6/2004              Fee Simple       BI-LO  (Ahold)                                      45,169
    40         100.0        9/14/2004              Fee Simple       Comcast of Los Angeles, Inc. (36)                   44,545
    41          96.7        8/31/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    42          96.1         7/1/2004              Fee Simple       Goody's Family Clothing                             30,040
    43          98.5        9/30/2004              Fee Simple       N/A                                                    N/A
    44          79.1        9/20/2004              Fee Simple       N/A                                                    N/A
    45          99.4        9/29/2004              Fee Simple       N/A                                                    N/A
    46         100.0        10/6/2004              Fee Simple       Kroger                                              54,920
-----------------------------------------------------------------------------------------------------------------------------------
    47          87.0        9/30/2004              Fee Simple       N/A                                                    N/A
    48          89.9        9/29/2004              Fee Simple       N/A                                                    N/A
    49         100.0        10/6/2004              Fee Simple       Kroger                                              45,802
    50         100.0        9/13/2004              Fee Simple       Home Depot (Ground Lease)                           96,484
    51          92.2        9/20/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    52          86.8        10/5/2004              Fee Simple       N/A                                                    N/A
    53          87.1         9/1/2004              Fee Simple       Verducci Specialty Market                           19,328
    54         100.0        10/6/2004              Fee Simple       Kroger                                              58,890
    55         100.0        9/24/2004              Fee Simple       Gold's Gym- Douglasville Health &                   22,000
                                                                      Athletic Club
    56          97.5         8/3/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    57         100.0        10/6/2004              Fee Simple       Food Lion- Delhaize America                         36,267
    58         100.0       10/15/2004              Fee Simple       Discount Oak & More                                 14,400
    59          88.9         8/2/2004              Fee Simple       Food Lion- Delhaize America                         33,782
    60          99.1        9/15/2004              Fee Simple       Weichert Co. of Pennsylvania                         8,595
    61         100.0       10/21/2004              Fee Simple       Walgreen Co.                                        14,560
-----------------------------------------------------------------------------------------------------------------------------------
    62         100.0        8/20/2004              Fee Simple       Treetops Atrium, LLC                                 8,289
    63          89.3         8/1/2004              Fee Simple       N/A                                                    N/A
    64         100.0         7/5/2004              Fee Simple       N/A                                                    N/A
    65         100.0          Various              Fee Simple       N/A                                                    N/A
   65a         100.0        10/1/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
   65b         100.0        7/22/2004              Fee Simple       N/A                                                    N/A
    66         100.0        8/23/2004              Fee Simple       Walgreen Co.                                        15,120
    67         100.0       10/21/2004              Fee Simple       Walgreen Co.                                        14,490
    68         100.0        9/22/2004              Fee Simple       Walgreen Co.                                        14,560
    69          86.5        9/13/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    70         100.0       10/21/2004              Fee Simple       Walgreen Co.                                        14,560
    71          97.2        10/7/2004              Fee Simple       N/A                                                    N/A
    72         100.0         8/3/2004              Fee Simple       Dickinson Interiors                                  5,554
    73          88.0        10/8/2004              Fee Simple       Washington Mutual                                   12,705
    74          87.5       10/21/2004              Fee Simple       National Furniture Discounters                      10,449
-----------------------------------------------------------------------------------------------------------------------------------
    75         100.0       10/28/2004              Fee Simple       Eckerd Corporation                                  13,813
    76          93.8        10/5/2004              Fee Simple       N/A                                                    N/A
    77         100.0        10/1/2004              Fee Simple       N/A                                                    N/A
   77a         100.0        10/1/2004              Fee Simple       N/A                                                    N/A
   77b         100.0        10/1/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    78          93.2       10/22/2004              Fee Simple       N/A                                                    N/A
    79           N/A              N/A    Fee Simple/Leasehold       N/A                                                    N/A
    80         100.0        9/27/2004              Fee Simple       Washington Mutual Bank, FA                           3,504
    81          93.6       10/31/2004              Fee Simple       Dollar Tree Stores, Inc.                             6,000
    82         100.0         9/1/2004              Fee Simple       Little Gym                                           4,150
-----------------------------------------------------------------------------------------------------------------------------------
    83         100.0       10/15/2004              Fee Simple       Brooklynn Pizza                                      3,500
    84          81.9       10/22/2004              Fee Simple       N/A                                                    N/A
    85         100.0        7/20/2004              Fee Simple       Panda Express Inc.                                   2,220
    86         100.0        5/17/2004               Leasehold       Video Warehouse- Super Video                         4,500
    87          89.5        7/31/2004              Fee Simple       N/A                                                    N/A
-----------------------------------------------------------------------------------------------------------------------------------
    88         100.0        5/17/2004              Fee Simple       Texas Steakhouses & Saloon                           8,000
    89          94.9        10/6/2004              Fee Simple       N/A                                                    N/A
    90          98.3         8/4/2004              Fee Simple       N/A                                                    N/A
    91         100.0        10/1/2004              Fee Simple       N/A                                                    N/A
    92         100.0        10/5/2004              Fee Simple       N/A                                                    N/A

               LARGEST                                2ND LARGEST                         2ND LARGEST               2ND LARGEST
 CONTROL    TENANT LEASE                                TENANT                            TENANT AREA              TENANT LEASE
   NO.        EXP. DATE                                   NAME                           LEASED (SQ. FT.)             EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------

    1          12/31/2018          Coudert Brothers LLP                                       258,445               5/31/2013
    2          10/31/2016          Council of the European Union                               35,916               7/31/2013
    3           7/31/2006          General Atlantic Service Corporation                        40,203               4/30/2014
    4                 N/A          N/A                                                            N/A                     N/A
    4a                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    4b                N/A          N/A                                                            N/A                     N/A
    4c                N/A          N/A                                                            N/A                     N/A
    4d                N/A          N/A                                                            N/A                     N/A
    4e                N/A          N/A                                                            N/A                     N/A
    4f                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    4g                N/A          N/A                                                            N/A                     N/A
    4h                N/A          N/A                                                            N/A                     N/A
    4i                N/A          N/A                                                            N/A                     N/A
    4j                N/A          N/A                                                            N/A                     N/A
    4k                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    4l                N/A          N/A                                                            N/A                     N/A
    4m                N/A          N/A                                                            N/A                     N/A
    4n                N/A          N/A                                                            N/A                     N/A
    4o                N/A          N/A                                                            N/A                     N/A
    4p                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    4q                N/A          N/A                                                            N/A                     N/A
    4r                N/A          N/A                                                            N/A                     N/A
    4s                N/A          N/A                                                            N/A                     N/A
    4t                N/A          N/A                                                            N/A                     N/A
    4u                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    4v                N/A          N/A                                                            N/A                     N/A
    4w                N/A          N/A                                                            N/A                     N/A
    4x                N/A          N/A                                                            N/A                     N/A
    4y                N/A          N/A                                                            N/A                     N/A
    4z                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    5           5/31/2012 (13)     Rosen Seymour Shapss Martin & Company, LLP                  39,711               9/30/2012
    6           8/31/2015 (14)     KPMG LLP                                                   129,735 (14)          6/30/2012 (14)
    7                 N/A          N/A                                                            N/A                     N/A
    7a          11/5/2009          Asset Management Outsourcing                                34,069              10/31/2007
    7b         12/31/2013          Walgreen Co.                                                13,500 (16)          4/30/2028
----------------------------------------------------------------------------------------------------------------------------------
    7c          7/31/2006          CHG Companies                                               12,494              12/31/2006
    8                 N/A          N/A                                                            N/A                     N/A
    8a                N/A          N/A                                                            N/A                     N/A
    8b                N/A          N/A                                                            N/A                     N/A
    8c                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    9                 N/A          N/A                                                            N/A                     N/A
    9a          1/31/2010 (18)     Brown Group Retail, Inc., dba Famous Footwear                6,500              11/30/2004
    9b          1/31/2010 (18)     M.A.U., Inc. d/b/a Atlanta Bread Co.                         4,000               1/31/2010 (18)
    9c          1/31/2006          Radio Shack Corporation (17)                                 2,400               1/31/2007
    9d          1/31/2014          Gas Connections, Inc.                                        2,400               7/31/2006
----------------------------------------------------------------------------------------------------------------------------------
    9e          1/31/2006          Game Stop (17)                                               3,000              10/31/2007
    9f         10/31/2008          Reemcolt, Inc. (Quizno's Subs)                               1,566               3/31/2012
    9g          8/31/2006          Blinds to Go (U.S.), Inc. (17)                               3,800               7/16/2011 (18)
    9h          6/30/2012 (18)     Blockbuster, Inc.                                            4,800               5/31/2009
    9i          1/31/2009          CiCi's Pizza                                                 4,000              12/31/2013
----------------------------------------------------------------------------------------------------------------------------------
    9j          5/31/2006          Flooring America                                             5,490               5/31/2009
    9k          1/31/2014          John Givens dba Cellco                                       1,200               1/31/2007
    10         10/31/2019          N/A                                                            N/A                     N/A
    11                N/A          N/A                                                            N/A                     N/A
   11a                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
   11b                N/A          N/A                                                            N/A                     N/A
   11c                N/A          N/A                                                            N/A                     N/A
   11d                N/A          N/A                                                            N/A                     N/A
   11e                N/A          N/A                                                            N/A                     N/A
   11f                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
   11g                N/A          N/A                                                            N/A                     N/A
   11h                N/A          N/A                                                            N/A                     N/A
    12         10/31/2019          Michaels Stores, Inc.                                       23,885               2/28/2014 (22)
    13                N/A          N/A                                                            N/A                     N/A
    14          7/12/2016          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    15         11/30/2023          Giant Food Stores Inc.                                      56,753               1/31/2016
    16          7/31/2007          Bally Health Club & Spa                                     42,500               2/28/2016
    17                N/A          N/A                                                            N/A                     N/A
   17a          7/31/2006          Patti Ledbetter                                                400               7/31/2007
   17b         10/31/2014 (24)     N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
   17c         10/31/2014          N/A                                                            N/A                     N/A
   17d          7/31/2008          N/A                                                            N/A                     N/A
   17e          4/30/2013          N/A                                                            N/A                     N/A
   17f         11/30/2009          N/A                                                            N/A                     N/A
   17g         12/31/2008          Charter One                                                  2,662               9/30/2007
----------------------------------------------------------------------------------------------------------------------------------
   17h          9/30/2009          N/A                                                            N/A                     N/A
   17i                N/A          N/A                                                            N/A                     N/A
   17j          8/31/2014 (25)     Canac Kitchens                                               3,243              12/31/2007
   17k          8/31/2014          N/A                                                            N/A                     N/A
    18          3/31/2010          Recall/Brambles                                            145,035              12/31/2012
----------------------------------------------------------------------------------------------------------------------------------
    19                N/A          N/A                                                            N/A                     N/A
   19a                N/A          N/A                                                            N/A                     N/A
   19b                N/A          N/A                                                            N/A                     N/A
   19c                N/A          N/A                                                            N/A                     N/A
   19d                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
   19e                N/A          N/A                                                            N/A                     N/A
   19f                N/A          N/A                                                            N/A                     N/A
   19g                N/A          N/A                                                            N/A                     N/A
   19h                N/A          N/A                                                            N/A                     N/A
    20                NAP (32)     JCPenney                                                   152,046 (33)          5/31/2007 (33)
    21         10/31/2006          Amor Cafe                                                    2,761               4/30/2006
----------------------------------------------------------------------------------------------------------------------------------
    22                N/A          N/A                                                            N/A                     N/A
   22a                N/A          N/A                                                            N/A                     N/A
   22b                N/A          N/A                                                            N/A                     N/A
   22c                N/A          N/A                                                            N/A                     N/A
   22d                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    23          9/30/2006          Some Gallery (MGMN Enterprises)                              1,513                7/9/2009
    24                N/A          N/A                                                            N/A                     N/A
    25                N/A          N/A                                                            N/A                     N/A
    26                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
   26a                N/A          N/A                                                            N/A                     N/A
   26b                N/A          N/A                                                            N/A                     N/A
   26c                N/A          N/A                                                            N/A                     N/A
    27         10/31/2018          KOR, Inc., t/a Ace Hardware                                 12,000               5/10/2009
    28          4/14/2008          Hall & Foreman                                              11,922               9/30/2008
----------------------------------------------------------------------------------------------------------------------------------
    29                N/A          N/A                                                            N/A                     N/A
    30          5/31/2008          Gold's Gym International                                    22,679               1/31/2013
    31                N/A          N/A                                                            N/A                     N/A
    32          6/30/2007          TMJ Implants                                                14,010               4/30/2007
    33                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    34          3/29/2014          Fashion J                                                    5,131              12/31/2015
    35         11/30/2014          Family Dollar                                                8,000              12/31/2010
    36         10/31/2007          Watson Bishop London                                        11,238               2/28/2008
    37                N/A          N/A                                                            N/A                     N/A
   37a                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
   37b                N/A          N/A                                                            N/A                     N/A
    38          4/30/2007          Quandry Grill                                                4,016               4/30/2012
    39          9/30/2009          Burke's Outlet                                              11,029               4/30/2008
    40          2/15/2012 (37)(38) N/A                                                            N/A                     N/A
    41                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    42          7/31/2010          Old Navy Inc.                                               25,245               7/31/2005
    43                N/A          N/A                                                            N/A                     N/A
    44                N/A          N/A                                                            N/A                     N/A
    45                N/A          N/A                                                            N/A                     N/A
    46         10/31/2007          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    47                N/A          N/A                                                            N/A                     N/A
    48                N/A          N/A                                                            N/A                     N/A
    49         11/30/2023          3D Nails                                                     1,600               8/31/2009
    50          1/31/2029          Ponderosa Steakhouse- Metromedia Restaurant Group            5,473               4/30/2007
    51                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    52                N/A          N/A                                                            N/A                     N/A
    53          8/31/2011          Maximum Fitness                                             11,125               3/31/2009
    54         12/31/2008          Magic Dollar                                                 8,000              12/31/2008
    55          6/30/2014          Johnny's Pizza                                               2,650               4/30/2009
    56                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    57         12/31/2018          Peebles                                                     22,495               1/31/2014
    58         12/31/2005 (40)     LLL Licensing, Inc.                                          4,800               7/31/2009
    59           6/1/2024          N/A                                                            N/A                     N/A
    60          7/31/2007          Pearle Vision, Inc.                                          5,004               4/30/2011
    61          4/30/2079 (41)     N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    62          2/28/2006          Human Vision, LLC                                            8,132              12/31/2006
    63                N/A          N/A                                                            N/A                     N/A
    64                N/A          N/A                                                            N/A                     N/A
    65                N/A          N/A                                                            N/A                     N/A
   65a                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
   65b                N/A          N/A                                                            N/A                     N/A
    66         10/31/2062 (42)     N/A                                                            N/A                     N/A
    67          5/31/2079 (43)     N/A                                                            N/A                     N/A
    68          8/31/2079 (44)     N/A                                                            N/A                     N/A
    69                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    70          8/31/2079 (45)     N/A                                                            N/A                     N/A
    71                N/A          N/A                                                            N/A                     N/A
    72          1/30/2007          RE/MAX Northwest Territories                                 4,225               4/30/2007
    73          8/31/2009          American Brahman Breeders                                    4,450              10/31/2006
    74         12/31/2011          Aaron's Sales and Leasing                                    8,138               9/30/2009
----------------------------------------------------------------------------------------------------------------------------------
    75          7/28/2024          N/A                                                            N/A                     N/A
    76                N/A          N/A                                                            N/A                     N/A
    77                N/A          N/A                                                            N/A                     N/A
   77a                N/A          N/A                                                            N/A                     N/A
   77b                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    78                N/A          N/A                                                            N/A                     N/A
    79                N/A          N/A                                                            N/A                     N/A
    80         11/30/2009          Hershaw Development, LLC, dba Quiznos Sub                    1,500               7/31/2014
    81         12/31/2006          The Cato Corporation                                         6,000               1/31/2007
    82          2/28/2007          Wilson Law Office                                            3,429               5/31/2007
----------------------------------------------------------------------------------------------------------------------------------
    83           8/2/2009          Roxanne's Accounting                                         2,485               8/31/2009
    84                N/A          N/A                                                            N/A                     N/A
    85          1/31/2014          Jamba Juice Company                                          1,600               2/14/2014
    86          3/31/2009          Rent-A-Center                                                4,000              11/30/2008
    87                N/A          N/A                                                            N/A                     N/A
----------------------------------------------------------------------------------------------------------------------------------
    88          2/28/2014          Denny's- Starlite                                            4,500               6/30/2017
    89                N/A          N/A                                                            N/A                     N/A
    90                N/A          N/A                                                            N/A                     N/A
    91                N/A          N/A                                                            N/A                     N/A
    92                N/A          N/A                                                            N/A                     N/A

                               3RD LARGEST                                  3RD LARGEST               3RD LARGEST
 CONTROL                          TENANT                                    TENANT AREA              TENANT LEASE
   NO.                             NAME                                  LEASED (SQ. FT.)              EXP. DATE
---------------------------------------------------------------------------------------------------------------------

    1      The Interpublic Group of Companies, Inc.                             155,825              11/30/2009
    2      New Zealand Trade Development Board                                    6,257               6/30/2013
    3      NFO Research, Inc.                                                    24,315              12/31/2008
    4      N/A                                                                      N/A                     N/A
    4a     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    4b     N/A                                                                      N/A                     N/A
    4c     N/A                                                                      N/A                     N/A
    4d     N/A                                                                      N/A                     N/A
    4e     N/A                                                                      N/A                     N/A
    4f     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    4g     N/A                                                                      N/A                     N/A
    4h     N/A                                                                      N/A                     N/A
    4i     N/A                                                                      N/A                     N/A
    4j     N/A                                                                      N/A                     N/A
    4k     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    4l     N/A                                                                      N/A                     N/A
    4m     N/A                                                                      N/A                     N/A
    4n     N/A                                                                      N/A                     N/A
    4o     N/A                                                                      N/A                     N/A
    4p     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    4q     N/A                                                                      N/A                     N/A
    4r     N/A                                                                      N/A                     N/A
    4s     N/A                                                                      N/A                     N/A
    4t     N/A                                                                      N/A                     N/A
    4u     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    4v     N/A                                                                      N/A                     N/A
    4w     N/A                                                                      N/A                     N/A
    4x     N/A                                                                      N/A                     N/A
    4y     N/A                                                                      N/A                     N/A
    4z     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    5      Aaronson Rappaport Feinstein & Deutsch, LLP                           32,923               3/31/2011
    6      General Services Administration                                       69,572 (15)          3/31/2006 (15)
    7      N/A                                                                      N/A                     N/A
    7a     Consolidated Stores (Big Lots)                                        25,800               1/31/2007
    7b     Toddler Club (Santa Maria Inv.)                                        6,304              12/31/2008
---------------------------------------------------------------------------------------------------------------------
    7c     Corporate Executive Suites                                            12,120               7/31/2007
    8      N/A                                                                      N/A                     N/A
    8a     N/A                                                                      N/A                     N/A
    8b     N/A                                                                      N/A                     N/A
    8c     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    9      N/A                                                                      N/A                     N/A
    9a     Dollar Tree Stores, Inc.                                               5,000               3/31/2005
    9b     The Shoe Show of Rocky Mount, Inc.                                     4,000               1/31/2005
    9c     Heartland Business Sevices d/b/a H&R Block                             2,250                4/1/2006
    9d     Omnilinks Wireless, Inc. d/b/a Metro PCS (17)                          2,400               10/3/2007
---------------------------------------------------------------------------------------------------------------------
    9e     Sally Beauty Company, Inc.                                             1,600              10/31/2008
    9f     N/A                                                                      N/A                     N/A
    9g     `                                                                      1,520               2/19/2012 (18)
    9h     M & S Investments LLC d/b/a Charlie and Jakes                          3,200                1/4/2009
    9i     Gamestop, Inc.                                                         1,500              10/31/2008 (18)
---------------------------------------------------------------------------------------------------------------------
    9j     Missouri City Lady Inc.                                                4,556               7/31/2011
    9k     Neil Patton Coffee and Wine                                            1,200                3/2/2009
    10     N/A                                                                      N/A                     N/A
    11     N/A                                                                      N/A                     N/A
   11a     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   11b     N/A                                                                      N/A                     N/A
   11c     N/A                                                                      N/A                     N/A
   11d     N/A                                                                      N/A                     N/A
   11e     N/A                                                                      N/A                     N/A
   11f     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   11g     N/A                                                                      N/A                     N/A
   11h     N/A                                                                      N/A                     N/A
    12     Joyce Leslie, Inc.                                                    10,052              10/31/2014 (23)
    13     N/A                                                                      N/A                     N/A
    14     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    15     Bon Ton                                                               62,000                2/3/2007
    16     Bed Bath and Beyond                                                   24,713               7/31/2014
    17     N/A                                                                      N/A                     N/A
   17a     Made by Mel                                                              400              10/31/2005
   17b     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   17c     N/A                                                                      N/A                     N/A
   17d     N/A                                                                      N/A                     N/A
   17e     N/A                                                                      N/A                     N/A
   17f     N/A                                                                      N/A                     N/A
   17g     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   17h     N/A                                                                      N/A                     N/A
   17i     N/A                                                                      N/A                     N/A
   17j     Great American Bagel                                                   2,116                2/6/2005
   17k     N/A                                                                      N/A                     N/A
    18     Silgan Containers                                                    144,540               2/28/2005
---------------------------------------------------------------------------------------------------------------------
    19     N/A                                                                      N/A                     N/A
   19a     N/A                                                                      N/A                     N/A
   19b     N/A                                                                      N/A                     N/A
   19c     N/A                                                                      N/A                     N/A
   19d     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   19e     N/A                                                                      N/A                     N/A
   19f     N/A                                                                      N/A                     N/A
   19g     N/A                                                                      N/A                     N/A
   19h     N/A                                                                      N/A                     N/A
    20     Sears                                                                120,096                     NAP (32)
    21     Lee's Gold & Diamond                                                   2,465              12/31/2008
---------------------------------------------------------------------------------------------------------------------
    22     N/A                                                                      N/A                     N/A
   22a     N/A                                                                      N/A                     N/A
   22b     N/A                                                                      N/A                     N/A
   22c     N/A                                                                      N/A                     N/A
   22d     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    23     Oro Fino (Amini Enterprises)                                           1,401               7/15/2009
    24     N/A                                                                      N/A                     N/A
    25     N/A                                                                      N/A                     N/A
    26     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   26a     N/A                                                                      N/A                     N/A
   26b     N/A                                                                      N/A                     N/A
   26c     N/A                                                                      N/A                     N/A
    27     M.G. Midwest, Inc. DBA Movie Gallery                                   6,000                8/2/2009
    28     Mpower Holding Corporation                                            10,754               6/30/2007
---------------------------------------------------------------------------------------------------------------------
    29     N/A                                                                      N/A                     N/A
    30     Ruth's Chris Steakhouse                                               11,365               2/28/2009
    31     N/A                                                                      N/A                     N/A
    32     Co. Professional Medical                                               7,240               8/31/2009
    33     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    34     Jim and Debra Londagin dba Empire Gardens                              3,000               9/30/2014
    35     Pets N Such                                                            6,000               8/31/2008
    36     Schlotskys                                                             8,181              11/30/2006
    37     N/A                                                                      N/A                     N/A
   37a     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   37b     N/A                                                                      N/A                     N/A
    38     Main Street Market                                                     3,319               4/30/2007
    39     Dollar General                                                         8,000               1/31/2008
    40     N/A                                                                      N/A                     N/A
    41     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    42     Michael's Arts & Crafts                                               23,860               9/30/2010
    43     N/A                                                                      N/A                     N/A
    44     N/A                                                                      N/A                     N/A
    45     N/A                                                                      N/A                     N/A
    46     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    47     N/A                                                                      N/A                     N/A
    48     N/A                                                                      N/A                     N/A
    49     Supercuts                                                              1,600               1/31/2009
    50     N/A                                                                      N/A                     N/A
    51     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    52     N/A                                                                      N/A                     N/A
    53     Sears                                                                  7,056               12/1/2005
    54     Cato                                                                   7,260               1/31/2009
    55     Super Style                                                            1,610               3/31/2007
    56     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    57     Family  Dolllar                                                        8,450              12/31/2004
    58     Troy State University                                                  4,000               5/31/2009
    59     N/A                                                                      N/A                     N/A
    60     Aleph Management Systems, Inc.                                         3,649              12/31/2007
    61     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    62     CHADD, Inc.                                                            7,429               1/31/2009
    63     N/A                                                                      N/A                     N/A
    64     N/A                                                                      N/A                     N/A
    65     N/A                                                                      N/A                     N/A
   65a     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
   65b     N/A                                                                      N/A                     N/A
    66     N/A                                                                      N/A                     N/A
    67     N/A                                                                      N/A                     N/A
    68     N/A                                                                      N/A                     N/A
    69     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    70     N/A                                                                      N/A                     N/A
    71     N/A                                                                      N/A                     N/A
    72     Tahiti Tan                                                             1,786               9/30/2005
    73     Texas A&M                                                              4,287               4/18/2009
    74     IHOP Realty Corporation                                                5,000              10/31/2028
---------------------------------------------------------------------------------------------------------------------
    75     N/A                                                                      N/A                     N/A
    76     N/A                                                                      N/A                     N/A
    77     N/A                                                                      N/A                     N/A
   77a     N/A                                                                      N/A                     N/A
   77b     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    78     N/A                                                                      N/A                     N/A
    79     N/A                                                                      N/A                     N/A
    80     Super Cuts Corporate Shops, Inc.                                       1,200               7/31/2009
    81     Hibbett Sporting Goods, Inc.                                           4,500               4/30/2007
    82     Gilbert Gaming                                                         2,376               5/31/2009
---------------------------------------------------------------------------------------------------------------------
    83     Dr. Hendricks                                                          1,800               8/31/2009
    84     N/A                                                                      N/A                     N/A
    85     Starbucks Corporation                                                  1,400               1/31/2014
    86     Cato                                                                   4,000               1/31/2009
    87     N/A                                                                      N/A                     N/A
---------------------------------------------------------------------------------------------------------------------
    88     Bank One ATM                                                              64               4/30/2007
    89     N/A                                                                      N/A                     N/A
    90     N/A                                                                      N/A                     N/A
    91     N/A                                                                      N/A                     N/A
    92     N/A                                                                      N/A                     N/A

FOOTNOTES TO ANNEX A-1

The Grace Building         1      U/W NCF DSCR was calculated based on 12 times the
                                  average of the monthly debt service payments that will be
                                  due with respect to The Grace Building Mortgage Loan
                                  and The Grace Building Pari Passu Non-Trust Loans,
                                  commencing with the payment date on 8/10/2007 (following
                                  the initial interest-only period) to and including the stated
                                  maturity date.

The Grace Building         2      Cut-off Date LTV and Scheduled Maturity/ARD LTV
                                  were calculated based on The Grace Building Mortgage
                                  Loan and The Grace Building Pari Passu Non-Trust Loans,
                                  collectively (total cut-off date principal balance of
                                  $351,000,000).

The Grace Building         3      Property also includes a 185-space parking garage.

The Grace Building         4      The Grace Building Mortgage Loan is secured by a first
                                  priority mortgage lien on both the underlying fee simple
                                  interest and on the leasehold interest in The Grace
                                  Building Mortgaged Property.

222 East 41st Street       5      The in-place U/W Net Cash Flow and in-place U/W NCF
                                  DSCR of the 222 East 41st Street Mortgaged Property
                                  were calculated to be $11,353,562 and 1.67x, respectively.

222 East 41st Street       6      Property also includes a 75-space parking garage.

Pickwick Plaza             7      The in-place U/W Net Cash Flow and in-place U/W NCF
                                  DSCR of the Pickwick Plaza Mortgaged Property were
                                  calculated to be $9,762,855 and 1.47x, respectively.

Pickwick Plaza             8      Property also includes a 854-space parking garage.

Pickwick Plaza             9      The Pickwick Plaza Mortgage Loan is secured by a first
                                  priority mortgage lien on both the underlying fee simple
                                  interest and the leasehold interest in the Pickwick Plaza
                                  Mortgaged Property.

U-Store-It Portfolio I     10     The in-place U/W Net Cash Flow and in-place U/W NCF
                                  DSCR of the U-Store-It Portfolio I Mortgaged Properties
                                  were calculated to be $9,275,186 and 1.51x, respectively.

U-Store-It Portfolio I     11     As stated in the portfolio appraisal, there is an
                                  approximate 4.5 percent premium added to the appraised
                                  value of the portfolio, which premium would not apply if
                                  individual values of the properties that comprise the
                                  subject portfolio were aggregated. Therefore, the portfolio value as of 8/1/2004 is $128,000,000.

757 Third Avenue           12     The in-place U/W Net Cash Flow and in-place U/W NCF
                                  DSCR of the 757 Third Avenue Mortgaged Property were
                                  calculated to be $10,106,305 and 1.92x, respectively.

757 Third Avenue           13     17,134 square feet expires on 11/30/2005; 20,930 square feet expires on 06/30/2008; 6,500 square feet expires on
                                  05/27/2012.

FOOTNOTES TO ANNEX A-1 -- (CONTINUED)

1601 Market Street         14     Radian Guaranty may terminate its lease on December 31,
                                  2009 for any one floor or any one-half floor. Additionally,
                                  Radian Guaranty has a one-time termination option on
                                  their 10,670 square-foot space on the 17th floor in 2005
                                  with one year prior notice. 19,866 square feet expires on
                                  November 30, 2005 and will become part of the KPMG
                                  lease through June 30, 2012. 6,762 square feet expires on
                                  August 31, 2008, with a termination option on December
                                  31, 2005.

1601 Market Street         15     19,435 square feet of the GSA space expires in November
                                  2005. GSA may terminate the lease for the 19,435 square
                                  feet at any time with 60 days prior notice. The total square footage shown for the GSA space excludes 16,747 square
                                  feet of space on the 21st floor because the lease with
                                  respect to such space terminates on November 30, 2004.

Gehr Florida Portfolio     16     Tenant has the right to terminate its lease on April 30,
                                  2008 (the 240th month of the lease) and every fifth year
                                  thereafter.

Hunt Retail Portfolio      17     Occupancy Percentage, U/W Net Cash Flow and U/W
                                  NCF DSCR were calculated based on 13,844 square feet of
                                  executed leases with seven tenants that are not yet in
                                  occupancy. Occupancy Percentage, U/W Net Cash Flow
                                  and U/W NCF DSCR were also calculated based on
                                  executed leases with Radio Shack and Quizno's Subs,
                                  totaling 3,900 square feet at the Lake Wales property,
                                  which tenants are temporarily not in occupancy during
                                  repairs on their spaces due to hurricane damage. Both such tenants were previously in occupancy. The amount of
                                  $25,875, equal to approximately six months of rent for such two tenants, was held back at the closing of the mortgage
                                  loan. The $25,875 is required to be released to the related borrower upon Radio Shack and Quizno's Subs taking
                                  occupancy and paying full, unabated rent. Based on the
                                  rent roll dated September 22, 2004, the McDonough
                                  Corners property was 100.0% leased and 85.7% occupied
                                  (excluding the Omnilinks Wireless lease), the Northtowne
                                  Corners property was 77.9% leased and 56.8% occupied
                                  (excluding the Game Stop lease), the Corners property was
                                  80.8% leased and 77.4% occupied (excluding the Avis
                                  lease), the Sand Lake Corners property was 100.0% leased
                                  and 59.5% occupied (excluding the Blinds to Go lease), the
                                  Sebastian Corners property was 84.9% leased and 67.0%
                                  occupied (excluding the Charlie & Jakes lease), and the
                                  Lake Wales Corners property was 84.1% leased and 57.4%
                                  occupied (excluding the Radio Shack and Quizno's lease).
                                  Based on the rent roll dated September 22, 2004, the
                                  portfolio was 89.9% leased and 81.2% occupied (excluding
                                  all seven tenants with executed leases that are not in
                                  occupancy).

FOOTNOTES TO ANNEX A-1 -- (CONTINUED)

Hunt Retail Portfolio       18     The following tenants in the portfolio have termination
                                   options in their respective leases: Fashion Bug
                                   (Douglasville Crossroads) may terminate its lease at the
                                   end of five years (January 31, 2005) with payment of a
                                   termination fee if the tenant does not achieve certain sales levels, Fashion Bug (East-West Crossroads) may terminate
                                   its lease at the end of five years (January 31, 2005) with payment of a termination fee if the tenant does not
                                   achieve certain sales levels, Atlanta Bread Company
                                   (East-West Crossroads) may terminate its lease at the end
                                   of the fifth year (January 31, 2005) if the tenant does not achieve certain sales levels, Blinds to Go (Sand Lake
                                   Corners) may terminate its lease at any time after the 60th month of the lease (July 31, 2006) with 120 days prior
                                   notice and reimbursement of any unamortized tenant
                                   improvements and leasing commissions, Starbucks (Sand
                                   Lake Corners) may terminate its lease at the end of five
                                   years (February 19, 2007) with the payment of a
                                   termination fee, Dollar Tree (Sebastian Corners) may
                                   terminate its lease on June 30, 2007 if the tenant does not achieve certain sales levels, and Gamestop (Seguin
                                   Corners) may terminate its lease on October 31, 2006 if
                                   the tenant does not achieve certain sales levels.

Toll Brothers Corporate     19     Based on stabilized appraisal value as of 11/1/04.
Headquarters

Toll Brothers Corporate     20     Toll Bros., Inc. is currently completing buildout of its
Headquarters                       space. Toll Bros., Inc. commenced paying full unabated
                                   rent on 10/25/04.

North Haven Pavilion        21     Occupancy Percentage, U/W Net Cash Flow, U/W NCF
                                   DSCR, Appraised Value, Original LTV, Current LTV and
                                   Maturity Date LTV were calculated based upon the
                                   inclusion of five tenants, totaling 9,796 square feet, each of which has executed a lease but has not yet taken
                                   occupancy. The amount of $2,530,000 was held back at the
                                   closing of the mortgage loan, representing the proceeds
                                   allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the
                                   projected underwritten occupancy. The $2,530,000 is
                                   required to be released to the borrower upon such tenants
                                   being in occupancy, paying full, unabated rent, and
                                   delivering an estoppel certificate acceptable to the lender.
                                   Additionally, Occupancy Percentage, U/W Net Cash Flow,
                                   U/W NCF DSCR, Appraised Value, Original LTV, Current
                                   LTV and Maturity Date LTV were calculated based upon
                                   the inclusion of two pad tenants that are currently in
                                   build-out. The amount of $105,000, equal to approximately
                                   six months of rent for the two tenants, was held back at
                                   the closing of the mortgage loan, to be released upon the
                                   tenants being in occupancy, paying full, unabated rent, and delivering an estoppel certificate acceptable to the lender.
                                   The property is currently 85.2% occupied (excluding the
                                   five tenants totaling 9,796 square feet and the two pad
                                   tenants).

FOOTNOTES TO ANNEX A-1 -- (CONTINUED)

North Haven Pavilion               22     Tenant may terminate its lease after the fifth lease year, with 90 days notice, if the tenant does not achieve certain sales levels.

North Haven Pavilion               23     Tenant may terminate its lease after 36 months if the
                                          tenant does not achieve certain sales levels.

Latsko Portfolio I                 24     Occupancy Percentage, U/W Net Cash Flow and U/W
                                          NCF DSCR were calculated based on one proposed lease
                                          for 4,778 square feet and a 2,500 square-foot executed
                                          lease with Ethel M. Chocolates, which tenant is not yet in occupancy. The amount of $3,000,000 was held back at the
                                          closing of the mortgage loan, representing proceeds
                                          allocable to the net cash flow differential related to the proposed lease for the 4,778 square-foot space. The
                                          $3,000,000 or a portion thereof is required to be released to the related borrower upon the lease being executed on
                                          the 4,778 square-foot space, the tenant being in occupancy, open for business, and paying full, unabated rent, and the satisfaction of certain other conditions contained in the
                                          related loan documents. In addition, the amount of
                                          $127,000, which consists of $100,000 for TI allowance and
                                          three months of free rent for Ethel M. Chocolates, was
                                          held back at the closing of the mortgage loan, to be
                                          released upon the tenant taking occupancy, being open for
                                          business and paying full, unabated rent. The Ethel M.
                                          Chocolate lease commenced November 1, 2004 and is
                                          subject to a 90-day rent abatement. According to the
                                          related borrower, the tenant is expected to take occupancy by February 1, 2005. As of the rent roll dated October 1,
                                          2004, the portfolio was 97.7% leased and 86.5% occupied
                                          (excluding the Ethel M. Chocolate space and the 4,778
                                          square-foot proposed lease). Additionally, Ethel M.
                                          Chocolates has a termination option at the end of the fifth year of the lease upon six months prior notice and
                                          payment of unamortized leasing costs if sales are below a
                                          certain level in the fourth year of the lease.

Latsko Portfolio I                 25     Bank One may terminate its lease at any time after
                                          February 28, 2009 upon 12 months prior notice and
                                          payment of unamortized leasing commissions.

Westfield Shoppingtown Meriden     26     Reflects the Amortization Type, Original Amortization
                                          Term and Remaining Amortization Term for the Westfield
                                          Shoppingtown Meriden Loan Pair. So long as the Westfield
                                          Shoppingtown Meriden Non-Trust Loan is outstanding, the
                                          Westfield Shoppingtown Meriden Mortgage Loan will not
                                          receive any principal payments.

Westfield Shoppingtown Meriden     27     The in-place U/W Net Cash Flow and in-place U/W NCF
                                          DSCR of the Westfield Shoppingtown Meriden Mortgaged
                                          Property were calculated to be $12,432,772 and 1.51x,
                                          respectively.

FOOTNOTES TO ANNEX A-1 -- (CONTINUED)

Westfield Shoppingtown Meriden     28     U/W NCF DSCR, Cut-off Date LTV and Scheduled
                                          Maturity/ARD LTV were calculated based on the
                                          Westfield Shoppingtown Meriden Mortgage Loan and the
                                          Westfield Shoppingtown Meriden Non-Trust Loan,
                                          collectively (total cut-off date principal balance of
                                          $ 95,037,822).

Westfield Shoppingtown Meriden     29     Square footage reflects the total gross leasable area of the property, not all of which is part of the collateral. The
                                          collateral totals 444,112 square feet and consists of 364,446 square feet of in-line mall space and 79,666 square feet of junior anchor stores. Filene's and Sears own their stores
                                          and pads and are not part of the collateral. JCPenney
                                          leases its store and pad from the Westfield Shoppingtown
                                          Meriden Borrower but is not part of the collateral.

Westfield Shoppingtown Meriden     30     Occupancy Percentage (%) reflects the overall mall
                                          occupancy. In-line Occupancy Percentage (%) is 86.5%.

Westfield Shoppingtown Meriden     31     A small portion of the parking garage is subject to a
                                          ground lease from Sears Roebuck and Co. that expires no
                                          later than December 31, 2028.

Westfield Shoppingtown Meriden     32     NAP means not applicable as the anchor owns its store
                                          and pad, which are not part of the loan collateral.

Westfield Shoppingtown Meriden     33     JCPenney is not part of the loan collateral. The JCPenney
                                          lease provides for four, five-year renewal options.

Foothill Plaza                     34     The amount of $94,069 was reserved at the closing of the
                                          mortgage loan for tenants with free rent periods.
                                          Occupancy Percentage, U/W Net Cash Flow and U/W
                                          NCF DSCR were calculated including three tenants
                                          totaling 6,272 square feet that have executed leases, are in possession of their respective spaces, but are not yet open for business. A reserve for outstanding tenant
                                          improvements in the amount of $329,698 was escrowed at
                                          the closing of the mortgage loan. In addition, the amount
                                          of $99,637, equal to approximately six months of fixed rent for each of the three tenants not open for business, was
                                          reserved at the closing of the mortgage loan, to be released upon such tenants being open for business and paying full, unabated rent.

FOOTNOTES TO ANNEX A-1 -- (CONTINUED)

Amelia Center, Summerville          35     The Summerville Galleria Shopping Center mortgage loan
Galleria Shopping Center                   is secured by both the Summerville Galleria Shopping
                                           Center mortgaged real property and the Amelia Center
                                           mortgaged real property, however, the Amelia Center
                                           mortgage loan is only secured by the Amelia Center
                                           mortgaged real property and not by the Summerville
                                           Galleria Shopping Center mortgaged real property. The
                                           Summerville Galleria Shopping Center mortgage loan will
                                           cease to be secured by the Amelia Center mortgaged real
                                           property in the event that the Summerville Galleria
                                           Shopping Center's anchor tenant Bi-Lo either (i) becomes
                                           or is purchased by an investment grade tenant, or (ii) is
                                           replaced by an investment grade tenant.

Comcast Office Building             36     In the event Comcast Corporation is downgraded to BBB-
                                           by S&P or the equivalent by Moody's, a 50% excess cash
                                           flow sweep will commence, not to exceed the aggregate
                                           amount of $800,000. In the event Comcast Corporation is
                                           downgraded to BB+ by S&P or the equivalent by Moody's,
                                           a 100% excess cash flow sweep will commence, not to
                                           exceed the aggregate amount of $800,000. In the event
                                           Comcast Corporation is downgraded to BB by S&P or the
                                           equivalent by Moody's, or if S&P or Moody's have
                                           withdrawn or no longer maintain a credit rating in respect of Comcast Corporation, a 100% excess cash flow sweep
                                           will commence, with no cap, until the tenant is replaced.

Comcast Office Building             37     Tenant has the right to terminate its lease on August 15,
                                           2009. A 100% cash flow sweep will commence upon the
                                           tenant giving notice that it will exercise the termination option. All swept funds will be deposited into the Comcast
                                           Escrow Fund, to be used for tenant improvements and
                                           leasing commissions.

Comcast Office Building             38     The Comcast Corporation lease expires February 15, 2012.
                                           Nineteen months prior to lease expiration date, a 100%
                                           cash flow sweep will commence, with all excess cash flow
                                           being deposited into the Comcast Escrow Fund, to be used
                                           for tenant improvements and leasing commissions.

Goshen Station Shopping Center,     39     The Southaven Shopping Center mortgage loan is secured
Southaven Shopping Center                  by both the Southaven Shopping Center mortgaged real
                                           property and the Goshen Station Shopping Center
                                           mortgaged real property, however, the Goshen Station
                                           Shopping Center mortgage loan is only secured by the
                                           Goshen Station Shopping Center mortgaged real property
                                           and not by the Southaven Shopping Center mortgaged real
                                           property. The Southaven Shopping Center mortgage loan
                                           will cease to be secured by the Goshen Station Shopping
                                           Center mortgaged real property upon the execution of the
                                           second of two five-year renewal options available to the
                                           Southaven Gallerial Shopping Center's anchor tenant
                                           Kroger.

FOOTNOTES TO ANNEX A-1 -- (CONTINUED)

Park East Plaza                     40     The amount of $450,000 was escrowed at the closing of the
                                           mortgage loan for potential re-tenanting costs associated
                                           with the Discount Oak & More and Pan Am spaces.

Walgreens - Cadillac                41     Tenant has the right to terminate its lease on April 30,
                                           2029 (the 300th month of the lease) and every fifth year
                                           thereafter.

Walgreens - Fayetteville            42     Tenant has the right to terminate its lease on October 31,
                                           2022 (the 240th month of the lease) and every fifth year
                                           thereafter.

Walgreens - Clinton                 43     Tenant has the right to terminate its lease on May 31, 2029
                                           (the 300th month of the lease) and every fifth year
                                           thereafter.

Walgreens - Dallas                  44     Tenant has the right to terminate its lease on August 31,
                                           2029 (the 300th month of the lease) and every fifth year
                                           thereafter.

Walgreens - Three Rivers            45     Tenant has the right to terminate its lease on August 31,
                                           2029 (the 300th month of the lease) and every fifth year
                                           thereafter.

Latsko Portfolio I,                 46     Those mortgage loans (collectively representing 2.7% of
Walgreens--Cadillac,                       the initial mortgage pool balance) have closed on the
Wallgreens--Clinton,                       cut-off date, however, in order to prepare the information
Walgreens--Three Rivers and 538            in this prospectus supplement, certain mortgage loan
South Gilbert                              characteristics, including the interest rate, have been
                                           estimated. Because those mortgage loans bear a marginally
                                           different interest rate than estimated, certain statistical information in the prospectus supplement may change
                                           marginally.

Northgate Village, Westland         47     Those mortgage loans (collectively representing 1.3% of
Portfolio I, Washington Mutual             the initial mortgage pool balance) have not closed or
Building, Westland Portfolio II            rate-locked as of the cut-off date and therefore, certain
and Westland Portfolio                     mortgage loan characteristics, including the interest rate,
III--Almond Apartments                     have been estimated. As a result, certain statistical
                                           information in the prospectus supplement may change if
                                           those mortgage loans bear a different interest rate than
                                           estimated.

FOOTNOTES TO ANNEX A-1 -- (CONTINUED)

                                    48     With regard to multi-property mortgage loans or
                                           cross-collateralized mortgage loans, each such mortgage
                                           loan or related mortgaged real property with a particular
                                           letter designation in the "Cross-Collateralized Groups"
                                           column is either part of a multi-property loan or
                                           cross-collateralized with each of the other mortgaged
                                           properties or mortgage loans with the same letter
                                           designation; provided, that, with respect to the mortgage
                                           loans secured by the morgaged real properties identified
                                           on Annex A-1 as the Summerville Galleria Shopping Center
                                           and Amelia Center, and the mortgage loans secured by the
                                           mortgaged real properties identified on Annex A-1 as
                                           Goshen Station Shopping Center and Southaven Shopping
                                           Center, each of those mortgage loans are the subject of
                                           only a "one-way" cross, as described in footnotes 35 and
                                           39.

                                    49     The number in any parenthetical reflects the number of
                                           months in the applicable period during which the subject
                                           prepayment provision is in effect.

                                    50     The weighted average occupancy for multi-property loans
                                           is based on allocated loan amounts.

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                    ANNEX A-2-1

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon(2) .....     74      $  993,043,998         75.5%     $13,419,513
Interest Only .............     15         245,115,000         18.6       16,341,000
ARD(3) ....................      3          76,908,750          5.8       25,636,250
                                --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ........     92      $1,315,067,748        100.0%     $14,294,215

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(2) .....  $117,000,000        69.2%        1.48x       93.8%      5.512%
Interest Only .............    61,500,000        74.3         1.46        94.1       5.478
ARD(3) ....................    70,000,000        45.3         1.94        97.2       5.608
                             ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $117,000,000        68.8%       1.50X        94.1%      5.511%

-------
(1)   Excludes mortgage loans secured by parking garages.

(2)   Includes mortgage loans, representing 47.2% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 93.3% of these loans, by balance, have three years or less of interest-only payments.

(3)   Includes mortgage loans, representing 5.8% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD"). 95.8% of these loans, by balance, have three years or less of interest-only payments.

                                                                    ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)

                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
----------------------------- ---------- ------------------ -------------- --------------

40.1 - 45.0 .................      1      $    70,000,000          5.3%     $ 70,000,000
45.1 - 50.0 .................      1          105,000,000          8.0       105,000,000
50.1 - 55.0 .................      1           18,201,882          1.4        18,201,882
55.1 - 60.0 .................      2          123,000,000          9.4        61,500,000
60.1 - 65.0 .................      9          133,753,217         10.2        14,861,469
65.1 - 70.0 .................      7           29,856,566          2.3         4,265,224
70.1 - 75.0 .................     22          339,168,188         25.8        15,416,736
75.1 - 80.0 .................     46          446,220,896         33.9         9,700,454
80.1  (greater than) = ......      3           49,867,000          3.8        16,622,333
                                  --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     92      $ 1,315,067,748        100.0%     $ 14,294,215

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(1)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------

40.1 - 45.0 .................  $  70,000,000         42.4%        2.01x       96.9%      5.559%
45.1 - 50.0 .................    105,000,000         49.8         1.77        92.0       4.497
50.1 - 55.0 .................     18,201,882         51.4         1.60        94.5       7.450
55.1 - 60.0 .................    117,000,000         55.4         1.85        97.6       5.526
60.1 - 65.0 .................     92,500,000         63.9         1.53        93.7       5.941
65.1 - 70.0 .................      9,030,000         68.7         1.31        97.7       5.662
70.1 - 75.0 .................     90,000,000         73.3         1.48        91.3       5.441
75.1 - 80.0 .................     40,942,000         78.2         1.32        95.5       5.550
80.1  (greater than) = ......     34,500,000         83.7         1.18        90.7       5.733
                               -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $ 117,000,000         68.8%       1.50X        94.1%      5.511%

Weighted Average Cut-off Date LTV Ratio for all Mortgage Loans: 68.8%
-------
(1)   Excludes mortgage loans secured by parking garages.

                                                                    ANNEX A-2-3

                         ORIGINAL TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

 49 -  60 ..................     25      $   386,666,982         29.4%     $ 15,466,679
 61 -  72 ..................      1            6,400,000          0.5         6,400,000
 73 -  84 ..................      8          158,136,000         12.0        19,767,000
 85 - 108 ..................      1            3,200,000          0.2         3,200,000
109 - 120 ..................     45          690,699,967         52.5        15,348,888
121 - 144 ..................      8           42,846,000          3.3         5,355,750
169 - 180 ..................      4           27,118,798          2.1         6,779,700
                                 --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     92      $ 1,315,067,748        100.0%     $ 14,294,215

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(2)       RATE       TERM
---------------------------- ---------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $  90,000,000         74.4%        1.47x       92.2%       5.372%       60
 61 -  72 ..................      6,400,000         80.0         1.36        99.4        5.550        61
 73 -  84 ..................    105,000,000         59.3         1.60        92.0        4.846        84
 85 - 108 ..................      3,200,000         64.0         1.37        88.0        5.562        85
109 - 120 ..................    117,000,000         67.0         1.52        95.2        5.710       119
121 - 144 ..................     22,260,000         75.2         1.22        99.2        5.509       121
169 - 180 ..................     10,592,048         76.1         1.28        95.9        6.314       180
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 117,000,000         68.8%       1.50X        94.1%       5.511%       99

Weighted Average Original Term to Maturity: 99 months.
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by parking garages.

                                                                    ANNEX A-2-4

                         REMAINING TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                                  TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS          NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             OF LOANS        BALANCE          BALANCE        BALANCE
------------------------------- ---------- ------------------ -------------- --------------

    (less than) = 48 .. .......      1      $     3,685,321          0.3%     $  3,685,321
 49 -  60 .....................     24          382,981,661         29.1        15,957,569
 61 -  72 .....................      1            6,400,000          0.5         6,400,000
 73 -  84 .....................      9          176,337,882         13.4        19,593,098
 85 - 108 .....................      1            3,200,000          0.2         3,200,000
109 - 120 .....................     44          672,498,086         51.1        15,284,047
121 - 144 .....................      8           42,846,000          3.3         5,355,750
169 - 180 .....................      4           27,118,798          2.1         6,779,700
                                    --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ............     92      $ 1,315,067,748        100.0%     $ 14,294,215

                                     MAXIMUM
                                  CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS            PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)                 BALANCE           LTV          DSCR      RATE(2)       RATE       TERM
------------------------------- ---------------- -------------- ----------- ----------- ----------- ----------

    (less than) = 48 .. .......  $   3,685,321         74.5%        1.24x       86.5%       5.050%       45
 49 -  60 .....................     90,000,000         74.4         1.48        92.2        5.375        60
 61 -  72 .....................      6,400,000         80.0         1.36        99.4        5.550        61
 73 -  84 .....................    105,000,000         58.4         1.60        92.3        5.114        82
 85 - 108 .....................      3,200,000         64.0         1.37        88.0        5.562        85
109 - 120 .....................    117,000,000         67.5         1.52        95.2        5.663       117
121 - 144 .....................     22,260,000         75.2         1.22        99.2        5.509       121
169 - 180 .....................     10,592,048         76.1         1.28        95.9        6.314       179
                                 -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: ............  $ 117,000,000         68.8%       1.50X        94.1%       5.511%       97

Weighted Average Remaining Term to Maturity: 97 months.
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by parking garages.

                                                                    ANNEX A-2-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)

                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES        BALANCE          BALANCE        BALANCE
---------------------------- --------------- ------------------ -------------- --------------

Office .....................        15        $   578,069,575         44.0%     $ 38,537,972
Retail .....................        60            325,345,302         24.7         5,422,422
Multifamily ................        50            246,656,064         18.8         4,933,121
Self Storage ...............        29             98,214,022          7.5         3,386,690
Mobile Home Park ...........         6             33,690,737          2.6         5,615,123
Industrial/Warehouse .......         2             30,592,048          2.3        15,296,024
Parking Garage .............         1              2,500,000          0.2         2,500,000
                                    --        ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........       163        $ 1,315,067,748        100.0%     $  8,067,900

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                     BALANCE           LTV          DSCR      RATE(2)      RATE
---------------------------- ---------------- -------------- ----------- ----------- ----------

Office .....................  $ 117,000,000         60.8%        1.70x       95.0%      5.368%
Retail .....................     26,000,000         75.5         1.30        95.0       5.807
Multifamily ................     26,940,000         74.8         1.31        94.7       5.535
Self Storage ...............      9,710,000         72.6         1.58        84.4       5.149
Mobile Home Park ...........     12,600,000         76.9         1.37        86.7       5.529
Industrial/Warehouse .......     20,000,000         78.1         1.28        99.6       6.030
Parking Garage .............      2,500,000         69.4         1.61          --       5.460
                              -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 117,000,000         68.8%       1.50X        94.1%      5.511%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by parking garages.

                                                                     ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                   NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)       OF LOANS        BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ------------------ -------------- --------------

          1 -   2,000,000 ......      9      $    11,516,316          0.9%     $  1,279,591
  2,000,001 -   4,000,000 ......     28           92,453,070          7.0         3,301,895
  4,000,001 -   6,000,000 ......      9           43,845,894          3.3         4,871,766
  6,000,001 -   8,000,000 ......      8           55,380,646          4.2         6,922,581
  8,000,001 -  10,000,000 ......      5           43,991,000          3.3         8,798,200
 10,000,001 -  15,000,000 ......     12          141,306,055         10.7        11,775,505
 15,000,001 -  20,000,000 ......      4           75,204,882          5.7        18,801,220
 20,000,001 -  25,000,000 ......      5          116,580,887          8.9        23,316,177
 25,000,001 -  50,000,000 ......      6          198,789,000         15.1        33,131,500
 50,000,001 -  75,000,000 ......      2          131,500,000         10.0        65,750,000
 75,000,001 - 100,000,000 ......      2          182,500,000         13.9        91,250,000
100,000,001 - 125,000,000 ......      2          222,000,000         16.9       111,000,000
                                     --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     92      $ 1,315,067,748        100.0%     $ 14,294,215

                                      MAXIMUM
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)           BALANCE           LTV          DSCR      RATE(1)      RATE
-------------------------------- ---------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 ......  $   1,806,000         70.6%        1.42x       95.0%      5.735%
  2,000,001 -   4,000,000 ......      4,000,000         75.0         1.34        96.9       5.625
  4,000,001 -   6,000,000 ......      6,000,000         73.3         1.38        93.4       5.563
  6,000,001 -   8,000,000 ......      7,520,000         77.4         1.35        96.3       5.442
  8,000,001 -  10,000,000 ......      9,250,000         74.3         1.27        95.3       5.692
 10,000,001 -  15,000,000 ......     14,678,000         77.2         1.34        92.1       5.632
 15,000,001 -  20,000,000 ......     20,000,000         69.0         1.37        97.2       6.147
 20,000,001 -  25,000,000 ......     24,296,000         74.1         1.24        97.6       5.829
 25,000,001 -  50,000,000 ......     40,942,000         77.6         1.28        94.1       5.519
 50,000,001 -  75,000,000 ......     70,000,000         57.4         1.95        94.6       5.353
 75,000,001 - 100,000,000 ......     92,500,000         68.6         1.61        88.0       5.539
100,000,001 - 125,000,000 ......    117,000,000         52.7         1.82        95.2       5.030
                                  -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .............  $ 117,000,000         68.8%       1.50X        94.1%      5.511%

Average Cut-off Date Principal Balance: $14,294,215
 -------
(1)   Excludes mortgage loans secured by parking garages.

                                                                     ANNEX A-2-7

                                 U/W NCF DSCR
                                (MORTGAGE POOL)

                                                 TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF                 NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                        OF LOANS        BALANCE          BALANCE        BALANCE
------------------------------ ---------- ------------------ -------------- --------------

1.09 - 1.19 ..................      6      $    70,274,000          5.3%     $ 11,712,333
1.20 - 1.29 ..................     37          416,063,859         31.6        11,244,969
1.30 - 1.39 ..................     20          127,726,115          9.7         6,386,306
1.40 - 1.49 ..................      9           26,354,915          2.0         2,928,324
1.50 - 1.59 ..................      9          192,083,311         14.6        21,342,590
1.60 - 1.69 ..................      6          127,915,548          9.7        21,319,258
1.70 - 1.79 ..................      1          105,000,000          8.0       105,000,000
1.80 - 1.89 ..................      2          178,500,000         13.6        89,250,000
1.90 - 1.99 ..................      1            1,150,000          0.1         1,150,000
2.00  (greater than) = . .....      1           70,000,000          5.3        70,000,000
                                   --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ...........     92      $ 1,315,067,748        100.0%     $ 14,294,215

                                    MAXIMUM
                                 CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                            BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------------ ---------------- -------------- ----------- ----------- ----------

1.09 - 1.19 ..................  $  26,747,000         71.0%        1.14x       96.0%      5.920%
1.20 - 1.29 ..................     40,942,000         77.2         1.24        95.2       5.698
1.30 - 1.39 ..................     11,350,000         75.9         1.35        96.1       5.555
1.40 - 1.49 ..................      4,545,894         76.6         1.45        96.3       5.546
1.50 - 1.59 ..................     90,000,000         74.3         1.55        88.6       5.178
1.60 - 1.69 ..................     92,500,000         62.8         1.64        92.3       6.124
1.70 - 1.79 ..................    105,000,000         49.8         1.77        92.0       4.497
1.80 - 1.89 ..................    117,000,000         61.9         1.87        96.0       5.374
1.90 - 1.99 ..................      1,150,000         62.5         1.92        94.9       5.960
2.00  (greater than) = . .....     70,000,000         42.4         2.01        96.9       5.559
                                -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...........  $ 117,000,000         68.8%       1.50X        94.1%      5.511%

Weighted Average U/W NCF DSCR: 1.50x.
-------
(1)   Excludes mortgage loans secured by parking garages.

                                                                    ANNEX A-2-8

                             OCCUPANCY RATES(1)(2)
                                (MORTGAGED POOL)

                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES        BALANCE          BALANCE        BALANCE
---------------------------- --------------- ------------------ -------------- --------------

70.1 - 75.0 ................         3        $     8,775,000         0.7%      $ 2,925,000
75.1 - 80.0 ................        10             53,284,345         4.1         5,328,435
80.1 - 85.0 ................        16             53,058,000         4.0         3,316,125
85.1 - 90.0 ................        18             96,843,191         7.4         5,380,177
90.1 - 95.0 ................        29            435,650,664        33.1        15,022,437
95.1  (greater than) = .....        86            664,956,548        50.6         7,732,053
                                    --        ---------------        ----       -----------
TOTAL/AVG/WTD AVG: .........       162        $ 1,312,567,748        99.8%      $ 8,102,270

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE           LTV          DSCR        RATE       RATE
---------------------------- ---------------- -------------- ----------- ----------- ----------

70.1 - 75.0 ................  $   3,605,000         76.1%        1.49x       73.3%      5.214%
75.1 - 80.0 ................     13,000,000         75.0         1.41        78.4       5.570
80.1 - 85.0 ................      9,710,000         76.6         1.46        82.4       5.254
85.1 - 90.0 ................     14,349,575         76.1         1.31        88.3       5.601
90.1 - 95.0 ................    105,000,000         65.8         1.61        92.3       5.336
95.1  (greater than) = .....    117,000,000         68.4         1.47        98.5       5.633
                              -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 117,000,000         68.8%       1.50X        94.1%      5.511%

Weighted average occupancy rate: 94.1%
-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by parking garages.

                                                                    ANNEX A-2-9

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS        BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ------------------ -------------- --------------

IO(2) ..........................     15      $   245,115,000         18.6%     $ 16,341,000
289 - 300 ......................      7          124,711,000          9.5        17,815,857
313 - 324 ......................      5          137,451,882         10.5        27,490,376
325 - 336 ......................      1           34,500,000          2.6        34,500,000
337 - 348 ......................      1            3,685,321          0.3         3,685,321
349 - 360 ......................     63          769,604,546         58.5        12,215,945
                                     --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     92      $ 1,315,067,748        100.0%     $ 14,294,215

                                      MAXIMUM                                                          WTD. AVG.
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)        BALANCE           LTV          DSCR      RATE(3)       RATE       TERM(4)
-------------------------------- ---------------- -------------- ----------- ----------- ----------- -------------

IO(2) ..........................  $  61,500,000         74.3%        1.46x       94.1%       5.478%        --
289 - 300 ......................    105,000,000         52.6         1.71        92.3        4.676        300
313 - 324 ......................     90,000,000         70.2         1.51        88.5        5.579        323
325 - 336 ......................     34,500,000         84.5         1.20        89.9        5.650        336
337 - 348 ......................      3,685,321         74.5         1.24        86.5        5.050        345
349 - 360 ......................    117,000,000         68.7         1.50        95.6        5.641        360
                                  -------------         ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: .............  $ 117,000,000         68.8%       1.50X        94.1%       5.511%       347

Weighted Average Remaining Amortization Term: 347 months.(4)
-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but exclude mortgage loans that provide for payments of interest only up to maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by parking garages.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                   ANNEX A-2-10

                                MORTGAGE RATES
                                (MORTGAGE POOL)

                                             TOTAL         % BY TOTAL        AVERAGE
                                         CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
RANGE OF MORTGAGE            NUMBER        PRINCIPAL        PRINCIPAL       PRINCIPAL
RATES (%)                   OF LOANS        BALANCE          BALANCE         BALANCE
-------------------------- ---------- ------------------ -------------- ----------------

4.251 - 4.500 ............      1      $   105,000,000          8.0%     $ 105,000,000
4.751 - 5.000 ............      1            4,000,000          0.3          4,000,000
5.001 - 5.250 ............     12          253,125,321         19.2         21,093,777
5.251 - 5.500 ............     24          192,618,661         14.6          8,025,778
5.501 - 5.750 ............     25          396,581,711         30.2         15,863,268
5.751 - 6.000 ............     19          276,798,956         21.0         14,568,366
6.001 - 6.250 ............      6           41,940,419          3.2          6,990,070
6.251 - 6.500 ............      2           23,592,048          1.8         11,796,024
6.751 - 7.000 ............      1            3,208,750          0.2          3,208,750
7.251 - 7.500 ............      1           18,201,882          1.4         18,201,882
                               --      ---------------        -----      -------------
TOTAL/AVG/WTD AVG: .......     92      $ 1,315,067,748        100.0%     $  14,294,215

                                MAXIMUM
                             CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE              PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                       BALANCE           LTV          DSCR      RATE(1)      RATE
-------------------------- ---------------- -------------- ----------- ----------- ----------

4.251 - 4.500 ............  $ 105,000,000         49.8%        1.77x       92.0%      4.497%
4.751 - 5.000 ............      4,000,000         80.0         1.36        97.5       5.000
5.001 - 5.250 ............     90,000,000         74.8         1.61        88.8       5.096
5.251 - 5.500 ............     30,600,000         76.4         1.33        98.3       5.429
5.501 - 5.750 ............    117,000,000         65.4         1.58        95.5       5.577
5.751 - 6.000 ............     92,500,000         69.8         1.37        94.9       5.935
6.001 - 6.250 ............     22,900,876         72.0         1.28        95.1       6.181
6.251 - 6.500 ............     13,000,000         76.3         1.27        87.1       6.309
6.751 - 7.000 ............      3,208,750         77.3         1.29       100.0       6.783
7.251 - 7.500 ............     18,201,882         51.4         1.60        94.5       7.450
                            -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .......  $ 117,000,000         68.8%       1.50X        94.1%      5.511%

Weighted Average Mortgage Rate: 5.511%
-------
(1)   Excludes mortgage loans secured by parking garages.

                                                                   ANNEX A-2-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                (MORTGAGE POOL)

                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
----------------------------- ---------- ------------------ -------------- --------------

35.1 - 40.0 .................      1      $    70,000,000          5.3%     $ 70,000,000
40.1 - 45.0 .................      1            6,000,000          0.5         6,000,000
45.1 - 50.0 .................      5          246,357,282         18.7        49,271,456
50.1 - 55.0 .................      5            8,522,417          0.6         1,704,483
55.1 - 60.0 .................     10          147,033,414         11.2        14,703,341
60.1 - 65.0 .................     17          185,970,899         14.1        10,939,465
65.1 - 70.0 .................     26          311,225,075         23.7        11,970,195
70.1 - 75.0 .................     13          185,699,661         14.1        14,284,589
75.1 - 80.0 .................     12          138,892,000         10.6        11,574,333
80.1 - 85.0 .................      1           12,559,000          1.0        12,559,000
85.1  (greater than) = ......      1            2,808,000          0.2         2,808,000
                                  --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     92      $ 1,315,067,748        100.0%     $ 14,294,215

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE            PRINCIPAL     MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV           DSCR      RATE(2)      RATE
----------------------------- ---------------- --------------- ----------- ----------- ----------

35.1 - 40.0 .................  $  70,000,000         35.5%         2.01x       96.9%      5.559%
40.1 - 45.0 .................      6,000,000         44.9          1.60        87.0       5.870
45.1 - 50.0 .................    117,000,000         47.7          1.79        95.3       5.222
50.1 - 55.0 .................      3,200,000         53.5          1.47        94.8       5.789
55.1 - 60.0 .................     92,500,000         58.3          1.57        94.1       5.872
60.1 - 65.0 .................     26,747,000         62.8          1.27        96.5       5.741
65.1 - 70.0 .................     90,000,000         67.7          1.36        91.2       5.461
70.1 - 75.0 .................     61,500,000         73.2          1.46        94.0       5.481
75.1 - 80.0 .................     40,000,000         76.7          1.41        94.2       5.389
80.1 - 85.0 .................     12,559,000         80.8          1.12        92.4       5.920
85.1  (greater than) = ......      2,808,000         86.4          1.14        93.8       5.920
                               -------------         ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $ 117,000,000         62.2%        1.50X        94.1%      5.511%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 62.2%
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by parking garages.

                                                                  ANNEX A-2-12

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)

                                            TOTAL           % BY TOTAL
                                        CUT-OFF DATE       CUT-OFF DATE
                        NUMBER            PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES          BALANCE           BALANCE
----------------   ---------------   ------------------   -------------

NY .............           4          $   298,000,000          22.7%
CA. ............          40              209,986,876          16.0
CT .............           3              136,701,882          10.4
PA .............           5              120,777,677           9.2
TX .............          17              104,403,071           7.9
IL .............          28               83,709,022           6.4
FL .............          11               73,331,661           5.6
GA .............           8               44,825,966           3.4
CO .............           3               42,992,048           3.3
OH .............           7               39,351,000           3.0
MI .............           6               27,280,000           2.1
IN .............           8               24,245,000           1.8
SC .............           4               15,861,000           1.2
MD .............           2               15,200,000           1.2
NV .............           2               14,266,896           1.1
NM .............           1               13,000,000           1.0
AL .............           1                7,040,000           0.5
LA .............           1                7,020,646           0.5
MS .............           2                6,700,000           0.5
UT .............           2                6,642,474           0.5
WV .............           2                6,115,877           0.5
AZ .............           2                4,775,000           0.4
NJ .............           1                4,545,894           0.3
NC .............           1                3,896,759           0.3
WI .............           1                3,235,000           0.2
OK .............           1                1,164,000           0.1
                          --          ---------------         -----
TOTAL: .........         163          $ 1,315,067,748         100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-3
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C8

                                                                   ORIGINAL         REMAINING
CONTROL                                                          INTEREST-ONLY    INTEREST-ONLY                AMORTIZATION
  NO.                                PROPERTY NAME               PERIOD (MOS.)    PERIOD (MOS.)                    TYPE
------------------------------------------------------------------------------------------------------------------------------------

     1      The Grace Building                                             36                32     Interest-Only, Balloon
     2      222 East 41st Street                                           36                35     Interest-Only, Balloon
     3      Pickwick Plaza                                                 36                35     Interest-Only, Balloon
     4      U-Store-It Portfolio I                                         12                12     Interest-Only, Balloon
     5      757 Third Avenue                                               36                33     Interest-Only, ARD
     6      1601 Market Street                                             60                60     Interest-Only
     7      Gehr Florida Portfolio                                          0                 0     Balloon
     8      Houston Apartments                                             60                59     Interest-Only
     9      Hunt Retail Portfolio                                          24                24     Interest-Only, Balloon
    10      Toll Brothers Corporate Headquarters                           24                24     Interest-Only, Balloon
    11      Lembi Portfolio - Trophy Properties III LLC                    60                60     Interest-Only
    12      North Haven Pavilion                                           24                24     Interest-Only, Balloon
    13      Lembi Portfolio - 1320-1380 Lombard                            60                60     Interest-Only
    14      Parkridge Six Aurora Loan Services                             24                23     Interest-Only, Balloon
    15      Trexler Mall                                                    0                 0     Balloon
    16      Rosemead Place                                                  0                 0     Balloon
    17      Latsko Portfolio I                                              1                 1     Balloon
    18      Antioch Distribution Center                                    36                35     Interest-Only, Balloon
    19      Lembi Portfolio - LRL Citigroup Properties DE, LLC             60                60     Interest-Only
    20      Westfield Shoppingtown Meriden                                  0                 0     Balloon                    (10)
    21      Western Jewelry Mart                                            0                 0     Balloon
    22      Lembi Portfolio - LSL Property Holdings V LLC                  60                60     Interest-Only
    23      Santa Fe Arcade                                                 0                 0     Balloon
    24      Yorktowne Mobile Home Park                                     60                60     Interest-Only, Balloon
    25      Pueblo Del Sol Mobile Home Park                                 0                 0     Balloon
    26      Lembi Portfolio - SRV Bay Citi Properties LLC                  60                60     Interest-Only
    27      College Square                                                  0                 0     Balloon
    28      Fairway Business Centre                                        12                12     Interest-Only, Balloon
    29      River Oaks Apartments                                           0                 0     Balloon
    30      Scarbrough Office Building                                      0                 0     Balloon
    31      Valley Place Apartments                                        60                60     Interest-Only
    32      6th Avenue Place                                                0                 0     Balloon
    33      Cobblestone Apartments                                         60                58     Interest-Only
    34      Foothill Plaza                                                  0                 0     Balloon
    35      Amelia Center                                                   0                 0     Balloon
    36      Littlefield Office Building                                     0                 0     Balloon
    37      Lembi Portfolio - LSL Property Holdings VI, LLC                60                60     Interest-Only
    38      Main Street Station                                            60                59     Interest-Only, Balloon
    39      Summerville Galleria Shopping Center                            0                 0     Balloon
    40      Comcast Office Building                                         0                 0     Balloon
    41      Three Fountains Apartments                                     60                59     Interest-Only
    42      Lake Charles Power Center                                       0                 0     Balloon
    43      Riverwood Apartments                                            0                 0     Balloon
    44      Camelot Place Apartments                                       12                11     Interest-Only, Balloon
    45      Northgate Village                                               1                 1     Balloon
    46      Monfort Heights Shopping Center                                 0                 0     Balloon
    47      47-30 29th Street                                               0                 0     Balloon
    48      Woodland Estates                                               12                12     Interest-Only, Balloon
    49      Goshen Station Shopping Center                                  0                 0     Balloon
    50      Parkersburg Towne Center                                       60                59     Interest-Only, Balloon
    51      Brighton Place Apartments                                      35                29     Interest-Only, Balloon
    52      Lembi Portfolio - 1520 Gough                                   60                60     Interest-Only
    53      Verducci Market Plaza                                           0                 0     Balloon
    54      Southaven Shopping Center                                       0                 0     Balloon
    55      Regal Pavilion                                                  0                 0     Balloon
    56      Lamberton Lakes Apartments                                     12                11     Interest-Only, Balloon
    57      Barnwell Plaza Shopping Center                                  0                 0     Balloon
    58      Park East Plaza                                                 0                 0     Balloon
    59      Carroll Commons                                                 0                 0     Balloon
    60      Jenkintown Commons                                              0                 0     Balloon
    61      Walgreens - Cadillac                                           37                37     Interest-Only, Balloon
    62      Treetops 8181 Professional Place                                0                 0     Balloon
    63      Westgate Park Apartments                                       36                34     Interest-Only, Balloon
    64      Bountiful Court Apartments                                      0                 0     Balloon
    65      Westland Portfolio I                                            1                 1     Balloon
    66      Walgreens-Fayetteville                                         36                35     Interest-Only, Balloon
    67      Walgreens - Clinton                                            37                37     Interest-Only, Balloon
    68      Walgreens - Dallas                                             36                36     Interest-Only, ARD
    69      Cliffbrook Condos                                               0                 0     Balloon
    70      Walgreens - Three Rivers                                       37                37     Interest-Only, Balloon
    71      Arbor Terrace                                                   0                 0     Balloon
    72      Louetta                                                        60                57     Interest-Only, ARD
    73      Washington Mutual Building                                      1                 1     Balloon
    74      Freeway Plaza - Phase II                                        0                 0     Balloon
    75      Eckerd - Greenville                                             0                 0     Balloon
    76      Lembi Portfolio - 124 Mason                                    60                60     Interest-Only
    77      Westland Portfolio II                                           1                 1     Balloon
    78      Ponderosa Mobile Home Park                                     60                60     Interest-Only, Balloon
    79      Littlefield Mall Parking Garage                                 0                 0     Balloon
    80      Casa Grande                                                     0                 0     Balloon
    81      Grenada Plaza                                                   0                 0     Balloon
    82      538 South Gilbert                                               1                 1     Balloon
    83      The Connector                                                   0                 0     Balloon
    84      Vance                                                          60                60     Interest-Only, Balloon
    85      Carson Valley Plaza Outparcel                                   0                 0     Balloon
    86      Somerset Crossing                                               0                 0     Balloon
    87      Palatka Oaks Apartments                                        60                58     Interest-Only
    88      461 & 535 Emily Drive                                           0                 0     Balloon
    89      Lone Star Storage                                               0                 0     Balloon
    90      OB Voorhees Self Storage                                        0                 0     Balloon
    91      Westland Portfolio III - Almond Apartments                      1                 1     Balloon
    92      Lembi Portfolio - 500 Bartlett                                 60                60     Interest-Only

                                                                                   ORIGINAL                           REMAINING
   CONTROL        ANTICIPATED            MATURITY              MORTGAGE         AMORTIZATION         SEASONING        TERM TO
     NO.         REPAYMENT DATE            DATE                 RATE(%)          TERM (MOS.)           (MOS.)      MATURITY (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

       1                                 7/10/2014             5.508200                360                4               116
       2                                10/11/2011             4.496500                300                1                83
       3                                 4/11/2014             5.980000                360                1               113
       4                                11/11/2009             5.085000                324                0                60
       5            8/11/2014            8/11/2034             5.558543                360                3               117
       6                                11/11/2009             5.120000                  0                0                60
       7                                11/11/2014             5.566000                360                0               120
       8                                10/11/2009             5.050000                  0                1                59
       9                                11/11/2014             5.650000                336                0               120
      10                                11/11/2014             5.400000                360                0               120
      11                                11/11/2009             5.920000                  0                0                60
      12                                11/11/2014             5.720000                360                0               120
      13                                11/11/2009             5.920000                  0                0                60
      14                                10/11/2014             5.970000                324                1               119
      15                                 5/11/2014             5.525000                360                6               114
      16                                 6/11/2014             6.210000                360                5               115
      17                                12/11/2014             5.500000 (14)           360                0               121
      18                                10/11/2011             5.850000                360                1                83
      19                                11/11/2009             5.920000                  0                0                60
      20                                 1/11/2011             7.450000                360 (10)          46                74
      21                                11/11/2014             5.400000                360                0               120
      22                                11/11/2009             5.920000                  0                0                60
      23                                11/11/2014             6.260000                360                0               120
      24                                11/11/2011             5.390000                360                0                84
      25                                 8/10/2014             5.750000                360                3               117
      26                                11/11/2009             5.920000                  0                0                60
      27                                11/11/2014             5.530000                360                0               120
      28                                11/11/2014             5.200000                360                0               120
      29                                 9/11/2009             5.320000                360                2                58
      30                                11/11/2009             5.460000                360                0                60
      31                                11/11/2009             5.010000                  0                0                60
      32                                10/11/2019             6.370000                360                1               179
      33                                 9/11/2009             5.210000                  0                2                58
      34                                11/11/2014             5.500000                360                0               120
      35                                11/11/2014             5.430000                360                0               120
      36                                11/11/2009             5.460000                360                0                60
      37                                11/11/2009             5.920000                  0                0                60
      38                                10/11/2019             6.190000                360                1               179
      39                                11/11/2014             5.450000                360                0               120
      40                                11/11/2014             5.440000                360                0               120
      41                                10/11/2009             5.040000                  0                1                59
      42                                 8/11/2014             5.870000                360                3               117
      43                                11/11/2014             5.570000                360                0               120
      44                                10/11/2011             5.190000                360                1                83
      45                                12/11/2009             5.550000 (15)           360                0                61
      46                                11/11/2014             5.430000                360                0               120
      47                                11/11/2014             5.870000                300                0               120
      48                                11/11/2011             5.080000                360                0                84
      49                                11/11/2014             5.430000                360                0               120
      50                                10/11/2019             6.100000                360                1               179
      51                                 5/11/2014             5.050000                360                6               114
      52                                11/11/2009             5.920000                  0                0                60
      53                                10/11/2014             5.670000                360                1               119
      54                                11/11/2014             5.450000                360                0               120
      55                                11/11/2014             5.460000                360                0               120
      56                                10/11/2009             5.000000                360                1                59
      57                                11/11/2014             5.450000                360                0               120
      58                                11/11/2009             5.310000                360                0                60
      59                                10/11/2014             5.990000                360                1               119
      60                                11/11/2014             5.750000                360                0               120
      61                                12/11/2014             5.540000 (14)           360                0               121
      62                                11/11/2009             5.500000                360                0                60
      63                                 9/11/2011             5.810000                360                2                82
      64                                 9/11/2014             5.640000                360                2               118
      65                                12/11/2014             5.430000 (15)           300                0               121
      66                                10/11/2014             5.730000                360                1               119
      67                                12/11/2014             5.540000 (14)           360                0               121
      68           11/11/2014           11/11/2034             5.530000                360                0               120
      69                                 8/11/2008             5.050000                360               15                45
      70                                12/11/2014             5.540000 (14)           360                0               121
      71                                11/11/2009             5.710000                300                0                60
      72            8/11/2019            8/11/2034             6.783000                360                3               177
      73                                12/11/2011             5.562000 (15)           300                0                85
      74                                11/11/2014             5.800000                324                0               120
      75                                11/11/2014             6.090000                360                0               120
      76                                11/11/2009             5.920000                  0                0                60
      77                                12/11/2014             5.430000 (15)           300                0               121
      78                                11/11/2011             5.390000                360                0                84
      79                                11/11/2009             5.460000                360                0                60
      80                                11/11/2014             5.750000                324                0               120
      81                                11/11/2014             5.750000                360                0               120
      82                                12/11/2014             5.690000 (14)           360                0               121
      83                                10/11/2014             5.750000                360                1               119
      84                                11/11/2011             5.390000                360                0                84
      85                                10/11/2014             5.910000                360                1               119
      86                                10/11/2014             6.150000                360                1               119
      87                                 9/11/2009             5.210000                  0                2                58
      88                                 9/11/2014             6.150000                360                2               118
      89                                11/11/2014             5.960000                360                0               120
      90                                10/11/2014             5.600000                360                1               119
      91                                12/11/2014             5.430000 (15)           300                0               121
      92                                11/11/2009             5.920000                  0                0                60

                           REMAINING                     U/W                    CUT-OFF                SCHEDULED
   CONTROL             LOCKOUT/DEFEASANCE                NCF                      DATE                 MATURITY/
     NO.                 PERIOD (MOS.)                 DSCR (X)                  LTV (%)              ARD LTV (%)
----------------------------------------------------------------------------------------------------------------------------

       1                            113                  1.86 (1)                55.3 (2)                   49.5 (2)
       2                             80                  1.77 (3)                49.8                       45.6
       3                            110                  1.65 (4)                63.8                       58.2
       4                             57                  1.57 (5)                73.6                       68.2
       5                            111                  2.01 (6)                42.4                       35.5
       6                             57                  1.89                    74.5                       74.5
       7                            119                  1.21                    79.8                       66.8
       8                             59                  1.52                    75.4                       75.4
       9                            119                  1.20 (7)                84.5                       72.6
      10                            117                  1.25                    79.9                       69.8
      11                             57                  1.14                    65.0                       65.0
      12                            117                  1.29 (8)                78.8 (8)                   69.4 (8)
      13                             57                  1.26                    75.9                       75.9
      14                            113                  1.22                    72.3                       61.8
      15                            114                  1.24                    76.3                       64.1
      16                            114                  1.27                    70.5                       60.4
      17                            119                  1.20 (9)                75.5                       63.0
      18                             82                  1.24                    79.4                       75.3
      19                             57                  1.16                    72.0                       72.0
      20                             71                  1.60 (11)(12)           51.4 (12)                  47.0 (12)
      21                            116                  1.52                    72.0                       59.9
      22                             57                  1.23                    71.8                       71.8
      23                            117                  1.21                    76.7                       65.6
      24                             81                  1.29                    80.0                       77.9
      25                             58                  1.51                    74.8                       62.3
      26                             57                  1.12                    80.8                       80.8
      27                            120                  1.35                    79.1                       66.2
      28                            119                  1.29                    73.8                       62.6
      29                             25                  1.38                    76.2                       70.8
      30                             60                  1.25                    80.0                       74.3
      31                             60                  1.59                    80.0                       80.0
      32                            176                  1.35                    75.7                       56.2
      33                             58                  1.55                    79.5                       79.5
      34                            117                  1.34 (13)               74.6                       62.3
      35                            114                  1.32                    69.6                       58.0
      36                             60                  1.32                    80.0                       74.3
      37                             57                  1.13                    69.0                       69.0
      38                             24                  1.24                    78.5                       66.9
      39                            114                  1.36                    80.0                       66.7
      40                             36                  1.28                    75.0                       62.5
      41                             59                  1.60                    80.0                       80.0
      42                            115                  1.37                    72.4                       61.3
      43                            120                  1.22                    80.0                       67.0
      44                             81                  1.31                    73.5                       66.7
      45                             61                  1.36                    80.0                       74.4
      46                            114                  1.31                    78.2                       65.2
      47                            120                  1.60                    58.3                       44.9
      48                             82                  1.35                    72.1                       65.3
      49                            114                  1.37                    79.8                       66.5
      50                             24                  1.20                    72.3                       61.5
      51                            111                  1.26                    74.1                       65.6
      52                             57                  1.23                    74.9                       74.9
      53                            119                  1.47                    78.4                       65.9
      54                            114                  1.33                    79.6                       66.4
      55                            120                  1.53                    75.3                       62.8
      56                             57                  1.36                    80.0                       75.2
      57                            114                  1.40                    78.4                       65.4
      58                             59                  1.48                    78.4                       72.6
      59                            119                  1.31                    78.1                       66.3
      60                            117                  1.46                    80.0                       67.3
      61                            118                  1.21                    78.1                       70.0
      62                             59                  1.55                    60.6                       56.3
      63                             81                  1.21                    79.2                       75.1
      64                            118                  1.28                    79.8                       67.1
      65                            118                  1.25                    65.3                       49.6
      66                            116                  1.25                    78.9                       71.0
      67                            118                  1.21                    78.4                       70.2
      68                            117                  1.28                    72.5                       64.9
      69                             44                  1.24                    74.5                       69.9
      70                            118                  1.22                    78.0                       69.8
      71                             58                  1.27                    79.5                       71.6
      72                             22                  1.29                    77.3                       67.0
      73                             82                  1.37                    64.0                       54.3
      74                            120                  1.37                    74.4                       59.7
      75                            119                  1.39                    67.9                       57.7
      76                             57                  1.14                    86.4                       86.4
      77                            118                  1.25                    78.3                       59.5
      78                             81                  1.40                    78.5                       76.4
      79                             60                  1.61                    69.4                       64.5
      80                            117                  1.44                    61.5                       49.3
      81                            117                  1.36                    70.6                       59.4
      82                            118                  1.41                    73.1                       61.4
      83                            119                  1.59                    69.6                       58.7
      84                             81                  1.21                    78.5                       76.4
      85                            116                  1.27                    63.2                       53.5
      86                            117                  1.64                    62.0                       52.8
      87                             58                  1.48                    80.0                       80.0
      88                            116                  1.28                    76.3                       65.1
      89                             25                  1.92                    62.5                       52.9
      90                            117                  1.49                    76.0                       63.7
      91                            118                  1.25                    68.9                       52.3
      92                             57                  1.13                    61.9                       61.9

FOOTNOTES TO ANNEX A-3

The Grace Building         1     U/W NCF DSCR was calculated based on 12 times the
                                 average of the monthly debt service payments that will be
                                 due with respect to The Grace Building Mortgage Loan
                                 and The Grace Building Pari Passu Non-Trust Loans,
                                 commencing with the payment date on 8/10/2007 (following
                                 the initial interest-only period) to and including the stated
                                 maturity date.

The Grace Building         2     Cut-off Date LTV and Scheduled Maturity/ARD LTV
                                 were calculated based on The Grace Building Mortgage
                                 Loan and The Grace Building Pari Passu Non-Trust Loans,
                                 collectively (total cut-off date principal balance of
                                 $ 351,000,000).

222 East 41st Street       3     The in-place U/W Net Cash Flow and in-place U/W NCF
                                 DSCR of the 222 East 41st Street Mortgaged Property
                                 were calculated to be $11,353,562 and 1.67x, respectively.

Pickwick Plaza             4     The in-place U/W Net Cash Flow and in-place U/W NCF
                                 DSCR of the Pickwick Plaza Mortgaged Property were
                                 calculated to be $9,762,855 and 1.47x, respectively.

U-Store-It Portfolio I     5     The in-place U/W Net Cash Flow and in-place U/W NCF
                                 DSCR of the U-Store-It Portfolio I Mortgaged Properties
                                 were calculated to be $9,275,186 and 1.51x, respectively.

757 Third Avenue           6     The in-place U/W Net Cash Flow and in-place U/W NCF
                                 DSCR of the 757 Third Avenue Mortgaged Property were
                                 calculated to be $10,106,305 and 1.92x, respectively.

Hunt Retail Portfolio      7     Occupancy Percentage, U/W Net Cash Flow and U/W
                                 NCF DSCR were calculated based on 13,844 square feet of
                                 executed leases with seven tenants that are not yet in
                                 occupancy. Occupancy Percentage, U/W Net Cash Flow
                                 and U/W NCF DSCR were also calculated based on
                                 executed leases with Radio Shack and Quizno's Subs,
                                 totaling 3,900 square feet at the Lake Wales property,
                                 which tenants are temporarily not in occupancy during
                                 repairs on their spaces due to hurricane damage. Both such tenants were previously in occupancy. The amount of
                                 $25,875, equal to approximately six months of rent for such two tenants, was held back at the closing of the mortgage
                                 loan. The $25,875 is required to be released to the related borrower upon Radio Shack and Quizno's Subs taking
                                 occupancy and paying full, unabated rent. Based on the
                                 rent roll dated September 22, 2004, the McDonough
                                 Corners property was 100.0% leased and 85.7% occupied
                                 (excluding the Omnilinks Wireless lease), the Northtowne
                                 Corners property was 77.9% leased and 56.8% occupied
                                 (excluding the Game Stop lease), the Corners property was
                                 80.8% leased and 77.4% occupied (excluding the Avis
                                 lease), the Sand Lake Corners property was 100.0% leased
                                 and 59.5% occupied (excluding the Blinds to Go lease), the
                                 Sebastian Corners property was 84.9% leased and 67.0%
                                 occupied (excluding the Charlie & Jakes lease), and the
                                 Lake Wales Corners property was 84.1% leased and 57.4%
                                 occupied (excluding the Radio Shack and Quizno's lease).
                                 Based on the rent roll dated September 22, 2004, the
                                 portfolio was 89.9% leased and 81.2% occupied (excluding
                                 all seven tenants with executed leases that are not in
                                 occupancy).

FOOTNOTES TO ANNEX A-3 -- (CONTINUED)

North Haven Pavilion     8     Occupancy Percentage, U/W Net Cash Flow, U/W NCF
                               DSCR, Appraised Value, Original LTV, Current LTV and
                               Maturity Date LTV were calculated based upon the
                               inclusion of five tenants, totaling 9,796 square feet, each of which has executed a lease but has not yet taken
                               occupancy. The amount of $2,530,000 was held back at the
                               closing of the mortgage loan, representing the proceeds
                               allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the
                               projected underwritten occupancy. The $2,530,000 is
                               required to be released to the borrower upon such tenants
                               being in occupancy, paying full, unabated rent, and
                               delivering an estoppel certificate acceptable to the lender.
                               Additionally, Occupancy Percentage, U/W Net Cash Flow,
                               U/W NCF DSCR, Appraised Value, Original LTV, Current
                               LTV and Maturity Date LTV were calculated based upon
                               the inclusion of two pad tenants that are currently in
                               build-out. The amount of $105,000, equal to approximately
                               six months of rent for the two tenants, was held back at
                               the closing of the mortgage loan, to be released upon the
                               tenants being in occupancy, paying full, unabated rent, and delivering an estoppel certificate acceptable to the lender.
                               The property is currently 85.2% occupied (excluding the
                               five tenants totaling 9,796 square feet and the two pad
                               tenants).

Latsko Portfolio I       9     Occupancy Percentage, U/W Net Cash Flow and U/W
                               NCF DSCR were calculated based on one proposed lease
                               for 4,778 square feet and a 2,500 square-foot executed
                               lease with Ethel M. Chocolates, which tenant is not yet in occupancy. The amount of $3,000,000 was held back at the
                               closing of the mortgage loan, representing proceeds
                               allocable to the net cash flow differential related to the proposed lease for the 4,778 square-foot space. The
                               $3,000,000 or a portion thereof is required to be released to the related borrower upon the lease being executed on
                               the 4,778 square-foot space, the tenant being in occupancy, open for business, and paying full, unabated rent, and the satisfaction of certain other conditions contained in the
                               related loan documents. In addition, the amount of
                               $127,000, which consists of $100,000 for TI allowance and
                               three months of free rent for Ethel M. Chocolates, was
                               held back at the closing of the mortgage loan, to be
                               released upon the tenant taking occupancy, being open for
                               business and paying full, unabated rent. The Ethel M.
                               Chocolate lease commenced November 1, 2004 and is
                               subject to a 90-day rent abatement. According to the
                               related borrower, the tenant is expected to take occupancy by February 1, 2005. As of the rent roll dated October 1,
                               2004, the portfolio was 97.7% leased and 86.5% occupied
                               (excluding the Ethel M. Chocolate space and the 4,778
                               square-foot proposed lease). Additionally, Ethel M.
                               Chocolates has a termination option at the end of the fifth year of the lease upon six months prior notice and
                               payment of unamortized leasing costs if sales are below a
                               certain level in the fourth year of the lease.

FOOTNOTES TO ANNEX A-3 -- (CONTINUED)

Westfield Shoppingtown Meriden      10     Reflects the Amortization Type, Original Amortization
                                           Term and Remaining Amortization Term for the Westfield
                                           Shoppingtown Meriden Loan Pair. So long as the Westfield
                                           Shoppingtown Meriden Non-Trust Loan is outstanding, the
                                           Westfield Shoppingtown Meriden Mortgage Loan will not
                                           receive any principal payments.

Westfield Shoppingtown Meriden      11     The in-place U/W Net Cash Flow and in-place U/W NCF
                                           DSCR of the Westfield Shoppingtown Meriden Mortgaged
                                           Property were calculated to be $12,432,772 and 1.51x,
                                           respectively.

Westfield Shoppingtown Meriden      12     U/W NCF DSCR, Cut-off Date LTV and Scheduled
                                           Maturity/ARD LTV were calculated based on the
                                           Westfield Shoppingtown Meriden Mortgage Loan and the
                                           Westfield Shoppingtown Meriden Non-Trust Loan,
                                           collectively (total cut-off date principal balance of
                                           $ 95,037,822).

Foothill Plaza                      13     The amount of $94,069 was reserved at the closing of the
                                           mortgage loan for tenants with free rent periods.
                                           Occupancy Percentage, U/W Net Cash Flow and U/W
                                           NCF DSCR were calculated including three tenants
                                           totaling 6,272 square feet that have executed leases, are in possession of their respective spaces, but are not yet open for business. A reserve for outstanding tenant
                                           improvements in the amount of $329,698 was escrowed at
                                           the closing of the mortgage loan. In addition, the amount
                                           of $99,637, equal to approximately six months of fixed rent for each of the three tenants not open for business, was
                                           reserved at the closing of the mortgage loan, to be released upon such tenants being open for business and paying full, unabated rent.

Latsko Portfolio I,                 14     Those mortgage loans (collectively representing 2.7% of
Walgreens--Cadillac,                       the initial mortgage pool balance) have closed on the
Wallgreens--Clinton,                       cut-off date, however, in order to prepare the information
Walgreens--Three Rivers and 538            in this prospectus supplement, certain mortgage loan
South Gilbert                              characteristics, including the interest rate, have been
                                           estimated. Because those mortgage loans bear a marginally
                                           different interest rate than estimated, certain statistical information in the prospectus supplement may change
                                           marginally.

Northgate Village, Westland         15     Those mortgage loans (collectively representing 1.3% of
Portfolio I, Washington Mutual             the initial mortgage pool balance) have not closed or
Building, Westland Portfolio II            rate-locked as of the cut-off date and therefore, certain
and Westland Portfolio                     mortgage loan characteristics, including the interest rate,
III--Almond Apartments                     have been estimated. As a result, certain statistical
                                           information in the prospectus supplement may change if
                                           those mortgage loans bear a different interest rate than
                                           estimated.

         [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-4
                     CERTAIN INFORMATION REGARDING RESERVES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX-A-4-1

              LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C8

                                                                                                                     INITIAL DEPOSIT
                                                                                                                     TO THE DEFERRED
CONTROL                                                                   PROPERTY                                     MAINTENANCE
  NO.                           PROPERTY NAME                               TYPE                 SPECIFIC              ACCOUNT ($)
------------------------------------------------------------------------------------------------------------------------------------

   1        The Grace Building                                     Office                                                      0.00
   2        222 East 41st Street                                   Office                                                315,000.00
   3        Pickwick Plaza                                         Office                                                760,400.00
   4        U-Store-It Portfolio I                                 Self Storage                                        1,041,774.00
   5        757 Third Avenue                                       Office                                                      0.00
   6        1601 Market Street                                     Office                                                345,000.00
   7        Gehr Florida Portfolio                                 Various                                                41,750.00
   8        Houston Apartments                                     Multifamily                                         1,186,168.75
   9        Hunt Retail Portfolio                                  Retail                  Anchored                       96,455.00
   10       Toll Brothers Corporate Headquarters                   Office                                                      0.00
   11       Lembi Portfolio - Trophy Properties III LLC            Multifamily                                                 0.00
   12       North Haven Pavilion                                   Retail                  Anchored                            0.00
   13       Lembi Portfolio - 1320-1380 Lombard                    Multifamily                                                 0.00
   14       Parkridge Six Aurora Loan Services                     Office                                                      0.00
   15       Trexler Mall                                           Retail                  Anchored                      203,125.00
   16       Rosemead Place                                         Retail                  Anchored                            0.00
   17       Latsko Portfolio I                                     Retail                  Various                             0.00
   18       Antioch Distribution Center                            Industrial/Warehouse                                        0.00
   19       Lembi Portfolio - LRL Citigroup Properties DE, LLC     Multifamily                                                 0.00
   20       Westfield Shoppingtown Meriden                         Retail                  Regional Mall                       0.00
   21       Western Jewelry Mart                                   Office                                                 27,025.00
   22       Lembi Portfolio - LSL Property Holdings V LLC          Multifamily                                                 0.00
   23       Santa Fe Arcade                                        Retail                  Unanchored                          0.00
   24       Yorktowne Mobile Home Park                             Mobile Home Park                                            0.00
   25       Pueblo Del Sol Mobile Home Park                        Mobile Home Park                                            0.00
   26       Lembi Portfolio - SRV Bay Citi Properties LLC          Multifamily                                                 0.00
   27       College Square                                         Retail                  Anchored                            0.00
   28       Fairway Business Centre                                Office                                                      0.00
   29       River Oaks Apartments                                  Multifamily                                             4,062.50
   30       Scarbrough Office Building                             Office                                                      0.00
   31       Valley Place Apartments                                Multifamily                                            19,250.00
   32       6th Avenue Place                                       Industrial/Warehouse                                        0.00
   33       Cobblestone Apartments                                 Multifamily                                             8,125.00
   34       Foothill Plaza                                         Retail                  Anchored                            0.00
   35       Amelia Center                                          Retail                  Anchored                            0.00
   36       Littlefield Office Building                            Office                                                      0.00
   37       Lembi Portfolio - LSL Property Holdings VI, LLC        Multifamily                                                 0.00
   38       Main Street Station                                    Retail                  Unanchored                          0.00
   39       Summerville Galleria Shopping Center                   Retail                  Anchored                       17,612.50
   40       Comcast Office Building                                Office                                                  8,563.00
   41       Three Fountains Apartments                             Multifamily                                            16,875.00
   42       Lake Charles Power Center                              Retail                  Anchored                            0.00
   43       Riverwood Apartments                                   Multifamily                                             2,813.00
   44       Camelot Place Apartments                               Multifamily                                             9,375.00
   45       Northgate Village                                      Multifamily                                           110,463.00
   46       Monfort Heights Shopping Center                        Retail                  Anchored                            0.00
   47       47-30 29th Street                                      Self Storage                                           11,781.25
   48       Woodland Estates                                       Multifamily                                            36,437.50
   49       Goshen Station Shopping Center                         Retail                  Anchored                            0.00
   50       Parkersburg Towne Center                               Retail                  Anchored                        2,000.00
   51       Brighton Place Apartments                              Multifamily                                            85,812.50
   52       Lembi Portfolio - 1520 Gough                           Multifamily                                                 0.00
   53       Verducci Market Plaza                                  Retail                  Unanchored                      8,300.00
   54       Southaven Shopping Center                              Retail                  Anchored                          550.00
   55       Regal Pavilion                                         Retail                  Anchored                            0.00
   56       Lamberton Lakes Apartments                             Multifamily                                             5,687.50
   57       Barnwell Plaza Shopping Center                         Retail                  Anchored                        2,500.00
   58       Park East Plaza                                        Retail                  Unanchored                          0.00
   59       Carroll Commons                                        Retail                  Anchored                            0.00
   60       Jenkintown Commons                                     Retail                  Unanchored                          0.00
   61       Walgreens - Cadillac                                   Retail                  Anchored                            0.00
   62       Treetops 8181 Professional Place                       Office                                                 44,050.00
   63       Westgate Park Apartments                               Multifamily                                             8,750.00
   64       Bountiful Court Apartments                             Multifamily                                                 0.00
   65       Westland Portfolio I                                   Various                                                     0.00
   66       Walgreens-Fayetteville                                 Retail                  Anchored                            0.00
   67       Walgreens - Clinton                                    Retail                  Anchored                            0.00
   68       Walgreens - Dallas                                     Retail                  Anchored                            0.00
   69       Cliffbrook Condos                                      Multifamily                                            54,067.50
   70       Walgreens - Three Rivers                               Retail                  Anchored                            0.00
   71       Arbor Terrace                                          Multifamily                                           383,750.00
   72       Louetta                                                Retail                  Unanchored                          0.00
   73       Washington Mutual Building                             Office                                                 16,250.00
   74       Freeway Plaza - Phase II                               Retail                  Unanchored                      1,562.50
   75       Eckerd - Greenville                                    Retail                  Anchored                            0.00
   76       Lembi Portfolio - 124 Mason                            Multifamily                                                 0.00
   77       Westland Portfolio II                                  Various                                                     0.00
   78       Ponderosa Mobile Home Park                             Mobile Home Park                                            0.00
   79       Littlefield Mall Parking Garage                        Parking Garage                                          1,050.00
   80       Casa Grande                                            Retail                  Unanchored                          0.00
   81       Grenada Plaza                                          Retail                  Anchored                            0.00
   82       538 South Gilbert                                      Retail                  Unanchored                          0.00
   83       The Connector                                          Retail                  Unanchored                        188.00
   84       Vance                                                  Mobile Home Park                                        4,625.00
   85       Carson Valley Plaza Outparcel                          Retail                  Anchored                            0.00
   86       Somerset Crossing                                      Retail                  Anchored                            0.00
   87       Palatka Oaks Apartments                                Multifamily                                                 0.00
   88       461 & 535 Emily Drive                                  Retail                  Anchored                            0.00
   89       Lone Star Storage                                      Self Storage                                                0.00
   90       OB Voorhees Self Storage                               Self Storage                                            6,512.50
   91       Westland Portfolio III - Almond Apartments             Multifamily                                            13,250.00
   92       Lembi Portfolio - 500 Bartlett                         Multifamily                                                 0.00

                                                                     ANNEX A-4-2

                   LB-UBS COMMERCIAL MORTGAGE TRUST 2004 C-8

                       ANNUAL DEPOSIT                       ANNUAL                          CURRENT                     AS OF
                     TO THE REPLACEMENT                 DEPOSIT TO THE                   BALANCE OF THE                DATE OF
   CONTROL                RESERVE                           TI & LC                         TI & LC                    TI & LC
     NO.                ACCOUNT ($)                       ACCOUNT ($)                     ACCOUNT ($)                  ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------

      1                            0.00 (1)                      0.00 (1)                          0.00              October-04
      2                            0.00 (2)                      0.00                        975,429.00              October-04
      3                      142,746.00                    300,000.00 (3)                  1,921,136.13              October-04
      4                      252,132.00                          0.00                              0.00              October-04
      5                       91,800.00                          0.00 (4)                  1,631,999.33              October-04
      6                            0.00 (5)                      0.00 (5)                  1,000,000.00 (5)          October-04
      7                      100,538.76                    377,020.56 (6)                          0.00              October-04
      8                      289,738.56                          0.00                              0.00              October-04
      9                       33,842.10                    150,156.00                              0.00              October-04
      10                           0.00                          0.00 (7)                          0.00              October-04
      11                      45,113.04                          0.00                              0.00              October-04
      12                      13,596.00                     50,000.04                              0.00              October-04
      13                      24,960.96                          0.00                              0.00              October-04
      14                      24,182.76                          0.00                              0.00              October-04
      15                      61,284.96                     84,072.00                         63,057.60              October-04
      16                      59,724.00                     68,808.00                         22,936.00              October-04
      17                      12,979.00                     59,081.00                              0.00              October-04
      18                      69,792.84                     99,999.96                        250,000.00              October-04
      19                      43,509.96                          0.00                              0.00              October-04
      20                           0.00                          0.00                              0.00              October-04
      21                      16,268.04                    171,405.96                              0.00              October-04
      22                      67,308.48                          0.00                              0.00              October-04
      23                       4,198.92                     36,756.12                              0.00              October-04
      24                      22,656.00                          0.00                              0.00              October-04
      25                      22,560.00                          0.00                              0.00              October-04
      26                      26,084.04                          0.00                              0.00              October-04
      27                      12,963.60                     18,333.36                        100,000.00              October-04
      28                       8,787.00                    111,072.00                              0.00              October-04
      29                      72,000.00                          0.00                              0.00              October-04
      30                      18,369.48                    116,710.68                        400,000.00              October-04
      31                      62,496.00                          0.00                              0.00              October-04
      32                      21,820.80                     87,276.00                        350,000.00              October-04
      33                      57,860.04                          0.00                              0.00              October-04
      34                       5,488.00                     15,972.00                        329,698.00 (8)          October-04
      35                       8,163.36                     60,002.88                          5,000.24              October-04
      36                      15,487.92                    103,113.96                        400,000.00              October-04
      37                      12,137.04                          0.00                              0.00              October-04
      38                       1,036.80                     30,000.00                              0.00              October-04
      39                      16,118.28                     50,503.80                          4,208.65              October-04
      40                       6,681.72                     33,408.72 (9)(10)                445,540.00              October-04
      41                      60,504.00                          0.00                              0.00              October-04
      42                      18,667.20                     60,725.04                        210,120.84              October-04
      43                      26,400.00                          0.00                              0.00              October-04
      44                      70,500.00                          0.00                              0.00              October-04
      45                      45,524.00                          0.00                              0.00              October-04
      46                           0.00                     34,050.36                          2,837.53              October-04
      47                      13,508.04                          0.00                              0.00              October-04
      48                      58,596.00                          0.00                              0.00              October-04
      49                       8,070.36                     10,760.40                            896.70              October-04
      50                       1,100.00                     21,999.96                              0.00              October-04
      51                      45,216.00                          0.00                              0.00              October-04
      52                       8,702.04                          0.00                              0.00              October-04
      53                       9,294.72                     24,999.96                        100,000.00              October-04
      54                      18,425.04                     31,824.96                          2,652.08              October-04
      55                       3,525.00                     20,000.04                              0.00              October-04
      56                      30,000.00                          0.00                              0.00              October-04
      57                      11,041.80                     14,722.44                          1,226.87              October-04
      58                       6,480.00                     39,456.96                              0.00              October-04
      59                       3,798.24                      9,999.96                              0.00              October-04
      60                       5,862.12                          0.00 (11)                    45,000.00 (11)         October-04
      61                           0.00                          0.00                              0.00              October-04
      62                       8,343.72                     55,625.04                              0.00              October-04
      63                      42,000.00                          0.00                              0.00              October-04
      64                       9,750.00                          0.00                              0.00              October-04
      65                      11,200.08 (12)                     0.00                              0.00              October-04
      66                       2,268.00                          0.00                              0.00              October-04
      67                           0.00                          0.00                              0.00              October-04
      68                           0.00 (13)                     0.00                              0.00              October-04
      69                      32,313.36                          0.00                              0.00              October-04
      70                           0.00                          0.00                              0.00              October-04
      71                      42,900.00                          0.00                              0.00              October-04
      72                       2,640.00                     15,000.00                          2,500.27              October-04
      73                      13,742.64                     51,534.96                              0.00              October-04
      74                       3,292.32                      8,412.00                            701.00              October-04
      75                       2,071.92                      6,906.48                              0.00              October-04
      76                       7,328.04                          0.00                              0.00              October-04
      77                       5,100.00 (12)                     0.00                              0.00              October-04
      78                       8,232.00                          0.00                              0.00              October-04
      79                      14,627.52                          0.00                              0.00              October-04
      80                       1,919.28                     14,000.04                              0.00              October-04
      81                       4,200.00                     21,114.00                              0.00              October-04
      82                       2,460.48                     27,728.04                              0.00              October-04
      83                       2,022.72                     12,000.00                              0.00              October-04
      84                       6,405.00                          0.00                              0.00              October-04
      85                         783.00                      8,558.04                              0.00              October-04
      86                       1,700.04                     12,870.00 (14)                         0.00              October-04
      87                      14,250.00                          0.00                              0.00              October-04
      88                           0.00                      2,513.04 (14)                         0.00              October-04
      89                       4,092.00                          0.00                              0.00              October-04
      90                       6,281.28                          0.00                              0.00              October-04
      91                       2,250.00 (12)                     0.00                              0.00              October-04
      92                         915.96                          0.00                              0.00              October-04

FOOTNOTES TO ANNEX A-4

The Grace Building       1     Upon the occurrence of an event of default or if the actual Net Cash
                               Flow as defined in the related loan documents is less than $32,226,000, borrower must make monthly deposits in the amount of $8,682 into a replacement account and monthly deposits in the amount of $189,776 into a TI/LC account. Notwithstanding the foregoing, on each monthly payment date commencing on 6/10/2012 and continuing for the next 12 months, borrower shall deposit an amount equal to $20 times the rentable square footage under the "Coudert Lease" divided by 12 in the event that Coudert Brothers LLP has not renewed its lease or entered into a new lease; provided, however, borrower shall not be required to make such deposits in the event that as of
                               5/31/2012, Coudert Brothers LLP leases less than 50,000 square feet and the approximately 191,827 additional square feet previously leased under the "Coudert Lease" is recaptured or surrendered to or by borrower.

222 East 41st Street     2     Upon the occurrence of an event of default or if the DSCR falls below 1.20x , borrower must make monthly deposits in the amount of
                               $4,650 into the Replacement account.

Pickwick Plaza           3     Monthly TI/LC deposit shall be (i) $25,000 through and including
                               October 11, 2005, (ii) $110,000 through and including October 11,
                               2006, and (iii) $55,000 thereafter; provided that the monthly TI/LC deposit shall not be required after October 2006 if both of the following conditions are satisfied: (i) there is at least $1,250,000 in the account that is available to pay for leasing costs that are not costs related to current vacant space or space covered by existing leases that are currently scheduled to expire on or before December 31,
                               2006, and (ii) at least 97% of the rentable square footage of the property is leased pursuant to leases having no contingent obligations of borrower for leasing costs with initial terms of at least five years.

757 Third Avenue         4     Borrower must deliver the "KPMG Initial Letter of Credit" for the rollover reserve fund in the amount of $3,750,000 on 05/26/2010.
                               Borrower must replace such Letter of Credit with the "KPMG
                               Substitution Letter of Credit" in the amount of $7,500,000 on
                               05/26/2011.

 1601 Market Street          5  At the closing of the mortgage loan, the related borrower delivered initial deposits in the amounts of $865,000 for TI/LC's and $135,000 for replacement reserves, each in the form of a letter of credit.
                                Monthly deposits into either the TI/LC reserve or the replacement reserve are not required. Additionally, the sponsor of the related borrower has guaranteed $1,000,000 for TI/LC's for the term of the loan. At the closing of the mortgage loan, the sponsor of the related borrower also provided a $2,500,000 letter of credit as additional collateral. The letter of credit is required to be released to the related borrower upon the property achieving a DSCR of 1.20x on a 30-year amortization schedule (excluding the Dechert Price & Rhoad and the
                                GSA spaces unless (x) Dechert Price & Rhoad and the GSA renew the Dechert Price & Rhoad lease and the GSA lease pursuant to terms satisfactory to the lender or (y) Dechert Price & Rhoad and the
                                GSA vacate their space and the related borrower enters into new leases (for the spaces previously occupied by Dechert Price & Rhoad and the GSA) satisfactory to the lender with tenants satisfactory to the lender).

 Gehr Florida Portfolio      6  Ongoing contributions to TI/LC reserves are capped at $1,000,000.

 Toll Brothers Corporate     7  No ongoing TI/LC reserves will be required. In the event the credit
  Headquarters                  rating of Toll Bros Inc. is downgraded below "BB+" by S&P or
                                "Ba1" by Moody's, monthly TI/LC reserves in the amount of $1 per square foot per annum will be required. In the event the credit rating of Toll Bros Inc. is downgraded below "BB" by S&P or
                                "Ba2" by Moody's, monthly TI/LC reserves in the amount of $2 per square foot per annum will be required.

 Foothill Plaza              8  The amount of $94,069 was reserved at the closing of the mortgage loan for tenants with free rent periods. Occupancy Percentage,
                                U/W Net Cash Flow and U/W NCF DSCR were calculated
                                including three tenants totaling 6,272 square feet that have executed leases, are in possession of their respective spaces, but are not yet open for business. A reserve for outstanding tenant improvements in the amount of $329,698 was escrowed at the closing of the mortgage loan. In addition, the amount of $99,637, equal to approximately six months of fixed rent for each of the three tenants not open for business, was reserved at the closing of the mortgage loan, to be released upon such tenants being open for business and paying full, unabated rent.

 Comcast Building            9  Tenant has the right to terminate its lease on August 15, 2009. A
                                100% cash flow sweep will commence upon the tenant giving notice that it will exercise the termination option. All swept funds will be deposited into the Comcast Escrow Fund, to be used for tenant improvements and leasing commissions.

 Comcast Building           10  The Comcast Corporation lease expires February 15, 2012.
                                Nineteen months prior to lease expiration date, a 100% cash flow sweep will commence, with all excess cash flow being deposited into the Comcast Escrow Fund, to be used for tenant
                                improvements and leasing commissions.

 Jenkintown Commons         11   The amount of $45,000 was escrowed at the closing of the
                                 mortgage loan for TI/LC's. No ongoing TI/LC reserves are
                                 required.

 Westland Portfolio I,      12   Ongoing contributions to replacement reserves are capped at three
  Westland Portfolio II          years.
  and Westland Portfolio
  III -- Almond
  Apartments

 Walgreens - Dallas         13   In the event that Walgreens Co. is no longer responsible for all structural repairs to the mortgaged real property, the related borrower shall be required to make deposits into the replacement reserve account.

 Somerset Crossing, 461 &   14   Monthly deposits into the TI/LC account shall not be required so
  535 Emily Drive                long as sponsors deliver a guaranty of payment.

         [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                      ANNEX B-1

           LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C8

 CONTROL                          PROPERTY                                               CUT-OFF DATE       UTILITIES PAID
   NO.                              NAME                               COUNTY            BALANCE ($)          BY TENANT
----------------------------------------------------------------------------------------------------------------------------

    8      Houston Apartments                                     Harris                  40,000,000       Yes
    8a      Laurel Creek                                          Harris                                   Yes
    8b      Westbrae Apartments                                   Harris                                   Yes
    8c      Crystal Cove                                          Harris                                   Yes
    11     Lembi Portfolio - Trophy Properties III LLC            San Francisco           26,747,000       Various
   11a      845 California                                        San Francisco                            No
   11b      840 California                                        San Francisco                            Yes
   11c      655 Stockton                                          San Francisco                            Yes
   11d      411 15th Avenue                                       San Francisco                            Yes
   11e      3210 Gough                                            San Francisco                            Yes
   11f      1260 Broadway                                         San Francisco                            Yes
   11g      50 Joice                                              San Francisco                            Yes
   11h      2500 Van Ness                                         San Francisco                            Yes
    13     Lembi Portfolio - 1320-1380 Lombard                    San Francisco           24,296,000       Yes
    19     Lembi Portfolio - LRL Citigroup Properties DE, LLC     San Francisco           19,003,000       Yes
   19a      676 Geary                                             San Francisco                            Yes
   19b      755 O'Farrell                                         San Francisco                            Yes
   19c      449 O'Farrell                                         San Francisco                            Yes
   19d      825 Jones                                             San Francisco                            Yes
   19e      3715 California                                       San Francisco                            Yes
   19f      839 Jones                                             San Francisco                            Yes
   19g      437 Hyde                                              San Francisco                            Yes
   19h      1500-1514 Geneva                                      San Francisco                            Yes
    22     Lembi Portfolio - LSL Property Holdings V LLC          San Francisco           14,678,000       Yes
   22a      1660 Bay                                              San Francisco                            Yes
   22b      2363 Van Ness                                         San Francisco                            Yes
   22c      1840 Clay                                             San Francisco                            Yes
   22d      1690 North Point                                      San Francisco                            Yes
    24     Yorktowne Mobile Home Park                             Warren                  12,600,000       Yes
    25     Pueblo Del Sol Mobile Home Park                        Clark                   12,560,345       Yes
    26     Lembi Portfolio - SRV Bay Citi Properties LLC          San Francisco           12,559,000       Various
   26a      709 Geary                                             San Francisco                            Yes
   26b      691 O'Farrell                                         San Francisco                            No
   26c      401 Hyde                                              San Francisco                            Yes
    29     River Oaks Apartments                                  Duval                   10,976,661       Yes
    31     Valley Place Apartments                                Dekalb                  10,600,000       Yes
    33     Cobblestone Apartments                                 Chatham                 10,500,000       Yes
    37     Lembi Portfolio - LSL Property Holdings VI, LLC        San Francisco            8,631,000       Yes
   37a      2600 Van Ness                                         San Francisco                            Yes
   37b      2975 Van Ness                                         San Francisco                            Yes
    41     Three Fountains Apartments                             Montgomery               7,040,000       Yes
    43     Riverwood Apartments                                   Okaloosa                 7,000,000       Yes
    44     Camelot Place Apartments                               Saginaw                  6,800,000       Yes
    45     Northgate Village                                      Dallas                   6,400,000       Yes
    48     Woodland Estates                                       Kent                     5,480,000       Yes
    51     Brighton Place Apartments                              Denton                   4,670,000       Yes
    52     Lembi Portfolio - 1520 Gough                           San Francisco            4,627,000       Yes
    56     Lamberton Lakes Apartments                             Kent                     4,000,000       Yes
    63     Westgate Park Apartments                               Bell                     3,800,000       Yes
    64     Bountiful Court Apartments                             Utah                     3,792,474       No
    65     Westland Portfolio I                                   Various                  3,755,400       Yes
   65a      Grand Terrace Mobile Home Park                        San Bernardino                           Yes
   65b      Atlantic Towers Apartments                            Los Angeles                              Yes
    69     Cliffbrook Condos                                      Dallas                   3,685,321       Yes
    71     Arbor Terrace                                          Tarrant                  3,300,000       No
    76     Lembi Portfolio - 124 Mason                            San Francisco            2,808,000       No
    77     Westland Portfolio II                                  Los Angeles              2,663,400       Yes
   77a      57th Street Apartments                                Los Angeles                              Yes
   77b      Santa Fe Mobile Home Park                             Los Angeles                              Yes
    78     Ponderosa Mobile Home Park                             Marion                   2,650,000       Yes
    84     Vance                                                  Marion                   1,806,000       Yes
    87     Palatka Oaks Apartments                                Putnam                   1,600,000       Yes
    91     Westland Portfolio III - Almond Apartments             Long Beach                 792,200       Yes
    92     Lembi Portfolio - 500 Bartlett                         San Francisco              526,000       Yes

 CONTROL          UTILITIES PAID            # OF    AVG. RENT      # OF       AVG. RENT      # OF 1         AVG. RENT
   NO.              BY TENANT               PADS     PADS ($)     STUDIOS    STUDIOS ($)    BEDROOMS     1 BEDROOMS ($)
-----------------------------------------------------------------------------------------------------------------------

    8      Electric, Water, Sewer             0            0           0             0           719               547
    8a     Electric, Water, Sewer             0            0           0             0           477               545
    8b     Electric, Water, Sewer             0            0           0             0           144               547
    8c     Electric, Water, Sewer             0            0           0             0            98               556
    11     Various                            0            0         125           991            58             1,256
   11a     None                               0            0          43         1,080            15             1,341
   11b     Electric, Gas                      0            0          18           913            12             1,229
   11c     Electric, Gas                      0            0          24           893            10             1,259
   11d     Electric, Gas                      0            0           0             0             3             1,385
   11e     Electric, Gas                      0            0          15         1,097             0                 0
   11f     Electic, Gas                       0            0          12           781             6             1,408
   11g     Electric, Gas                      0            0           1         1,250            12             1,067
   11h     Electric, Gas                      0            0          12         1,058             0                 0
    13     Electric, Gas                      0            0          33         1,413            76             1,885
    19     Various                            0            0         143           817            33             1,112
   19a     Electric, Gas                      0            0          38           785            16             1,220
   19b     Electric, Gas                      0            0          23           818             9             1,013
   19c     Electric, Gas                      0            0          28           696             0                 0
   19d     Electric                           0            0          18           882             0                 0
   19e     Electric, Gas                      0            0           9         1,120             3               815
   19f     Electric, Gas                      0            0          16           819             0                 0
   19g     Electric, Gas                      0            0          11           847             0                 0
   19h     Electric                           0            0           0             0             5             1,124
    22     Electric, Gas                      0            0          40         1,056            36             1,585
   22a     Electric, Gas                      0            0          12         1,072             9             1,661
   22b     Electric, Gas                      0            0           6         1,113            12             1,617
   22c     Electric, Gas                      0            0          10         1,071            10             1,577
   22d     Electric, Gas                      0            0          12           999             5             1,394
    24     Electric, Water, Sewer, Gas      354          377           0             0             0                 0
    25     Electric, Water, Sewer, Gas      453          551           0             0             0                 0
    26     Various                            0            0          87           820            19               986
   26a     Electric, Gas                      0            0          29           823             6               996
   26b     None                               0            0          30           790             6             1,089
   26c     Electric, Gas                      0            0          28           846             7               890
    29     Electric                           0            0           0             0           136               475
    31     Electric, Water, Sewer, Gas        0            0           0             0             0                 0
    33     Electric                           0            0           0             0           102               644
    37     Electric, Gas                      0            0          39         1,185            14             1,543
   37a     Electric, Gas                      0            0          21         1,167            11             1,561
   37b     Electric, Gas                      0            0          18         1,207             3             1,478
    41     Electric, Gas                      0            0           0             0            76               424
    43     Electric, Water, Sewer             0            0           0             0            56               560
    44     Electric                           0            0           0             0            58               505
    45     Electric                           0            0           0             0             0                 0
    48     Electric                           0            0           0             0            38               539
    51     Electric, Water                    0            0           0             0            64               644
    52     Electric, Gas                      0            0          37         1,019             1             1,300
    56     Electric                           0            0           0             0            20               591
    63     Electric, Gas, Water, Sewer        0            0           0             0            52               439
    64     None                               0            0           0             0             1               450
    65     Various                           64          351           3           570            11               654
   65a     Electric, Water, Sewer, Gas       64          351           0             0             0                 0
   65b     Electric, Gas                      0            0           3           570            11               654
    69     Electric, Water, Sewer, Gas        0            0           0             0            36               514
    71     None                               0            0           5           358            60               524
    76     None                               0            0          30           689             1                 0
    77     Various                           46          481           0             0            10               544
   77a     Electric, Gas                      0            0           0             0            10               544
   77b     Electric, Water, Sewer, Gas       46          481           0             0             0                 0
    78     Electric                         147          281           0             0             0                 0
    84     Electric, Water, Sewer, Gas      105          267           0             0             0                 0
    87     Electric, Water, Sewer, Gas        0            0           0             0            52               488
    91     Electric, Gas                      0            0           0             0             0                 0
    92     Electric, Gas                      0            0           0             0             4             1,092

 CONTROL          # OF 2         AVG. RENT          # OF 3          AVG. RENT         # OF 4          AVG. RENT
   NO.           BEDROOMS      2 BEDROOMS ($)      BEDROOMS       3 BEDROOMS ($)     BEDROOMS       4 BEDROOMS ($)
------------------------------------------------------------------------------------------------------------------

    8                408                704              24                959             0                    0
    8a               195                744              24                959             0                    0
    8b               144                678               0                  0             0                    0
    8c                69                645               0                  0             0                    0
    11                11              1,555               0                  0             0                    0
   11a                 0                  0               0                  0             0                    0
   11b                 0                  0               0                  0             0                    0
   11c                 0                  0               0                  0             0                    0
   11d                11              1,555               0                  0             0                    0
   11e                 0                  0               0                  0             0                    0
   11f                 0                  0               0                  0             0                    0
   11g                 0                  0               0                  0             0                    0
   11h                 0                  0               0                  0             0                    0
    13                 0                  0               0                  0             0                    0
    19                 3              1,792               0                  0             0                    0
   19a                 2              1,713               0                  0             0                    0
   19b                 1              1,950               0                  0             0                    0
   19c                 0                  0               0                  0             0                    0
   19d                 0                  0               0                  0             0                    0
   19e                 0                  0               0                  0             0                    0
   19f                 0                  0               0                  0             0                    0
   19g                 0                  0               0                  0             0                    0
   19h                 0                  0               0                  0             0                    0
    22                 5              2,271               0                  0             0                    0
   22a                 3              2,320               0                  0             0                    0
   22b                 1              2,200               0                  0             0                    0
   22c                 0                  0               0                  0             0                    0
   22d                 1              2,195               0                  0             0                    0
    24                 0                  0               0                  0             0                    0
    25                 0                  0               0                  0             0                    0
    26                 0                  0               0                  0             0                    0
   26a                 0                  0               0                  0             0                    0
   26b                 0                  0               0                  0             0                    0
   26c                 0                  0               0                  0             0                    0
    29               124                593              28                702             0                    0
    31               250                625               0                  0             0                    0
    33               118                717               0                  0             0                    0
    37                 0                  0               0                  0             0                    0
   37a                 0                  0               0                  0             0                    0
   37b                 0                  0               0                  0             0                    0
    41               136                534              30                674             0                    0
    43                76                680               0                  0             0                    0
    44               180                622              44                746             0                    0
    45                16                609              80                661            72                  781
    48               190                689               0                  0             0                    0
    51               116                662               0                  0             0                    0
    52                 0                  0               0                  0             0                    0
    56               100                693               0                  0             0                    0
    63               100                525              16                718             0                    0
    64                38                520               0                  0             0                    0
    65                16                824               2              1,000             0                    0
   65a                 0                  0               0                  0             0                    0
   65b                16                824               2              1,000             0                    0
    69                82                633               8                745             0                    0
    71                78                634               0                  0             0                    0
    76                 0                  0               0                  0             0                    0
    77                 0                  0               1              1,250             0                    0
   77a                 0                  0               1              1,250             0                    0
   77b                 0                  0               0                  0             0                    0
    78                 0                  0               0                  0             0                    0
    84                 0                  0               0                  0             0                    0
    87                 5                406               0                  0             0                    0
    91                 8                956               1              1,250             0                    0
    92                 0                  0               0                  0             0                    0

                                                                      ANNEX B-2

 CONTROL             # OF COMMERCIAL                AVG. RENT                          TOTAL
   NO.                    UNITS               COMMERCIAL UNITS ($)     ELEVATOR        UNITS
---------------------------------------------------------------------------------------------

    8                          0                           0             No            1,151
    8a                         0                           0             No              696
    8b                         0                           0             No              288
    8c                         0                           0             No              167
    11                         3                        2348           Various           197
   11a                         0                           0             Yes              58
   11b                         0                           0             No               30
   11c                         1                        1650             Yes              35
   11d                         2                        2698             No               16
   11e                         0                           0             No               15
   11f                         0                           0             No               18
   11g                         0                           0             No               13
   11h                         0                           0             No               12
    13                         0                           0             Yes             109
    19                        11                        1006           Various           190
   19a                         4                         848             Yes              60
   19b                         1                         600             Yes              34
   19c                         3                        1833             Yes              31
   19d                         0                           0             Yes              18
   19e                         0                           0             No               12
   19f                         1                         425             Yes              17
   19g                         1                         625             No               12
   19h                         1                         530             No                6
    22                         2                        2329           Various            83
   22a                         0                           0             Yes              24
   22b                         2                        2329             Yes              21
   22c                         0                           0             Yes              20
   22d                         0                           0             No               18
    24                         0                           0             N/A             354
    25                         0                           0             No              453
    26                        10                        1208             Yes             116
   26a                         4                        1302             Yes              39
   26b                         3                        1417             Yes              39
   26c                         3                         875             Yes              38
    29                         0                           0             No              288
    31                         0                           0             No              250
    33                         0                           0             No              220
    37                         0                           0           Various            53
   37a                         0                           0             Yes              32
   37b                         0                           0             No               21
    41                         0                           0             No              242
    43                         0                           0             No              132
    44                         0                           0             No              282
    45                         0                           0             No              168
    48                         0                           0             No              228
    51                         0                           0             No              180
    52                         0                           0             Yes              38
    56                         0                           0             No              120
    63                         0                           0             No              168
    64                         0                           0             No               39
    65                         0                           0           Various            96
   65a                         0                           0             N/A              64
   65b                         0                           0             Yes              32
    69                         0                           0             No              126
    71                         0                           0             No              143
    76                         1                        3000             Yes              32
    77                         0                           0             No               57
   77a                         0                           0             No               11
   77b                         0                           0             N/A              46
    78                         0                           0             N/A             147
    84                         0                           0             N/A             105
    87                         0                           0             No               57
    91                         0                           0             No                9
    92                         0                           0             No                4

                                   ANNEX C-1
                               PRICE/YIELD TABLES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX C-2
                                DECREMENT TABLES

                      [THIS PAGE INTENTIONALY LEFT BLANK.]

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................      92               92               92               92               92
November 2006.....................      79               79               79               79               79
November 2007.....................      60               60               60               60               60
November 2008.....................      25               25               25               25               25
November 2009 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    3.05             3.05             3.05             3.04             3.03

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................       2                2                2                2                2
November 2010 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    4.94             4.93             4.92             4.90             4.76

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................      67               67               67               67               26
November 2011 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    5.99             5.99             5.99             5.99             5.88

                                                                     ANNEX C-2-4

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................       2                2                2                2                0
November 2012 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    6.89             6.88             6.87             6.85             6.68

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-5 CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................      63               63               63               63               63
November 2013.....................      22               22               22               22               22
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    8.31             8.29             8.28             8.28             8.28

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-6 CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................     100              100              100              100              100
November 2013.....................     100              100              100              100              100
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    9.63             9.60             9.56             9.52             9.33

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................     100              100              100              100              100
November 2013.....................     100              100              100              100              100
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    9.96             9.96             9.96             9.93             9.71

                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................     100              100              100              100              100
November 2013.....................     100              100              100              100              100
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    9.96             9.96             9.96             9.96             9.78

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................     100              100              100              100              100
November 2013.....................     100              100              100              100              100
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    9.96             9.96             9.96             9.96             9.86

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................     100              100              100              100              100
November 2013.....................     100              100              100              100              100
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    9.96             9.96             9.96             9.96             9.88

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................     100              100              100              100              100
November 2013.....................     100              100              100              100              100
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    9.96             9.96             9.96             9.96             9.88

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage................     100%            100%            100%            100%            100%
November 2005.....................     100              100              100              100              100
November 2006.....................     100              100              100              100              100
November 2007.....................     100              100              100              100              100
November 2008.....................     100              100              100              100              100
November 2009.....................     100              100              100              100              100
November 2010.....................     100              100              100              100              100
November 2011.....................     100              100              100              100              100
November 2012.....................     100              100              100              100              100
November 2013.....................     100              100              100              100              100
November 2014 and thereafter......       0                0                0                0                0

Weighted Average Life (in years)..    9.96             9.96             9.96             9.96             9.88

                                     ANNEX D
                         FORM OF PAYMENT DATE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
135 S. LaSalle Street  Suite 1625                          SERIES 2004-C8                               Prior Payment:           N/A
Chicago, IL  60603                                                                                      Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           LUBS04C8          REMIC Certificate Report                                Closing Date:               11/30/2004
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         12/17/2004
           LUBS04C8_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: XX/XX/XXXX
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                        DEPOSITOR: Structured Asset Securities Corporation II
                                        UNDERWRITER: Lehman Brothers Inc., UBS Securities LLC
                                                MASTER SERVICER: Wachovia Bank, N.A.
                                               SPECIAL SERVICER: Lennar Partners, Inc.
                                     RATING AGENCY: Standard & Poor's / Moody's Ratings Services
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
WAC:                                                                                                    Next Payment:     01/18/2005
WA Life Term:                                        ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004
WA Amort Term:
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00       0.00           0.00           0.00           0.00           0.00         0.00
====================================================================================================================================
                                                                                Total P&I Payment     0.00
                                                                                ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
          Accrual      Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
       -------------   Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================

                              ------------------------------------------------------------------------------------------------------
                                0.00          0.00        0.00         0.00         0.00                         0.00        0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================

--------------------------------------------------------
    0.00          0.00                          0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================

-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ===================================================================  ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq         Delinq       Delinq
Distribution     1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
               -------------------------------------------------------------------  ------------------------------------------------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #   Balance    #   Balance       #   Balance      #   Balance
============   ===================================================================  ================================================

12/17/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
12/17/04
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

======================== ================================================== ============================= ==========================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------ -------------------------------------------------- ----------------------------- --------------------------

======================== ================================================== ============================= ==========================
                          CURRENT                          0          0
                         CUMULATIVE
                                                     ======================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but (less than) 1 month delinq    2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                5. Prepaid in Full
                                                                6. Specially Serviced
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
                                                                9. REO
                                                                10. DPO
                                                                11. Modification
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0         0        0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate             10.0000%
                                                                   Maximum Mortgage Interest Rate             10.0000%

=================================================================
                     0         0        0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                       Balloon      # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================      0 to 60
                                               Weighted Average
Fully Amortizing   # of   Scheduled   % of    ------------------      61 to 120
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR
=================================================================    121 to 180

                                                                     181 to 240

                                                                     241 to 360
=================================================================  =================================================================
                     0         0        0.00%                                        0         0        0.00%
=================================================================  =================================================================
                                   Minimum Remaining Term          Minimum Remaining Term      0
                                   Maximum Remaining Term          Maximum Remaining Term      0

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                           SERIES 2004-C8                               Prior Payment:
                                                                                                        Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                   0       0        0.00%
 ===========================================================
 Maximum DSCR       0.000
 Minimum DSCR       0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                   0       0        0.00%                                                   0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR       0.00
 Minimum DSCR       0.00

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                           SERIES 2004-C8                               Prior Payment:
                                                                                                        Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                       0        0       0.00%                                          0         0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                     2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0         0       0.00%
     ===========================================================    ===========================================================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                          LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg   0.00      0                                0                     0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                      0        0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period                 1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - (less than) one month delinq    2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                           3. P&I Adv - delinquent 3+ months     9. REO
                                                           4. Mat. Balloon/Assumed P&I           10. DPO
                                                           5. Prepaid in Full                    11. Modification
                                                           6. Specially Serviced
====================================================================================================================================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

======================= ============= ===================== ================================== ================= ===================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
======================= ============= ===================== ================================== ================= ===================

======================= ============= ===================== ================================== ================= ===================
(1) Legend:     A. P&I Adv - in Grace Period               1. P&I Adv - delinquent 1 month
                B. P&I Adv - (less than) 1 month delinq.   2. P&I Adv - delinquent 2 months
                                                           3. P&I Adv - delinquent 3+ months
                                                           4. Mat. Balloon/Assumed P&I
                                                           5. Prepaid in Full
                                                           6. Specially Serviced
                                                           7. Foreclosure
                                                           8. Bankruptcy
                                                           9. REO
                                                           10. DPO
                                                           11. Modification

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
CURRENT TOTAL                                 0.00        0.00                         0.00          0.00                     0.00
CUMULATIVE                                    0.00        0.00                         0.00          0.00                     0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:   12/17/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     12/17/2004
                                                           SERIES 2004-C8                               Prior Payment:           N/A
                                                                                                        Next Payment:     01/18/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:      11/30/2004

                                                     APPRAISAL REDUCTION DETAIL

====================== ================================== ================================ ================ ===== ==================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================== ================================== ================================ ================ ===== ==================

====================== ================================== ================================ ================ ===== ==================

11/12/2004 - 15:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX F

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2004-C8, Commercial Mortgage Pass-Through Certificates, Series
2004-C8, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.
Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the
11th day of the calendar month in which the last coupon payment date occurs
(or, if no coupon payment date has occurred, from and including November 11,
2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC

                                      F-1

participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including November 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts, in accordance with the clearing system's customary procedures;

   o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their
     Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                                      F-2

   o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of
     Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

  1. from a non-U.S. holder that is classified as a corporation for U.S.
     federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

  2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI
     (or any successor form);

  3. from a non-U.S. holder that is classified as a partnership for U.S.
     federal income tax purposes, a duly completed and executed IRS Form W-8IMY
     (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

  4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

     (a)    if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
            Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)

           (i)     stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                   qualified intermediary is created, incorporated or governed,

           (ii)    certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                   section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

           (iii)   certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                   intermediary, and

           (iv)    providing any other information, certifications, or
                   statements that may be required by the IRS Form W-8IMY or
                   accompanying instructions in addition to, or in lieu of, the information and certifications described in
                   section1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                   Treasury Regulations; or

     (b)   if the intermediary is not a qualified intermediary (a
           "nonqualified intermediary"), a duly completed and executed IRS
           Form W-8IMY (or any successor or substitute form)--

           (i)     stating the name and permanent residence address of the
                   nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

           (ii)    certifying that the nonqualified intermediary is not acting for its own account,

           (iii)   certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                   substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

           (iv)    providing any other information, certifications or
                   statements that may be required by the IRS Form W-8IMY or
                   accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                   section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                   Regulations; or

                                      F-3

  5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

   o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

   o provides a duly completed and executed IRS Form W-9, if the holder is a
     U.S. person; or

   o can be treated as an "exempt recipient" within the meaning of section
     1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-4

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                  THE DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of
Distribution."

                  THE OFFERED CERTIFICATES:                                         THE TRUST ASSETS:

The offered certificates will be issuable in series. Each     The assets of each of our trusts will include--
series of offered certificates will--
                                                              o    mortgage loans secured by first and junior liens on, or
o    have its own series designation,                              security interests in, various interests in commercial
                                                                   and multifamily real properties,
o    consist of one or more classes with various payment
     characteristics,                                         o    mortgage-backed securities that directly or indirectly
                                                                   evidence interests in, or are directly or indirectly
o    evidence beneficial ownership interests in a trust            secured by, those types of mortgage loans, or
     established by us, and
                                                              o    some combination of those types of mortgage loans and
o    be payable solely out of the related trust assets.            mortgage-backed securities.

No governmental agency or instrumentality will insure or      Trust assets may also include letters of credit, surety
guarantee payment on the offered certificates. Neither we     bonds, insurance policies, guarantees, reserve funds,
nor any of our affiliates are responsible for making          guaranteed investment contracts, interest rate exchange
payments on the offered certificates if collections on the    agreements, interest rate cap or floor agreements, currency
related trust assets are insufficient.                        exchange agreements, or other similar instruments and
                                                              agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 15, 2004.

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                              -----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Structured Asset
Securities Corporation II, 745 Seventh Avenue, New York, New York 10019. Our
main telephone number is 212-526-7000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE...................... Structured Asset Securities Corporation II. We
                                 are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED.... The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.. We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS......... In general, a pooling and servicing agreement or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o   the issuance of each series of offered
                                     certificates,

                                 o   the creation of and transfer of assets to
                                     the related trust, and

                                 o   the servicing and administration of those
                                     assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust relating
                                 to each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to that
                                 trust.

                                 In general, the trustee for a series of offered
                                 certificates will be responsible for, among
                                 other things, making payments and preparing and
                                 disseminating various reports to the holders of
                                 those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o   a master servicer that will generally be
                                     responsible for performing customary
                                     servicing duties with respect to those
                                     mortgage loans that are not defaulted,
                                     nonperforming or otherwise problematic in
                                     any material respect, and

                                 o   a special servicer that will generally be
                                     responsible for servicing and administering
                                     those mortgage loans that are defaulted,
                                     nonperforming or otherwise problematic in
                                     any material respect and real estate assets
                                     acquired as part of the related trust with
                                     respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."

CHARACTERISTICS OF THE
 MORTGAGE ASSETS................ The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o   rental or cooperatively-owned buildings
                                     with multiple dwelling units;

                                 o   retail properties related to the sale of
                                     consumer goods and other products, or
                                     related to providing entertainment,
                                     recreational or personal services, to the
                                     general public;

                                 o   office buildings;

                                 o   hospitality properties;

                                 o   casino properties;

                                 o   health care-related facilities;

                                 o   industrial facilities;

                                 o   warehouse facilities, mini-warehouse
                                     facilities and self-storage facilities;

                                 o   restaurants, taverns and other
                                     establishments involved in the food and
                                     beverage industry;

                                 o   manufactured housing communities, mobile
                                     home parks and recreational vehicle parks;

                                 o   recreational and resort properties;

                                 o   arenas and stadiums;

                                 o   churches and other religious facilities;

                                 o   parking lots and garages;

                                 o   mixed use properties;

                                 o   other income-producing properties; and/or

                                 o   unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o   may provide for the accrual of interest at
                                     a mortgage interest rate that is fixed over
                                     its term, that resets on one or more
                                     specified dates or that otherwise adjusts
                                     from time to time;

                                 o   may provide for the accrual of interest at
                                     a mortgage interest rate that may be
                                     converted at the borrower's election from
                                     an adjustable to a fixed interest rate or
                                     from a fixed to an adjustable interest
                                     rate;

                                 o   may provide for no accrual of interest;

                                 o   may provide for level payments to stated
                                     maturity, for payments that reset in amount
                                     on one or more specified dates or for
                                     payments that otherwise adjust from time to
                                     time to accommodate changes in the mortgage
                                     interest rate or to reflect the occurrence
                                     of specified events;

                                 o   may be fully amortizing or, alternatively,
                                     may be partially amortizing or
                                     nonamortizing, with a substantial payment
                                     of principal due on its stated maturity
                                     date;

                                 o   may permit the negative amortization or
                                     deferral of accrued interest;

                                 o   may prohibit some or all voluntary
                                     prepayments or require payment of a
                                     premium, fee or charge in connection with
                                     those prepayments;

                                 o   may permit defeasance and the release of
                                     real property collateral in connection with
                                     that defeasance;

                                 o   may provide for payments of principal,
                                     interest or both, on due dates that occur
                                     monthly, bi-monthly, quarterly,
                                     semi-annually, annually or at some other
                                     interval; and/or

                                 o   may have two or more component parts, each
                                     having characteristics that are otherwise
                                     described in this prospectus as being
                                     attributable to separate and distinct
                                     mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. See "Description of the Trust
                                 Assets--Mortgage Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o   the security has been registered under the
                                     Securities Act of 1933, as amended, or

                                 o   we would be free to publicly resell the
                                     security without registration.

                                 See "Description of the Trust Assets--
                                 Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. In the
                                 event that the total outstanding principal
                                 balance of the related mortgage assets
                                 initially delivered by us to the related
                                 trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for the
                                 deposit of cash or liquid investments on an
                                 interim basis with the related trustee to cover
                                 the shortfall. For 90 days following the date
                                 of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall, any
                                 of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal balance
                                 of the related series of certificates, as
                                 described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS...... If so specified in the related prospectus supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o   cash that would be applied to pay down the
                                     principal balances of certificates of that
                                     series; and/or

                                 o   other mortgage loans or mortgage-backed
                                     securities that--

                                     1.   conform to the description of mortgage
                                          assets in this prospectus, and

                                     2.   satisfy the criteria set forth in the
                                          related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply collections
                                 on the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 loans or mortgage-backed securities that--

                                 1.  conform to the description of mortgage
                                     assets in this prospectus, and

                                 2.  satisfy the criteria set forth in the
                                     related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current

                                 rating assigned by any rating agency to any
                                 class of affected offered certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 a certificateholder of a series of certificates
                                 that includes offered certificates may exchange
                                 the certificates it holds for one or more of
                                 the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES.................... An offered certificate may entitle the holder to receive:

                                 o   a stated principal amount;

                                 o   interest on a principal balance or notional
                                     amount, at a fixed, variable or adjustable
                                     pass-through rate;

                                 o   specified, fixed or variable portions of
                                     the interest, principal or other amounts
                                     received on the related mortgage assets;

                                 o   payments of principal, with
                                     disproportionate, nominal or no payments of
                                     interest;

                                 o   payments of interest, with
                                     disproportionate, nominal or no payments of
                                     principal;

                                 o   payments of interest or principal that
                                     commence only as of a specified date or
                                     only after the occurrence of specified
                                     events, such as the payment in full of the
                                     interest and principal outstanding on one
                                     or more other classes of certificates of
                                     the same series;

                                 o   payments of principal to be made, from time
                                     to time or for designated periods, at a
                                     rate that is--

                                     1.   faster and, in some cases,
                                          substantially faster, or

                                     2.   slower and, in some cases,
                                          substantially slower,

                                 than the rate at which payments or other
                                 collections of principal are received on the
                                 related mortgage assets;

                                 o   payments of principal to be made, subject
                                     to available funds, based on a specified
                                     principal payment schedule or other
                                     methodology; or

                                 o   payments of all or part of the prepayment
                                     or repayment premiums, fees and charges,
                                     equity participations payments or other
                                     similar items received on the related
                                     mortgage assets.

                                 Any class of offered certificates may be senior
                                 or subordinate to one or more other classes of
                                 certificates of the same series, including a
                                 non-offered class of certificates of that
                                 series, for purposes of some or all payments
                                 and/or allocations of losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See "Description
                                 of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES.................... Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o   guaranteed investment contracts in
                                     accordance with which moneys held in the
                                     funds and accounts established with respect
                                     to those offered certificates will be
                                     invested at a specified rate;

                                 o   interest rate exchange agreements, interest
                                     rate cap or floor agreements, or other
                                     agreements and arrangements designed to
                                     reduce the effects of interest rate
                                     fluctuations on the related mortgage assets
                                     or on one or more classes of those offered
                                     certificates; or

                                 o   currency exchange agreements or other
                                     agreements and arrangements designed to
                                     reduce the effects of currency exchange
                                     rate fluctuations with respect to the
                                     related mortgage assets and one or more
                                     classes of those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS................. If the trust assets for a series of offered certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person

                                       10

                                 may be obligated to make, or may have the
                                 option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o   delinquent scheduled payments of principal
                                     and/or interest, other than balloon
                                     payments,

                                 o   property protection expenses,

                                 o   other servicing expenses, or

                                 o   any other items specified in the related
                                     prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of the
                                 Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION............ We will describe in the related prospectus supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o   all the mortgage assets in any particular
                                     trust, thereby resulting in a termination
                                     of the trust, or

                                 o   that portion of the mortgage assets in any
                                     particular trust as is necessary or
                                     sufficient to retire one or more classes of
                                     offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME
 TAX CONSEQUENCES............... Any class of offered certificates will constitute or evidence ownership of:

                                 o   regular interests or residual interests in
                                     a real estate mortgage investment conduit
                                     under Sections 860A through 860G of the
                                     Internal Revenue Code of 1986; or

                                 o   interests in a grantor trust under Subpart
                                     E of Part I of Subchapter J of the Internal
                                     Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS............ If you are a fiduciary or any other person investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to

                                       11

                                 a transaction that is prohibited under the
                                 Employee Retirement Income Security Act of
                                 1974, as amended, or the Internal Revenue Code
                                 of 1986. See "ERISA Considerations."

LEGAL INVESTMENT................ If your investment authority is subject to legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED
ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL
REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your

                                       15

offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.
If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

                                       16

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

                                       17

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

                                       18

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

                                       19

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

                                       20

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might

                                       21

have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                       22

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit or a financial asset securitization investment trust for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

                                       23

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation

                                       24

and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

                                       25

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer)
will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle
Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United
States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail,

                                       26

and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly,

                                       27

the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

                                       28

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          taxpayers, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related

                                       29

prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

                                       31

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

                                       33

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

                                       34

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

                                       35

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

                                       36

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

                                       37

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

                                       38

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

                                       39

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

                                       40

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                       41

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to

                                       42

provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

                                       43

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

                                       44

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

                                       45

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

                                       46

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

                                       47

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

                                       48

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

                                       49

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

                                       50

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     1.   conform to the description of mortgage assets in this prospectus, and

     2.   satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

                                       51

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

                                       52

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       53

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       54

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       55

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       56

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       57

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       58

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o    acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o    acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o    acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New
York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

                                       59

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       60

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

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     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

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     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

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     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for
so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                                       64

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of
Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

                                       65

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                       66

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to

                                       67

required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

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     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

                                       69

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

                                       70

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

                                       71

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

                                       72

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     8.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than
66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

                                       73

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

                                       74

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       75

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

                                       76

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                                       77

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                                       78

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

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     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

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     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

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     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require

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a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

                                       85

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

                                       86

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

                                       87

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly

                                       88

rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

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     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors.

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

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     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate

                                       92

investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal
Revenue Code. Any holders of REMIC

                                       93

regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to
1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the
Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The
Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer

                                       94

than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in

                                       95

the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be

                                       96

a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses may be Highly
Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal

                                       97

of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

                                       98

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable

                                       99

income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a
REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

                                      100

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The
issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

                                      101

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--
Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

                                      102

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

                                      103

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid

                                      104

in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC

                                      105

regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

                                      106

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar

                                      107

property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                      108

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

                                      109

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

                                      110

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

                                      111

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)
          of the Internal Revenue Code; and

                                      112

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                      113

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

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     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

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     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

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     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue
Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de

                                      117

minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--
General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his

                                      118

or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or

                                      119

eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

                                      120

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations

                                      122

provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

                                      123

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts,
          and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc.
          or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA

                                      124

and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                      125

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and

                                      126

surplus, but subject to compliance with certain general standards concerning
"safety and soundness" and retention of credit information in 12 C.F.R. Section
1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as
"commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703(e) for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

                                      127

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

                                      128

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Cadwalader, Wickersham & Taft LLP;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                      129

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      130

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

                                      131

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                      132

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      133

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     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS04C8.XLS." The spreadsheet file "LBUBS04C8.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-3, A-4 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

Servicing Under the Series 2004-C8 Pooling and Servicing

ANNEX A-1--Certain Characteristics of Individual Underlying
  Mortgage Loans ...................................................      A-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool ............      A-2
ANNEX A-3--Certain Monetary Terms of the Underlying
  Mortgage Loans ...................................................      A-3
ANNEX A-4--Certain Information Regarding Reserves ..................      A-4
ANNEX B--Certain Information Regarding Multifamily
  Properties .......................................................        B
ANNEX C-1--Price/Yield Tables ......................................      C-1
ANNEX C-2--Decrement Tables ........................................      C-2
ANNEX D--Form of Payment Date Statement ............................        D
ANNEX E--Reference Rate Schedule ...................................        E
ANNEX F--Global Clearance, Settlement and Tax
  Documentation Procedures .........................................        F
                                         PROSPECTUS
Important Notice About the Information Presented in this

      Until         , 2005, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

===============================================================================

                                 $1,223,013,000
                                 (APPROXIMATE)

                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2004-C8

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C8

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                        CLASS A-5, CLASS A-6, CLASS A-J,
                           CLASS B, CLASS C, CLASS D,
                              CLASS E AND CLASS F

       ----------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

       ----------------------------------------------------------------

                                LEHMAN BROTHERS

                              UBS INVESTMENT BANK

                                         , 2004

================================================================================